Exhibit 10.3

National Thousands-Block

Pooling Administration

Pursuant to 17 CFR 230.406, confidential information has been omitted in places marked “[* * *]” and has been filed separately with the Securities and Exchange Commission pursuant to a Confidential Treatment Application filed with the Commission.

January 31, 2001

Mr. Mark Oakey

Contracting Officer

FCC/Contracts and Purchasing Center

445 12th Street, SW

Washington, DC  20554

RE:                              Solicitation No.: SOL01000011
Services to Administer a Thousands-Block Pooling System

Dear Mr. Oakey:

Please find enclosed the Original and four (4) copies of NeuStar, Inc.’s Technical and Management Proposal, Volume 1, in response to the above-referenced solicitation.  The Proposal is compliant in all respects with the instructions to offerors and the requirements set forth in Section C, Statement of Work.  NeuStar, Inc. hereby acknowledges Amendment 0001 to the Solicitation dated December 20, 2000, Amendment 0002 dated January 17, 2001, and Amendment 0003 dated January 25, 2001.

During the last three years, NeuStar’s pooling administration services have expanded to encompass 12 states covering 35 individual NPAs.  Our solution epitomizes best value from this unmatched pooling administration experience, proposed state-of-the-art National PA System, guaranteed seamless migration of state pooling trials, innovative tools, and realistic cost with low fees.

We look forward to bringing our unique pooling experience, our cost efficiency, and our proven software modules to bear in the role as National PA.  Should you have any questions, or need any clarification, please do not hesitate to contact me at (202) 533-2690.  I am NeuStar’s authorized negotiator for this proposal, and am authorized to bind the Corporation to any contract resulting herefrom.

Very truly yours,

NeuStar, Inc.

Gregory J.A. Roberts

Vice President, Numbering Services

Enclosures

National Thousands-Block	Table of Contents/
Pooling Administration	List of Exhibits

COMPLIANCE MATRIX

EXECUTIVE SUMMARY

1.0	SYSTEM ADMINISTRATION OVERVIEW

1.1	Concept of Operations

1.1.1	Overview of Pooling Administration Service

1.1.2	NeuStar’s Pooling Administration Facilities Overview

1.2	Pooling Administration Interfaces

1.3	Subcontractors

2.0	TECHNICAL APPROACH

2.1	Program Management Methodology

2.2	Overall Project Plan

2.2.1	Pooling Administration System Development, Deployment, and Acceptance Phase (CLIN 0001)

2.2.2	Ongoing Operations Phase (CLINS 0002, 0101, 0201, 0301 and 0401)

2.2.3	Project Close-out (Transition to Successor)

2.2.4	Project Plan Participants

2.2.5	Preliminary Implementation Plan

2.2.6	Conclusion

3.0	NEUSTAR’S NATIONAL POOLING ADMINISTRATION SYSTEM TECHNICAL OVERVIEW

3.1	NeuStar’s National Pooling Administration System Functionality

3.1.1	Supported Interfaces

3.1.2	National System Users

3.1.2.1	User Types

2

National Thousands-Block	Table of Contents/
Pooling Administration	List of Exhibits

3.1.2.2	Access Control

3.1.2.3	User Administration

3.1.3	Pool Processing

3.1.3.1	Pool Creation

3.1.3.2	Pool Modification

3.1.3.3	Monitoring

3.1.3.4	Replenishment

3.1.4	Forecast Processing

3.1.4.1	Forecast Types

3.1.4.2	Submitting Forecasts

3.1.4.3	Reporting

3.1.5	Forms Processing

3.1.6	Resource Application

3,1.7	NPA Jeopardy Processing

3.1.8	Block Functions

3.1.9	Viewing Data

3.1.10	Data Retention

3.1.11	Audits

3.1.12	Feedback

3.1.13	Reporting

3.1.14	Optional Pool Reporting (CLINS 0003, 0102, 0202, 0302, 0402)

3.2	NeuStar’s National System Architecture

3.2.1	Development Environment

3.2.1.1	Hardware Configuration- Development Environment

3

National Thousands-Block	Table of Contents/
Pooling Administration	List of Exhibits

3.2.1.2	Software - Development Environment

3.2.1.3	Communications-Development Environment

3.2.1.4	Security

3.2.2	Testing Environment- Development Environment

3.2.2.1	Hardware Configuration-Development Environment

3.2.2.2	Software Configuration-Development Environment

3.2.2.3	Communications- Development Environment

3.2.2.4	Environment Security- Development Environment

3.2.3	Production Environment

3.2.3.1	Hardware Configuration- Production Environment

3.2.3.2	Software Configuration- Production Environment

3.2.3.3	Communications- Production Environment

3.2.3.4	Security- Production Environment

3.2.3.5	System Reliability/ Availability-Production Environment

3.2.3.6	Backup/Replication/Switchover- Production Environment

3.2.3.7	Performance Monitoring- Production Environment

3.2.3.8	Maintenance- Production Environment

3.2.4	Summary of Items to Acquire

4.0	PAST PERFORMANCE

4.1	Past Performance Request And Questionnaire

5.0	QUALIFICATIONS OF KEY PERSONNEL

6.0	ORGANIZATION

4

National Thousands-Block	Table of Contents/
Pooling Administration	List of Exhibits

LIST OF EXHIBITS

Exhibit

1	Pooling Administrator’s Stakeholder Interactions

2	Quality Measurements Percentage Tools

3	Production Hardware Diagram

1-1	Pooling Administration Work Flow

1-2	Sample NPA Implementation Timeline

1-3	NeuStar’s Pooling Administration Reports

1-4	NeuStar Pooling Administration Services Telecommunications Disaster
Recovery Plan

1-5	Pooling Administration Website

1-6	Quality-Measurements Percentage Tools

1-7	New SP Checklist

1-8	Concord Pooling Administration Service Center

1-9	Interfaces

2-1	NeuStar’s PreliminaryProject Plan

2-2	Thousands-Block Number Pooling Rollout Schedule

2-3	Top 100 MSAs

Staffing Matrix

3-1	Evolution of NeuStar’s PA System

3-2	Pooling Administration Website

5

National Thousands-Block	Table of Contents/
Pooling Administration	List of Exhibits

3-3	Interfaces

3-4	Production Hardware Diagram

3-5	Application Architecture

3-6	MVCDesign Pattern

3-7	Communications Facilities

3-8	Advanced Replication

5-1	NeuStar National Pooling Administration Services Organization

Resumes

6-1	NeuStar’s National Pooling Services Team- Ongoing Operations

6-2	Escalation Process

Job Descriptions

6

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Pooling Administration

START Page 2

7

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COMPLIANCE MATRIX/CROSS REFERENCE MATRIX

RFP Section	ABBREVIATED Requirement/Instructions	NeuStar Response Module/Section	NeuStar Will Comply
A	Solicitation/Contract Form	Forms, Cost Volume	4
B	Supplies Or Services And Prices Worksheets Pgs 1 -10	Cost Volume	4
E	Inspection And Acceptance Pg 10	Information Only	4
F	Deliveries or Performance	Information Only	4
G	Contract Administration Data	Information Only	4
H	Special Contract Requirements	Information Only	4
I	Contract Clauses	Information Only	4
J	List of Attachments	Information Only	4
K	Representations, Certifications, and Other Statements of Offerors	Forms, Cost Volume	4
K.1	Missing	N/A	4
K.2	Taxpayer Identification Form	Forms, Cost Volume	4
K.3	Certification Regarding Debarment, Suspension Proposed Debarment, and Other Responsibility Matters	Forms, Cost Volume	4
K.4	Annual Representations and Certifications–Negotiation	Forms, Cost Volume	4
K.5	Small Business Program Representations	Forms, Cost Volume	4
K.6	Small Disadvantaged Business Status	Forms, Cost Volume	4
K.7	Small Disadvantaged Business Status - Alt 1	Forms, Cost Volume	4
K.8	Previous Contracts and Compliance Reports	Forms, Cost Volume	4
K.9	Affirmative Action Compliance	Forms, Cost Volume	4
K.10	Clean Air and Water Certification	Forms, Cost Volume	4
K.11	Certification of Toxic Chemical Release Reporting	Forms, Cost Volume	4
K.12	Representation of Limited Rights Data and Restricted Computer Software	Forms, Cost Volume	4
K.13	Cost Accounting Standards Notices and Certification	Forms, Cost Volume	4
K.14	Cost Accounting Standards Notices and Certification Alternate I	Forms, Cost Volume	4
Section L	Instructions, Conditions, and Notices to Bidders	Proposal Response	4
L.1	Requirements for Cost or Pricing Data or Information Other Than Cost or Pricing Data	Info Only	4
L.2	Type of Contract The Government contemplates award of a award fee/cost type contract resulting from this solicitation.	Information Only	4
L.3	Service of Protest	Information Only	4
L.4	Proposal Preparation Instructions
	...Offerors should submit financial information for their company to Mr. Mark Oakey, Contracting Officer, no later than Noon, EST December 18, 2000 using the forms titled “Survey of Contractor’s Control Environment and Overall Accounting Controls”, “Preaward Survey of Prospective Contractor Financial Capability (Form 1407), and “Preaward Survey of Prospective Contractor Accounting System” (Form 1408). These may be submitted by facsimile on 202-418-0237, Attn.: Mark Oakey....	Submitted	4
	...The offeror shall furnish a copy of the proposal and cost breakdown with a priced parts’ list to the cognizant DCAA office....	Requirement Rescinded per Amend. #003	4
	Technical and Management Volume	Technical and Management Volume
	Systems Administration	1.0	4
	Submit a concept of operations, in narrative and graphic form, that illustrates support to the seven NPAC regions and details the major functions of the Pooling Administrator. The major functions include, but are not limited to, application processing, updating and maintaining rate area information, reclamation, forecasting, disaster recovery, records management, and management reports. The contractor should include a sample of major reports.	1.1	4
	The offeror should describe the expected interfaces with Service Providers, North American Numbering Plan Administration (NANPA), Number Portability Administration Center (NPAC), Local Exchange Routing Guide- Traffic Routing Administration (LERG-TRA), Regulatory Agencies, and the media. For each interface, the offeror shall provide the process and approach to be taken to establish and maintain the viability of the interface.	1.2	4

National Thousands-Block

Pooling Administration

COMPLIANCE MATRIX/CROSS REFERENCE MATRIX

RFP Section	ABBREVIATED Requirement/Instructions	NeuStar Response Module/Section	NeuStar Will Comply
	If an offeror intends to use subcontractors to perform pooling administration functions, the offeror shall identify in its proposal the names of the subcontractors and the portions of the work the subcontractors shall perform that is expected or known at the time the proposal is submitted.	1.3	4
	The physical location of the administration facility is at the discretion of the offeror. The offeror shall provide the facility location as part of its response. The amount of space allocated by the offeror shall be specified in its proposal.	1.1	4
	Technical Approach	2.0	4
	Submit an overall project plan for the 5 years of the contract detailing milestones, participants, and staffing (including subcontractors), timeline, and basic approach of at least the following major activities:		4

•                  System development;

•                  Testing and acceptance;

•                  Implementation role out;

•                  Quality assurance;

•                  Transition of States’ pooling activities to National program;

•                  Neutrality;

•                  Data security and privacy requirements;

•                  System transfer to successor, and

•                  Staffing – provide a staffing matrix that shows a time phased mix of hours by labor category.

		2.2.1 2.2.1 2.2.2 2.1 2.2.2.1, 2.2.2.2 2.1, 6.0 2.2.3 2.2.4 2.1
	System Architecture	3.0, 3.2	4

Submit a graphic and narrative description of the products and solutions. This description should include proposed application software (3.2.4), major hardware and platforms (3.2.4), communication protocols (3.1.1), database management systems (3.2.1.2.4), integration/interoperability of products and protocols (3.2.3.2), and interfaces with organizations outside of the pooling administrator (3.1.1). The offeror shall describe the pooling administration’s technical environment, including development, test, staging and production. This shall include, but not be limited to, the following information:

•                  A list of the products, software, and solutions that are being proposed. For each component, clearly indicate the source and or whether it is proprietary, a non-developmental item (NDI), or commercial-off-the-shelf (COTS) products. In addition, for each component, reference any relevant standards with which it complies;

•                  Security and user ID assignment for access to block application forms, forecasting reporting forms and each rate area available block inventory;

•                  Test environment for testing hardware and software;

•                  Server scripting capabilities and web development tools;

•                  Support of Internet protocols and standards;

•                  Knowledge base software;

•                  System capability – including how web based technology will be used;

•                  System redundancy and recovery process;

•                  Backup processing and system updates;

•                  Report distribution capability;

•                  Interoperability with other pooling systems; and

•                  Alternative Data Capabilities - a description of how the Pooling Administration system will accept documentation in formats other than via the electronic interface or the web interface.

		3.2.4 3.1.2.2 3.2.2 3.2.1.2 3.1.1 3.2.3.2.5 3.2.1.2.3 3.2.3.6 3.2.3.6 3.1.13 3.2.3.3.3 3.1.1
MANAGEMENT FACTORS	Past Performance The offeror shall report past performance information using the form titled “Past Performance Request and Questionnaire” in Attachment J of this RFP.	4.0	4
	Qualifications of Key Personnel The offeror shall clearly indicate those personnel (or positions) that are considered key to the effort and will be listed as such in the SECTION H clause “Key Personnel.” For each of these individuals, a detailed resume should be provided that includes their educational background, job experience, a list of specific efforts they have supported, and references. For those positions that the offeror anticipates filling after award of the contract, the offeror should provide the minimum educational	5.0	4

National Thousands-Block

Pooling Administration

COMPLIANCE MATRIX/CROSS REFERENCE MATRIX

RFP Section	ABBREVIATED Requirement/Instructions	NeuStar Response Module/Section	NeuStar Will Comply
	background and job experience that will be acceptable.

Organization
Organizational Structure and Issue Escalation Procedures - The offeror shall provide an organizational chart that depicts the pooling administration organization by specific job functions, and by organizational hierarchy. The offeror shall also provide copies of all job descriptions that correspond to the organizational chart as part of its proposal. The offeror shall provide a detailed problem escalation procedure, with times and management levels clearly spelled out. The offeror shall show how the PA effort fits in with their overall corporate goals. This should include a discussion of how the offeror intends to guarantee neutrality.

		6.0	4
	Finally, the offeror shall prepare a compliance matrix that shows where in their technical proposal each of the technical elements is addressed.	Compliance Matrix	4
	COST PROPOSAL – VOLUME 2	Cost Volume	4
	The cost proposal shall be predicated upon the award of a Cost Plus Fixed Fee and Cost Plus Award Fee hybrid contract. The offeror shall provide comprehensive narrative support for the cost proposal. Failure to satisfy this requirement may be considered a serious deficiency.	1.0, 2.0	4
	This also applies to each subcontractor and each interdivisional transfer. If work is to be performed by two or more divisions or subsidiaries within the prime corporation, each division or subsidiary shall submit a separate set of cost data for its portion of the effort. This does not relieve the offeror from incorporating these costs into the overall cost summary.	N/A	4
	The cost proposal will present the offeror’s understanding of the RFP’s requirements, the traceability of the cost to the offeror’s technical proposal, and the proposed allocation of staff hours and labor mix. Any inconsistency, whether real or apparent, between promised performance and proposed cost should be explained in the cost volume. The burden of proof for cost credibility rests with the offeror.	2.1, 3.0	4
	Contractor SF 1411s (Certified Cost or Pricing Data) are not required at this time. However, if requested by the Contracting Officer, an offeror shall provide SF 1411s within 7 days from the date of request.	Information Only	4
	Content–Offerors are to submit a cost proposal for this procurement in accordance with the following instructions. The Cost Proposal shall be based upon an anticipated award date of January 31, 2001. The Cost Proposal shall include the following:	Information Only	4
	a) The Cost Proposal shall include a signed copy of the Standard Form (SF) 33 and other sections of the RFP requiring “fill-in”. On the first page of this volume, the offeror should certify that the proposal has been prepared completely consistent with the terms and conditions of the solicitation. However, if exceptions are taken, they shall be clearly set forth and shall be explained by the offeror with the understanding that the exceptions may render the offeror’s proposal unacceptable to the Government.	Forms, Cost Volume	4
	b) SF 1411 type information for all contract costs. Additionally, cost or pricing data necessary to provide an understanding of the computation of each cost element should be provided.	Cost Volume, 2.0, 3.0, 4.0	4
	c) SF 1411 type information for any proposed subcontractor (one for the base period and one for each twelve-month option period).	N/A	4
	d) The names and telephone numbers of persons authorized to conduct negotiations, as well as the name of the official authorized to bind the offeror’s organization. Additionally, offerors are requested to state the name and telephone number of the cognizant DCAA branch office for their company with a point of contact who is familiar with the company, and the cognizant ACO. This applies to any proposed subcontractors as well.	Cover Letter	4

Cost Realism
To minimize built-in cost growth, the Government intends to evaluate the realism of each offeror’s proposed cost based on the offeror’s proposed approach.  Proposals may be penalized to the degree that the proposed costs are unrealistic.  To assist the Government’s evaluation, offerors shall furnish the procedure and rationale used by the offeror in compiling proposed costs.  The offeror shall provide a summary description of the proposed standard estimating system or methods.  The summary description shall cover each major cost element (i.e. direct labor, indirect costs, and direct costs) separately.  Also, the offeror shall identify any significant deviation from the proposed standard estimating procedures in preparing this proposal.  If the proposal contains any deviations from the offeror’s normal forward pricing rates, either labor or burden, the offeror shall specifically identify the areas of deviation and

		2.0, 3.0	4

National Thousands-Block

Pooling Administration

COMPLIANCE MATRIX/CROSS REFERENCE MATRIX

RFP Section	ABBREVIATED Requirement/Instructions	NeuStar Response Module/Section	NeuStar Will Comply
	shall state whether or not a formal change has been submitted to the cognizant Defense Contract Audit Agency (DCAA) office. The burden for cost credibility rests with the offeror.
Cost Information

The Cost Proposal shall also include line item level cost breakdowns of each contract line item number (CLIN) and for all SubCLINs. The breakdowns shall identify direct material costs, subcontractor costs, direct labor costs (including direct labor hours and rates), indirect expenses (including rates and the base to which they are applied), and other direct costs. Information shall be submitted for the following categories:

Direct labor The cost proposal shall include a manpower loading table for the base year and each option year, containing proposed direct labor mix. The mix should be explained and justified. The cost proposals shall also contain an itemization of direct labor hours and direct labor costs, by CLIN and labor category, for the base year and each option year.

		Cost Breakdown 3.1, 3.2, 3.3, 3.4, 3.5	4
	An explanation shall be given as to the processes and calculations used to derive the proposed direct labor rates, including a discussion of rate escalation and how it was applied, if applicable. A copy of any current negotiated forward pricing agreements, if applicable, shall be provided, citing the period covered by the agreements. Indirect Costs (Fringe Benefits, Overhead, General and Administrative Expenses). Indirect costs shall be proposed by applying indirect cost rates recommended by DCAA for forward pricing.	2.3	4
	When there is no agreement between DCAA and the offeror’s organization, the offeror shall provide information showing trends and budgetary data as necessary to provide a basis for evaluation of forecast realism and future probabilities, and reasonableness of the proposed rates.	2.3	4
	Other Direct Costs. Other Direct Costs shall be supported by cost and pricing data sufficient to establish the reasonableness and necessity of the proposed costs.	2.2, 4.0	4
	Cost of Money as an Element of the Cost of Facilities Capital. CAS 414 establishes criteria for the measurement and allocation of the cost of capital committed to facilities as an element of the contract cost. If the offeror is CAS covered and proposes cost of money, the applicable cost of money rate will be computed in accordance with CAS 414.50(b). DD Form 1861, or reasonable facsimile, must be used and made part of the cost proposal.	N/A	4
	Fixed Fee and Award Fee. Provide rationale for the proposed amount. (See FAR 15.903(d)(1)(iii)).	1.0, Cost Volume	4
	Cost Summary. The cost proposal shall itemize, by CLIN and sub CLIN, all direct labor costs; consultant and subcontractor costs, if any; computer time; other direct costs; and all indirect costs for the total proposed.	3.4-3.8	4
	Uncompensated Overtime. The offeror is directed to identify any uncompensated overtime proposed. The following clause applies: d) The offeror shall include a copy of its policy addressing uncompensated overtime with its proposal. The above information must be provided for each subcontract which has uncompensated effort included in the proposed level of effort. Any proposal including uncompensated effort in the proposed level of effort which is not in compliance with the above may render the proposal unacceptable.	2.2, Appendices Cost Volume Appendices, Cost Volume	4
Section M	Evaluation Factors for Award	Header	4
M.1.	General	Information Only	4
M.2	Evaluation Criteria	Information Only	4
	A. TECHNICAL EVALUATION FACTORS		4
	Factor 1. System Administration	1.0	4
	Factor 2. Technical Approach	2.0	4
	Factor 3. Systems Architecture	3.0	4
	B. MANAGEMENT EVALUATION FACTORS		4
	Factor 1. Past Performance	4.0	4
	Factor 2. Qualifications of Key Personnel	5.0	4
	Factor 3. Organization	6.0	4
	C. COST EVALUATION FACTORS		4
	Factor 1. Cost Realism	1.0, Cover Letter Cost Volume	4
	Factor 2. Financial Capability	Forms Submitted on 12/18/00	4

National Thousands-Block

Pooling Administration

COMPLIANCE MATRIX/CROSS REFERENCE MATRIX

RFP Section	ABBREVIATED Requirement/Instructions	NeuStar Response Module/Section	NeuStar Will Comply
M.3	Review of Past Performance Evaluation	4.0, Technical and Mgmt Vol,	4
M.4	Unbalanced or Unrealistic Proposals	Information Only	4
M.5	All or Nothing Proposals	Information Only	4
M.6	Evaluation of Options	Information Only	4
M.7	Basis for Award	Information Only	4
Attach A	Non-Disclosure Certification	Information Only, to be used after contract award	4
Attach B	Statement Of Work See Below for Requirements	Incorporated into body of proposal	4
Attach C	Survey of Contractor’s Control Environment and Overall Accounting Controls	Forms Submitted on 12/18/00	4
Attach D	SF 1407 PreAward Survey of Prospective Contractor Financial Capability	Forms Submitted on 12/18/00	4
Attach E	SF 1408 PreAward Survey of Prospective Contractor Accounting System	Forms Submitted on 12/18/00	4
Attach ?	Past Performance Request and Questionnaire” Not provided in original RFP, had to ask for it.. Received it December 12, 2000 via email	4.0	4
Attach B	Section C, Technical Requirements Document		4
	1.1 Background	Information Only	4
	1.2 Purpose	Information Only	4

1.3 Scope
The contractor shall serve as the designated entity responsible for administering thousands-block number pools by assigning, managing, forecasting, reporting and processing data that will allow service providers in rate areas designated for thousands-block number pooling to receive telephone numbers in blocks of 1,000.

The volume of data and real time access to that data by multiple users requires that the contractor obtain and maintain a system that houses pooling-related data. The pooling administration system shall have a web interface to facilitate access and data input capabilities, allow for generation of reports, and interface with all designated parties.

		Exec Sum, 1.0, 1.1, 1.2	4
	1.4 Attributes	Exec Sum	4
	1.5 Objectives	Exec Sum	4
	1.6 Responsibilities	Exec Sum	4
	1.6.1 Management	Exec Sum, 1.0	4
	1.6.2 Performance	1.1.2	4
	1.7 Interaction	1.2	4
	1.7.1 Relationships	1.0, 6.0	4
	1.7.2 Assets	1.0, 6.0	4
	1.8 Policy Objectives	Exec Sum	4
	1.8.1 Thousands-Block - NANP Context	Exec Sum	4
	1.9 Reserved	N/A
	2 Pooling Administration Requirements	1.1	4
	2.1 Hours of Operation	1.1.2	4
	2.1.1 Contact	1.1.2	4
	2.1.2 Responsiveness	1.1.1, 1.1.2	4
	2.1.3 Holidays	1.1.2	4
	2.2 Organization	6.0	4
	2.3 Staffing	6.0	4
	2.3.1 Availability	1.1.2	4
	2.3.2 Core Hours	1.1.2	4
	2.3.3 Physical Location	1.1.2	4

National Thousands-Block

Pooling Administration

COMPLIANCE MATRIX/CROSS REFERENCE MATRIX

RFP Section	ABBREVIATED Requirement/Instructions	NeuStar Response Module/Section	NeuStar Will Comply
	2.3.4 Reserved	N/A	4
	2.3.5 Travel	5.0, 6.0	4
	2.3.6 Experience	5.0, 6.0	4
	2.3.7 Conflicts	6.0	4
	2.4 Subcontractors	1.3	4
	2.4.1 Reserved		4
	2.4.2 Responsibilities of the Contractor	N/A	4
	2.4.3 Reserved	N/A	N/A
	2.4.4 Substitution	N/A	4
	2.5 Changes in the Environment	1.1.1	4
	2.5.1 Process	1.1.1	4
	2.5.2 Changes	1.1.1	4
	2.5.3 Notification	1.1.1	4
	2.5.4 Roles	1.1.1	4
	2.6 Requests for Pooling Information	1.1.1	4
	2.6.1 Referrals	1.1.1	4
	2.7 Dispute Resolution	1.1.1	4
	2.7.1 Responsibilities	1.1.1	4
	2.7.2 Sources of Dispute	1.1.1	4
	2.7.3 Involvement	1.1.1	4
	2.7.4 Process	1.1.1	4
	2.7.5 Corrective Action	1.1.1	4
	2.8 Audits	1.1.1	4
	2.8.1 Audits in General	1.1.1	4
	2.8.2 Audits of Service Providers	1.1.1	4
	2.8.2.1 Guideline Compliance Issues	1.1.1	4
	2.8.2.2 Contractor Audit Obligations	1.1.1	4
	2.8.3 FCC-Designated Auditor	3.1.2.1.1, 1.1.1	4
	2.8.3.1 Office Facilities	1.1.1	4
	2.8.4 Additional Obligations	1.1.1	4
	2.9 Data Security	1.2	4
	2.9.1 Secure Work Area	1.1.2	4
	2.9.2 Secure Systems	3.2.3.4	4
	2.10 Pooling Implementation Rollout Schedule	2.2.2.2	4
	2.10.1 Initial Task	2.2.2.2	4
	2.10.2 Staggered Deployment	2.2.2.2.1	4
	2.10.2.1 Accommodation	2.2.2.2	4
	2.10.2.2 Deployment Process	2.2.2.2	4
	2.10.2.3 State Pooling Trials	2.2.2.2	4
	2.10.2.4 National Pooling Terrain	2.2.2.2	4
	2.10.2.5 Exceptions	2.2.2.2	4
	2.10.3 Timeframe to Establish Implementation Schedule	2.2.2	4
	2.10.3.1 Notification Process	2.2.2	4
	2.10.3.2 Contact Details	2.2.2.2.2	4
	2.10.3.3 Administrative Timing	2.2.2	4
	2.10.3.4 Pooling Conversion	2.2.2.2	4
	2.10.3.5 NPA Pooling Inclusions	2.2.2.2	4
	2.10.3.6 Implementation Schedule Development	2.2.2.2	4
	2.10.4 Modifications and Changes to Implementation Schedule	2.2.2.2	4
	2.10.4.1 NPA Substitutions	2.2.2.2	4

National Thousands-Block

Pooling Administration

COMPLIANCE MATRIX/CROSS REFERENCE MATRIX

RFP Section	ABBREVIATED Requirement/Instructions	NeuStar Response Module/Section	NeuStar Will Comply
	2.10.4.2 State Substitution Notification	2.2.2.2	4
	2.10.4.3 Change Notification	2.2.2.2	4
	2.10.5 Start of Implementation Schedule	2.2.1	4
	2.10.6 Top 100 MSAs for Pooling Deployment Schedule	2.2.2.2	4
	2.10.7 Number Portability Administration Center with Assigned States	2.2.2.2	4
	2.10.8 Transition Plan for State Pooling Trials	2.2.2.2	4
	2.10.8.1 Activities	2.2.2.3	4
	2.11 Industry Inventory Pool	1.1.1, 2.2.3	4
	2.11.1 Pool Inventory Level	1.1.1, 2.2.2	4
	2.12 Industry Inventory Pool Establishment Timeline	2.2.3, 3.1.3.1	4
	2.12.1 Purpose	2.2.2.2.1	4
	2.12.2 Activities	2.2.3	4
	2.12.3 Exceptions	2.2.2	4
	2.12.4 Additional Details	2.2.2	4
	2.13 Block Assignments	1.1.1	4
	2.13.1 Application Submittals	1.1.1, 3.1.2.1.1, 3.1.6	4
	2.13.2 Reserved	N/A	N/A
	2.13.3 Alternative Submittals	1.1.1, 3.1.6	4
	2.13.4 Due Diligence	1.1.1	4
	2.13.5 Source	1.1.1	4
	2.13.6 Applicant Treatment	1.1.1, 3.1.8	4
	2.13.7 Inventory Pool	3.1.6	4
	2.13.8 Rate Area Information	1.1.1, 3.1.3	4
	2.13.9 Required Assignment Processing	1.1, 1.2	4
	2.13.10 Problem Resolution Assistance	1.1.1	4
	2.13.11 Notification	1.1.1, 1.2	4
	2.14 Management of the Pool Inventory	1.1.1	4
	2.14.1 Forecast	1.1.1, 3.1.4.1	4
	2.14.2 Data Request Dates	1.2, 3.1.4.1	4
	2.14.3 Forecast Analysis	1.1.1, 3.1.4.3	4
	2.14.4 Block Application Supporting Data	1.1.1, 3.1.3.3	4
	2.14.5 Reports	1.1.1, 3.1.4.3	4
	2.15 Replenishment of the Pool Inventory	1.1.1, 3.1.3.4	4
	2.15.1 Replenishment Process	1.1.1, 3.1.3.4	4
	2.15.2 LERG-TRA Assignee	1.1.1, 3.1.3.4	4
	2.15.3 Block Assignments	1.1.1	4
	2.16 Resource Reclamation	1.1.1	4
	2.16.1 Criteria for Reclamation	1.1.1	4
	2.16.2 Administrative Responsibilities	1.1.1	4
	2.17 Interfaces with Service Providers, NANPA, NPAC Vendor, LERG-TRA Vendor, Regulatory Agencies, and the Media	1.2, 3.1.1, 3.1.2.1	4
	2.17.1 Interface with NANPA	1.2	4
	2.17.2 Interface with the LERG-TRA	1.2	4
	2.17.3 Interface with the NPAC Vendor	1.2, 3.1.1	4
	2.17.4 Interface with Service Providers	1.2, 3.1.1, 3.1.2.1.1	4
	2.17.5 Interface with Regulatory Agencies	1.2, 3.1.1, 3.1.2.1.1	4
	2.17.6 Interface with the Media	1.2, 3.1.1	4
	2.18 Reports	1.1.1, 3.1.13	4
	2.18.1 Annual Report	1.1.1	4
	2.18.2 Pooling Matrices Report	1.1.1	4

National Thousands-Block

Pooling Administration

COMPLIANCE MATRIX/CROSS REFERENCE MATRIX

RFP Section	ABBREVIATED Requirement/Instructions	NeuStar Response Module/Section	NeuStar Will Comply
	2.18.3 Report and Document Distribution	1.1.1, 3.1.13	4
	2.19 Performance Measurements	1.1.1, 2.1, 3.2.3.7	4
	2.19.1 Assessment Period	1.1.1, 2.1	4
	2.19.2 Remedial Action	1.1.1, 2.1	4
	2.19.3 Pooling Administration Quality Assurance (QA)	1.1.1, 2.19	4
	2.19.4 Reserved	N/A	N/A
	2.19.5 Events	1.1.1, 2.19	4
	2.19.6 Additional Input	1.1.1, 2.19	4
	2.20 Term of Administration	Information Only	4
	3 Pooling System Requirements	3.0	4
	3.1 Description	3.0 (Whole)	4
	3.1.1 Confidential Treatment	3.1.1	4
	3.1.2 Data Integrity	1.2	4
	3.1.3 Automated Data Filing Capabilities	3.1.1	4
	3.1.4 Automated Data Output Capabilities	3.1.1	4
	3.1.5 Alternative Data Capabilities	1.1.1, 3.1.1	4
	3.2 Characteristics	3.1.1	4
	3.3 Reserved	N/A	N/A
	3.3.1 System Reliability, Availability, Capacity, and Performance	3.2.3.5, 3.2.3.6	4
	3.4 System Location	3.2.3	4
	3.5 System Facility	1.1.2	4
	3.5.1 Facility Characteristics	3.2.3.4.1	4
	3.5.2 Facility Planning	1.1.2	4
	3.5.3 Reserved	N/A	N/A
	3.6 System Maintenance	3.2.3.8	4
	3.7 System Security	3.2.1.4, 3.2.2.4, 3.2.3.4	4
	3.8 System Inspection	1.2	4
	3.9 Web Site	1.1.1, 3.1.1	4
	3.9.1 Availability and Access	3.2.3.1, 3.2.3.2.2, 3.2.3.2.3	4
	3.9.2 System Responsiveness	3.2.3.7	4
	3.9.3 Out-of-Service	3.2.3.7, 3.2.3.8	4
	3.9.4 Out-of-Service Notification	3.2.3.6, 3.2.3.8	4
	3.9.5 Updates	3.1.1	4
	3.9.6 Web Site Help	1.1.1, 3.1.1	4
	3.9.7 Support and Maintenance	1.1.1, 3.1.1	4
	3.10 System and Web Site Development	2.2.1	4
	3.11 System Report Administration	3.1.13	4
	3.11.1 System Report Validation	3.1.13	4
	3.11.2 Help Desk	1.1.1, 3.2.3.2.5	4
	3.11.3 Report Distribution	1.1.1, 3.2.3.3.4	4
	3.12 System Testing	2.2.1	4
	3.12.1 System Test Plan	2.2.1	4
	3.12.2 System Test Results	2.2.1	4
	3.13 System Acceptance	2.2.1	4
	3.14 System Processing Acknowledgement	3.2.3.7	4
	3.15 User Logon System	3.1.2.2	4
	3.15.1 Logon System Access	3.1.2.2	4
	3.15.2 Logon System Approval	3.1.2.2	4
	3.15.3 Logon System Security Level	3.1.2.2	4

National Thousands-Block

Pooling Administration

COMPLIANCE MATRIX/CROSS REFERENCE MATRIX

RFP Section	ABBREVIATED Requirement/Instructions	NeuStar Response Module/Section	NeuStar Will Comply
	3.15.4 Reserved.	N/A	N/A
	3.15.5 Logon System Problems	3.1.2.2	4
	3.15.6 User Access Permission Classes	3.1.2.1, 3.1.2.2, 3.1.2.3	4
	3.15.7 User Functionality	3.1.2.1.1. 3.2.2.2	4
	3.15.8 Reserved.	N/A	N/A
	3.16 Unauthorized System Access	3.2.1.4, 3.2.2.4, 3.2.3.4	4
	3.16.1 Data Security	3.2.1.4, 3.2.2.4, 3.2.3.4	4
	3.17 System Disaster Recovery	3.2.3.6	4
	3.17.1 Recovery Costs	1.1.1	4
	3.17.2 System Backup	3.1.10, 3.2.3.6	4
	3.17.3 System Outage Notification	3.2.3.6	4
	3.18 Non-Performance	2.2	4
	3.18.1 Final Acceptance	Information Only	4
	3.18.2 Reserved	N/A	N/A
	3.18.3 Reserved	N/A	N/A
	3.19 System Documentation	2.2.1	4
	3.20 Pooling System Transfer to Successor	2.2.4	4
	3.20.1 Transfer Efficiency	2.2.4	4
	3.20.2 Reserved	N/A	N/A
	3.20.3 Technical Support	2.2.4	4
	3.20.4 Documentation	2.2.4	4
	3.20.5 Transition Plan	2.2.4	4
	3.20.6 Reserved	N/A	N/A
	3.20.7 System and Equipment Ownership	2.2.4	4
	3.21 System and Equipment Inventory	2.2.4	4
	3.22 Reserved

National Thousands-Block
Pooling Administration	Executive Summary

HIGHLIGHTS

•                  Unmatched pooling administration experience and service with a proven record of performance

•                  State-of-the-art, feature-rich, scalable, and reliable National System

•                  Innovative plan for a guaranteed seamless and timely migration of state trials to the national framework

•                  Unquestioned neutrality

•                  Reasonable, realistic cost with low fees

EXECUTIVE SUMMARY

NeuStar’s pooling administration services epitomizes best value from our unmatched pooling administration experience, proposed state-of-the-art National Pooling Administration System, guaranteed seamless migration of state pooling trials, innovative tools, and realistic cost with low fees.

Over the past five years, the number of new NPAs activated has increased at an alarming rate, hastening the imminence of NPA exhaust.  Between 1984 and 1994, less than 20 new NPAs were activated (NANP-wide), an average of less than two new NPAs per year.  Since then, over 100 new NPAs have been activated, a 5+ fold increase.  Regulatory approval of NPA relief plans has become increasingly strained under the burgeoning load.  This has led to rationing of NXXs and lotteries in jeopardy NPAs, a situation that imposes limits on the quantity of NXXs available for assignment prior to NPA relief, and, therefore, denies some service providers (SPs) the timely NANP resource that they legitimately require to provide service.  And, when NPA relief does occur, it comes at enormous expense to the industry, SPs, and the public to the tune of over $10 million per relief.

Even more significant is that if the growth in NPAs is not stopped, the exhaust of the entire NANP could occur.  Per FCC figures, the cost of expanding the current NANP is estimated to be $100 billion and could take as long as 10 years to design and implement.

Thousands-block pooling (“pooling”) is an important means to providing effective and improved access to NANP resources.  As an important conservation measure, pooling provides the dual potential of significantly increasing effective access to NANP resources on a timely basis while simultaneously reducing NXX consumption and the resulting NPA exhaust.  The effectiveness of pooling has been well documented in various State proceedings, and, the Commission has validated this important number conservation approach in two landmark orders: FCC 00-104 and FCC 00-429.

National Thousands-Block
Pooling Administration	Executive Summary

The role of the Pool Administrator (PA) is critical to successful implementation of thousands-block pooling.  As evidenced by Exhibit 1, the thousands-block pool administrator is at the hub of activity

[Exhibit 1  Graphic Design]

National Thousands-Block
Pooling Administration	Executive Summary

and must interact effectively with all stakeholders.  The tasks are many.  The level of coordination required is high.  Indeed, the overall effectiveness of pooling is dependent upon the experience and expertise of the PA due to the administrator’s highly visible role and critical responsibilities.  As such, the Commission is faced with the crucial decision of selecting the right National PA who provides the best overall value.

Unmatched Pooling Administration Experience and Demonstrated Performance

NeuStar’s pooling experience is unsurpassed and is the key enabler to providing best value.

Thousands-block pooling administration is not a new activity.  Nearly one third of the states have ordered pooling trials, and an administrator’s success in administering these trials is an excellent proxy for evaluating an administrator’s likely performance as the National PA and the value they will provide.  By assessing an administrator’s prior state pooling experience, the Commission can gain insight on, and evaluate, the vendor’s demonstrated neutrality; the maturity, expertise, and commitment of the vendor’s organization; and the quality of the vendor’s services.

We are industry pioneers.  We were the first administrator chosen, beginning with the first thousands-block pooling trials in Illinois’ 847 and New York’s 212 NPAs.  Since the beginning, we have worked with the states and SPs to create, refine, and manage effective processes for pooling.  This work has centered on building strong ongoing relationships with state regulatory agencies, and working directly with commissioners and staff members, as well as with the service provider community.  We will continue this level of commitment and service as the National PA.

Our pooling services have expanded to encompass 12 states covering 35 individual NPAs.  We have conducted and facilitated 27 First Implementation Meetings, established 1,232 thousands-block pools, answered over 2,200 telephone calls and questions about thousands-block pooling from SPs and regulators, accepted over 770 service provider forecasts, administered over 2,263 thousands-block requests, and assigned over 1,943 individual thousands-blocks.  All of the vendors combined cannot match these results.  In fact, none of the other vendors has ever processed a single thousands-block request or assigned a single thousands-block.

National Thousands-Block
Pooling Administration	Executive Summary

NeuStar’s pooling experience is unmatched, and so is our performance.  NeuStar has an established operations performance plan in which, each month, we record and track over a dozen performance measurements.  These are shown in Exhibit 2.  Our Pooling Team (“Team”) continuously meets the target thresholds for each pooling performance measurement modeled after Industry Guidelines.  In fact, we have achieved 100% conformance on 12 of 13 measurements for the last six months and processed all thousands-block applications with a 98+% on-time rate—100% for the last six months.  The systematic establishment and capturing of performance measurements in a rigorous fashion is just one more example of how advanced NeuStar’s pooling services are, and it clearly distinguishes us from our vendors, demonstrating our better value.

Quality Measurements Percentage Tools

Performance Measurements		Target threshold	Average
1.	Prepare and distribute meeting minutes from the 1st implementation timeframe within 10 business days	100.0%	100.0%
2.	Receive & Process NXX-X applications within timeframe	100.0%	100.0%
3.	Non Expedites - Ensure a minimum effective date between allocation date and the effective date	100.0%	100.0%
4.	Expedites - Ensure a minimum effective date between allocation date and effective date	100.0%	100.0%
5.	Enter into RDBS/BRIDS on the BCD screen with the required block assignment information by the end of the next business day	100.0%	100.0%
6.	Part 18 forms were sent to the NPAC within 24 hours of the block allocation	100.0%	100.0%
7.	Notify SP that a block was contaminated on the Part 3	100.0%	100.0%
8.	Blocks created by NPAC prior to the effective date	100.0%	100.0%
9.	Blocks activated by NPAC on scheduled effective date	100.0%	97.5%*
10.	Changes made to the BCD screen that were prior to the effective date	100.0%	100.0%
11.	Reclamation of Part 4’s	100.0%	100.0%
12.	Removed BCD screen on returned blocks within 24 hours of block return response (Part 3)	100.0%	100.0%
13.	Sent Reclamation form (Part 5) to NPAC within 24 hours of block return response (Part 3)	100.0%	100.0%
14.	Responded within 24 hours to customer phone calls.	100.0%	100.0%

*   Due to pending SVS, NXX not in NPAC, in correct SP info, SP systemdown.

Exhibit 2. As the Interim PA, Neustar has developed numerous quality measurement tools to record and monitor our performance to ensure high-level service to our pooling clients.

National Thousands-Block
Pooling Administration	Executive Summary

Finally, since the beginning, our Pooling Team has never received an official written complaint or dispute concerning our operations—an extraordinary feat.  On the contrary, there have been numerous letters of commendation for our pooling staff.  The following are actual excerpts:

“I just wanted you to know how appreciative I am of the way he has handled this particular [block request], and all of our block requests”

“He is always very willing to answer my questions and he always gets back to me in a very timely manner”

“Everyone I’ve had the pleasure to work with at NeuStar has been extremely helpful and responsive”

It is comments like these that make our job as the PA so rewarding, and we expect to continue earning comments like these in our role as the National PA.

Unequalled Neutral, Third-Party Number Administration Service Deployment Experience on a National Scale

NeuStar’s successful deployment of NANPA and NPAC sets us apart and demonstrates our ability to deploy a nationwide, mission critical numbering administration service in a timely fashion.

The vendor’s demonstrated record of implementing a nationwide, neutral, third-party number administration service and developing and operating a supporting system is another factor that must be given consideration when evaluating a vendor’s value.  To date, only two such examples exist—NANPA and NPAC.

Beginning in April 1996, NeuStar successfully developed and deployed a complex, turnkey service from scratch to serve as the NPAC/LNP administrator for all of North America.  NeuStar’s NPAC SMS passed a comprehensive FCC Field Trial in Illinois to prove the viability of LNP.

Soon thereafter, commencing in November 1997, NeuStar, as the NANPA, successfully transitioned previous RBOC functions in the first 90 days after selection, receiving high grades from a NANC customer service survey.  We developed and implemented—on schedule, in concert with the industry—a comprehensive plan to quickly and efficiently transition CO code administration and

National Thousands-Block
Pooling Administration	Executive Summary

NPA relief planning functions from 16 incumbents over the next 15 months without interrupting the flow of numbers.

We understand that the National PA is a comprehensive service, not just a system.  Others are limited to merely designing and building systems, but at NeuStar, we build sophisticated administrative systems, support these systems 24 by 7 in our world-class data centers, and actually use the systems we build to administer numbers and number portability in a neutral and evenhanded fashion.  NeuStar will bring this same level of expertise, performance, and success to our development and deployment of the National pooling service.

Unquestioned Neutrality

At NeuStar, neutrality is not a platitude; it is our identity.  Our neutrality ensures the timely, fair, and even-handed administration of thousands-blocks.

The neutrality of the National PA is critical to the effective administration of thousands-block pooling and an essential component of a vendor’s value.  The FCC and SPs must trust the National PA to:

•                  Make numbering resources available on an efficient, timely basis

•                  Ensure that any particular industry segment is not unduly favored or disfavored

•                  Safeguard confidential and proprietary information

•                  Administer thousands-blocks in an even-handed and fair manner.

NeuStar satisfies all of the Commission’s strict criteria for being a neutral third party.  Our neutrality has been confirmed in FCC Order 99-346.  At NeuStar, neutrality is paramount.  It is who we are.  Our neutrality is not sheltered, fenced-off, or confined to certain groups and organizations, but is deeply ingrained throughout the entire company and fundamental to our existence.  Because our entire company is neutral, the qualifications and experience that we cite are directly relevant.

All employees of NeuStar undergo a specific training program to learn about neutrality and follow a strict “Code of Conduct.”  Quarterly, NeuStar employs an outside auditor to verify that our services are being conducted in a neutral fashion and to confirm our adherence to a Code of Conduct.  We will employ this same level of oversight as the National PA.

National Thousands-Block
Pooling Administration	Executive Summary

No other entity goes to the lengths we do to ensure neutrality.  With the selection of NeuStar, the Commission can be assured that pooling will be conducted in a fair and evenhanded manner, and no neutrality concerns will arise.

Experienced Pooling Administration Organization Optimized for Productivity

NeuStar’s existing experienced, dedicated, free-standing pooling administration organization currently serves as the Interim PA for 12 states, and will migrate completely to serve as the National PA, ensuring sound operations and high quality from the outset of the project.

Another example of NeuStar’s unparalleled value is the 100% leveraging and migration of our existing pooling administration organization, including the development and support staff of the State Pooling Administration System (State System), to serve as the National PA.  Personnel within this organization, led by Mr. Barry Bishop, have over 60 years of combined telecommunications industry and telecommunications regulatory experience and over 10 years of actual pooling administration experience.  They are a veteran team; they have been working together cohesively for three years; and they are widely recognized as industry experts.

As indicated in Proposal Section 6.0, we are expanding this team to serve as the National PA.  All proposed Key Staff are already on board and all staff needed on day one have been named and are ready to commence work immediately to ensure a timely start.  We have structured our National PA organization based on the same logical and streamlined structure that has served us so well for the state pooling trials.  This National PA organizational structure has been optimized to keep costs low without sacrificing quality. In addition, the National PA organization will be placed “high” in the NeuStar company structure, reporting to a company officer just like the current Interim PA organization does now.  Any problems will be diagnosed quickly, escalated through a short chain, and resolved expeditiously.

Another byproduct of our unmatched pooling experience is that we have realistically determined the quantity of staff necessary for each function throughout the term of the contract.  Our staffing estimates have been determined by experience and take necessary factors into consideration such as the total number of block requests anticipated each year, the mix (growth vs. initial) of block

National Thousands-Block
Pooling Administration	Executive Summary

requests, current productivity of our PAs, and the expected productivity provided by the NeuStar National Pooling Administration System (National System).

Feature-rich, State-of-the-art, Right-sized, Scalable National PA System

NeuStar’s state-of-the-art National System will be built on the proven components of our State System to reduce development cost and risk; its effort-saving features will also keep productivity high to reduce day-to-day operational costs.

We built and enhanced our current State System to directly evolve and migrate to a National System. We have recently introduced a major new release of our State System.  So far, SPs have been very pleased as evidenced by comments like: “The automated system is user friendly and provides the quick responses we need,” from Focal Communications Corporation in Chicago.  All components of our current State System will be re-used for the National System.  This re-usability provides a lower cost to the Commission and avoids a more risky start-from-scratch software development effort.

The solicitation and INC Thousands-Block (NXX-X) Pooling Guidelines provide technical information concerning the National System.  The solicitation concentrates mainly on the required system architecture and necessary system reliability, response time, and availability requirements.  The INC Thousands-Block (NXX-X) Pooling Guidelines describe the functions to be performed by the National PA, but rarely refer to the National System.  Although these factors are certainly important, the real value of the National System will lie in its specific features and functionality.

Another byproduct of our pooling administration experience is that we have learned what effort saving and, thus, time and money saving, features should be performed by the National System.  Specifically, as offered by NeuStar, the National System will include the following productivity-enhancing features:

•                  Fully automate and fulfill “growth” block requests

•                  Contain advanced, self-calibrating algorithms to effectively forecast the quantities of blocks required within each pool to maintain proper inventory levels

•                  Automate and track the selection of LERG Assignee when requesting NXXs for pool replenishment

National Thousands-Block
Pooling Administration	Executive Summary

•                  Auto-populate form fields based on user profile information

•                  Fully automate block disconnect, change, reclaim, and donate functions

•                  Fully automate certain NPA relief activities that affect pools like NPA splits, complete overlays, and simple rate center consolidations.

Other vendors who have not proposed these features do not truly understand the specific functionality that the National PA must possess to provide best value, and, they have most likely shortchanged the development effort and underestimated the costs for CLIN 0001.

In addition, as discussed in Section 3.2, we have specifically designed and will provide a National System that meets the required specifications.  Our system engineers have painstakingly reviewed the system architecture and reliability, capacity, throughput, and availability requirements contained in the solicitation.  In response, we have proposed a system architecture that is easily and inexpensively scalable, capable of offering any amount of incremental capacity, by using highly available and scalable IBM, HP and Cisco hardware platforms.  The system has been configured to offer high availability in line with and, even surpassing, the stringent requirement placed upon it.  Where any single component is unable to offer the required availability, redundancy has been added, either locally or through the use of the backup site within our Chicago world-class data center (see Exhibit 3) which guarantees the system’s high availability.

We believe that when the Commission reviews the National PA Systems proposed by all vendors, ours will rate among the best in terms of functionality and value.

National Thousands-Block
Pooling Administration	Executive Summary

Guaranteed Seamless and Timely Migration of State Trials to the National Framework

NeuStar’s innovative plan, combined with our current position as the only administrator actually assigning thousands-blocks, ensures a smooth and error-free migration from the state trials to the national framework.

Nearly one third of all the states have orders requiring implementation of thousands-block pooling and several NeuStar-administered state trials are in “live” operation.  Hence, successful migration from the existing state trials is paramount.  This is a formidable task, especially for vendors other than NeuStar.  With the selection of NeuStar as the National PA, a risky and complex migration is avoided due to our innovative plan that is centered around a direct, timely, and error-free migration of state trial data within our State System to the National System as the two systems’ data structures will be virtually identical.  For state trials that are not administered by NeuStar, migration of their operations is simplified as these states have not yet commenced “live” operations.

With the selection of NeuStar as the National PA, the handoff of the service will also be seamless, as the PAs for each of the respective existing state trials will remain the same.  NeuStar believes that this too will offer tremendous value to the Industry, as no potentially painful “break-in” period will be required and blocks will be processed without interruption.

Our approach also calls for migrating the existing state trials within the nine-month National System Development, Deployment, and Acceptance period, allowing us to implement pooling in other NPAs immediately after the National System is operational.  This approach brings the benefits of pooling to more NPAs faster and is a vital step to proactively preserving the NANP.

Extra Innovative Pooling Administration Tools at No-Cost

Our unmatched pooling experience allows NeuStar to provide innovative tools and components like our Pooling Assessment Toolsm and Pool Managersm for even greater value.

For this contract, at no additional charge, we are providing our patent-pending Pooling Assessment Toolsm and Pool Managersm tools.  Our Pooling Assessment Tool is the first-of-its-kind and uses publicly available information combined with user-specified parameters and specialized algorithms

National Thousands-Block
Pooling Administration	Executive Summary

to assess the value of number pooling in stemming NPA exhaust.  The tool was used to develop our proposed National Pooling Roll-out Schedule and will prove to be invaluable in predicting the effects of pooling for extending the life of a NPA.

We have learned that aggregating SP forecasts to properly determine and maintain inventory levels of individual pools is an extremely important task.  A faulty evaluation of the pool inventories can result in an overuse of NXXs and actually contribute to NPA exhaust; or it can result in an underforecast of resources whereby the industry will not receive the thousands-blocks necessary to meet forecasted demand.  Our experience has allowed us to develop a tool called Pool Managersm, which contains a self-calibrating model, allowing it to become increasingly more accurate over time as historical forecast data is accumulated.  We will integrate Pool Managersm into the National System.

Use of tools and components like the PAT and PM further demonstrates NeuStar’s commitment to providing the best value to the Commission.

Reasonable and Realistic Cost with Low Fees

To provide the most realistic cost, we will leverage our prior work as much as possible.

In every area of pooling administration, we have worked strenuously to accomplish more with less to provide the best value.  As highlighted above, we will develop and implement a National System that contains specific features to improve productivity and save operational costs.  In addition, the underlying architecture cost-effectively satisfies the solicitation’s stringent reliability, availability, and response time requirements.  We offer a streamlined National PA organizational structure that has been optimized to keep costs low without sacrificing quality, and our staffing estimates have been determined by experience and take the necessary factors into consideration.  Further, we have carefully analyzed, scrutinized, and estimated other direct costs and compared them with our current actuals for reasonableness. Finally, our desire to provide the best value is further reinforced by our proposed low award fee for CLIN 0001 and low fixed fee for the other CLINs.

National Thousands-Block
Pooling Administration	Executive Summary

Conclusion

NeuStar is the high quality, low-risk choice to be the National Thousands-Block PA; all aspects of our solution embody “best value” as enabled by our unmatched pooling administration experience.

Since the dawn of local competition, NeuStar has been at the forefront of number and number portability administration.  Pooling administration for NeuStar is more than just another job opportunity.  We have prepared and invested more than anyone to assume the role as the National PA.  We have a dedicated and knowledgeable thousands-block pooling administration organization, proven systems, and reliable methods and procedures that have been shaped and refined through the daily administration of thousands-blocks for the last three years.

NeuStar will bring our unmatched credentials and unparalleled experience to bear on the implementation of thousands-block pooling administration for the nation.

As highlighted in this Executive Summary and as demonstrated throughout our proposal, NeuStar’s pooling administration solution exemplifies “best value.”  Perhaps the State of Pennsylvania Public Utility Commission put it best in their recent order selecting NeuStar as the Interim PA by stating:

“NeuStar has already developed and has been using a fully functional system that the Commission believes would best serve the needs of Pennsylvania.”

“In conducting a pooling trial there are certain subjective decisions that need to be made, and we feel that NeuStar, because of its extensive experience, is in the best position to make these types of important determinations.”

“NeuStar’s proposal best addresses the needs of Pennsylvania”

We believe these same conclusions should hold true for the National PA.  And, we thank the Commission for taking the time to consider our proposal.

National Thousands-Block
Pooling Administration	Section 1.0

HIGHLIGHTS

•                  NeuStar has been committed to the collaborative evolution of pooling since its inception and is the leader in number pooling

•                  Number optimization through neutral, even-handed measures is integral to our core business

•                  Our extensive pooling experience is reflected in industry proven policies, methods, and procedures

•                  We cultivate and maintain collaborative relationships with all stakeholders and communicate with them on a regular basis

1.0                               System Administration Overview

NeuStar’s dedication to number optimization through pooling; its development of proven pooling processes combined with hands-on experience as a neutral, third-party interim administrator; and its commitment to collaborative interfaces with industry stake-holders ensures the FCC’s program objectives will be met on time and within budget.

A comprehensive service and an underlying Pooling Administration System are the two main components of successful number pooling, and NeuStar excels in providing both. The key elements to comprehensive service include a commitment to number optimization through pooling, the implementation of well-considered policies to address pooling requirements, and a proven ability to develop relationships and work productively with industry interfaces.  NeuStar recognizes that as the National Pooling Administrator (PA), our job will be to administer thousands-block pools in a neutral, even-handed manner, apply the guidelines consistently, and ensure the effective administration of the NANP.  We have been committed to this process since the introduction of number pooling in Illinois three years ago.  As the current thousands-block PA of choice for 12 states, we have not only administered the pools efficiently, but have established effective interfaces and positive working relationships with pooling stakeholders.  This is at the core of on-going efforts to develop and improve a national pooling process and is essential to ensuring a smooth transition from a state to national effort.  An atmosphere of trust between the administrator and service recipients is crucial to resolving difficult issues; anything less can impede effective administration and is detrimental to the primary goal of extending the life of the NANP (See FCC NRO Order, Primary Goals, Para.1).  We have worked hard to cultivate professional relationships with pooling stakeholders based on trust and integrity and have a history of working productively and proactively with them.

National Thousands-Block
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The second essential element for successful pooling is a robust National Pooling Administration System (National System) that is secure, reliable, flexible, and contains accurate, up-to-date pooling information to accommodate the needs of all parties.  Our system does this, and we have honed and refined it to meet changing technological standards and industry requirements.  Our system incorporates flexible functionality and scalability and was designed to meet the long and short-term needs of national pooling. NeuStar’s system ensures the quality of service and accuracy of data, which are paramount to the successful management of pooling resources. Authorized carriers who are compliant with guidelines must have their requests filled in a timely manner to meet their clients’ numbering requirements, and regulatory personnel at both state and federal levels require critical information to ensure the industr))y meets its goals and commitments.  NeuStar understands these responsibilities precisely and we take them seriously.

NeuStar also possesses other essential qualities indispensable to the National Pooling Administrative process. In addition to our Pooling System, we already possess detailed methods and procedures, performance standards, and innovative tools such as the Pooling Assessment Tool (PATsm), used in forecasting the impact of pooling on area code relief, to assist us as the National PA.  These have been developed through collaboration with all interested parties.  We also have a seasoned staff, widely recognized as industry experts, whose experience and comprehensive knowledge of number pooling come from hands-on, personal involvement and participation in the resolution of pooling issues.  Our experience allows us to proactively identify issues, mitigate problems, and recommend logical, compliant solutions.  Further, we ensure standard application of pooling guidelines to ensure compliance and facilitate industry acceptance. NeuStar satisfies all of the FCC’s strict criteria for being a neutral third party as well.  Our neutrality has been confirmed in FCC Order 99-346 and is fundamental to our existence.  Using our experience in conjunction with our commitment to neutrality, we will develop and implement policies and procedures to administer National Pooling in a fair, impartial, and evenhanded manner to ensure that:

•                  Pooling resources are available on an efficient, timely basis to all communications SPs

•                  Confidential and proprietary information is safeguarded

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•                  As National PA, we do not unduly favor or disfavor any particular industry segment or group of consumers

•                  We do not unduly favor one form of transmission or communications technology over another.

NeuStar is committed to the goal of number preservation through a collaborative effort involving all pooling stakeholders.  NeuStar’s combination of number pooling experience, quality service, comprehensive database system and tools, certified neutrality, established interfaces, and commitment to compliance and process improvement makes it the logical choice for National PA.

1.1                               Concept of Operations

NeuStar’s permanent, fully staffed, and dedicated pooling organization has the requisite experience and skills to perform all the functions required to ensure timely and professional implementation of thousands-block pooling with negligible risk.

Without a clear understanding of how pooling is integrated with other aspects of number administration and an in-depth knowledge of industry guidelines and their standard application, NXXs can be used unnecessarily to overfill rate center pools, hastening the exhaust of NPAs.  Further, errors made inadvertently by inexperienced vendors can be perceived as partisan and prejudicial giving rise to accusations of favoritism.  For all vendors, past performance predicts future performance, and NeuStar has a demonstrable record of administering all the requisite pooling administrative functions in a neutral, even-handed manner.

NeuStar was one of the leaders in developing the original Illinois Trial Pooling Administration Guidelines as a partner to the industry, and our involvement has continued through our participation at INC assisting in the development of the INC Thousands-Block (NXX-X) Pooling Administration Guidelines.  We have a thorough understanding of how number pooling works from both real world and theoretical perspectives and have helped the industry define how it will operate nationwide.  As interim PA for the last three years, NeuStar has honed and refined its methods, procedures, and processes to meet changing technological standards and industry requirements.  In addition, we have developed tools that help forecast NPA exhaust and manage thousands-block pools.

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1.1.1  Overview of Pooling Administration Service

The NeuStar Pooling Administration Services Center (Center) will support the top 100 Metropolitan Statistical Areas (MSAs) within the seven U. S. NPAC regions and other MSAs as they are rolled out at the direction of the FCC.  Our Center will provide all the primary functions required for effective national pooling in those areas including pooling implementation, application processing, records management, report preparation, quality assurance, and other services, all of which are described in Exhibit 1-1. We will have the necessary equipment, facilities, and proper billing arrangements to manage the pooled resources.  In the following pages, we present NeuStar’s approach to performing the essential functions of successful pooling administration—both primary and ancillary.  Our pooling experience in the past three years has enabled us to maximize our pooling results.  We have learned what works, what doesn’t, and how we can improve.  We have refined our processes accordingly.  This depth of understanding and improved efficiencies is provided as “The NeuStar Difference”

Primary Functions

Primary functions constitute the essence of number pooling and our Pooling Team will perform them successfully in an efficient, effective, fair, and unbiased, non-discriminatory manner consistent with industry guidelines and the solicitation.

Pooling Implementation

Once the implementation date for number pooling within an NPA is established, it is essential to hold a First Implementation Meeting between the Pool Implementation Manager, SPs, and state regulatory staff to develop a timeline defining critical dates for the various steps necessary to prepare for the implementation date and ensure compliance.

To efficiently and expeditiously run the meeting, the Pooling Implementation Manager must have extensive knowledge of the current implementation process.  Poor planning, failure to maximize the opportunity, and lack of appropriate materials can necessitate additional meetings to implement the pool.  Many SPs and regulatory agencies have limited staff.  The same individuals who attend the meetings are often those also responsible for performing functions determined by and agreed to at the implementation meetings.  Additional meetings are a strain on both their time and budgets.

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NeuStar has facilitated 27 First Implementation Meetings in 12 states to date and has the requisite experience to offer guidance at these meetings in order to expedite the process and “Get it right the first time.”  At the end of the meeting a timeline for the implementation of each NPA is established similar to the timeline in Exhibit 1-2. Dates are set in the First Implementation Meeting for each of the milestones described below:

Forecast Report Date— The deadline for SPs to report their forecasted thousands-block demand by rate area (by month for the next year) to the PA.  NeuStar already has a system in place to receive and process these forecasts, and regional industry participants are already experienced and comfortable using the NeuStar system.

[Exhibit 1-2: Graphic Design]

Block Protection Date—The deadline for SPs to “protect” specified thousands-blocks (those with up to 10% contamination) from further contamination.  After this date, intra-service provider porting may begin. Relying on our experience, NeuStar will identify the problems that may be encountered if block protection is not properly performed or intra-service provider porting does not occur.

Block Identification Date—The deadline for SPs to report their surplus/deficiency of thousands blocks to the PA. NeuStar already has the systems and forms developed to receive and process these donations, and regional industry participants are already experienced and comfortable using the NeuStar forms.

Pool Assessment Date—The deadline for the PA to aggregate and evaluate SP thousands-block donation and forecast information and determine, on a rate area basis, whether there is a surplus of thousands blocks or whether an additional NXX(s) is required to establish the six-month inventory. NeuStar has successfully performed this function in areas where pooling has been implemented. Our experience tells us that faulty evaluation of the industry inventory pool can result in the overuse of NXXs and actually contribute to NPA exhaust; or it can result in an under-forecast of resources and the industry will not receive the thousands blocks necessary to meet actual demand.  NeuStar’s experience in this process is unsurpassed.

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Block Donation Date—The deadline for SPs to submit their final list of donated thousands blocks to the respective pools. Two business day after the block donation, information must be transmitted to TRA so that the national routing database, RDBS, can be properly updated with blocks SPs are retaining. Intra-service provider porting should be accomplished prior to this date, too.  NeuStar already has a process in place to transmit information to TRA so the LERG can be updated.

The NeuStar Difference

In addition to the development of the timeline, NeuStar uses the First Implementation Meeting as an opportunity to provide tutorials to carriers unfamiliar with the overall pooling process so it will run smoothly and effectively.  NeuStar also presents all the forms and explains the various data exchange practices used in the pooling process including the web-enabled processes and web-based forms we have in place to accomplish this task. Providing copies of these forms with particular data fields populated and specific instructions clarifies the process.  NeuStar provides points of clarification between the state commissions’ orders, the industry guidelines, and the actual implementation process.  Trained professionals from our pooling group are available to answer questions raised by either the industry or regulators at this meeting. The presence of NeuStar’s professionals at these meetings and their knowledge, based upon hands-on experience, minimizes the occurrence of service-affecting glitches, delays, or additional meetings.  Following the meeting, NeuStar ensures that SPs submit timely forecasts and donations.  If a SP has not complied, NeuStar will make contact in an effort to get the information required to evaluate the pool. We find we get a greater response if we make a follow up call or send an e-mail note as a reminder.

Forecasting

NeuStar understands the importance of ensuring that a six-month inventory of thousands-blocks is available in each rate area pool so there is a sufficient inventory to meet the SPs’ requirements when they apply for blocks.

NeuStar’s National System will forecast the needs of the pools using its Pool Manager (SM Patent Pending) component.  The Pool Manager (PM) forecasting tool tracks, compiles, and analyzes data from SPs and performs ongoing analyses to project NXX-X requirements so our pooling administration group can properly populate and replenish the pools.  It is important that the PA does not replenish pools until they are needed, otherwise NXXs may be opened sooner than

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necessary, causing an NPA to exhaust prematurely.  The PM uses forecasts and donations received from the SPs to assist the PA in determining how many NXXs must be opened to keep a six-month inventory, as directed by Section 7.0 of the INC Thousands-Block Pooling Guidelines.

The NeuStar Difference

Pool Manager is a software program, within our State PA System that NeuStar developed to manage the pool inventory.  A typical pooling forecast takes into account the 12-month forecast, broken down by months, from SPs and considers all donations in the pool to determine when additional NXXs need to be opened.  Pool Manager, however, has built-in algorithms that take past demand into account as well as the other forecast elements providing us with far more accurate forecasts for NXXs.  If we made determinations strictly based on SP forecasts, we would aggressively overstate the need for new codes.

Replenishment

NeuStar takes its responsibility to manage numbers in a prudential manner seriously and has developed effective tools to assist in the process.  We will do nothing less as the National PA.

There are circumstances under which the PA must apply for an NXX code: to populate the pool at the start of pooling; to replenish the industry inventory pool when the inventory falls below the projected six-month inventory; to fill a SP request for a full NXX due to a customer request; and to obtain an LRN for a SP.  NeuStar maintains a total of 1,232 pools currently and has opened 141 NXXs. Our experienced staff monitors the pools on a daily basis.  As blocks are assigned, we examine the status of the pools, analyzing both forecasts and historical data, to ensure blocks are available to meet future demand, and codes are not opened before they are required.  In addition, we strictly adhere to the guidelines in determining the LERG assignee to ensure Months-to-Exhaust (MTE) and utilization percentages are appropriate to justify block or code receipt.

The NeuStar Difference

NeuStar uses our PM tool, a component of our National PA System, to determine when it is time to replenish pools. Semi-annually, the SPs submit forecasts for the next 12 months.  In our experience,

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we have found that SPs sometimes overstate their need for blocks on the forecasts. If a PA were to open up codes based only on aggregated SP forecasts, codes would be opened unnecessarily and an NPA could prematurely exhaust. We input this data into our PM tool and apply the aggregated forecast template.  Using algorithms, PM looks not only at the SP forecasts and block donations that already exist in the pool, but considers past demand for blocks (assignments), as well, to calculate when an NXX needs to be opened. As National PA, NeuStar will continue to adhere strictly to the guidelines pertaining to block management and apply them in a neutral, even-handed way while utilizing the PM tool to ensure new NXXs are requested judiciously.

Application Processing

NeuStar will leverage our pooling administration experience processing over 2,200 applications for blocks to ensure all applications are processed efficiently, accurately, and fairly.

Application processing will be handled through our mechanized web interface and interaction with our PAs.  Blocks will be managed in a fair and non-discriminatory manner and will be verified for compliance prior to fulfilling any block application requests. We will receive applications through the Internet, facsimile, e-mail, EFT, or mail beginning at the pool start date for the NPA.

Our mechanized web-enabled system will verify that the applicant has completed the appropriate forms containing all of the pertinent information, validate the Months-to-Exhaust (MTE) and verify that a North American Numbering Plan Numbering Resource Utilization/Forecast Report (NRUF) for the requested rate area and/or NPA is on file with the NANPA.  In accordance with the requirements, applications will be time-stamped and processed within seven calendar days.  For initial requests, the application will be verified by the system and the PA will then intervene manually to verify the Certification to do Business in the area and the Certification of Facilities Readiness. Applications for growth codes from SPs who meet all the guidelines will automatically be assigned by our system.  Blocks are assigned from the rate area inventory pool based on the criteria set forth in Section 8.3.4 of the Thousands-Block Guidelines unless a SP selects a particular block from the pool. Block requests with incomplete or missing information may be suspended and automatic notification will be sent to the applicant. We will work cooperatively with the SP to resolve the issue.  When a non-compliance situation is suspected, we will, prior to fulfilling an assignment, request

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additional SP information from the NANPA and/or the applicant or other sources to determine if the SP is compliant with industry guidelines. We will evaluate the information and determine if the assignment should be denied.  Once the missing or correct information is supplied to the PA, the application will be processed within 7 calendar days.  Within 15 minutes of block assignment, our PA system will automatically update the block assignment on the web site and simultaneously forward the SP’s routing information (Part 1B) to the NPAC by e-mail for processing(1). Using CRT, a software program that allows us to go through the Internet to connect with the TRA database, we will also update the block assignment information so it is reflected in the LERG.  Once the block is ported to the receiving SP, assignments can be made to customers and the LERG. More details of the interaction between TRA, NPAC, and the PA and can be found in Section 1.2, Pooling Administrator Interfaces.

Requests for applications using the expedite process occur on an exception basis.  NeuStar will process the application for the SP if the request meets the criteria for the thousands-block(s) allocation, and we will make every effort to process the application in fewer than 7 calendar days when we can do so without failing to meet our 7 calendar day allocation interval for other SPs.  We will process the minimum effective date for an expedited request in accordance with the established guidelines.

The NeuStar Difference

NeuStar has dedicated, experienced staff working with each SP to ensure its success in obtaining usable blocks and has spent many hours educating new SPs on form completion.  On our web site, http://www.numberpool.com, we provide a list of the Six Most Common Pooling Problems including the omission of or entry of incorrect point codes on the Part 1B. The accuracy of point codes is essential for blocks to be ported and pooling enabled.  The time we have spent educating the SPs about this problem at industry meetings and on a one-to-one basis has significantly reduced the number of errors. Only through our experience as the Interim PA could we have identified these problems and offered resolutions beneficial to the industry.

(1) With NPAC Release 3.0, it is the SPs’ choice to update the NPAC themselves or have the NPAC do it for them

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In addition, we are dedicated to working with State Commissions, and we provide them with immediate notice of block applications and assignments via our web-enabled State PA System, something no other vendor has done. State Commissions will have exclusive access to both aggregated pooling data and the individual SP data in our system.  This data will be provided in a standard spreadsheet format, easily manipulated with standard PC programs. No new database skills need to be learned or are required. Data is easily downloaded from our system via the Internet.  For commissions not requiring this level of support, NeuStar will provide a suite of easily understood standardized reports.

Dispute Resolution

NeuStar understands the importance of resolving disputes in a timely manner: SPs need resources to do business and serve customers, and the Commission needs information so it can make informed decisions.

Disputes may arise between SPs for various reasons including NANP activities, forum activities, and conflicting directives from regulatory agencies.  In such situations, neutrality is critical; the PA must be impartial in providing the facts. NeuStar will make reasonable, good faith efforts to resolve disagreements between parties consistent with the guidelines.  If a situation cannot be resolved, we will notify the Commission within one business day of the dispute, investigate, and then report back to the Commission and the SP within 7 calendar days from the date of the complaint. We will participate in any dispute resolution activities by providing guidance and/or historical data to the appropriate parties.  We will provide the results of the investigation and recommend appropriate corrective action.  In regards to dispute, we will be responsible for expenses that are incurred in achieving compliance with any law, regulation, audit, or contract requirements at time of contract.

The NeuStar Difference

Escalations are often an effective means of resolving problems, and our staff will escalate issues to our management, as appropriate, to settle disputes.  Since NeuStar’s personnel have extensive background and experience, they use their knowledge of pooling to explain the evolution of guidelines, the reasons for decisions, and the need for certain procedures and policies.  This information clarifies the issues and frequently settles the controversy.

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Block Changes

NeuStar realizes that updating pooling records to reflect block changes is critical to ensure customers do not encounter routing problems.

Occasionally, SPs may need to change their block assignments due to changes in their switch, OCN, or effective date.  In such cases, both the PA and the NPAC must update records to reflect the changes or routing problems may occur.  NeuStar’s system will process changes within seven calendar days. Prior to the thousands-block effective date and after the PA has created the thousands-block record in the TRA database, the PA is responsible for making changes to any fields on the record.  If changes are made to the Switch ID field after the thousands-block effective date, the SP must do the update in the RDBS to the Switch ID field.  We will forward the Part 1B to the NPAC if a change is required in the NPAC.

The NeuStar Difference

As the Interim PA, NeuStar is already performing this function and the transition from state to national pooling will not significantly alter our procedure.  To date, we have administered block changes more than anyone else.  Our experience with number administration makes us sensitive to the importance of ensuring these changes are made expeditiously and accurately so numbers are ported properly and customers are able to complete calls.

Reclamation

NeuStar recognizes that diligence in implementing the reclamation policy is integral to managing number blocks and paramount to ensuring NXXs are not opened prematurely.

Reclamation of thousands-blocks is one of the most important responsibilities of the Pooling Administration group.  It is such a vital issue that the FCC has delegated authority to reclaim codes and blocks to the states.  SPs have six months from the LERG effective date to put the block into service and submit a Part 4 form. Therefore, if the PA has not received the Part 4 form it will proceed to reclaim the block in accordance with INC Thousands-Block Pooling Guidelines, Section 9.2.2.  Some of the duties included are:  Apply criteria to any blocks subject to reclamation; Clarify any alleged non-use or misuse of an assigned block; Notify the SP that a block is subject to reclamation; Enter disconnect in LERG-TRA; Notify the NPAC.

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As the Interim PA, we have experience collecting Part 4s and ensuring blocks are in service within the required timeframe. We pro-actively send letters to SPs to remind them their Part 4 is due. This method has proven successful and mitigated the need to apply reclamation procedures because SPs have returned blocks for which they have no use or put them into service within the established timeframe.  When it becomes necessary to reclaim resources in the inventory of pool participants, we will work under the direction of the states or the FCC and follow appropriate guidelines.  In addition, we will notify and coordinate with the NANPA and the NPAC to ensure no customers are put out of service if the code is reclaimed.

The NeuStar Difference

NeuStar’s National System will track the status of each thousands-block assignment and when a Part 4 is due.  Using this information, it will precisely create a “Reclamation List” by state.  If a state decides not to exercise its authority for reclamation, we will submit the list to the FCC and seek direction.

Reporting

NeuStar’s state-of-the-art web-based pooling system is rich in functionality and has built-in flexibility to provide reporting information in numerous ways.

Pooling information is essential to all stakeholders and reports are required for a variety of purposes. We will prepare and provide reports through our Pooling System for use by SPs, NANPA, the States, and the FCC as outlined in the Thousands-Block Pooling Guidelines Section 5.1.

Every 15 minutes block assignments will be posted to our web site and reflected in standard reports providing crucial information to the industry on the current status and activity in each pool. Our system has the capacity to provide both standard and ad hoc reports including:

•                  All pooled thousands-blocks in the industry inventory pool (i.e., NPA-NXX-X level information displayed)

•                  Status of the thousands-blocks, i.e., allocated/assigned, available

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•                  Identification of the SP to which the thousands-block has been allocated and whether or not a thousands-block is contaminated

•                  A forecast of the number of new codes required in the next 12 months

Using these reports, SPs know when a block is contaminated and can make arrangements for an NPAC extraction to determine which telephone numbers are assigned so they are not erroneously reassigned, disrupting customer service. In addition, using reports enables SPs to make selections when applying for blocks, determine which blocks have been assigned, and update their databases accordingly.  Reports required by RFP Section C, Technical Requirements, 2.18 summarizing activity of interest to the FCC and states, will be created by our system on a regular basis.

The NeuStar Difference

NeuStar set the standard for pooling administration reporting.  Beginning with the Illinois trial, we developed and refined reports that have become standard fare in the industry.  In conjunction with the industry we have continued to create new standard reports and have refined them based on industry input.  For the past three years we have accumulated and maintained pooling data in our State System and made that information available to all stakeholders so they can review it by pulling standard reports, customize the standard reports to meet a specific need, or create their own reports.  All the flexibility of our current State System will be included in our National System as well as all of the reports.  In addition, we will maintain an exploder list available for automatic signup over the web. Requests for paper and facsimile reports will be provided and distributed within one business day following receipt of the request.  Examples of some of our reports can be seen in Exhibit 1-3.

[Exhibit 1-3:  Graphic Design]

NeuStar is committed to providing pooling data to all parties in a neutral, even-handed manner through an open process using our Pooling System, and as the National PA, we will ensure updated reports and notifications continue to be distributed in a timely manner.

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Optional Pool Reporting (CLIN 0003, CLIN 0102, CLIN 0202, CLIN 0302, CLIN 0402)

Aggregated NPA rate area pool status reports will be accessible to State and Federal Regulators via the public portion of the web site.  As our State System does today, our National System will also be able produce the same NPA rate area pool status reports using disaggregated, SP-specific data as applicable.  Per FCC Orders, these disaggregated reports will be available to State and Federal Regulators from the private portion of the web site.

If there is a requirement to produce more reports that are not a part of the standard suite of aggregated and disaggregated NPA rate area pool reports, commonly referred to as ad hoc reports, during the initial pooling rollout phase or other times during the contract period, and if that requirement has a cost impact on the contract as proposed and awarded, NeuStar will notify the Contracting Officer.

Audits

NeuStar is committed to the goal of number optimization and will request audits in accordance with the RFP requirements to ensure compliance with thousands-block guidelines.

Audits ensure compliance with the guidelines and can be used to verify that SPs are providing factual information to the PA.  Compliance with the guidelines is important so all SPs are treated equitably and no SP receives an unfair advantage.  If the PA encounters a situation that suggests non-compliance with the guidelines, an audit may be warranted. In such situations we will inform the FCC and forward the relevant details and information to the FCC or its designated auditor.   NeuStar realizes the importance of neutrality in this process and will describe the situation in a factual manner. We realize, too, that as a contractor we may be audited anytime, but no less than an annual basis.  The FCC or FCC-designated auditor will formally assess the performance of NeuStar’s pooling administration.  Our books and records will be provided to the FCC or FCC-designated auditor as requested.  We will also provide the auditor the facilities and furnishings to perform the audit, i.e., office space, office furnishings, telephone, fax, utilities, office-related equipment, and other items needed to facilitate an audit.  If found remedial in our actions, we will implement corrections to any performance problems identified within 30 calendar days.

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The NeuStar Difference

Because of our commitment to neutrality and to administering pooling in accordance with the guidelines, NeuStar, as Interim PA created an internal audit process to review our own files and procedures to ensure we were in compliance and fulfilling our responsibilities as PA.  As the National PA we will continue to do this.

Guidelines/FCC Changes

NeuStar has played a prominent role in the evolution of pooling guidelines and will continue to provide its expertise to the industry as National PA.

NeuStar’s Pooling Administration Services have evolved over the past three years as we have worked with states and SPs to create, refine, and manage effective processes for thousands-block pooling.  We established our services using the Illinois Pooling Guidelines, modified them to accommodate the New York Pooling Guidelines, and then incorporated various versions of the INC Guidelines.  Currently, our PA Services are fully compliant with the INC Guidelines.  However, as the FCC and INC issue orders requiring guideline modifications, our PA service will be refined and our methods and procedures revised to incorporate the changes as they occur.  Written notice of the changes no more than 30 calendar days from occurrence will be provided to the contracting officer, State Utility Commissions, and the NANC for discussion and resolution.

The NeuStar Difference

As the Interim PA for three years, NeuStar has worked closely with INC to shape the guidelines by identifying issues and contributing suggestions for problem resolution.  In collaboration with pooling stakeholders, we have adjusted our procedures, modified our system, and implemented changes to continually improve the pooling process.  Through our involvement and contributions, we comprehend the process in its entirety.  Our understanding of the guidelines is deep.  We understand the spirit and intent behind the guidelines and know how to apply them in real world situations.  As the National PA we will continue to contribute our insight and considerable experience to the process.

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Rate Area Updates

NeuStar’s National System will easily accommodate rate area updates to ensure information is accurate and up-to-date.

If it becomes necessary either to add additional rate centers to an NPA or consolidate them, we will update the rate center information in our database and make any necessary changes to blocks.  When a new rate area is added to the pool, new forecasts and block donations will need to be collected to ensure there are resources available in the pool. If rate centers are consolidated, the blocks in those rate centers will be consolidated as well.

The NeuStar Difference

NeuStar has already identified the steps we must take to address pooling issues when NPA splits or overlays become necessary. Because of our participation in NPA split and relief activities, we are also aware of the local issues that may require a rate center split or consolidation and have already anticipated this in our program.  Our National System easily accommodates rate center updates.  Simple splits, overlays, and rate area consolidations where rate area boundaries are not changed in the aggregate will be completely automated, and new rate centers can be added with a “click-of-a-mouse.”   NeuStar’s involvement in relief activities, combined with its pooling experience, allows us to anticipate pooling needs and prepare in advance to meet them.

Help Desk

Our Help Desk will provide Tier 1 customer support by resolving procedural issues, answering questions regarding policy, and explaining guidelines over the phone.

User problems and inquiries associated with the pooling system will be forwarded to the technical service staff for resolution. The data the PA maintains will also be used in assisting users, such as the NANPA, SPs, and regulators in resolving call completion failures resulting in customer complaints. Once the problems are resolved, the Help Desk will contact the user, explain the solution, close the ticket, and/or ensure the solution resolved the user’s issue.  In addition, the Help Desk will respond to requests for User Security Logins.  If the Help Desk cannot resolve a user problem on the initial contact, a status/resolution commitment time will be negotiated with the user, thus setting an expectation for when the problem will be resolved.  The Customer Help Desk will then determine

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whether the problem is a technical one, for example, a system defect or communications problem.  If the problem is not a technical one but rather, a training issue, the Help Desk will, over the telephone, guide the user through training on the system until the user is successful.  Any problem that cannot be resolved through this process will be escalated.  We will open trouble tickets concerning communications problems with NANPA, NPAC or LERG-TRA vendors. We will also assist customers in filling out applications or reports and also assist them in gaining access to FCC or industry information.  As the PA, we will report problems with the web site, facsimile, voice mail, or e-mail and send notifications to users when there is a maintenance or system outage. If an out-of-service condition exists, the time stamped on the trouble ticket shall be used as the time for the start of the out-of-service period.  When the out-of-service condition has been cleared, the time stamped on the last up date of the trouble ticket shall be used as the end of the out-of-service period. For each report, a help ticket will be opened and tracked. Each inquiry into the Help Desk will be time stamped with a minute accuracy and stored for recall up to two years.

We will summarize the quantity and type of trouble tickets opened and closed during the year in the annual report.  To further facilitate the Help Desk process and provide 24x7 coverage 365 days a year, NeuStar will incorporate into our system, the Applied Innovation Management (AIM) “Help Desk Expert for Customer Service” software, (http://www.innovate.com/products/helpdeskcs/ index.html).  AIM provides Help Desk and tracking software to over one million users including 100 of the leading Fortune 500 companies, numerous government organizations such as the “U.S. Naval Research Lab,” “U.S. Department of Energy,” “U.S. Airforce Medical Service,” “U.S. Army Missile command,” “USDA,” and others.

Disaster Recovery

NeuStar understands the importance of dependable telecommunications, and has structured its telecommunications system to minimize the impact of any unforeseen catastrophe. Whether it is snow, rain, or ice storms, hurricanes or tornadoes, earthquakes or floods, fire or power failures, NeuStar’s telecommunication services are able to re-route to a location that is un-affected by disaster and where personnel will be able to continue to provide service.

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Telecommunication Services for the NeuStar Pooling Administration Services will have a dynamic routing mechanism based on the latest Automatic Call Distribution (ACD) technology provided by our toll free telecommunication SP (Sprint) which will be used in conjunction with the capabilities built into our state of the art Lucent Automatic Call Distribution (ACD) switches. All major NeuStar pooling offices (Concord, Chicago, DC) as well as our Data Communications centers (Sterling, VA and Chicago), which host the pooling systems, will be connected to this state-of-the-art telecommunications network.

In the event of a disaster at our primary Concord Pooling Administration Services Center, calls can be re-routed to various secondary sites, including sites of virtual employees, who will have the capability of receiving calls based on various plans programmed into our own ACD and our toll free SP’s ACD. Each location that calls may be routed to, will have the capability to access the NeuStar Pooling System so that customers may continue to be served.

On a smaller scale, each location other than Concord center will also have the capability of re-routing incoming calls to other locations. This includes incoming calls to our virtual employees. Each virtual employee will have on his or her primary line, a feature which will allow calls to be remotely forwarded to a location where another employee can handle them.

Despite recent power failures in California, our interim state-pooling center has continued to provide service to our customers. No data has been lost, and no customer has been delayed in his or her application for thousand blocks. All calls to the pooling center have been cared for. NeuStar will build on its existing pooling center telecommunications system to provide enhanced functionality for the National Pooling Administration Service Center.

Exhibit 1-4 is a preliminary diagram detailing an enhanced architecture building on our existing telecommunications network. As outlined in the requirements of the RFP, NeuStar will provide a detailed disaster recovery plan both for our telecommunications network and our pooling system. Our Disaster Recovery plan will be submitted within 60 days of a reward, according to CDRL.

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Web Site

The web site NeuStar developed as Interim PA, with the assistance of other stakeholders, is functional, secure, accessible and easily adapted to accommodate National Pooling.

NeuStar’s secure, http://www.numberpool.com web site, as shown in Exhibit 1-5, has been available to provide information regarding number pooling issues since thousands-block pooling began. Over the last three years its format, structure, and content has evolved in response to SP feedback.  It includes all pooling forms from the INC guidelines.  We update our site to incorporate information regarding guidelines changes. Our web site will contain pooling administration information regarding number pooling, application help, specific pools, user profile registration, pool status, contact information (which includes an e-mail link and phone numbers), and a Frequently Asked Questions (FAQ) page.

Our web site will be available 24 hours per day, 7 days a week and will be able to support up to 600 simultaneous users with an average holding time of 0.5 hours per the technical requirement 3.9.1. Our web site will be updated every 15 minutes to reflect any new block assignments or new blocks that are added to the pool. Private web site users will complete a Security user application prior to

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[Exhibit 1-4:  Graphic Design]

being allowed to fill out applications, review reports, etc., and we will ensure that users are granted access only to appropriate data based on user class type. We will have a public site for any interested party to view non-proprietary information. General information pertaining to pooling, such as updates to the FAQs, will be updated at least weekly. If selected as the National PA, NeuStar will work with the FCC and industry members to complete the web site design per Section 3.10 of the technical requirements.  More information on our web site and system is located in Section 3.0.

[Exhibit 1-5:  Graphic Design]

The NeuStar Difference

NeuStar’s existing state pooling web site has been well received and found to be very helpful to the states being served by NeuStar.  This site will be made available, as a starting point, in the definition of the National PA System web site.  This will provide a significant “head start”.

1.1.1.2                                                           Ancillary Functions

While primary functions constitute the essence of number pooling, it is through ancillary services that we ensure these functions are performed appropriately and the needs of all users are accommodated.  Through ancillary services, the PA has the opportunity to address users directly, answer their questions, and ensure our processes evolve to reflect the changing environment of thousands-block number pooling.

Quality Assurance

NeuStar is committed to providing exemplary service and will continually assess and refine our service to ensure the highest level of accuracy and unquestioned neutrality is provided.

We recognize that quality, accuracy, and compliance with the guidelines are fundamental factors in ensuring even-handed administration of pooling and maintaining high standards of customer service.  Anything less can result in poor service to telephone users and give rise to accusations of partiality from SPs. We are an experienced, neutral, third party provider of numbering services focused on administering pooling resources to all vendors in an even-handed and fair manner. As the National PA, we will ensure we are compliant in all aspects of pooling through the development

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of a Quality Assurance program. We will evaluate our service by establishing internal measurements by which we will gauge our conformance to the industry guidelines and to state and Commission orders, and we will perform internal audits on a percentage of all block requests.  In addition, we will send out surveys to our customers, the SPs and Regulators, soliciting comments regarding their satisfaction with our service and incorporating their suggestions for improving the process.  As the industry evolves we will continue to work with the FCC to address issues that arise and modify the guidelines as appropriate.

NeuStar Difference

To ensure the effectiveness of our team and quality of our service, we record and continually measure our performance, as shown in Exhibit 1-6, and, where necessary, implement corrective action plans to assure continual improvement.  Because of our commitment to neutrality and to administering pooling in accordance with the guidelines, NeuStar, as Interim PA created an internal audit process to review our own files and procedures to ensure we were in compliance. In addition, NeuStar satisfies all the FCC’s strict criteria for being a neutral third party, and all our employees follow a strict Code of Conduct. Quarterly, NeuStar employs an outside auditor to verify that our services are being conducted in a fair and even-handed manner and that we are adhering to the Code of Conduct.  As the National PA we will continue to do this.

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Quality Measurements Percentage Tools

Performance Measurements		Target threshold	Average
1.	Prepare and distribute meeting minutes from the 1st implementation timeframe within 10 business days	100.0%	100.0%
2.	Receive & Process NXX-X applications within timeframe	100.0%	99.5%
3.	Non Expedites - Ensure a minimum effective date between allocation date and the effective date	100.0%	100.0%
4.	Expedites - Ensure a minimum effective date between allocation date and effective date	100.0%	100.0%
5.	Enter into RDBS/BRIDS on the BCD screen with the required block assignment information by the end of the next business day	100.0%	100.0%
6.	Part 1B forms were sent to the NPAC within 24 hours of the block allocation	100.0%	100.0%
7.	Notify SP that a block was contaminated on the Part 3	100.0%	100.0%
8.	Blocks created by NPAC prior to the effective date	100.0%	100.0%
9.	Blocks actived by NPAC on scheduled effective date	100.0%	97.5%*
10.	Changes made to the BCD screen that were prior to the effective date	100.0%	100.0%
11.	Reclamation of Part 4’s	100.0%	100.0%
12.	Removed BCD screen on returned blocks within 24 hours of block return response (Part 3)	100.0%	100.0%
13.	Sent Reclamation form (Part 5) to NPAC within 24 hours of block return response (Part 3)	100.0%	100.0%
14.	Responded within 24 hours to customer phone calls.	100.0%	100.0%

*Due to pending SV’S, NXX not in NPAC, in correct SP info, SP systemdown.

Exhibit 1-6. As the Interim PA, NeuStar has developed numerous quality measurement tools to record and monitor our performance to ensure high-level service to our pooling clients.

Customer Support

Only NeuStar can provide a cost-efficient, low risk transition between the interim and national pooling administrations by migrating its experienced team from one to the other.

Proper customer support in any new venture can be the difference between success and failure.  Change is always stressful.  When it is combined with inexperience, the result can be poor communication, inadequate problem resolution, and incomprehensible methods and procedures resulting in frustration all around.  For a new endeavor to succeed, the people involved need a thorough understanding of what is required, how to use the available tools, and where to obtain help.

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We will provide, upon request of the SP, information on how to obtain documents related to pool administration, within one hour of receipt of request, by referring participants to the appropriate web site or by providing paper copies.  We will produce and make available upon request information regarding pooling administration processes, procedures, interfaces, and service within one business day, also if inquiries are received outside the normal business hours, they will be returned within one business day. We will be available for problem resolution and trouble shooting call failures.  We have spent many hours educating SP in filling out forms, answering general questions on number pooling and trouble shooting.  Questions that have arisen are where the guidelines are located, how do they fill out certain sections of the forms and, what is the minimum timeframe to receive a block.  Our experienced staff has provided the answers to these questions as well as many others.

NeuStar Difference

NeuStar is committed to providing excellent customer service and makes every effort to be available to the customer for support and assistance.  As the Interim PA, we have responded to over 2600 calls and have received numerous letters of commendation from our customers recognizing our customer service. We have the experience and expertise to anticipate questions and issues that will arise as pooling is introduced, and we provide ongoing training and assistance to the industry and states. For example, as the Interim PA we found it beneficial to create a welcome letter for SPs that included a “New SP Checklist” (Exhibit 1-7) containing information about pooling administration processes, procedures, interfaces, services, required forms, and helpful hints. Our experienced PAs make information readily available through our web site or by providing paper copies and are available to walk SPs through the pooling processes until they are comfortable with them and understand the procedures.

Pooling Assessment Tool–PAT embodies our best value solution to the FCC. NeuStar developed the Pooling Assessment Tool to answer the question–How will number pooling affect the exhaust of this NPA? PATsm  is a model that reflects the pooling knowledge NeuStar has gained as the Interim PA.

[* * *]

[* * *]

NeuStar Difference

The Pooling Assessment Tool–PATsm  has proven to be a useful agent for conducting NPA exhaust studies, and we have a patent pending on it. If selected as the National PA, NeuStar will offer this tool to regulators and SPs as part of our overall pooling system.

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1.1.2                     NeuStar’s Pooling Administration Facilities Overview

NeuStar is dedicated to providing secure, geographically dispersed, and fully redundant centers for pooling to ensure system security as well as privacy of data and customer information.

NeuStar proposes the use of several facilities for the National PA: our Concord, CA office; our Sterling, VA Data Center; our Chicago, IL Data Center; and virtual offices throughout the country.  We have selected these facilities because they require little modification to accommodate our pooling needs and are, therefore, cost effective for both NeuStar and the FCC.  In addition, in a time of increasing competition, it is critical that personnel, facilities, and records be safeguarded from sabotage, information theft, and disaster.

Facility Description

Concord, CA Primary Pooling Administration Center Facility

We plan to use our Concord, CA office to serve as the National Pooling Administration Service Center.  We currently use this office as the Pooling Administration Service Center for our state pooling administration trials and as the main office for our NANPA CO Code Administration Staff.  For National pooling administration, we plan to expand our use of this facility by leasing totally separate space that is entirely dedicated to National Pooling, as shown in Exhibit 1-8.  We have a good relationship with the building management, and we have already negotiated and are prepared to execute a new lease upon award.  From our past experience both as the Interim State PA and the NANPA, we have found that an office on the West Coast is valuable because it allows us to easily administer NANP resources for all time zones from one centralized location.  We have found that having everyone associated with day-to-day pooling in one location provides economies of scale because knowledgeable staff are available to provide backup, for cross training, and most importantly, to ensure the consistent application of the INC guidelines for all block applications.

This facility is handicapped accessible and is designed to provide a comfortable, efficient working environment and flexibility to accommodate staff growth over the terms of the contract.  Administrative personnel will have modular furniture units that provide a spacious, functional work area.  Each staff member will have a state-of-the-art PC equipped with the latest anti-virus software, access to the pooling administration system, the Internet, e-mail, and a dedicated telephone line.  We

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will be able to receive e-mail messages with or without attachments and will provide firewall protection

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[Exhibit 1-8:  Graphic Design]

screening of all incoming e-mail messages and attachments based on a security profile that we will establish.  Each PC will be equipped with the latest Ant-Virus software and will be working off the network.  The staff will use G3 and G4 Protocol fax machines for transmitting and receiving faxes.

Our Pooling Administration staff will be available at the Pooling Administration site, Monday through Friday, from 5:00 a.m. – 5:00 p.m. (Pacific Time), excluding holidays (New Year’s Day, Memorial Day, Independence Day, Labor Day, Thanksgiving Day and Christmas Day.) This allows block applicants, block holders, states and the commissions in all MSAs where pooling has been implemented access to the PAs during “core business hours.”  Our web, voice mail, e-mail and faxes will be operational 24 hours a day. We will respond to general inquiries or questions outside the normal business hours within one business day.  We recognize that there may be after-hour emergencies and will provide a pager number for our customers to contact us 24 hours a day to ensure high levels of customer service and satisfaction. To ensure customers know of our recognized holidays, they will be posted on our web site.

Sterling, Virginia – Primary Data Facility

Our state-of-the-art Sterling facility will house our System as well as our System Development Team to ensure it contains up-to-date pooling information for all stakeholders.

NeuStar is in the process of opening a state-of-the-art Data Center in Sterling, Virginia, and will house the primary National System, our National System Development Team and Environment.  It will be a world-class facility with a backup power generator, chillers, multiple power feeds, UPSs, raised flooring, and controlled access via fingerprint recognition systems.  This facility is scheduled to be ready in early-March, well in advance of our planned deployment of the National System.  Detailed information about the facility attributes is available in the table on page 40 of this section.

Chicago, Illinois  – Backup Data Facility

Our Chicago Data Center, a world-class facility with the same building and security features as our Sterling site, will serve as our back-up National System.

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We will locate our back-up National System at our Chicago, Illinois Data Center.   In addition, our Director of Number Pooling Services is located in this facility.  Because this facility is centrally located within the U.S., the director’s travel expenses will be reduced when visiting the National Pooling Administration Service Center in Concord or traveling to Washington, D.C. for NANC Meetings and meetings with the FCC.

Virtual

By providing virtual offices for our Pooling Implementation Managers, we can reduce facility and travel expenses and turn these savings back to the industry.

Finally, our Pooling Implementation Managers will be located in virtual offices throughout the country.  Pooling Implementation Managers have to travel extensively.  Having them work in virtual office reduces our facilities expenses and travel costs.  We, in turn, can pass these savings back to the Commission and SPs.

Data Center Security Description

Building Security

In addition to providing physical security by protecting buildings with security guards, closed circuit TV surveillance video cameras, and intrusion detection systems, we vigilantly control physical access to our Data Center facilities.

Employees must present badges to gain entrance, and must wear their badges at all times while in the facility. Visitors must sign in to gain entrance. If the purpose of their visit is found to be valid, they are issued a temporary badge; otherwise, they are denied entrance. At all times while they are in the facility, visitors must display their badges and be escorted by an employee. Sign-in books are maintained for a period of one year.

Personnel Security

On-site security personnel are on duty 24 hours a day, 7 days a week to monitor the images from closed-circuit television cameras placed strategically throughout the Data Center facilities.

Security personnel are stationed at each building-access point throughout normal working hours; at all other times (6:30 p.m. to 6:30 a.m. and all day on weekends and major holidays) individuals must

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use the proper key cards with access code to enter to the buildings. Further, any room housing sensitive data or equipment is equipped with a self-closing door that can be opened only by individuals who activate a palm-print reader with access code. Senior facility managers establish the rights of employees to access individual rooms, and ensure that each reader is programmed to pass only those authorized individuals. The palm readers compile and maintain a record of those individuals who enter controlled rooms.

[* * *] [2 pages]

1.2 Pooling Administration Interfaces

NeuStar founded its business operations on principles of integrity and neutrality but it is our collaboration with others that drives our success and will ensure effective, results-oriented interfaces as the National PA.

As the Interim PA for 12 states, NeuStar has established interfaces vital to the success of pooling with service providers (SPs), NANPA, NPAC, LERG-TRA, regulatory agencies, and the media.

[Exhibit 1-9:  Graphic Design]

The cultivation and maintenance of collaborative relationships with these parties is paramount to the pooling process.  Failure to communicate and work together can result in confusion and inefficiency undermining the goals of pooling.  We have extrapolated the experience and knowledge from our past pooling involvement and applied it directly to the development of successful operational interfaces with all participants. If selected, we will leverage these interfaces to ensure continued effective interactions with all parties, as shown in Exhibit 1-9.

With Service Providers

NeuStar understands that the PA must engage with SPs on many levels and each interaction is critical to successful pooling administration.  Good communication with SPs is essential to ensure there is minimal disruption and all processes flow smoothly.  Our daily communication with SPs primarily involves the submittal of the Pooling Administration forms, certification requirements, and the provision of informational correspondence regarding meeting announcements, system outages, and Part 3 confirmations.   Our practice has been to interact with the SPs through our web-enabled

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system, by fax, and e-mail.  We will continue to use these vehicles for communication as well as EFT.  We will ensure a high level of system security by requiring SPs to use a password to obtain confidential information.  As the PA, we will interact with SPs in a neutral, even-handed manner and continue to apply the insight we gain from them into our current processes.

With the NANPA

The interface between the PA and NANPA is fundamental to effective pooling administration because NANPA is responsible for assigning NXXs to replenish the pools, to provide pooling participants with an LRN, and to accommodate customer requests for a full NXX.  We will interact with NANPA via e-mail to request NXXs, in the Part 4 reclamation process, and to receive NRUF Forecasting and Utilization information.  We will coordinate with them to resolve problems related to pooling as well.  Although the NANPA is a division of NeuStar, we recognize that keeping Pooling Administration and NANPA separate is crucial to our neutrality.  We have established processes over the past three years that maintain a clear, smooth, professional interface between the two organizations, and we will retain these processes as the National PA.  No other vendor has had the interface experience with NANPA we have.

With the NPAC

The interface between the PA and NPAC is extremely important to the overall success of pooling.  Information is exchanged between the PA and NPAC regarding block assignments, changes, and disconnections on a regular basis.  The PA’s interaction with the NPAC is also important for troubleshooting.  For example, we have had to resolve issues regarding contaminated blocks and routing:  a block that does not get ported will not get routed correctly and telephone calls will not complete.  By working with the NPAC as the Interim PA, we have developed policies to ensure NXXs are opened for porting on the block donation date to address problems we had encountered.  When an NXX is not opened in the NPAC, a block cannot be ported from one SP to another. We have made it a practice to verify that the NXX is opened at the block donation date to ensure there is no delay.  This step has saved time and reduced frustration for SPs. On a monthly basis, we verify that our personal contact information with NPAC is current and discuss any suggested process improvements.  The established interface between the PA and NPAC will continue to be e-mail.  This

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has been a successful means of communicating with them about pooling trials for the past three years, and as the National PA we will continue to use this proven method.

With the LERG-TRA

Coordination between the PA and the LERG-TRA is important to ensure block assignment and retention information is populated in a timely manner so SPs can pull it and update their databases.  The PA is responsible for updating the BCD/BCR screen when blocks are assigned, changed, or disconnected. In addition, the PA will need to continue working with TRA as required to implement process improvements and to test and ensure the validity of pooling data in the LERG and resolve issues relating to it.  For the Interim Pooling trial we have used dial-up and e-mail interfaces to communicate with TRA, and have maintained secure ID cards to access the LERG through CRT.  As the National PA we plan to use the same interfaces.  During our tenure as Interim PA, we have established a good working relationship with TRA and have been invited by them to attend the Common Interest Group on Rating and Routing (CIGRR) meetings to represent pooling as it relates to RDBS.  As the National PA we expect this positive relationship to continue to develop.

With Regulatory Agencies

Our Pooling Administration group has unparalleled regulatory background and understands the importance of effective communication with regulatory agencies. The PA needs to coordinate with regulatory agencies on specific state requirements, media communications, pooling implementation meetings, changes to guidelines, clarification of orders, testimony, and other pooling matters falling within the scope and requirements of the FCC contract. Regulatory agencies need to obtain aggregated data, non-aggregated data, and various reports relative to the pooling and reclamation processes from the PA as well. We may communicate with regulatory groups daily or less often depending on the issue we need to resolve.  For example, issues related to First Implementation meetings may require daily discussion until they are resolved while implementation of the new reclamation process requires monthly contact.  We communicate with regulatory agencies through the web, e-mail, telephone, facsimile, U. S. mail, and in person, and will continue to do so as the National PA. As the Interim PA, we have worked closely with several state commissions and have established positive working relationships and proven interactions with them.  We will be working

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with the FCC and, at times, with the NANC, on a regular basis for changes to guidelines and policies.

With the Media

The media plays an important role in making the public aware of telephone number issues at both state and national levels. Telephone numbers are important to the general public, and people need to understand why their telephone number will change or they will be required to dial 10 digits for local calls. Therefore, it is essential that we convey positive, accurate, precise, and timely information about these matters each time we open another NPA to pooling. Our interface with the media and general public will consist of the Web, e-mail, and facsimile. We will have a designated page on our pooling web site containing press releases and other media matters, and we have dedicated personnel assigned to liaise with the FCC and the media regarding press releases and other public matters. We understand the need for the FCC to review and approve press releases before they are broadcast.

As the Interim PA, we have made every effort to develop productive, positive working relationships with all parties associated with pooling to ensure the process functions efficiently.  We have applied the insight and understanding we have accumulated from our colleagues into our interfaces and current processes.  We will continue to maintain and cultivate these interfaces through regular correspondence, attendance at meetings, and reporting both formally and informally. We offer well considered, proven interfaces in our bid for National PA.  Our experience in this regard is unparalleled in the industry.

1.3                               Subcontractors

Because NeuStar already possesses the skills, staff, and attributes to successfully perform Pooling Administration as demonstrated by our current Pooling Administration experience, we do not plan to use subcontractors for this contract. However, in the future if it becomes necessary to use a subcontractor, we will comply with Section 2.4.2 of the Thousands Block Pooling Technical requirements, including the provision to supply information to the FCC within 30 calendar days of hiring the subcontractor.

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HIGHLIGHTS

To ensure overall program success, NeuStar will:

•                                          Apply our proven Program Management methodology to ensure implementation is on-time, on-budget, and well-communicated to the the Commission

•                                          Fully dedicate and strategically migrate our experienced State Team to ensure cost and schedule efficiencies without sacrificing quality

•                                          Mandate quality assurance methods and reporting procedures in all functional areas to ensure the highest level of performance is achieved throughout the project lifecycle

•                                          Maintain strong, open lines of communication with the Commission and the telecommunications industry to facilitate overall management of the Pooling project

2.0                               TECHNICAL APPROACH

NeuStar will deploy a strong, well-experienced, collaborative organization to service the Commission and the telecommunications industry ensuring the success of the National Pooling Administration Operation and System.

NeuStar will use a proven, structured approach to implement the National Pooling System and Service.  The Preliminary High-Level Project Plan is included in Section 2.2 provides an overview of this approach by describing the major activities required to ensure that all requirements and objectives, as envisioned by the RFP and the Commission, are met—on time and accurately.  Moreover, the Project Plan includes high-level task descriptions that provide brief descriptions for the major project responsibilities.

To ensure maximum coordination and project performance, NeuStar will provide further documentation beyond the Contract Data Requirements Lists (CDRLs) and encourages the Commission participation in the review and approval of the activities described in the Project Plan.  These activities address the key components of the RFP: System Development, Testing and User Acceptance, Implementation Rollout (both Operation and System), Quality Assurance, Migration of the current State pooling activities to the National System, neutrality, data security and adherence to the privacy requirements, and our required staffing matrix.  All these components are necessary to build a strong partnership between NeuStar, the Commission, and the telecommunications industry.

The following describes NeuStar’s Program Management (NPM) organization, outlining objectives and responsibilities that will ensure the successful implementation of the National Pooling Administration Services project.   Also discussed are our proven program management techniques and our dedication to the quality assurance methods needed to ensure the highest level of performance.

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2.1                               Program Management Methodology

NeuStar’s program management methodology thoroughly addresses the critical components of the project’s implementation ensuring a strong foundation for the successful provisioning of ongoing services.

The need for strong program management is paramount to this project’s success.  A vendor with strong, comprehensive pooling (systems and operational) experience, combined with in-depth knowledge of the telecommunications industry, is essential.  NeuStar’s National Pooling Team possesses a thorough understanding of the project’s requirements as well as the underlying issues that drive them, resulting in innovative, success-oriented solutions. As a neutral third party serving as the NANPA and the NPAC for the past three years, NeuStar has developed and implemented full service solutions for the telecommunications industry that have grown with the demand for additional support and services.

Project Plan/Work Breakdown Structure

We will maintain a detailed Project Plan to track all tasks fundamental to the successful implementation of the National System.  Key tasks will be included in the Project Plan to reflect milestones and deliverables.  Within nine (9) days after Contract Award/Notice to Proceed, the NeuStar National Pooling Management team will deliver an updated project plan to the Commission.

Staffing

The National Pooling management team will ensure that our experienced, motivated team and knowledgeable staff are available for successful implementation.

Monitoring and Control

Our project monitoring and control processes will be established to ensure high performance standards are met at both participant and project levels and to rapidly identify and address any issues or concerns.  Through strong schedule performance monitoring and control, unnecessary schedule slippage and cost will be mitigated.

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Risk Management

NeuStar’s approach to risk management is disciplined, consistent, and iterative.  We anticipate and identify potential risks and take preventative action (eliminating or mitigating the risk) to ensure there is no significant project impact.  Our risk management includes risk identification, risk quantification, and risk mitigation.

Risk Identification—In preparing this proposal, NeuStar has already identified system and operation development risks that could potentially affect the project schedule.  Throughout the project lifecycle, we will continue to evaluate the project dependencies and issues to identify potential risks.  Once risks are identified, we will quantify them to develop a comprehensive risk mitigation strategy.

Risk Quantification—Once we have identified a risk, we will evaluate the risk and possible risk interactions to assess the range of possible project outcomes.  As part of the risk management process, we will quickly quantify the risk to determine its severity and evaluate its potential impact to the project schedule.   Once the potential risk is quantified, a risk mitigation strategy will be developed to ensure the project remains on schedule.

Risk Mitigation—Over the course of the project, we will develop and document contingency plans and alternative strategies to address potential problems should they arise.  We will track all risk management activities using a Risk Management Report.  This report will list each risk and contain a mitigation plan with a person responsible to take actions as needed to avoid the potential risk.  The report will be issued as risks become apparent.

Dependencies

The success of the National Pooling project will be dependent on controlling the variables throughout the lifecycle of the project, beginning with contract award and continuing through the rollout activities. Our Program Management team will monitor these variables, report the issues, and develop plans and workarounds to overcome them.

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Quality Assurance

Quality management is key to the successful deployment of the National Pooling and involves quality planning and quality assurance.  Each component is critical to meeting the expectations of NeuStar, the Commission, and the telecommunications industry.  The evaluation of overall project performance on a regular basis provides confidence that the project satisfies relevant quality standards.  NeuStar’s quality management will address both the management of the project and final product.

In conclusion, it is NeuStar’s philosophy that we will be partners in the deployment of this service.  Failure is not an option—not for the Commission and not for NeuStar.  Through strong program management, results-oriented dedication, professionalism, and respect, we will forge a strong relationship to ensure the highest level of performance is achieved and guarantee the success of our mission.

2.2                               Overall Project Plan

NeuStar’s project plan explicitly addresses critical tasks to ensure successful provisioning of the National Pooling System and Operation implementation.

The Preliminary High-Level Project Plan (“Project Plan”) shown in Exhibit 2-1 outlines all phases and associated tasks required to successfully implement the National Pooling Operation and System.   The following information outlines this process.

2.2.1                     Pooling Administration System Development, Deployment, and Acceptance Phase (CLIN 0001)

NeuStar’s software methodology includes disciplines on our system development cycle, allowing us to successfully deliver a National Pooling Administration System (National System) nine months from award.  The following subsections provide overview descriptions for the major software development responsibilities/tasks required to meet the Commission objectives.

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NeuStar’s Preliminary Project Plan

ID	Task Name	Duration	Start	Finish	Predecessors	Jan 28, ‘01 1/28
0	Pooling Administration Services RFP	1313 days?	Thu 2/1/01	Tue 1/31/06		(6)
1	Contract Award	0 days	Thu 2/1/01	Thu 2/1/01		(4)	2/1
2	Pooling Administration System Development, Deployment and Acceptance Phase [CLIN0001]	271 days?	Thu 2/1/01	Fri 2/1/02		(5)
3	Pooling Administration System	199 days?	Thu 2/1/01	Thu 10/25/01		(5)
4	Refine and Finalize the Nat’l PA System Project Development Plan (Internal Deliverance)	5 days?	Thu 2/1/01	Wed 2/7/01	1	(5)
5	Revise Internal Plan and Schedule (CLIN 0001AAA)	5 days?	Thu 2/1/01	Wed 2/7/01	1	(1)
6	Final Internal Plan and Schedule Completed (CLIN 0001AAB)	0 days	Wed 2/7/01	Wed 2/7/01	5
7	System Functional Requirements [CLIN 0001AB]	10 days?	Thu 2/1/01	Wed 2/14/01		(5)
8	Requirements Finalization [CLIN 0001ABA]	5 days?	Thu 2/1/01	Wed 2/7/01		(1)
9	Final Document Review [CLIN 0001ABB]	1 day?	Thu 2/8/01	Thu 2/8/01	8
10	Final Document Edits [CLIN 0001ABC]	4 days?	Fri 2/9/01	Wed 2/14/01	9
11	Final System Functional Requirements Document Completed (Sign-off) (Internal Deliverable)	0 days	Wed 2/14/01	Wed 2/14/01	10
12	System Design [CLIN 0001AC]	30 days?	Thu 2/15/01	Tue 3/27/01
13	High-Level Design Meeting [CLIN 0001ACA]	6 days?	Thu 2/15/01	Thu 2/22/01	11
14	Final Document Review [CLIN 0001ACB]	1 day?	Fri 2/23/01	Fri 2/23/01	13
15	Final Document Edits [CLIN 0001ACC]	3 days?	Mon 2/26/01	Wed 2/28/01	14
16	Final High-Level Design Document Completed (Sign-off) (CDRL) [CLIN 0001ACD]	0 days	Wed 2/28/01	Wed 2/28/01	15
17	Detail Design [CLIN 0001ACE]	20 days?	Thu 3/1/01	Tue 3/27/01
18	Detail Design Meeting CLIN 0001ACE]	8 days?	Thu 3/1/01	Fri 3/9/01	16
19	Detail Design Document - 1st Draft Review [CLIN 0001ACF]	1 day?	Mon 3/12/01	Mon 3/12/01	18
20	Detail Design Document - 1st Draft Edits [CLIN 0001ACG]	6 days?	Tue 3/13/01	Mon 3/19/01	19
21	Detail Design Document - 2nd Draft Review [CLIN 0001ACH]	1 day?	Tue 3/20/01	Tue 3/20/01	20
22	Detail Design Document - 2nd Draft Edits [CLIN 0001ACI]	4 days?	Wed 3/21/01	Mon 3/26/01	21
23	Final Detail Design Document Completed (Sign-off) (Internal Deliverable) [CLIN ]	0 days	Te 3/27/01	Tue 3/27/01	22
24	System Development [CLIN 0001AD]	80 days?	Wed 3/28/01	Tue 7/10/01
25	Coding [CLIN 0001ADA]	56 days?	Wed 3/28/01	Thu 6/7/01	23
26	Develop National PA System	56 days?	Wed 3/28/01	Thu 6/7/01	23
27	Develop State PA System to National PA System Migration Scripts	4 days?	Thu 4/12/01	Tue 4/17/01	48
28	Unit Code Testing [CLIN 0001ADB]	24 days?	Fri 6/8/01	Tue 7/10/01	27, 26
29	System/Integration Testing [CLIN 0001AE]	30 days?	Wed 7/11/01	Mon 8/20/01
30	Individual Functional Testing [CLIN 0001AEA]	26 days?	Wed 7/11/01	Tue 8/14/01	27
31	Regression Testing [CLIN 0001AEB]	26 days?	Wed 7/11/01	Tue 8/14/01	30SS
32	Performance Testing [CLIN 0001AEC]	26 days?	Wed 7/11/01	Tue 8/14/01	30SS

NeuStar Confidential

(1)                                  Task

(2)                                  Split

(3)                                  Progress

(4)                                  Milestone

(5)                                  Summary

(6)                                  Project Summary

(7)                                  External Tasks

(8)                                  External Milestone

(9)                                  Deadline

Exhibit 2-1: NeuStar’s comprehensive preliminary project plan identifies the region tasks necessary for program success.

National Thousands-Block
Pooling Administration	Section 2.0

NeuStar’s Preliminary Project Plan

ID	Task Name	Duration	Start	Finish	Predecessors	Jan 28, ‘01 1/28
33	Data Migration Testing [CLIN 0001AED]	4 days?	Wed 8/15/01	Mon 8/20/01	30
34	Test Sate PA System to National PA System Migration Scripts	4 days?	Wed 8/15/01	Mon 8/20/01	27
35	Load Balancing Testing [CLIN 0001AEE]	26 days?	Wed 7/11/01	Tue 8/14/01	30SS
36	Functional Requirements Testing [CLIN 0001AEF]	26 days?	Wed 7/11/01	Tue 8/14/01	30SS
37	Fall-Over Testing [CLIN 0001AEG]	26 days?	Wed 7/11/01	Tue 8/14/01	30SS
38	System Acceptance (UAT) [CLIN 0001AF]	52 days?	Wed 8/15/01	Thu 10/25/01
39	Functional Testing (CLIN 0001AFA)	25 days?	Wed 8/15/01	Tue 9/18/01	37
40	Performance Testing (CLIN 0001AFB)	25 days?	Wed 8/15/01	Tue 9/18/01	39SS
41	Prepare System Acceptance Test Results	6 days	Wed 9/19/01	Wed 9/26/01	40
42	Submit System Acceptance Test Results to FCC for Approval	0 days	Wed 9/26/01	Wed 9/26/01	41
43	FCC Reviews System Acceptance Test Results	20 days	Thu 9/27/01	Wed 10/24/01	42
44	FCC Approves National PA System	1 day?	Thu 10/25/01	Thu 10/25/01	43
45	PA Service Implementation [CLIN 0001AG]	210 days?	Thu 2/1/01	Thu 11/8/01		(5)
46	Internal Project Planning (Non-CDRL) [CLIN 0001AGA]	19 days?	Thu 2/1/01	Tue 2/27/01		(5)
47	Finalize Project Plan	9 days?	Thu 2/1/01	Tue 2/13/01	1	(1)
48	Develop State PA System to National PA System Migration Plan	3 days?	Thu 2/1/01	Mon 2/5/01	1	(1)
49	Finalize Staffing Plan	5 days?	Thu 2/1/01	Wed 2/7/01	1	(1)
50	Finalize Facility Plan	9 days?	Thu 2/1/01	Tue 2/13/01	1	(1)
51	Finalize Equipment Plan	9 days	Thu 2/1/01	Tue 2/13/01	1	(1)
52	Finalize change Management Plan	11 days?	Thu 2/1/01	Thu 2/15/01	1	(1)
53	Finalize Communications Plan	9 days?	Thu 2/1/01	Tue 2/13/01	1	(1)
54	Finalize Training Plan	3 days?	Thu 2/1/01	Mon 2/5/01	1	(1)
55	Finalize Methods and Procedures	12 days?	Mon 2/12/01	Tue 2/27/01	1
56	Finalize Performance Metrics	12 days?	Mon 2/12/01	Tue 2/27/01	1
57	Equipment and Material Acquisition [CLIN 0001AGB]	151 days?	Wed 2/14/01	Fri 8/31/01	51, 53
58	Purchase PA System Development & Customer Off-the-shelf Software (COTS)	49 days?	Wed 2/14/01	Tue 4/17/01	51, 53
59	Help Desk Software	78 days?	Mon 5/21/01	Fri 8/31/01
60	Purchase Software	42 days?	Mon 5/21/01	Fri 7/13/01	51, 53
61	Install/Test Help Desk Software	36 days?	Sat 7/14/01	Fri 8/31/01	60, 74, 75
62	Purchase and Install PA System Production Environment	46 days?	Fri 2/16/01	Mon 4/16/01
63	Primary Environment	46 days?	Fri 2/16/01	Mon 4/16/01	51
64	Back-up/Testing Environment	46 days?	Fri 2/16/01	Mon 4/16/01	51
65	Purchase Personal Computers and Peripherals	25 days?	Wed 3/14/01	Thu 4/12/01	51

(1)                                  Task

(2)                                  Split

(3)                                  Progress

(4)                                  Milestone

(5)                                  Summary

(6)                                  Project Summary

(7)                                  External Tasks

(8)                                  External Milestone

(9)                                  Deadline

National Thousands-Block
Pooling Administration	Section 2.0

NeuStar’s Preliminary Project Plan

ID	Task Name	Duration	Start	Finish	Predecessors	Jan 28, ‘01 1/28
66	Facilities Preparation [CLIN 0001AGC]	115 days?	Wed 2/14/01	Fri 7/13/01
67	Execute Concord lease	35 days?	Wed 2/14/01	Fri 3/30/01	50
68	Execute leasehold improvements - Sterling	31 days?	Wed 2/21/01	Sun 4/1/01	50
69	Execute leasehold improvements - Concord	22 days?	Sun 4/1/01	Fri 4/27/01	50
70	Execute leasehold improvements - Chicago	31 days?	Wed 2/21/01	Sun 4/1/01	50
71	Acquire furniture and other office infrastructure items	53 days?	Thu 3/15/01	Tue 5/22/01	51
72	Order and install WAN and Communications Equipment	37 days?	Fri 5/4/01	Wed 6/20/01	51
73	Order and install LAN and Communications Equipment	14 days?	Wed 5/2/01	Sun 5/20/01	51
74	Test Communications Infrastructure WAN	17 days?	Thu 6/21/01	Fri 7/13/01	72
75	Test Communications infrastructure LAN	8 days?	Tue 5/22/01	Wed 5/30/01	73
76	Test Physical Security	3 days?	Sun 6/10/01	Tue 6/12/01	68, 69, 70
77	Staffing [CLIN 0001AGD]	193 days?	Fri 2/9/01	Thu 10/25/01	49
78	Contact Recruiting Resources (As necessary)	193 days?	Fri 2/9/01	Thu 10/25/01	49
79	Place Employment Advertisement	189 days?	Thu 2/15/01	Thu 10/25/01	49
80	Interview Candidates	183 days?	Fri 2/23/01	Thu 10/25/01
81	Select Candidates	179 days?	Thu 3/1/01	Thu 10/25/01
82	Submit Background Check to FCC	178 days?	Fri 3/2/01	Thu 10/25/01
83	Hire Candidates	172 days?	Fri 3/9/01	Thu 10/25/01
84	Complete Confidentiality, Security, and Neutrality Forms	172 days?	Fri 3/9/01	Thu 10/25/01
85	Staff Orientation	162 days?	Thu 3/22/01	Thu 10/25/01
86	Training [CLIN 0001AGE]	209 days?	Thu 2/1/01	Thu 11/8/01		(5)
87	Neutrality Training	198 days?	Thu 2/1/01	Thu 10/25/01		(5)
88	Manual	0 days	Thu 2/1/01	Thu 2/1/01		(4)	2
89	Training	162 days?	Thu 3/22/01	Thu 10/25/01
90	Position-specific training	161 days	Wed 3/21/01	Tue 10/23/01
91	Manual	30 days	Wed 3/21/01	Fri 4/27/01	54
92	Training	130 days	Tue 5/1/01	Tue 10/23/01	91
93	Help Desk Training	39 days?	Mon 9/3/01	Thu 10/25/01	59
94	Manual	16 days?	Mon 9/3/01	Mon 9/24/01	59, 54
95	Training	23 days?	Tue 9/25/01	Thu 10/25/01	94
96	National PA System Training	82 days?	Thu 7/19/01	Thu 11/8/01
97	Manual	30 days	Thu 7/19/01	Wed 8/29/01	54
98	Training	38 days	Wed 9/19/01	Thu 11/8/01	97, 39

(1)                                  Task

(2)                                  Split

(3)                                  Progress

(4)                                  Milestone

(5)                                  Summary

(6)                                  Project Summary

(7)                                  External Tasks

(8)                                  External Milestone

(9)                                  Deadline

National Thousands-Block
Pooling Administration	Section 2.0

NeuStar’s Preliminary Project Plan

ID	Task Name	Duration	Start	Finish	Predecessors	Jan 28, ‘01 1/28
99	Migrate State Pooling Trials [CLIN 0001AGF]	152 days?	Thu 2/1/01	Tue 8/21/01		(5)
100	Migrate NeuStar-Administered State Pooling Trials	1 day?	Tue 8/21/01	Tue 8/21/01
101	Direct Migration of PA System Data to Accepted National PA System	1 day?	Tue 8/21/01	Tue 8/21/01	34
102	Migrate Non-NeuStar-Administered State Trials	92 days?	Thu 2/1/01	Thu 5/31/01		(5)
103	Offer No-Cost Transition of Telecordia-Administered State PA Trials	2 days?	Thu 2/1/01	Fri 2/2/01		(1)
104	State Issue Orders	47 days?	Mon 2/5/01	Thu 4/5/01	103
105	State/LLC Terminates Telecordia Contacts	23 days?	Fri 4/6/01	Mon 5/7/01	104
106	Provision NeuStar State PA System for Telecordia-Administered State PA Trials	5 days?	Tue 4/3/01	Sat 4/7/01
107	Execute Necessary Contracts	4 days?	Tue 5/8/01	Fri 5/11/01	105
108	SPs Sign Joinders	10 days?	Tue 5/8/01	Sun 5/20/01	105
109	Simple Transfer of Records	5 days?	Sun 5/20/01	Thu 5/24/01	105
110	Notify SPs of Transition Date	1 day?	Sun 5/20/01	Sun 5/20/01	105
111	Input Necessary Data	6 days?	Fri 5/25/01	Thu 5/31/01	109
112	Telecordia-Administered State PA Trials Migrated to NeuStar	0 days	Thu 5/31/01	Thu 5/31/01	111
113	Data Requirements (CDRL’s) [CLIN 00001AH]	271 days	Thu 2/1/01	Fri 2/1/02		(5)
114	Implementation Plan [CLIN 0001AHA]	30 days	Thu 2/1/01	Tue 3/13/01		(5)
115	Development of Implementation Plan	30 days	Thu 3/13/01	Tue 3/13/01	1	(1)
116	Submittal to FCC (Deliverable)	0 days	Tue 3/13/01	Tue 3/13/01
117	Security Plan [CLIN 0001AHB]	44 days	Thu 2/1/01	Fri 3/30/01		(5)
118	Development of Security Plan	44 days	Thu 2/1/01	Fri 3/30/01	1	(1)
119	Submittal to FCC (Deliverable)	0 days	Fri 3/30/01	Fri 3/30/01	118
120	System Documentation Plan [CLIN 0001AHC]	60 days	Thu 2/1/01	Thu 4/19/01		(5)
121	Development of System Documentation Plan	60 days	Thu 2/1/01	Thu 4/19/01		(1)
122	Submittal to FCC (Deliverable)	0 days	Thu 4/19/01	Thu 4/19/01	121
123	Disaster/Continuity Plans [CLIN 0001AHD]	60 days	Thu 2/1/01	Thu 4/19/01		(5)
124	Development of Disaster/Continuity Plans	60 days	Thu 2/1/01	Thu 4/19/01	1	(1)
125	Submittal to FCC (Deliverable)	0 days	Thu 4/19/01	Thu 4/19/01	124
126	Statistical Forecasting Plan [CLIN 0001AHE]	60 days	Thu 2/1/01	Thu 4/19/01		(5)
127	Development of Statistical Forecasting	60 days	Thu 2/1/01	Thu 4/119/01	1	(1)
128	Submittal to FCC (Deliverable)	0 days	Thu 4/19/01	Thu 4/19/01	127
129	Management Reporting Plan [CLIN 0001AHF]	60 days	Thu 4/19/01	Thu 4/19/01		(5)
120	Development of Management Reporting	60 days	Thu 2/1/01	Thu 4/19/01	1	(1)
131	Submittal to FCC (Deliverable)	0 days	Thu 4/19/01	Thu 4/19/01	130

(1)                                  Task

(2)                                  Split

(3)                                  Progress

(4)                                  Milestone

(5)                                  Summary

(6)                                  Project Summary

(7)                                  External Tasks

(8)                                  External Milestone

(9)                                  Deadline

National Thousands-Block
Pooling Administration	Section 2.0

NeuStar’s Preliminary Project Plan

ID	Task Name	Duration	Start	Finish	Predecessors	Jan 28, ‘01 1/28
132	System Acceptance Plan [CLIN 0001AHG]	75 days	Thu 2/1/01	Thu 5/10/01		(5)
133	Development of the System Acceptance Plan	75 days	Thu 2/1/01	Thu 5/10/01	1	(1)
134	Submittal to FCC (Deliverable)	0 days	Thu 5/10/01	Thu 5/10/01	133
135	Software QA Plan [CLIN 0001AHH]	120 days	Thu 2/1/01	Mon 7/9/01		(5)
136	Development of Software QA Plan	120 days	Thu 2/1/01	Mon 7/9/01	1	(1)
137	Submittal to FCC (Deliverable)	0 days	Mon 7/9/01	Mon 7/9/01	136
138	Transition Plan [CLIN 0001AHI]	180 days	Thu 5/31/01	Fri 2/1/02
139	Development of the Transition Plan	180 days	Thu 5/31/01	Fri 2/1/02
140	Submittal to FCC (Deliverable)	0 days	Mon 7/30/01	Mon 7/30/01
141	Maintenance Plan [CLIN 0001AHJ]	150 days	Thu 2/1/01	Fri 8/17/01		(5)
142	Development of Maintenance	150 days	Thu 2/1/01	Fri 8/17/01	1	(1)
143	Submittal to FCC (Deliverable)	0 days	Fri 8/17/01	Fri 8/17/01	142
144	Program Management and Administration [CLIN 0001AJ]	199 days	Thu 2/1/01	Thu 10/25/01		(5)
145	Quality Assurance	199 days	Thu 2/1/01	Thu 10/25/01		(1)
146	Neutrality	199 days	Thu 2/1/01	Thu 10/25/01		(1)
147	Data Security and Privacy Requirements	199 days	Thu 2/1/01	Thu 10/25/01		(1)
148	Ongoing Operation Phase [CLIN 0002]	71 days?	Fri 10/26/01	Thu 1/31/02
149	Pool Adminstration Management Fee [CLIN 0002AA]	71 days?	Fri 10/26/01	Thu 1/31/02
150	Management & Administration	71 days?	Fri 10/26/01	Thu 1/31/02
151	Quality Assurance	71 days?	Fri 10/26/01	Thu 1/31/02
152	Neutrality	71 days?	Fri 10/26/01	Thu 1/31/02
153	Data Security and Privacy Requirements	71 days?	Fri 10/26/01	Thu 1/31/02
154	Staffing	71 days?	Fri 10/26/01	Thu 1/31/02
155	Training	71 days?	Fri 10/26/01	Thu 1/31/02
156	Pool Implementation Meeting [CLIN 0002AB]	71 days?	Fri 10/26/01	Thu 1/31/02
157	Preparation and Notification of Implementation Meetings	71 days?	Fri 10/26/01	Thu 1/31/02
158	Conduct and Facilitate Implementation meetings	71 days?	Fri 10/26/01	Thu 1/31/02
159	Pool Establishment [CLIN 0002AC]	71 days?	Fri 10/26/01	Thu 1/31/02
160	Receive Service Forecast Reports	71 days?	Fri 10/26/01	Thu 1/31/02	158SS
161	Receive Service Providers Identification Donated Blocks	71 days?	Fri 10/26/01	Thu 1/31/02	160SS
162	Pooling Adminstrator Assesses Pool	71 days?	Fri 10/26/01	Thu 1/31/02	161SS
163	Pooling Administrator Recieves Actual Donated Blocks	71 days?	Fri 10/26/01	Thu 1/31/02	162SS
164	Pooling Begins	71 days?	Fri 10/26/01	Thu 1/31/02	163SS

(1)                                  Task

(2)                                  Split

(3)                                  Progress

(4)                                  Milestone

(5)                                  Summary

(6)                                  Project Summary

(7)                                  External Tasks

(8)                                  External Milestone

(9)                                  Deadline

National Thousands-Block
Pooling Administration	Section 2.0

NeuStar’s Preliminary Project Plan

ID	Task Name	Duration	Start	Finish	Predecessors	Jan 28, ‘01 1/28
165	Block Application Processing [CLIN 0002AD]	71 days?	Fri 10/26/01	Thu 1/31/02
166	Verification of Form Completeness	71 days?	Fri 10/26/01	Thu 1/31/02	164SS
167	Verification of Certification and Proof of Readiness	71 days?	Fri 10/26/01	Thu 1/31/02	166SS
168	Verification of MTE	71 days?	Fri 10/26/01	Thu 1/31/02	167SS
169	Part 3 Response/Verification	71 days?	Fri 10/26/01	Thu 1/31/02	168SS
170	Part 4 Reclamation	71 days?	Fri 10/26/01	Thu 1/31/02	169SS
171	LERG Input	71 days?	Fri 10/26/01	Thu 1/31/02	170SS
172	NPAC Notification	71 days?	Fri 10/26/01	Thu 1/31/02	171SS
173	Pool Forecasting [CLIN 0002AE]	71 days?	Fri 10/26/01	Thu 1/31/02
174	Analysis, Forecast, Donations and Demand	71 days?	Fri 10/26/01	Thu 1/31/02	172SS
175	Opening of CO Codes	71 days?	Fri 10/26/01	Thu 1/31/02	174SS
176	System Maintenance [CLIN 0002AF]	71 days?	Fri 10/26/01	Thu 1/31/02	141
177	Upgrade Software per Maintenance Plan	71 days?	Fri 10/26/01	Thu 1/31/02
178	Daily Back-ups per Maintenance Plan	71 days?	Fri 10/26/01	Thu 1/31/02
179	Network Monitoring	71 days?	Fri 10/26/01	Thu 1/31/02
180	System Monitoring	71 days?	Fri 10/26/01	Thu 1/31/02
181	Data Requirements [CLIN 0002AG]	71 days?	Fri 10/26/01	Thu 1/31/02
182	Quarterly	71 days?	Fri 10/26/01	Thu 1/31/02
183	Monthly	71 days?	Fri 10/26/01	Thu 1/31/02
184	Semi-Annual	71 days?	Fri 10/26/01	Thu 1/31/02
185	Annual	71 days?	Fri 10/26/01	Thu 1/31/02
186	Help Desk [CLIN 0002AH]	71 days?	Fri 10/26/01	Thu 1/31/02
187	Industry Meetings [CLIN 0002AI]	71 days?	Fri 10/26/01	Thu 1/31/02
188	CLIN 0003 Optional Pool Reporting	71 days	Fri 10/26/01	Thu 1/31/02
189	FCC Grants FY 02 Option	1 day?	Thu 1/31/02	Thu 1/31/02
190	Ongoing Operation Phase – FY 02 Option [CLIN 0101]	261 days?	Fri 2/1/02	Fri 1/31/03	189
191	Pool Administration Management Fee [CLIN 0101AA]	261 days?	Fri 2/1/02	Fri 1/31/03
192	Management & Administration	261 days?	Fri 2/1/02	Fri 1/31/03
193	Quality Assurance	261 days?	Fri 2/1/02	Fri 1/31/03
194	Neutrality	261 days?	Fri 2/1/02	Fri 1/31/03
195	Data Security and Privacy Requirements	261 days?	Fri 2/1/02	Fri 1/31/03
196	Staffing	261 days?	Fri 2/1/02	Fri 1/31/03
197	Training	261 days?	Fri 2/1/02	Fri 1/31/03

(1)                                  Task

(2)                                  Split

(3)                                  Progress

(4)                                  Milestone

(5)                                  Summary

(6)                                  Project Summary

(7)                                  External Tasks

(8)                                  External Milestone

(9)                                  Deadline

National Thousands-Block
Pooling Administration	Section 2.0

NeuStar’s Preliminary Project Plan

ID	Task Name	Duration	Start	Finish	Predecessors	Jan 28, ‘01 1/28
198	Pool Implementation Meeting [CIN 0101AB]	261 days?	Fri 2/1/02	Fri 1/31/03
199	Preparation and Notification of Implementation Meetings	261 days?	Fri 2/1/02	Fri 1/31/03
200	Conduct and Facilitate Implementation meetings	261 days?	Fri 2/1/02	Fri 1/31/03
201	Pool Establishment [CIN 0101AC]	261 days?	Fri 2/1/02	Fri 1/31/03
202	Receive Service Forecast Reports	261 days?	Fri 2/1/02	Fri 1/31/03	200SS
203	Receive Service Providers Identification Donated Blocks	261 days?	Fri 2/1/02	Fri 1/31/03	202SS
204	Pooling Adminstrator Assesses Pool	261 days?	Fri 2/1/02	Fri 1/31/03	203SS
205	Pooling Administrator Recieves Actual Donated Blocks	261 days?	Fri 2/1/02	Fri 1/31/03	204SS
206	Pooling Begins	261 days?	Fri 2/1/02	Fri 1/31/03	205SS
207	Block Application Processing [CIN 0101AD]	261 days?	Fri 2/1/02	Fri 1/31/03
208	Verification of Form Completeness	261 days?	Fri 2/1/02	Fri 1/31/03	206SS
209	Verification of Certification and Proof of Readiness	261 days?	Fri 2/1/02	Fri 1/31/03	208SS
210	Verification of MTE	261 days?	Fri 2/1/02	Fri 1/31/03	209SS
211	Part 3 Response/Verification	261 days?	Fri 2/1/02	Fri 1/31/03	210SS
212	Part 4 Reclamation	261 days?	Fri 2/1/02	Fri 1/31/03	211SS
213	LERG Input	261 days?	Fri 2/1/02	Fri 1/31/03	212SS
214	NPAC Notification	261 days?	Fri 2/1/02	Fri 1/31/03	214SS
215	Pool Forecasting [CLIN 0101AE]	261 days?	Fri 2/1/02	Fri 1/31/03
216	Analysis, Forecast, Donations and Demand	261 days?	Fri 2/1/02	Fri 1/31/03	214SS
217	Opening of CO Codes	261 days?	Fri 2/1/02	Fri 1/31/03	216SS
218	System Maintenance [CLIN 0101AF]	261 days?	Fri 2/1/02	Fri 1/31/03
219	Upgrade Software per Maintenance Plan	261 days?	Fri 2/1/02	Fri 1/31/03
220	Daily Back-ups per Maintenance Plan	261 days?	Fri 2/1/02	Fri 1/31/03
221	Network Monitoring	261 days?	Fri 2/1/02	Fri 1/31/03
222	System Monitoring	261 days?	Fri 2/1/02	Fri 1/31/03
223	Data Requirements [CLIN 0101AG]	261 days?	Fri 2/1/02	Fri 1/31/03
224	Quarterly	261 days?	Fri 2/1/02	Fri 1/31/03
225	Monthly	261 days?	Fri 2/1/02	Fri 1/31/03
226	Semi-Annual	261 days?	Fri 2/1/02	Fri 1/31/03
227	Annual	261 days?	Fri 2/1/02	Fri 1/31/03
228	Help Desk [CLIN 0101AH]	261 days?	Fri 2/1/02	Fri 1/31/03
229	Industry Meetings [CLIN 0101AI]	261 days?	Fri 2/1/02	Fri 1/31/03
230	CLIN 0102 Optional Pool Reporting	261 days	Fri 2/1/02	Fri 3/31/03

(1)                                  Task

(2)                                  Split

(3)                                  Progress

(4)                                  Milestone

(5)                                  Summary

(6)                                  Project Summary

(7)                                  External Tasks

(8)                                  External Milestone

(9)                                  Deadline

National Thousands-Block
Pooling Administration	Section 2.0

NeuStar’s Preliminary Project Plan

ID	Task Name	Duration	Start	Finish	Predecessors	Jan 28, ‘01 1/28
231	FCC Grants FY 03 Option	1 day?	Fri 1/31/03	Fri 1/31/03
232	Ongoing Operation Phase – FY 03 Option [CLIN 0201]	260 days?	Mon 2/3/03	Fri 1/30/04	231
233	Pool Administration Management Fee [CLIN 0201AA]	260 days	Mon 2/3/03	Fri 1/30/04
234	Management & Administration	260 days	Mon 2/3/03	Fri 1/30/04
235	Quality Assurance	260 days	Mon 2/3/03	Fri 1/30/04
236	Neutrality	260 days	Mon 2/3/03	Fri 1/30/04
237	Data Security and Privacy Requirements	260 days	Mon 2/3/03	Fri 1/30/04
238	Staffing	260 days	Mon 2/3/03	Fri 1/30/04
239	Training	260 days	Mon 2/3/03	Fri 1/30/04
240	Pool Implementation Meeting [CLIN 0201AB]	260 days	Mon 2/3/03	Fri 1/30/04
241	Preparation and Notification of Implementation Meetings	260 days	Mon 2/3/03	Fri 1/30/04
242	Conduct and Facilitate Implementation meetings	260 days	Mon 2/3/03	Fri 1/30/04
243	Pool Establishment [CLIN 0201AC]	260 days	Mon 2/3/03	Fri 1/30/04
244	Receive Service Forecast Reports	260 days	Mon 2/3/03	Fri 1/30/04	242
245	Receive Service Providers Identification Donated Blocks	260 days	Mon 2/3/03	Fri 1/30/04	244
246	Pooling Adminstrator Assesses Pool	260 days	Mon 2/3/03	Fri 1/30/04	245
247	Pooling Administrator Recieves Actual Donated Blocks	260 days	Mon 2/3/03	Fri 1/30/04	246
248	Pooling Begins	260 days	Mon 2/3/03	Fri 1/30/04	247
249	Block Application Processing [CLIN 0201AD]	260 days	Mon 2/3/03	Fri 1/30/04
250	Verification of Form Completeness	260 days	Mon 2/3/03	Fri 1/30/04	248
251	Verification of Certification and Proof of Readiness	260 days	Mon 2/3/03	Fri 1/30/04	250
252	Verification of MTE	260 days	Mon 2/3/03	Fri 1/30/04	251
253	Part 3 Response/Verification	260 days	Mon 2/3/03	Fri 1/30/04	252
254	Part 4 Reclamation	260 days	Mon 2/3/03	Fri 1/30/04	253
255	LERG Input	260 days	Mon 2/3/03	Fri 1/30/04	254
256	NPAC Notification	260 days	Mon 2/3/03	Fri 1/30/04	255
257	Pool Forecasting [CLIN 0201AE]	260 days	Mon 2/3/03	Fri 1/30/04
258	Analysis, Forecast, Donations and Demand	260 days	Mon 2/3/03	Fri 1/30/04	256
259	Opening of CO Codes	260 days	Mon 2/3/03	Fri 1/30/04	258
260	System Maintenance [CLIN 0201AF]	260 days	Mon 2/3/03	Fri 1/30/04
261	Upgrade Software per Maintenance Plan	260 days	Mon 2/3/03	Fri 1/30/04
262	Daily Back-ups per Maintenance Plan	260 days	Mon 2/3/03	Fri 1/30/04
263	Network Monitoring	260 days	Mon 2/3/03	Fri 1/30/04

(1)                                  Task

(2)                                  Split

(3)                                  Progress

(4)                                  Milestone

(5)                                  Summary

(6)                                  Project Summary

(7)                                  External Tasks

(8)                                  External Milestone

(9)                                  Deadline

National Thousands-Block
Pooling Administration	Section 2.0

NeuStar’s Preliminary Project Plan

ID	Task Name	Duration	Start	Finish	Predecessors	Jan 28, ‘01 1/28
264	System Monitoring	260 days	Mon 2/3/03	Fri 1/30/04
265	Data Requirements [CLIN 0201AG]	260 days	Mon 2/3/03	Fri 1/30/04
266	Quarterly	260 days	Mon 2/3/03	Fri 1/30/04
267	Monthly	260 days	Mon 2/3/03	Fri 1/30/04
268	Semi-Annual	260 days	Mon 2/3/03	Fri 1/30/04
269	Annual	260 days	Mon 2/3/03	Fri 1/30/04
270	Help Desk [CLIN0201AH]	260 days	Mon 2/3/03	Fri 1/30/04
271	Industry Meetings [CLIN 0201AH]	260 days	Mon 2/3/03	Fri 1/30/04
272	CLIN 0202 Optional Pool Reporting	260 days	Mon 2/3/03	Fri 1/30/04
273	FCC Grants FY 04 Option	1 day?	Fri 1/30/04	Fri 1/30/04
274	Ongoing Operation Phase – FY 04 Option [CLIN 0301]	261 days?	Mon 2/2/04	Mon 1/31/05	273
275	Pool Administration Management Fee [CLIN 0301AA]	261 days?	Mon 2/2/04	Mon 1/31/05
276	Management & Administration	261 days?	Mon 2/2/04	Mon 1/31/05
277	Quality Assurance	261 days?	Mon 2/2/04	Mon 1/31/05
278	Neutrality	261 days?	Mon 2/2/04	Mon 1/31/05
279	Data Security and Privacy Requirements	261 days?	Mon 2/2/04	Mon 1/31/05
280	Staffing	261 days?	Mon 2/2/04	Mon 1/31/05
281	Training	261 days?	Mon 2/2/04	Mon 1/31/05
282	Pool Implementation Meeting [CLIN 0301AB]	261 days?	Mon 2/2/04	Mon 1/31/05
283	Preparation and Notification of Implementation Meetings	261 days?	Mon 2/2/04	Mon 1/31/05
284	Conduct and Facilitate Implementation meetings	261 days?	Mon 2/2/04	Mon 1/31/05
285	Pool Establishment [CLIN 0301AC]	261 days?	Mon 2/2/04	Mon 1/31/05
286	Receive Service Forecast Reports	261 days?	Mon 2/2/04	Mon 1/31/05	284SS
287	Receive Service Providers Identification Donated Blocks	261 days?	Mon 2/2/04	Mon 1/31/05	286SS
288	Pooling Adminstrator Assesses Pool	261 days?	Mon 2/2/04	Mon 1/31/05	287SS
289	Pooling Administrator Recieves Actual Donated Blocks	261 days?	Mon 2/2/04	Mon 1/31/05	288SS
290	Pooling Begins	261 days?	Mon 2/2/04	Mon 1/31/05	289SS
291	Block Application Processing [CLIN 0301AD]	261 days?	Mon 2/2/04	Mon 1/31/05
292	Verification of Form Completeness	261 days?	Mon 2/2/04	Mon 1/31/05	290SS
293	Verification of Certification and Proof of Readiness	261 days?	Mon 2/2/04	Mon 1/31/05	292SS
294	Verification of MTE	261 days?	Mon 2/2/04	Mon 1/31/05	293SS
295	Part 3 Response/Verification	261 days?	Mon 2/2/04	Mon 1/31/05	294SS
296	Part 4 Reclamation	261 days?	Mon 2/2/04	Mon 1/31/05	295SS

(1)                                  Task

(2)                                  Split

(3)                                  Progress

(4)                                  Milestone

(5)                                  Summary

(6)                                  Project Summary

(7)                                  External Tasks

(8)                                  External Milestone

(9)                                  Deadline

National Thousands-Block
Pooling Administration	Section 2.0

NeuStar’s Preliminary Project Plan

ID	Task Name	Duration	Start	Finish	Predecessors	Jan 28, ‘01 1/28
297	LERG Input	261 days?	Mon 2/2/04	Mon 1/31/05	296SS
298	NPAC Notification	261 days?	Mon 2/2/04	Mon 1/31/05	297SS
299	Pool Forecasting [CLIN 0301AE]	261 days?	Mon 2/2/04	Mon 1/31/05
300	Analysis, Forecast, Donations and Demand	261 days?	Mon 2/2/04	Mon 1/31/05	298SS
301	Opening of CO Codes	261 days?	Mon 2/2/04	Mon 1/31/05	300SS
302	System Maintenance [CLIN 0301AF]	261 days?	Mon 2/2/04	Mon 1/31/05
303	Upgrade Software per Maintenance Plan	261 days?	Mon 2/2/04	Mon 1/31/05
304	Daily Back-ups per Maintenance Plan	261 days?	Mon 2/2/04	Mon 1/31/05
305	Network Monitoring	261 days?	Mon 2/2/04	Mon 1/31/05
306	System Monitoring	261 days?	Mon 2/2/04	Mon 1/31/05
307	Data Requirements [CLIN 0301AG]	261 days?	Mon 2/2/04	Mon 1/31/05
308	Quarterly	261 days?	Mon 2/2/04	Mon 1/31/05
390	Monthly	261 days?	Mon 2/2/04	Mon 1/31/05
310	Semi-Annual	261 days?	Mon 2/2/04	Mon 1/31/05
311	Annual	261 days?	Mon 2/2/04	Mon 1/31/05
312	Help Desk [CLIN 0301AH]	261 days?	Mon 2/2/04	Mon 1/31/05
313	Industry Meetings [CLIN 0301AH]	261 days?	Mon 2/2/04	Mon 1/31/05
314	CLIN 0302 Optional Pool Reporting	261 days?	Mon 2/2/04	Mon 1/31/05
315	FCC Grants FY 05 Option	1 day?	Mon 1/31/05	Mon 1/31/05
316	Ongoing Operation Phase – FY 05 Option [CLIN 0401]	261 days?	Tue 2/1/05	Tue 1/31/06	315
317	Pool Administration Management Fee [CLIN 0401AA]	261 days?	Tue 2/1/05	Tue 1/31/06
318	Management & Administration	261 days?	Tue 2/1/05	Tue 1/31/06
319	Quality Assurance	261 days?	Tue 2/1/05	Tue 1/31/06
320	Neutrality	261 days?	Tue 2/1/05	Tue 1/31/06
321	Data Security and Privacy Requirements	261 days?	Tue 2/1/05	Tue 1/31/06
322	Staffing	261 days?	Tue 2/1/05	Tue 1/31/06
323	Training	261 days?	Tue 2/1/05	Tue 1/31/06
324	Pool Implementation Meeting [CLIN 0401AB]	261 days?	Tue 2/1/05	Tue 1/31/06
325	Preparation and Notification of Implementation Meetings	261 days?	Tue 2/1/05	Tue 1/31/06
326	Conduct and Facilitate Implementation meetings	261 days?	Tue 2/1/05	Tue 1/31/06
327	Pool Establishment [CLIN 0401AC]	261 days?	Tue 2/1/05	Tue 1/31/06
328	Receive Service Forecast Reports	261 days?	Tue 2/1/05	Tue 1/31/06	326SS
329	Receive Service Providers Identification Donated Blocks	261 days?	Tue 2/1/05	Tue 1/31/06	328SS

(1)                                  Task

(2)                                  Split

(3)                                  Progress

(4)                                  Milestone

(5)                                  Summary

(6)                                  Project Summary

(7)                                  External Tasks

(8)                                  External Milestone

(9)                                  Deadline

National Thousands-Block
Pooling Administration	Section 2.0

NeuStar’s Preliminary Project Plan

ID	Task Name	Duration	Start	Finish	Predecessors	Jan 28, ‘01 1/28
330	Pooling Adminstrator Assesses Pool	261 days?	Tue 2/1/05	Tue 1/31/06	329SS
331	Pooling Administrator Recieves Actual Donated Blocks	261 days?	Tue 2/1/05	Tue 1/31/06	330SS
332	Pooling Begins	261 days?	Tue 2/1/05	Tue 1/31/06	331SS
333	Block Application Processing [CLIN 0401AD]	261 days?	Tue 2/1/05	Tue 1/31/06
334	Verification of Form Completeness	261 days?	Tue 2/1/05	Tue 1/31/06	332SS
335	Verification of Certification and Proof of Readiness	261 days?	Tue 2/1/05	Tue 1/31/06	334SS
336	Verification of MTE	261 days?	Tue 2/1/05	Tue 1/31/06	335SS
337	Part 3 Response/Verification	261 days?	Tue 2/1/05	Tue 1/31/06	336SS
338	Part 4 Reclamation	261 days?	Tue 2/1/05	Tue 1/31/06	337SS
339	LERG Input	261 days?	Tue 2/1/05	Tue 1/31/06	338SS
340	NPAC Notification	261 days?	Tue 2/1/05	Tue 1/31/06	339SS
341	Pool Forecasting [CLIN 0401AE]	261 days?	Tue 2/1/05	Tue 1/31/06
342	Analysis, Forecast, Donations and Demand	261 days?	Tue 2/1/05	Tue 1/31/06	340SS
343	Opening of CO Codes	261 days?	Tue 2/1/05	Tue 1/31/06	342SS
344	System Maintenance [CLIN 0401AF]	261 days?	Tue 2/1/05	Tue 1/31/06
345	Upgrade Software per Maintenance Plan	261 days?	Tue 2/1/05	Tue 1/31/06
346	Daily Back-ups per Maintenance Plan	261 days?	Tue 2/1/05	Tue 1/31/06
347	Network Monitoring	261 days?	Tue 2/1/05	Tue 1/31/06
348	System Monitoring	261 days?	Tue 2/1/05	Tue 1/31/06
349	Data Requirements [CLIN 0401AG]	261 days?	Tue 2/1/05	Tue 1/31/06
350	Quarterly	261 days?	Tue 2/1/05	Tue 1/31/06
351	Monthly	261 days?	Tue 2/1/05	Tue 1/31/06
352	Semi-Annual	261 days?	Tue 2/1/05	Tue 1/31/06
353	Annual	261 days?	Tue 2/1/05	Tue 1/31/06
354	Help Desk [CLIN 0401AH]	261 days?	Tue 2/1/05	Tue 1/31/06
355	Industry Meetings [CLIN 0401AI]	261 days?	Tue 2/1/05	Tue 1/31/06
356	CLIN 0402 Optional Pool Reporting	261 days	Tue 2/1/05	Tue 1/31/06
357	Project Close-out (Transition to Successor)	1044 days?	Thu 1/31/02	Tue 1/31/06
358	Transition to Successor if Option Year 1 Not Granted	1 day?	Thu 1/31/02	Thu 1/31/02
359	Transition to Successor if Option Year 2 Not Granted	1 day?	Fri 1/31/03	Fri 1/31/03
360	Transition to Successor if Option Year 3 Not Granted	1 day?	Fri 1/30/04	Fri 1/30/04
361	Transition to Successor if Option Year 4 Not Granted	1 day?	Mon 1/31/05	Mon 1/31/05

National Thousands-Block
Pooling Administration	Section 2.0

NeuStar’s Preliminary Project Plan

362	Transition to Successor if all Option Years Granted	1 day?	Tue 1/31/06	Tue 1/31/06	189,231,273,315

(1)                                  Task

(2)                                  Split

(3)                                  Progress

(4)                                  Milestone

(5)                                  Summary

(6)                                  Project Summary

(7)                                  External Tasks

(8)                                  External Milestone

(9)                                  Deadline

National Thousands-Block
Pooling Administration	Section 2.0

Refine and Finalize the National System Project Development Plan (CLIN 0001AA-0001AAB)

During this brief phase, the National Pooling Technical Team will revise the internal development project plan and schedule based on the actual award date.  In addition, all tasks and dependencies will be verified for compliance with the date change.  The final internal plan and schedule will then be completed and delivered.

System Functional Requirements (CLIN 0001AB-0001ABD)

During the Functional Requirements Document phase, we will finalize the specifications for a complete requirements document that identifies the features necessary for the National System.  This will provide a blueprint for the development team who will logically group functions within the system.  All requirements mentioned in this document will be capable of being tested, modified, and traced.  Furthermore, each requirement will clearly define the business logic, be detailed to the configuration item level, and be defined in a set of system/segment design documents.

Our ability to deliver a fully migrated National Pooling application efficiently and on time is significantly enhanced because of our knowledge of the State Pooling System (State System) requirements. Our development team will be able to swiftly begin finalizing the high-level design.  We anticipate that this phase of the project will take three (3) weeks to complete.

System Design (CLIN 0001AC-0001ACJ)

During the design phase, our experienced Senior Systems Architect will compare our current State System to the National System, identify differences, and prioritize them.  This will create the baseline for our Detail Design Document and fulfill the CDRL-CLIN0001AHC requirement.  During this phase, we will also revise external design screens, reformat reports, and convert tasks we are currently performing manually to a mechanized software process.

National Thousands-Block
Pooling Administration	Section 2.0

System Development (CLIN 0001AD-0001ADB)

Using the software from our State System as a base, we will develop the National System.  Using existing software modules reduces the effort to develop the National System greatly, and we have passed the savings in development costs back to the Commission.  The National System application software will be coded, debugged, documented, and tested (Unit Code test).  Databases and files will be initialized.  The National System will be fully developed along with migrations scripts for full integration between NeuStar’s current, functional State System and the National System.

System/Integration Testing (CLIN 0001AE-0001AEG)

Once the National System is fully developed, it will be ready for testing.  Test plans executed during this phase will be derived from criteria found in the Functional Requirements and Detail Design documentation.  All required production scenarios and alternatives will be executed during system/integration testing.   NeuStar will be testing against historical data provisioned by the current State Pooling System.   Integration testing will be comprised of all files, databases, system software, and other required links.  Our highly skilled Quality Assurance Engineers will conduct the following tests during this phase: Individual Functional Testing, Regression Testing, Performance Testing, Data Migration Testing, Load-Balancing Testing, and Functional Requirements Testing.

System Acceptance (UAT)-(CLIN 0001AF-0001AFB)

This phase complies with the System Acceptance Plan (CDRL), which will be delivered on the 75th calendar day from award.  Functional and Performance testing with selected participants will be completed and results from the testing will be forwarded to the Commission. Upon approval by the Commission, the National System will be accepted and CLIN 0001 will be satisfied.  After system acceptance, we will proceed with deployment based on the rollout schedule.

National Thousands-Block
Pooling Administration	Section 2.0

Pooling Administration Service Implementation (CLIN 0001AG)

Immediately upon contract award, we will begin building our National Pooling Administration operations support and facilities.   Based on our extensive experience initiating and supporting new business, we will mandate the following internal deliverables (non-CDRLs) to facilitate and manage this operation build-out.

Internal Project Planning (Non-CDRL) (CLIN 0001AGA)

It has been our experience that internal project planning documentation during a new business implementation lifecycle will provide concise direction and define how key tasks will be managed to completion.   NeuStar’s Program Management will meet and finalize the following required internal project plan deliverables:

Finalize Project Plan – The NeuStar National PA Management team will finalize the internal Project Plan assuring critical path tasks are managed appropriately during this build-out phase.  They will ensure the plan reflects any date changes, provides scope for all phases of the plan and associated activities, and all tasks are appropriately measured.

Develop State PA System to National PA System Migration Plan – The National PA System Migration Plan is a unique document associated with this lifecycle and will detail an extensive deployment plan for migrating our current State System to the National System.

Finalize Staffing Plan – NeuStar’s Program Management team will finalize the National Pooling Administration team’s Staffing Plan.  The output from this process provides the resource requirements from the work breakdown structure including a description of the types and the quantities needed for each element.  It will outline the policies and procedures for hiring new employees to ensure that all the Commission and internal requirements are met including obtaining the necessary background checks required by the Commission.  In it, we will affirm the physical resources and quantities required to perform and support the National Pooling Administration activities. We have included a staffing matrix, which reflects the support level for the activities associated with the National System. (Refer to Staffing Matrix at the end of this Section 2.2)

National Thousands-Block
Pooling Administration	Section 2.0

Finalize Facility Plan – The Facility Plan will include a blueprint for NeuStar’s National Pooling Administration system and operational facilities in Concord, California; Sterling, Virginia; and Chicago, Illinois.  Key stakeholders and their responsibilities will be affirmed to ensure we meet our facility requirements on schedule.

Finalize Equipment Plan – The Equipment Plan will address the purchasing, installation, testing, and approval process for all equipment purchased to support the operational and system requirements of the National Pooling Administration team.  We will provide source and support documents for the products we obtain as well.  Key stakeholders and their responsibilities will be delineated.

Finalize Change Management Plan – In NeuStar’s Program Management experience, the deployment of a new business venture requires a Change Management Plan.  Our Change Management Plan will identify all key stakeholders to ensure the project lifecycle is not negatively impacted, describe the influencing factors that determine a change has transpired, and manage the actual changes as they occur.

Finalize Communications Plan – The Communications Plan will provide an overview of how the National Pooling Administration team will effectively communicate throughout the entire organization.   It will identify the key personnel who will impact communications between the Commission and the industry, and outline the process required to ensure timely and appropriate generation, collection, dissemination, storage, and ultimate disposition of project information to them.

Finalize Training Plan –NeuStar’s National Pooling Administration team recognizes that enhancements to operations and systems requires both internal and external training, and our Training Plan will outline how this training will be conducted.  It will also describe what will be provided during the training timeline.

Finalize Methods and Procedures – We will finalize and document all Methods and Procedures so employees can continue to conduct business effectively in the event of employee departures and/or Disaster Recovery.  This document will be beneficial to all new National Pooling Administration employees as a training tool, too.

National Thousands-Block
Pooling Administration	Section 2.0

Finalize Performance Metrics – Our final Performance Metrics, which are based on our current performance metrics used by us as the Interim PA for twelve states, will serve as a monitoring tool to determine how effectively NeuStar’s Pooling Administration team performs.  These metrics, which involve collecting and disseminating performance data so stakeholders know how resources are being used to achieve project objectives, will be provided to the Commission as required.  This process will include: Status Reporting – describing where the project now stands; and Progress Reporting – describing what the project team has accomplished.

Equipment and Material Acquisition (CLIN 0001AGB)

Every task required for providing necessary equipment and materials to effectively support the National Pooling Administration System and Operations environment will be included and outlined in this phase of our Project Plan. We will execute the tasks required for configuring the National Pooling administration environments in Sterling, Virginia, Chicago Illinois, and Concord, Calif.  The tasks that will be completed in this phase include installing/implementing the network, configuring hardware, establishing vendor lists and contacts, designing furniture layout, and ordering office equipment and supplies.  For further information, please see the Bill of Materials in the Cost Volume.

PA System Development and COTS –This task covers the activities to purchase the development environment and COTS used for development that will reside on System Engineering personal computers and on the National PA Back-up/Testing/Development System.

Help Desk Software – This task covers activities (i.e., purchase/install, etc.) related to implementing our knowledge-based Help Desk software: “HelpDesk Expert.” After installation, we will rigorously test the software to confirm its ability to support the client.   “Help-Desk Expert” is 100% web-based and extremely user-friendly so there will be no time-consuming and/or expensive training required for customers and the Help Desk staff.

Purchase and Install National System Production Environment – During this phase, NeuStar’s highly skilled National Pooling Administration technical operations will configure and test the system’s primary environment to ensure its integrity.  Our Operations team in Concord will purchase, install, and test the staff’s personal computers and peripherals (i.e., diskettes, prior to production).  Other required application-support products will be purchased at this time.

National Thousands-Block
Pooling Administration	Section 2.0

Facilities Preparation (CLIN 0001AGC)

The following tasks and subtasks will be required to prepare NeuStar sites for the National System and Operations as defined in NeuStar’s Program Management’s Facility Plan:

•                  Execute Concord leasehold improvements—secure our operations facility; acquire furniture and other office infrastructure items; finalize floor plan design requirements; map positions to work stations; obtain permits; order telecommunications links; set up on-site transition office; order and install both WAN and LAN communications equipment; test the required physical security; order and install telecommunications equipment; order 800 service/business lines; establish the customer service policy statements;  determine type of headsets required for Help Desk; construction of PBX installation; and establish records for security, cleaning, vending; obtain Certificate of Occupancy

•                  Execute Sterling and Chicago leasehold improvements – order and install both WAN and LAN communications equipment needed for this contract; test both WAN and LAN communications infrastructure; test the required physical security; install and integrate the National System’s hardware and software, equipment, and conduct tests to prime Testing and Production environments; and build-out secure National System.

Staffing (CLIN 0001AGD)

NeuStar will ensure excellent service and support to the telecommunications industry by providing high quality, reliable, and responsive staff in a cost-effective manner.   Our Staffing Implementation Plan calls for a phased transition of all our existing staff from our state pooling trials to the National PA.

Training (CLIN 0001AGE)

NeuStar provides training to its employees to ensure their skills are current so they can continue to provide optimal customer service, and we consider an effective Training Plan to be an essential component of our implementation and staffing plans. We have devised an internal one that incorporates four key training areas: neutrality, position-specific, help-desk, and National System operations.  During this phase, our experienced Pooling Team will establish training material requirements, develop any necessary training manuals, and create a schedule so they can train our staff as they migrate to the National System.

National Thousands-Block
Pooling Administration	Section 2.0

Migrate State Pooling Trials (CLIN 0001AGF)

Upon award, NeuStar will migrate existing non-NeuStar-administered state pooling trials to our existing state platform.  This simple step provides consistency between all state trials for SPs who operate in multiple states in addition to minimizing future database inconsistencies.

NeuStar will contact states, the NAPM LLC and other state trial vendor(s), to negotiate an orderly transition.  NeuStar will then contact existing trial participants to notify them of the details and date of the transition.  Depending on state orders (if required), completion will be within 60 days of award.

After the National System passes System Acceptance, data from the existing NeuStar database will be loaded on day 271.  The data will be verified, and the system will be live for all previous state trial participants on the same day, providing a seamless immediate transition for previous state pooling participants.

Unlike other vendors, NeuStar has the majority of state trial data existing in our database today and can easily incorporate the additional state trials.  NeuStar is the only vendor that can facilitate a short, seamless transition from existing state trials to our proposed National System.

Data Requirements (CDRLs – CLIN 0001AH)

NeuStar’s Program Management will develop and submit all CDRLs required during this phase.  We will define the scope, perform research analysis, and compile and write the systems and operations elements for the data requirements listed below:

Implementation Plan (CLIN 0001AHA)

This document will provide the Commission with a rollout schedule for NeuStar’s National systems and operations.  Due to our unmatched pooling administration experience and our innovative Pooling Assessment ToolSM, and as a demonstration of this experience, NeuStar has already developed an initial Preliminary Implementation Plan.  This plan is located in Section 2.5 of this Technical and Management Proposal.  We will refine our Preliminary Implementation Plan and deliver this refined plan on the 30th calendar day after contract award.

National Thousands-Block
Pooling Administration	Section 2.0

Security Plan (CLIN 0001AHB)

Our Security Plan will outline all required security measures for protecting the data stored by the National System and will be submitted to the Commission on the 45th calendar day after contract award.   The plan will describe in detail the measures implemented to secure each service provider’s confidential and proprietary information, prevent unauthorized access to our system and sites, and ensure the security of the National Pooling Administration Operation.

System Documentation Plan (CLIN 0001AHC)

This document will be developed and submitted 60 calendar days after contract award.  Included in it will be specific guidelines for the installation, operation, and management of the National System as well as guidelines and procedures for maintaining and upgrading it.

Disaster/Continuity Plans (CLIN 0001AHD)

We will develop and submit a detailed Disaster/Continuity Plan 60 calendar days after contract award.  This Plan will describe in detail how the National System and operations will function in the event of a disaster.   Information will be provided regarding key personnel; operational and system methods and procedures; and the continued support to the telecommunications industry in the event of a disaster.

Statistical Forecasting (CLIN 0001AHE)

We will develop and submit this forecast 60 calendar days after contract award.  It will provide a description of the forecast analysis filed for each rate area inventory pool and include an estimate of the number of thousands-blocks available to meet the needs of participating service providers.

Management Reporting (CLIN 0001AHF)

The Management Reporting CDRL will be submitted 60 calendar days after contract award, and will include required recurring reports, ad hoc report development, system-generated reports, and reports generated by our Help Desk software.

National Thousands-Block
Pooling Administration	Section 2.0

System Acceptance Plan (CLIN0001AHG)

The System Acceptance Plan will be submitted 75 calendar days after contract award and will define the guidelines for testing the National System.

Software Quality Assurance Plan (CLIN 0001AHH)

The Software Quality Assurance Plan will be submitted within 120 calendar days after contract award. This document will provide the standards for developing and maintaining the National System.   These standards will adhere to the required Software Quality Assurance measurements and apply to the following: Management, Requirements, System Design, Quality Assurance Plan, Configuration Management, Quality Assurance Plan (Testing), Code Control, Methodologies, Training, and Documentation.

Software Transition Plan (CLIN 0001AHI)

The Software Transition Plan will provide the step-by-step process required for an organized transition to the National System.  The plan will cover software and hardware (i.e., license transferability, software tools, etc.) migration and will outline the requirements for maintaining the National System.  This plan will be submitted within 180 calendar days following the contract award.

Maintenance Plan (CLIN 0001AHJ)

The Maintenance Plan will outline in detail NeuStar’s National Pooling Administration team maintenance schedule over the next four (4) years.   It will include the tasks associated with maintaining the web site, uploading files, communicating with Internet service providers, daily back-ups, e-mail, and database administration in addition to all other key maintenance subjects relating to software and hardware.  We will develop and submit the Maintenance Plan within 150 calendar days of contract award.

National Thousands-Block
Pooling Administration	Section 2.0

Program Management and Administration (CLIN 0001AJ)

During this phase, all quality assurance tasks are accomplished, which includes monthly meetings with the industry until the first set of NPAs has been implemented.  The meetings will be held to ensure that the National System is designed and deployed according to the Commission guidelines.  A joint team effort between NeuStar’s Program Management team and the Commission will ensure delivery of a high-quality application.

This task also covers NeuStar’s management and administration task involving Neutrality training.  All Data Security and Privacy requirements will be delivered as set forth by the Commission’s schedule.  NeuStar’s Program Management team will adhere to delivery of monthly, quarterly, semi-annual, and annual reports.  It will be the key responsibility of NeuStar’s Program Management to monitor and ensure all deliverables are efficiently delivered.

2.2.2   Ongoing Operations Phase (CLINS 0002, 0101, 0201, 0301 and 0401)

Pool Administration Management Fee (CLINS 0002AA, 0101AA, 0201AA, 0301AA and 0401AA)

The overall ongoing management of the Pooling Administration Center and the implementation process is embodied in this CLIN. Subtasks include all general management and administrative functions such as supervision, staffing and training; quality assurance and continuing process improvement efforts; neutrality and compliance data; and data security and privacy requirements.

Pool Implementation Meeting (CLINS 0002AB, 0101AB, 0201AB, 0301AB and 0401AB)

This covers all the activities associated with organizing, conducting, and posting information from First Implementation Meetings per INC Thousand Block Pooling Administration Guidelines.

Pool Establishment (CLINS 0002AC, 0101AC, 0201AC, 0301AC and 0301AC)

Milestones established during the pooling implementation meeting will be completed in the Pool Establishment Phase.

National Thousands-Block
Pooling Administration	Section 2.0

Block Application Processing (CLINS 0002AD, 0101AD, 0201AD, 0301AD and 0401AD)

Application processing will be executed by our PAs using the National System.

Pool Forecasting (CLINS 0002AE, 0101AE, 0201AE, 0301AE, 0401AE)

This CLIN relates to the specific forecasting of pool requirements from the current CO code administrator.

System Maintenance (CLINS 0002AF, 0101AF, 0201AF, 0301AF and 0401AF)

Once the National System is released, maintenance will begin. This responsibility will apply under CLIN 0002 for the remaining part of the first contract year and will occur in subsequent recurring CLINs throughout the remaining four years of the contract.  During the lifecycle of the National System contract, our experienced technical operations group will support the system. All network and system segments will be monitored, and hardware will be maintained and upgraded appropriately.  Our objective will be to keep the system functioning at an acceptable level throughout the duration of the contract. If the applications need to change, we will update the original applications parameters and algorithms once we receive a Statement of Work.

Data Requirements (CLINS 0002AG, 0101AG, 0201AG, 0301AG and 0401AG)

This phase will consist of identifying the tasks associated with the Management Reporting Plan and provisioning all reports required from the National System.  All reports will be scheduled during this phase. The tasks will include preparing data and publications, and modifying and maintaining all of the required reports mentioned below:

•                  Monthly – Status reports submitted to the Commission and NANPA regarding the status of each rate area in the pool’s inventory.  Other monthly reports will be provided on system performance and staffing

•                  Quarterly Reports – Pooling matrices containing information to be utilized in assessing the rewards and implementation of pooling

•                  Semi-Annual – A report of forecasted demand from service providers participating in pooling will be distributed to the Commission and NANPA as well as a status report on each rate area’s pool inventory

National Thousands-Block
Pooling Administration	Section 2.0

•                  Annual – A report will be prepared for the Commission providing a status on the overall performance of National Pooling Administration and summarizing the significant milestones accomplished during the previous year, identifying existing and potential pooling areas, forecasts, system and performance metrics, and aggregated totals by service providers and pools

Help Desk (CLINS 0002AH, 0101AH, 0201AH, 0301AH and 0401AH)

This task will cover all activities associated with managing the Help Desk including development of methods and procedures for processing trouble tickets, reporting service-affecting activities to customers, and developing and maintaining the necessary performance measurement reports.

Industry Meetings (CLINS 0002AI, 0101AI, 0201AI, 0301AI and 0401AI)

This task will detail the functions associated with maintaining active participation in all industry meetings affecting number pooling.   NeuStar’s National Pooling Team will prepare for and regularly attend industry forums such as INC, CIGRR, and NANC and continue to provide strong support to the industry.

Optional Pool Reporting (CLIN 0003, CLIN 0102, CLIN 0202, CLIN 0302, CLIN 0402)

Aggregated NPA rate area pool status reports will be accessible to State and Federal Regulators via the public portion of the web site.  As our State System does today, our National System will also be able produce the same NPA rate area pool status reports using disaggregated, service-provider specific data as applicable.  Per the Commission Orders, these disaggregated reports will be available to State and Federal Regulators from the private portion of the web site.

If there is a requirement to produce more reports that are not a part of the standard suite of aggregated and disaggregated NPA rate area pool reports, also known as ad hoc reports, during the initial pooling rollout phase or other times during the contract period, and if that requirement has a cost impact on the contract as proposed and awarded, NeuStar will notify the Contracting Officer.

National Thousands-Block
Pooling Administration	Section 2.0

2.2.3                     Project Close-out (Transition to Successor)

The last major phase of the National System project’s lifecycle is the Transition to Successor.  Transition occurs once all objectives have been accomplished and the Commission has accepted the final product upon contract close-out.  Transition can also occur if and when the Commission determines a termination of contract is required.  Upon contract close-out, both product verification and contract terms and conditions verification will occur. All tasks associated with the transition of the National Pooling Administration System to a Successor will be clearly and distinctly specified in the Transition Plan CDRLs.

2.2.4                     Project Plan Participants

In our Preliminary Project Plan (Exhibit 2-1 above), NeuStar is a participant in all tasks except for the following task numbers: 1, 43, 44, 189, 231, 273, and 315.

The Commission is a participant in the following task numbers: 1, 43, 44, 116, 119, 122, 125, 128, 131, 134, 137, 140, 143, 182, 183, 184, 185, 188, 189, 224, 225, 226, 227, 230, 231, 266, 267, 268, 269, 272, 273, 308, 309, 310, 311, 314, 315, 350, 351, 352, 353, 356, 358, 359, 360, 361, and 362.

The service providers are participants in the following task numbers: 39, 108, 110, 157, 158, 160, 161, 163, 164, 166, 167, 168, 169, 170, 174, 175, 184, 185 186, 187, 199, 200, 202, 203, 205, 206, 208, 209, 210, 211, 212, 216, 217, 226, 227, 228, 229, 241, 242, 244, 245, 247, 248, 250, 251, 252, 253, 254, 258, 259, 268, 269, 270, 271, 283, 284, 286, 287, 289, 290, 292, 293, 294, 295, 296, 310, 311, 312, 313, 325, 326, 328, 329, 331, 332, 334, 335, 336, 337, 338, 342, 343, 352, 353, 354, and 355.

The NANPA is a participant in the following task numbers: 175, 184, 187, 217, 226, 229, 259, 268, 271, 301, 310, 313, 343, 352, 355

The NPAC is a participant in the following task numbers: 164, 172, 214, 256, 298, and 340.

National Thousands-Block
Pooling Administration	Section 2.0

State Regulators are participants in the following task numbers: 104, 105, 158, 170, 181, 186, 187, 188, 200, 212, 223, 228, 229, 230, 242, 254, 265, 270, 271, 272, 284, 296, 307, 312, 313, 314, 326, 338, 349, 354, 355, and 356.

The LERG/TRA Vendor is a participant in the following task numbers: 171, 213, 255, 297, and 339.

Any Successor PA is a participant in the following task numbers: 358 through 362.

2.2.5                     Preliminary Implementation Plan

A comprehensive implementation plan is critical to the success of national pooling. There are currently more than 35 NPAs involved in state trials and 35 more forecasted or scheduled to begin trials prior to the national rollout, and the implementation plan must not disrupt them. With this proposal, NeuStar is presenting a complete rollout schedule of all NPAs in order to allow the Commission, the states, and service providers sufficient time to evaluate this important factor. This schedule incorporates all of the Commission’s requirements, plus additional information from NeuStar’s innovative Pooling Assessment Tool (PATsm).

To ease the task of developing the rollout schedule for the implementation of thousands-block number pooling in all LNP-capable areas, we developed and utilized PATsm to determine the specific benefits each NPA derives from pooling. This method, used in addition to the commission-prescribed requirements, provides information about the maximum benefit obtainable from pooling and its subsequent effect on extending the life of the NANP.  Although it is not required in the proposal specifications, we have also provided a proposed implementation listing of the NPAs not included in the top 100 MSAs.  See Exhibit 2-2 for our proposed rollout schedule.

Determining the Rollout Schedule

The Commission requires the selected contractor to provide a proposed rollout schedule to the Common Carrier Bureau and the states within 60 days after selection [2.10.3]. According to the requirements, the rollout schedule must incorporate the following:

•                  Seven NPAC regions [2.10.2.1 and 2.10.7]

National Thousands-Block
Pooling Administration	Section 2.0

•                  NPAs currently in state trials (operational and those in the implementation process) [2.10.2.3]

•                  NPAs in the top 100 MSAs [2.10.2.4 and 2.10.6]

•                  NPAs in jeopardy in top MSAs [2.10.2.3]

National Thousands-Block
Pooling Administration	Section 2.0

Thousands-Block  Number Pooling Rollout Schedule

		Northeast		Mid-Atlantic			Southeast
	NPA	STATE	Largest Associated MSA	NPA	STATE	Largest Associated MSA	NPA	STATE	Largest Associated MSA
Effective State Trials	212 718 716 603 207 516 518 860	NY NY NY NH ME NY NY CT	New York, NY New York, NY Buffalo-Niagra Falls, NY Portsmouth-Rochester, NH-Me Portland, ME Nassau-Suffolk, NY Albany-Schenectady-Troy, NY Hartford, CT
State Trials Turnup in Progress	315 914 845 646 347 203	NY NY NY NY NY CT	Rochester, NY New York, NY Newburgh, NY-PA New York, NY New York, NY New Haven-Meriden, CT	610/484	PA	Philadelphia, PA	954 561 904 615	FL FL FL TN	Fort Lauderdale, FL West Palm Beach-Boca-Raton, FL Jacksonville, FL Nashville, TN
State Trials Forecasted for 2001	631 339 351 917 607	NY MA MA NY NY	Nassau-Suffolk, NY Boston, MA Boston, MA New York, NY Binghamton, NY	540 804 571/703 757	VA VA VA VA	Washington, DC Richmond-Petersburg, VA Washington, DC Norfolk-Va. Beach-Newport News, VA	704-980 305/786 901/731 919	NC FL TN NC	Charlotte-Gastonia-Rock Hill, NC Miami, FL Memphis, TN Raleigh-Durham-Chapel Hill, NC
1Q02	617/857 508/774 401	MA MA RI	Boston, MA Boston, MA Providence-Fall River-Warwick, RI	412/724/878 973 732	PA NJ NJ	Pittsburgh, PA Newark, NJ Middlesex-Somerset-Hunterdon, NJ	504/985 678/770 407/321	LA GA FL	New Orleans, LA Atlanta, GA Orlando, FL
2Q02	413 802	MA VT	Springfield, MA Burlington, VT	410/443 201 302	MD NJ DE	Washington, DC Bergen-Passaic, NJ Grand Rapids-Muskegon-Holland, MI	334 606 931	AL KY TN	Mobile, AL Cincinnati, OH Clarksville-Hopkinsville, TN-KY

National Thousands-Block
Pooling Administration	Section 2.0

Thousands-Block  Number Pooling Rollout Schedule

		Northeast		Mid-Atlantic			Southeast
	NPA	STATE	Largest Associated MSA	NPA	STATE	Largest Associated MSA	NPA	STATE	Largest Associated MSA
3Q02				215/267/445 202 717	PA DC PA	Philadelphia, PA Washington, DC Harrisburg-Lebanon-Carlisle, PA	225 813 252	LA FL NC	New Orleans, LA Tampa-St. Petersburg-Clearwater, FL Norfolk-Va. Beach-Newport News, VA
4Q02				908 856 240/301	NJ NJ MD	Newark, NJ Philadelphia, PA Washington, DC	352 864 662	FL SC MI	Tampa-St. Petersburg-Clearwater, FL Greenville-Spartanburg-Anderson, NC Memphis, TN
1Q03				570 609 304	PA NJ WV	Allentown-Bethlehem-Easton, PA Philadelphia, PA Huntington-Ashland, WV-KY-OH	205 727 865	AL FL TN	Birmingham, AL Tampa-St. Petersburg-Clearwater, FL Scranton-Wilkes-Barre-Hazleton, PA
2Q03				814	PA	Erie, PA	423 502 803	TN KY SC	Scranton-Wilkes-Barre-Hazleton, PA Louisville, KY Charlotte-Gastonia-Rock Hill, NC
3Q03							843 404 336	SC GA NC	Charleston-North Charleston, SC Atlanta, GA Greensboro-Winston-Salem-High Point, NC
4Q03							941 601 912	FL MS GA	Tampa-St. Petersburg-Clearwater, FL Hattiesburg, MS Macon, GA
1Q04							478 229 318	GA GA LA	Macon, GA Albany, GA Alexandria, LA

Notes:

1.               Proposed schedule is ranked based on maximum extension of the life of an NPA using the NeuStar PAT.

2.               All NPAs noted in bold type are NPAs in which delegated authority has been granted by the FCC.

3.               All NPAs noted with light blue background are in top 100 MSAs.  All NPAs in yellow are not in top 100 MSAs.

National Thousands-Block
Pooling Administration	Section 2.0

Thousands-Block  Number Pooling Rollout Schedule

		Northeast		Mid-Atlantic			Southeast
	NPA	STATE	Largest Associated MSA	NPA	STATE	Largest Associated MSA	NPA	STATE	Largest Associated MSA
2Q04							228 828 863	MS NC FL	Biloxi-Gulfport-Pascagoula, MS Hickory-Morgantown-Lenoir, NC Lakeland-Winter Haven, FL
3Q04							910 256 337	NC AL LA	Fayetteville, NC Huntsville, AL Lafayette, LA
4Q04							859 850 706	KY FL GA	Lexington, KY Pensacola, FL Augusta-Aiken, GA
1Q05							270	KY	Evansville-Henderson, IN-KY

National Thousands-Block
Pooling Administration	Section 2.0

Thousands-Block  Number Pooling Rollout Schedule

		Midwest		Southwestern			Eastern
	NPA	STATE	Largest Associated MSA	NPA	STATE	Largest Associated MSA	NPA	STATE	Largest Associated MSA
Effective State Trials	847 630 312 773 708	IL IL IL IL IL	Chicago, IL Chicago, IL Chicago, IL Chicago, IL Chicago, IL	512	TX	Austin-San Marcos, TX
State Trials Turnup in Progress							402 303/720 801/385	NE CO UT	Omaha, NE Denver, CO Salt Lake City-Ogden, UT
State Trials Forecasted for 2001				817 314 409 940			623 602 520 541 360 253 206 425 509	AZ AZ AZ OR WA WA WA WA WA	Phoenix-Mesa, AZ Phoenix-Mesa, AZ Tucson, AZ Eugene-Springfield, OR Portland-Vancouver, OR Seattle-Bellevue-Everett, WA Seattle-Bellevue-Everett, WA Seattle-Bellevue-Everett, WA Spokane, WA
1Q02	517/989 618 616	MI IL Mi	Ann Arbor, MI St. Louis, MO Michigan non-MSA	913 210 573	KS TX MO	Kansas City, MO San Antonio, TX St. Louis, MO	503/971 612 505	OR MN NM	Portland-Vancouver, OR Minneapolis-St. Paul, MN Albuquerque, NM
2Q02	219 810 815	IN MI IL	Gary, IN Detroit, MI Chicago, IL	636 918 936	MO OK TX	St. Louis, MO Tulsa, OK Houston, TX	712 320 480	IA MN AZ	Omaha, NE Minneapolis-St. Paul, MN Phoenix-Mesa, AZ
3Q02	513 248 224	OH MI IL	Cincinnati, OH Detroit, MI Chicago, IL	214/469/972 816 281/713/832	TX MO TX	Dallas, TX Kansas City, MO Houston, TX	651 515/641 435	MN IA UT	Minneapolis-St. Paul, MN Des Moines, IA Utah non-MSA

National Thousands-Block
Pooling Administration	Section 2.0

Thousands-Block  Number Pooling Rollout Schedule

		Midwest		Southwestern			Eastern
	NPA	STATE	Largest Associated MSA	NPA	STATE	Largest Associated MSA	NPA	STATE	Largest Associated MSA
4Q02	906 812 740	MI IN OH	Michigan non-MSA Cincinnati, OH Columbus, OH	405 830 915	OK TX TX	Oklahoma City, OK Texas non-MSA El Paso, TX	308 307 218	NE WY MN	Nebraska non-MSA Cheyenne, WYV Duluth-Superior, MN-WI
1Q03	715 231 414	WI MI WI	Minneapolis-St. Paul, MN Grand Rapids-Muskegon-Holland, MI Milwaukee-Waukesha, WI	979 903 660	TX TX MO	Houston, TX Dallas, TX Kansas City, MO	719 970 701	CO CO ND	Colorado Springs, CO Fort Collins-Loveland, CO Fargo-Morrhead, ND-MN
2Q03	216 419/567 234	OH OH OH	Cleveland-Loraine-Elyria, OH Toledo, OH Akron, OH	501 316 254	AR KS TX	Little Rock, AR Wichita, KS Killeen-Temple, TX	507 406 208	MN MT ID	Rochester, MN Billings, MT Boise, ID
3Q03	440 937 262	OH OH WI	Cleveland-Loraine-Elyria, OH Cincinnati, OH Milwaukee-Waukesha, WI	361 417 580	TX MO OK	Corpus Christi, TX Springfield, MO Lawton, OK	605 319	SD IA	Sioux Falls, SD Cedar Rapids, IA
4Q03	317 734 614	IN MI OH	Indianapolis, IN Detroit, MI Columbus, OH	806 785 956	TX KS TX	Lubbock, TX Topeka, KS Brownsville-Harlingen-San Benito, TX
1Q04	313 330 765	MI OH IN	Detroit, MI Cleveland-Loraine-Elyria, OH Indianapolis, IN	870	AR	Pine Bluff, AR
2Q04	608 217 920	WI IL WI	Madison, WI Springfield, IL Green Bay, WI
3Q04	309	IL	Peoria-Pekin, IL

Notes:

1.               Proposed schedule is ranked based on maximum extension of the life of an NPA using the NeuStar PAT.

2.               All NPAs noted in bold type are NPAs in which delegated authority has been granted by the FCC.

3.               All NPAs noted with light blue background are in top 100 MSAs.  All NPAs in yellow are not in top 100 MSAs.

National Thousands-Block
Pooling Administration	Section 2.0

Thousands-Block  Number Pooling Rollout Schedule

		Midwest		Southwestern			Eastern
	NPA	STATE	Largest Associated MSA	NPA	STATE	Largest Associated MSA	NPA	STATE	Largest Associated MSA
4Q04
1Q05

National Thousands-Block
Pooling Administration	Section 2.0

Thousands-Block  Number Pooling Rollout Schedule

West Coast
	NPA	STATE	Largest Associated MSA
Effective State Trials	310 415 714 909	CA CA CA CA	Los Angeles-Long Beach, CA San Francisco, CA Orange Co., CA Los Angeles-Long Beach, CA
State Trials Turnup in Progress	818	CA	Los Angeles-Long Beach, CA
State Trials Forecasted for 2001	408 650 510 916 323 925 619 562 858	CA CA CA CA CA CA CA CA CA	San Jose, CA San Francisco, CA Oakland, CA Sacramento, CA Los Angeles-Long Beach, CA Oakland, CA San Diego, CA Los Angeles-Long Beach, CA San Diego, CA
1Q02	209 559 707	CA CA CA	Fresno, CA Fresno, CA Vallejo-Fairfield-Napa, CA
2Q02	626 530 949	CA CA CA	Los Angeles-Long Beach, CA Sacramento, CA Orange Co., CA

National Thousands-Block
Pooling Administration	Section 2.0

Thousands-Block  Number Pooling Rollout Schedule

West Coast
	NPA	STATE	Largest Associated MSA
3Q02	760 805 775	CA CA NV	Riverside-San Bernardino, CA Ventura, CA Las Vegas, NV
4Q02	702 213 808	NV CA HI	Las Vegas, NV Los Angeles-Long Beach, CA Honolulu, HI
1Q03	831 661 907	CA CA AK	Fresno, CA Los Angeles-Long Beach, CA Anchorage, AK
2Q03
3Q03
4Q03
1Q04

National Thousands-Block
Pooling Administration	Section 2.0

Thousands-Block  Number Pooling Rollout Schedule

West Coast
	NPA	STATE	Largest Associated MSA

2Q04
3Q04
4Q04
1Q05

National Thousands-Block
Pooling Administration	Section 2.0

•                  NPAs with more than one year’s life [2.10.2.5]

•                  New NPAs [2.10.22]

Since the rollout schedule must be provided by NPAC region, each NPA must be identified with one of the seven NPAC regions [2.10.2.1 and 2.10.7]. Secondly, the Commission has determined that all state trials in the process of being implemented will continue and be incorporated into the proposed rollout schedule. We estimate that 35 additional state trials will occur in the states for 2001. The Commission expects a transparent transition to occur between existing state trials and the national framework. We assume that the Commission expects operational state trials to continue until a transition is provided from the current pooling administrator to the selected national pooling administrator [2.10.8].

Next, the top 100 MSAs are to be identified and the NPAs within them  [2.10.2.4 and 2.10.6]. Following this, the most recent NANPA exhaust forecast and jeopardy declarations are to be obtained from the NANPA web site.

NPA to NPAC Region Relationships

All the NPAs and their associated states were determined from the LERG.  With this NPA information, each NPA was associated with an NPAC region.  Of the NPAs in each NPAC region, the current state trials were divided into (1) those that are already operational and (2) those that are in the process of implementation. The following table provides a summary of the NPAs in each NPAC region.

NPAC Region	Total NPAs	State Trial NPAs	Ordered or Forecasted NPAs for 2001	Top 100 MSA NPAs for Rollout	Other MSA NPAs
Northeast	24	14	5	4	1
Mid-Atlantic	21	1	4	14	2
Southeast	45	4	4	22	15
Midwest	36	5	0	27	4
Southwest	30	1	4	17	8
Western	32	3	9	7	13
West Coast	29	5	9	14	1

National Thousands-Block
Pooling Administration	Section 2.0

The top 100 MSAs were determined from the most recent census data. Census data from an earlier year was used to implement LNP, and the ranking within the top 100 MSAs has changed since that time.  Exhibit 2-3 shows the current ranking of the top 100 MSAs using 1999 census data as the 2000 census will not be available in time for this evaluation.  This table also shows the previous ranking used for LNP.

National Thousands-Block
Pooling Administration	Section 2.0

Top 100 MSAs

Current Rank	Previous Rank	MSA
1	1	Los Angeles-Long Beach, CA
2	2	Newyork, NY
3	3	Chicago, IL
4	4	Philadelphia, PA
5	5	Washington, DC
6	6	Detroit, MI
7	7	Houston, TX
8	8	Atlanta, GA
9	9	Boston, MA
10	11	Dallas, TX
11	10	Riverside-San Bernadino, CA
12	17	Phoenix-Mesa, AZ
13	12	Minneapolis-St. Paul, MN
14	14	San Diego, CA
15	15	Orange Co, CA
16	13	Nassau-Suttolk, NY
17	16	St.Louis, MO
18	18	Baltimore, MD
19	21	Oakland, Ca
20	22	Seattle-Bellevue-Everett, WA
21	19	Pittsburgh, PA
22	23	Tampa-St. Petersburg-Cleanwater, FL
23	73	Cleveland-Loraine-Elyria, OH
24	24	Miami, FL
25	26	Denver, CO
26	25	Newark, NJ
27	27	Portland-Vancouver, OR
28	28	Kansas City, MO
29	29	San Francisco, CA
30	31	San Jose, CA
31	30	Cincinnati, OH
32	32	Norfolk-Va. Beach-Newport News, VA
33	35	Milwaukee-Waukeesha, WI
34	36	Sacramento, CA
35	34	Indianapolis, IN
36	33	Fort Worth-Arlington, TX
37	43	Charlotte-Gastonia-Rock Hill, NC
38	38	Columbus, OH
39	37	San Antonio, TX
40	50	Las Vegas, NV
41	39	Fort Lauderdale, FL
42	42	Bergen-Passaic, NJ
43	40	Orlando, FL
44	41	New Orleans, LA
45	45	Salt Lake City-Ogden, UT
46	48	Greensboro-Winston-Salem-High Point, NC
47	51	Nashville, TN
48	46	Hartford, CT
49	60	Austin-San Macros, TX
50	44	Buffalo-Niagra Falls, NY
51	52	Middlesex-Somerset-Hunterdon, NJ
52	47	Providence-Fall River-Warwick, RI
53	54	Monmouth-Ocean, NJ
54	59	Raleigh-Durham-Chapel Hill, NC
55	53	Memphis, TN
56	49	Rochester, NY
57	58	Jacksonville, FL
58	56	Grand Rapids-Muskegon-Holland, MI
59	62	West Palm Beach-Boca Raton, FL
60	55	Oklahoma City, OK
61	57	Louisville, KY
62	63	Richmond-Petersburg, VA
63	61	Dayton-Springfield, OH
64	67	Greenville-Spartanburg-Anderson, SC
65	66	Birmingham, AL
66	68	Fresno, CA
67	64	Albany-Schenectady-Troy, NY
68	65	Honolulu, HI
69	71	Tucson, AZ
70	70	Tulsa, OK
71	72	Ventura, CA
72	69	Syracuse, NY
73	74	El Paso, TX
74	75	Omaha, NE
75	20	Akron, OH
76	77	Tacoma, WA
77	76	Albuquerque, NM
78	79	Knoxville, TN
79	84	Bakersfield, CA
80	80	Gary, IN
81	83	Harrisburg-Lebanon-Carlisle, PA
82	82	Allentown-Bethlehem-Easton, PA
83	78	Scranton-Wilkes-Barre-Hazleton, PA
84	81	Toledo, OH
85	85	Youngstown-Warren, OH
86	87	Baton Rouge, LA
87	86	Springfield, MA
88	89	Wilmington-Newark, DE
89	94	Stockton-Lodi, CA
90	90	Little Rock, AR
91	95	Ann Arbor, MI
92	88	Jersey City, NJ
93	92	Charleston-North Charleston, SC
94	93	Sarasota-Bradenton, FL
95	97	Wichita, KS
96	96	Moblle, AL
97		McAllen-Edinburg-Mission, TX
98	91	New Haven-Meriden, CT
99	98	Columbia, SC
100	99	Vallejo-Fairfield-Napa, CA

National Thousands-Block
Pooling Administration	Section 2.0

The process of associating an NPA with one of these MSAs involves the use of several major data sources: MSA and PMSA definitions (counties, parishes, etc.), NPA and CO code data from the LERG, MSA maps from the U.S. Bureau of the Census, and county maps. The method we used was a simple association of the CO codes locations within the NPA with counties and eventually the MSA. In some cases, cities and CO codes within NPAs are associated with multiple MSAs. In these situations, we elected to associate the NPA with the largest (i.e., highest ranking) of the MSAs. We have also completed the list ranking all 329 currently defined MSAs in case the Commission wants the ranking of the remaining NPAs.

Jeopardy and Exhaust Dates Determination

After determining the NPAs in the top 100 MSAs, the NPAs are categorized into those already in state trials, those scheduled or forecasted for state trials during 2001, and those remaining for rollout. The table to the right shows a count of NPAs in each of these categories.

Of the NPAs remaining for the rollout, data relating to NPAs in jeopardy and exhaust dates is obtained from the NANPA web site (http://www. nanpa.com). Of the 105 NPAs within the top 100 MSAs yet to start pooling, 29 are currently in jeopardy and have more than one year’s life in the current NANPA forecast, and 36 of those remaining 105 NPAs have been granted delegated authority by the Commission to implement pooling.  Forty-four NPAs are outside the top 100 MSAs and in that group, 4 are in jeopardy and have more than one year’s life, and 10 have been granted delegated authority by the Commission to implement pooling.

NPA Classification	Count of NPAs
Operational State Trials	18
State Trials in Implementation Process	16
NPAs scheduled or forecasted for implementation in 2001	35
Remaining NPAs in Top 100 MSAs	105
• NPAs in Jeopardy	29
• NPAs with delegated authority	36
Remaining NPAs in Other MSAs	44
• NPAs in Jeopardy	4
• NPAs with delegated authority	10

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PATSM Ranking

The last step in developing the rollout schedule uses PATSM to determine the benefits derived from pooling in each NPA. We applied the PATSM model using the same defaults for every NPA. PATsm provides the forecasted effect (in months of additional life) that pooling will have on each of these NPAs. NeuStar believes that the once elusive question – How does pooling affect the life of this NPA? – can be answered. We have ranked the NPAs in each NPAC region in decreasing order according to the benefits derived from pooling. We believe that the NPAs with the best chance of reaping the benefits of pooling should be implemented first. To this point, states and service providers have made these decisions without the benefit of knowing the potential effect of pooling. In each NPAC region, we have developed a staggered deployment schedule that includes three NPAs per NPAC region per quarter, in order to avoid, as much as possible, potential overloads of the telecommunications network, primarily with the depletion of Service Control Points (SCP) capacity.

The proposed rollout schedule includes the integration of all state pooling trials into the Pooling System, all NPAs in the top 100 MSAs, and all NPAs not in the top 100 MSAs. Since NeuStar is the interim PA for most of the current state trials, the integration from our current State System into our National System will be conducted concurrently with the rollout of new NPAs. This will involve a minimal number of meetings with affected service providers.

The proposed rollout schedule of all NPAs that have not been involved in a state trial will occur immediately upon acceptance of our National System. In fact, since the National System will be completed during the nine-month period following the selection, the rollout schedule should be approved well before the nine-month period ends.  In that case, identification of LNP-capable carriers providing service in the targeted NPAs will be made by NANPA.  Notification of the first Implementation Meetings for NPAs in the rollout schedule will be made to the affected service providers approximately eight months after contractor selection and can begin promptly after approval of the National PA System.

There are a number of reasons why we proposed the rollout schedule as we have:

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•                        Our transition will be seamless, risk-free, and timely to implement because we are the current pooling administrator in the vast majority of the active and operational state trials

•                        We will employ the results from PATsm to produce a rollout schedule that allows the true impact of pooling to be integrated into the schedule.

If one were simply to deploy pooling in these NPAs using the associated MSA size and no information from PATsm, the rollout schedule would have little meaning.  Our rollout plan provides all parties with an opportunity to judge the schedule on the basis of the Commission’s criteria and the ultimate benefits of pooling in those NPAs. NeuStar will provide the entire schedule on an ongoing basis so that the states and service providers can successfully plan for the entire rollout.

2.2.6                                             Conclusion

As a leading systems integrator and provider of complex, mission-critical systems, NeuStar understands that managing high-end quality service and products is essential to ensure on-time project delivery and deployment.  Accordingly, as provided in this section, NeuStar embodies sound, disciplined project management principles to oversee and monitor all required deliverables, milestones, and activities.  It is NeuStar’s Program Management’s philosophy that the attainment and measurement of quality is the responsibility of the entire National Pooling Administration team.  Strong quality assurance is the central theme and focus of the National Pooling Administration Management team.

NeuStar’s current well-experienced Pooling Administration team employs this culture and attitude.  Instilling this philosophy that customer satisfaction, and application performance is the overall concern of the National Pooling Administration organization.   This type of philosophy and attitude will be an ongoing mission of the management team throughout the contract’s term.  At NeuStar we strive to design and implement quality into the product and process when we deploy a new business.

Therefore, the pursuit of quality and experience is our most critical component to offer.  NeuStar’s Project Management team is committed to providing the highest level of support to the Commission and the Telecommunications Industry.

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Deployment, and Acceptance

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Pooling Administrator Requirements for FY1

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Pooling Administrator Requirements for FY5

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HIGHLIGHTS

•                  National System offers numerous effort-saving and productivity-enhancing features to reduce ongoing day-to-day PA operational costs

•                  National System design meets the very stringent reliability, availability, and response time requirements with redundancy of all components

•                  Redundant data centers, each with fully redundant high-speed LAN and WAN backbones, guarantee availability of a primary or backup site for transparent National PA operations

•                  National System comprises reliable, scalable processors from vendors such as Hewlett-Packard, IBM, and Cisco

3.0                               NeuStar’s National Pooling Administration System Technical Overview

NeuStar’s state-of-the-art National System will be built on the proven components of our State System to reduce development cost and risk; effort-saving features will also keep productivity high to reduce day-to-day operational costs.

NeuStar is privileged to be able to offer a National Pooling Administration System (National System) which represents the evolution of our current and prior solutions for Pooling Administration (pooling).  As the current Pooling Administrator (PA) for 35 NPAs in 12 State trials, NeuStar is uniquely qualified to provide a wealth of pooling experience, understanding and expertise to the Telecom Industry.

The initial iteration of NeuStar’s State Pooling Administration System (State System) was a small, web-based application residing on a single box and serving a single state (see Exhibit 3-1).  While it did successfully provide basic pooling functionality, it was somewhat limited in automated capability.  The second iteration centralized the many small, single state systems into a more sophisticated multi-state system.  It offered increased automation of PA functions, as well as support of a more diverse set of user types.  These improvements came as a direct result of the years of hands-on PA experience and up-close observation of the mechanics of pooling.  With NeuStar’s National System, the Industry will be able to benefit from NeuStar’s learned efficiencies numerous ways, including:

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[* * *]

•                  Proven methods and procedures developed from our vast pooling administration experience

•                  Low-risk, on-time delivery of a comprehensive, state-of-the-art system fully compliant with requirements FCC

•                  Best value costing – NeuStar is uniquely qualified in its ability to accurately assess the effort required to build and operate the National System.  In addition, because we will reuse significant components of our State System, we will be able to provide a great deal of value to the Industry not only at no cost, but at an additional savings, since these components would otherwise have had to be developed from scratch. Furthermore, we are able to provide the benefit of our own pooling administration-specific proprietary intellectual property at no cost.  This includes

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pooling specific forecasting tools, as well as components of our State System.  For items such as these, a royalty-free, perpetual right-to-use license will be offered for the FCC.

The following sections describe the system from both functional and architectural perspectives. Capabilities of the system are defined in Section 3.1 below and the various components of the system (hardware, software, connectivity, etc.) are described in Section 3.2.

3.1                               NeuStar’s National Pooling Administration System Functionality

Our ability to leverage existing systems and procedures experience and knowledge ensures the timely, cost-effective delivery of a fully scaleable feature-functionality rich pooling system.

While some may seem obvious in retrospect, actively performing the PA role for the past three years provided us the vision necessary to realize these efficiencies.  Such innovations include:

•                  Fully automated “growth” block request handling

•                  Pool ManagerSM advanced demand forecasting algorithm

•                  Automated selection and tracking of LERG Assignee

•                  Auto-population of form fields based on user profile information

•                  Fully automated block disconnect, change, reclaim, and donate functions

This section provides a functional overview of the automated capabilities of NeuStar’s proposed National System.  NeuStar will provide the Industry with a detailed Functional Requirements Specification along with a prototype of the Web GUI for review within two weeks of being selected as the National PA (see Exhibit 3-2 for a preliminary depiction of NeuStar’s National System home page). The development of the web site GUI will be performed in conjunction with the FCC.

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[Exhibit 3-2:  Graphic Design]

[Exhibit 3-3:  Graphic Design]

NeuStar acknowledges the FCC’s desire that the NeuStar National System GUI simulate the look and feel and functionality of the NANPA CO Code Administration System.  In addition, it is NeuStar’s intent to hold design and implementation review meetings with the Industry on a bi-monthly basis until the first set of NPAs have been established under the National PA.

3.1.1                     Supported Interfaces

As required, NeuStar’s National System will support the following interfaces (see Exhibit 3-3):

•                  Public Web—This interface will provide a means by which all public pooling information may be disseminated to the media and general public, and will be accessible via the Internet.  Only aggregated data will be considered public.  Service Provider (SP)-specific data will be treated as confidential.  The web site will contain an online help capability, search, FAQs, feedback capability, and contact information for pertinent staff. Web information will be kept current; the rate area inventory pool information will be updated within 15 minutes of any assignments.

•                  Private Web—This interface, accessible only through login with a valid used id and password, will allow registered users to access system functionality. The web site, accessible via the Internet, will contain an online help capability, search, FAQ, trouble ticket capability, e-mail link to the PA office, as well as contact information for pertinent staff.  Applied Innovation Management’s “HelpDesk Expert for Customer Service” will be used to provide the trouble ticket, help desk, and knowledge-based software solution.

•                  E-mail—The System will use this interface for automated report and notification distribution as well as for information exchange with NPAC, NANPA, and registered National System users.  Notifications will include System status, outage, and maintenance notifications.

•                  FTP—The System will support the use of an FTP interface as an automated method of exchanging information (forms, data, reports, etc) with registered users.  Each user configured

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for FTP use will be assigned exclusive inbound and outbound directories for file exchange.  Access to these directories will be password protected.

•                  Fax—The System will support information sent in via fax.

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3.1.2                     National System Users

This sub-section deals with the users of the National System application.  While other support and maintenance users exist (e.g. System Admin and DB Admin), they are standard direct system users and do not access through the Web-based GUI.  These users will therefore not be addressed here.

3.1.2.1                                   User Types

The National System will accommodate two main types of users: 1) those users outside the pooling office (external), and 2) those within the office (internal).

3.1.2.1.1                         External Users—As required by the National System requirements, NeuStar’s solution will allow for several types of external Web users:

•                  Public Users—While not registered users of the System, anyone wishing to have access to public, non proprietary Pooling information will be able to access this via NeuStar’s National PA public web site, www.numberpool.com.

•                  Block Applicants—These registered users (also known as Service Provider users) will have access to the private web site and all of the functions needed to interact with the PA.

•                  Audit Users—This registered user type will have read-only access to all data on the National System.  This user type will typically be assigned to FCC-appointed auditors.

•                  Regulator Users—This registered user type will have read-only access to all data within their jurisdiction.  They will be granted privileges based on NPAs.  Typically, this user type will be assigned to State Public Utilities Commission staff.

•                  3.1.2.1.2                         Internal Users—NeuStar’s internal users are all registered users able to login to the System via the GUI.  Given our experience in pooling, NeuStar proposes the following Internal User types:

•                  Pooling Administration Manager—This user is reserved for NeuStar’s Director of Pool Administration Services, and will have access to all System data and functionality.

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•                  Senior Pooling Admin—This user type serves to allocate work to Pooling Admins, over which they have been assigned authority.

•                  Pooling Admin—This user type has access to pooling functions for NPAs to which it has been granted access.

•                  Data Entry Users—Clerical type user tasked to transcribe incoming applications received via fax and e-mail to GUI based forms.

•                  User Admin—Controls access security and user profiles for all registered Internal and External users of NeuStar’s National System.

•                  Pooling Implementation Manager—This registered internal user will have the ability to create, modify, and delete the timelines associated with each pool.  This user will also have access to SP forecasts and the System’s reporting capability.

3.1.2.2                                   Access Control

Prior to being assigned a registered user ID, each user will have to apply to the Manager, Technical Operations in order to become a registered user.   This request, once accepted, will trigger the creation of a registered user ID and password, and in some cases, an FTP ID and password (if requested).  A user profile will also be created that dictates the functions available to the user and the data to which they have access.  The validation of the request and the initial setup of the user will be the responsibility of the User Administrator.

Once a user has been established, they will be required to enter their user ID and password each time they wish to access the NeuStar National System’s secure web site.

Should any difficulties be encountered either during the creation of a User ID, or in that User’s access to the System, the User can call the Help Desk for timely resolution of the problem.

3.1.2.3                                   User Administration

The System’s User Admin user will have the responsibility for creating, modifying, and deleting System Users of all types.

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3.1.3                     Pool Processing

NeuStar’s National System will support all Pool Processing functionality.  In order to perform these functions, the System will maintain the following information for each pool:

•                  Pool name

•                  SPs active in the pool

•                  Whether or not an SP has donated blocks to the pool

•                  SP type, SP type of service, and whether or not the SP is certified

•                  The SP’s list of OCNs active in the pool

•                  For each OCN active in the pool:

•                  Name, address, fax, and email of contact person

•                  Name and User ID of each Block Applicant allowed to apply for resources

•                  Date and content of the current forecast for the pool

•                  Whether or not a new forecast is pending and its due date

•                  Whether or not the OCN is already a LERG assignee in this pool

•                  If already a LERG assignee, the number of pooled NXXs for which they are the LERG assignee

•                  A list of all NPAs in the pool

•                  For each NPA in the pool:

•                  Whether or not it is in jeopardy

•                  Which NXXs in this NPA are pooling-enabled

•                  The total number of pooling-enabled NXXs

•                  Current status of every block in the pool (available, unavailable, suspended, contaminated, etc)

•                  The rate area to which each block belongs (note: each pool is associated with a single rate area)

3.1.3.1                                   Pool Creation

The System will support the creation of a pool in accordance with Section 7.1 of the INC Thousands-block Pooling Guidelines.  It will provide both tracking and reminder mechanisms to assist the assigned Pooling Admin and the Pooling Implementation Manager in managing the

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creation of the pool.  The system will automatically monitor all pooling timelines in order to generate notifications to interested parties whenever a milestone is reached.  These notifications will be generated either via the user task list functionality, or by email, should the user be signed up for the distribution.

The supported functionality will include:

•                  Creating the initial timeline for an NPA

•                  Modifying an existing timeline for an NPA

•                  Creating a new version of a timeline for an NPA

•                  Viewing a timeline

•                  Timeline milestone processing

3.1.3.2                                   Pool Modification

NeuStar’s National System will support the modification of a pool, including: changing a pool’s properties; NPA Relief (i.e., overlays or splits); and Rate Area consolidation

3.1.3.3                                   Monitoring

The System will monitor each pool for the current forecasted demand for the pool for the next six months and the current known availability of blocks in the pool on a continuous basis to ensure appropriate inventory levels are maintained.

The System will automatically update the forecasted demand for a pool whenever any of the following events occur: a new semi-annual forecast is received; an unscheduled new forecast is received; an ad hoc forecast is received; a new SP joins the pool and provides its forecast; and an existing SP updates its forecast.

The System will automatically recalculate the current known availability of blocks in a pool whenever any of the following events occur:

•                  The pool is first created (based on the subscribing SPs’ donations)

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•                  Blocks are donated to the pool

•                  Anytime the pool is replenished to meet the forecasted demand for the next six months

•                  The special needs of a SP can only be satisfied by obtaining a whole CO code, but not all of the blocks will be kept by the applying SP

•                  Blocks are disconnected from an SP

•                  A block is reclaimed from the SP to which it was earlier assigned because a PA Part 4 was never submitted

•                  Blocks are assigned to satisfy the needs of a correctly submitted Part 1A

3.1.3.4                                   Replenishment

NeuStar’s National System will ensure there are enough blocks available in each pool to meet forecasted demand for the following six months by automatically checking the forecasted demand against the number of blocks available when:

•                  A pool is first being implemented – at the date corresponding to the “PA Assessment of Industry Pool Surplus/Deficiency” milestone.

•                  At the end of every calendar month

•                  An existing SP revises its forecast

•                  A new SP enters the pool (with a new forecast)

•                  The System receives an Ad hoc forecast

The criteria for replenishment is as follows:

•                  At pool creation—The System aggregates the forecasts for the next six months and compares the result against the total number of blocks donated to its inventory.  If the inventory is not adequate, the pool needs to be replenished.

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•                  For established pools—The System uses the known forecast information together with information on the actual assignment of blocks and blocks available, to determine if replenishment is necessary.

Should replenishment be necessary, the National System will then automatically select and appoint a SP as the LERG Assignee.  The System will employ the criteria outlined in the latest INC Pooling Guidelines to determine the SP of choice.  This automation represents another of NeuStar’s innovations that reduce the effort involved in administering pools, which in turn provides value to the Industry by contributing to the reduction of staff required to efficiently and properly perform the PA function.

3.1.4                     Forecast Processing

From a simplified perspective, forecast processing consists of collecting individual SP forecasts and aggregating them into an overall forecast for each pool.  However, it has been NeuStar’s experience that, with proper interpretation, the forecasts can in fact be made far more accurate.  To that end, NeuStar developed an algorithm representing a forecasting model called Pool Managersm, (PM) currently being used in conjunction with NeuStar’s State System.  This algorithm is currently patent pending.  This model offers the value of self-calibration, which allows it to become increasingly accurate, as more actuals are added to the forecasting mix. NeuStar will integrate the PM capability into the System.  The proposal includes a royalty free, perpetual right-to-use license for PM.  The following subsections identify the types of forecasts collected, how they can be submitted and the various reports derived from the forecasts collected.

3.1.4.1                                   Forecast Types

The following is a list of forecast types collected by the National PA:

•                  Semi-annual Forecasts—A semi-annual forecast will be collected from each SP participating in each pool.  When a SP submits a valid new forecast for a pool, the system will automatically update the database, and run the pool manager module, there by making sure that enough blocks will be available to SP’s utilizing the pool, while not opening NXXs unnecessarily.

•                  NRUF Data—The System will automatically receive NRUF data requests semi-annually and collect this data to be used for overall forecasting purposes.

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•                  Ad Hoc Forecasts—An Ad Hoc forecast is one that is produced as a result of a PA or Regulator request.  NeuStar’s National System will provide a mechanism through which the PA can generate an Ad Hoc request to SPs.  The System will provide a number of filters to enable the system to limit the request to one SP, Multiple SP’s or all SP’s

•                  The notice received by the SP will come in the form of an e-mail generated by the System, and/or as an action item in the SP’s Block Applicant’s task list.  When a SP submits a valid new Ad Hoc forecast for a pool, it will replace the existing forecast for that pool.

•                  Unsolicited Forecasts—At any time, an unsolicited forecast may be received from a SP.  This forecast will replace any existing forecast for that pool.

3.1.4.2                                   Submitting Forecasts

NeuStar’s National System will accept SP forecast submissions via multiple channels, including:

•                  The GUI forms provided on the System’s secure web site.  Where possible, the System will auto-populate fields on the form (e.g. – date, rate area name, etc.), saving the SPs valuable time.

•                  A properly formatted file submitted via the System’s FTP capability.  The System will recognize receipt of the file and, using an automated utility, read the information into the forecast database.

•                  A properly formatted file submitted as an email attachment.  The PA User will then be able to invoke a System utility that will automatically read the information into the forecast database.

•                  Fax submission.  In this case, a Data Entry User will enter the faxed information into the System on behalf of the SP.

3.1.4.3                                   Reporting

Upon receiving updates to the forecast database, the System will automatically generate updated aggregate block holder forecast data reports.  It will be available to regulatory authorities, at their request.   Disaggregated Block information shall be provided to the State Commissions, as per FCC order 00-104 ..  Other reports available from the System will include: Blocks Assigned, Blocks Available, and Pooling Tracking.

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3.1.5                     Forms Processing

NeuStar’s National System will accept all Industry standard forms via the GUI, FTP interface, e-mail, or fax.  The System will respond to the SP in the same manner that the originating form has been received.

Via the GUI—From the GUI, located on the secure web site, the SP’s Block Applicant user will have the ability to bring up any desired form through the GUI.  The System will automatically check each submission for completeness and semantic correctness.  Syntactic errors will need to be corrected before the System will accept the submission.  Semantic errors will usually result in the System generating a PA Part 3 with an explanation of the rejection.  Users will be able to reuse the erroneous form as a basis for resubmitting the form, thus avoiding having to re-enter the entire form from scratch.

For users’ convenience, each form will also be auto-populated, where possible, with the information provided in the user’s profile.  For fields that are not auto-populated, each field’s syntax will be immediately checked for correctness, and the user will be immediately notified of any errors.  Once accepted, the System will proceed with the proper processing, depending on the type of form being submitted.

Via FTP—In this situation, SP Block Applicants with FTP access capability will be able to submit properly formatted flat files to their private “incoming” FTP directory, which resides on the System.  The System will automatically scan all “incoming” FTP directories on a periodic basis to search for this type of submission.  NeuStar will publish formats of each supported FTP Form, as well as FTP file naming conventions, in its National System FRS document.

Each System response to an SP’s FTP initiated request will be delivered to their private “outgoing” FTP directory, which will also reside on the System.  SPs possessing an “outgoing” FTP directory will be required to search it periodically for new deliveries of reports, forms and/or notifications, and process them appropriately.

NeuStar proposes that the FTP mechanism support all pooling forms.  These include: Part 1A; Part 1B; PA Part 3; PA Part 4; PA Forecast Reports; TN Level MTEs; and NeuStar PA Donation Forms.

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The System will have the ability to accept the formatted FTP form files, which will then be processed as would a GUI based form, with the exception that all replies will be returned to the Block Applicant via FTP as well.  Also, unlike the web GUI, no auto-populate capability, nor modification of individual fields on a rejected form, will be supported via the FTP interface.  All forms must be resubmitted in their entirety.

Via Email and Fax—Forms received unformatted email or via fax will be manually entered into the System by a Data Entry User, on behalf of a SP, in the order they are received.  Some validation checks will be performed by the Data Entry User prior to entering the form into the System.  Should any errors be found, the Data Entry User will communicate the error back to the SP (via the same means it has been received) and request that they resubmit the form.  If, while entering the form into the GUI, an error preventing the submission of the form is encountered, the Data Entry User will abort the GUI form, inform the SP of the error, and request that the form be resubmitted.

For each System output to the SP made during the processing of a request, the Data Entry User will need to capture the output into a file, and respond to the proper SP contact via the same method of transmission it was received.

For email attachment form files that are received in NeuStar’s published format (formats will be included in the National System FRS Document), the System will electronically process them.

3.1.6                     Resource Application

The single most important capability of NeuStar’s National System is that it will allow SPs to apply for numbering resources.  The System will allow Block Applicants to submit Part 1A forms, either via the GUI, FTP, email, or fax.  The Part 1A form will initiate the process of applying for resources, depending on whether the SP desires: individual blocks; a full NXX on behalf of a PA (to replenish pool); a full NXX for the SP’s customer specific request; or a block to be used for a LRN.

The following forms will have to be successfully exchanged between the SP and NeuStar’s National System: Part 1A; Part 1B; TN Level MTE; PA Part 3; and 1,000-Block Level MTE; and PA Part 4.

In addition, the System will help expedite the processing of each request by placing task reminders in the appropriate User’s Task List.

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One of NeuStar’s many proposed System feature innovations involves the use of a “task list.”  An individual task list will be associated with each registered user on the System.  It will provide a means whereby the System and/or a registered user will be able to send a notification or assign a work task to a particular registered user.  The message in question will be kept in the destined user’s task list for that user’s viewing once they have logged into the private National System Web site.  NeuStar has found this feature to be particularly useful in our State System.

Blocks will be assigned in appropriate rate area pools. Certain requests, such as an application for a “growth” block, will be fully automated, as all necessary information can be validated and processed by the System, without any manual intervention from the personnel.  This results in an overall savings to the Industry, due to a net reduction in the pooling administration staff.

3.1.7                     NPA Jeopardy Processing

NeuStar’s National System will allow PAs to specify that a particular NPA is in Jeopardy.  In doing so, the PA will be prompted to indicate whether “Special Handling” is necessary.  Special handling may be required if there are no standard procedures yet for Jeopardy.

When “Special Handling” is necessary, the System will automatically force all resource requests to be authorized by the responsible PA (i.e. – fully automatic processing of “growth” block requests is halted). The System will notify active SPs to donate all unused blocks in this NPA.

The system will send notifications to all “concerned” users (via the User Task List for GUI users and email for other users).  Should the System be unable to notify a particular concerned user, the PA will be informed, via their task list, to contact these SPs directly.  In addition to informing users of the jeopardy, they will also be requested to submit an ad hoc forecast based on the guidelines.

3.1.8                     Block Functions

In addition to the obvious application and allocation of a block, NeuStar proposes that the National System also provide functions to facilitate a number of other block level requests.  All block function requests will be time stamped, in order to allow for tracking and auditing in the event of any dispute over resource handling.  These functions, described below, will be designed with the utmost automation possible.  This will provide the Industry with overall savings, thanks to a reduction in the personnel requirements to operate the National Pooling Function.  If, for any

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reason, an application is not processed within seven calendar days of submittal, the System will automatically place a notification into the appropriate Pooling Admin’s Task List, reminding them to take action on the request.

Transfer—In order to accommodate situations where a large customer is moving from one SP to another, or when a SP is reorganizing OCNs due to a merger or acquisition, the System will support the transfer of a Block from one OCN to another.

The forms associated with applying and allocating blocks (Part 1A, Part 1B and PA Part 3) will also be capable of accommodating transfer requests.  In addition to these forms, a letter will be required of the transferring SP, confirming the transfer.  NPAC will automatically be emailed, communicating the transfer.  The responsible PA user will also automatically be sent Task Items reminding them to update RDBS database, as required.

Disconnect—A SP wishing to voluntarily return a block to the pool will be able to do so using the Part 1A, Part 1B and PA Part 3 forms and selecting the “disconnect” type of request.  The System will also automatically generate and email a Reclamation form (part 5) to the NPAC, as well as send a Task Item to the responsible PA to update RDBS database.

Change—The INC Guidelines and forms allow block holders to change certain characteristics of a block previously allocated to them.  This function can only be invoked by the SP who ‘owns’ the block, and only after the PA Part 3 for this block has been created. The form to be used for performing this function is the Part 1A and associated Part 1B.  When this application is submitted, it will be treated like a normal submission, except that no resources will be allocated.

The changeable block characteristics include: Block Applicant; AOCN; Requested Block Effective Date; Request Expedited Treatment; Type of Service Provider; Type of Service; Current State of Certification; Information in “Part 1B Section B”; and NPAC Activate Block Range.

Donate—This function is used when a SP voluntarily donates a block to a pool.  It is primarily used when a pool is first created for a rate area.  For each block being donated, the SP must complete the information regarding the NPA, rate area, Switch ID, OCN, AOCN, whether the block is portable, and the full NPA-XXX-X of the block.  This form is a NeuStar-created form as there is no standard form defined by INC.

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As the PA, NeuStar will automatically be tasked to verify that the NXX is a) portable in NPAC, b) listed under correct SP in NPAC, c) rate center listed in the LERG, and d) carrier listed in the LERG.  We do this to ensure everything is set up in the NPAC and LERG.  If not marked as portable in NPAC, blocks can not be ported thus causing a delay in the block assignment.

Reclaim—This function will be used exclusively by a Pooling Administrator to reclaim a block.  From the Reclamation function on the GUI, the PA will enter the tracking number of the block application that was never put into service.  The System will then present a Thousand Block Reclamation Form with a new tracking number.  Once the PA fills out and submits the form, an email notification is sent to the NPAC to process the reclamation.  Once completed, the System will reclaim the block and mark it as available again.  A Task Item will then be assigned to the PA to update RDBS database and then notify the SP that the block reclamation has been completed.

3.1.9                     Viewing Data

GUI User profiles will provide data filtering capability which will define for each user (both internal and external users) what data they will have read or read/write access to.  A number of business rules will be used as defaults.  They include:

•                  Block Applicants can only access their own data

•                  PA can only access data for NPAs to which they have been assigned

•                  A Senior PA can only access data pertaining to the PAs for whom they are responsible

•                  Data Entry Users cannot view any forms, except those they are using to enter data

•                  Regulator Users can only view data pertaining to their jurisdiction

•                  Auditor Users have read-only access to all data.

•                  Aggregated data is considered public, and will be made available on the System’s Public Web site.

3.1.10              Data Retention

NeuStar’s National System will keep data available on-line for a minimum of two years, and subsequently in archive for not less that five years.

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3.1.11              Audits

The System will allow for Auditors to view all System data and functionality via the assignment of Auditor User IDs to FCC assigned auditors.  These User IDs will allow read-only access to the entire System.

3.1.12              Feedback

NeuStar’s National System will provide dual mechanisms to provide electronic feedback both from the Public Web site and the Private Web site.

Public Feedback Function—From the Public Web site, the general public will be offered the ability to provide feedback, which will be emailed to NeuStar’s National PA Help Desk.

Trouble Ticket System—From the Private Web site, registered users will have access to NeuStar’s National PA Trouble Ticketing System.  The Trouble Ticketing System will be a COTS system supplied by Applied Innovation Management.

3.1.13              Reporting

Our National PA System will possess a rich suite of pre-defined reports modeled after the reports that are currently available from our State PA System.  These reports include aggregated NPA rate area pool status reports, such as:

•                  All pooled thousands-blocks in the industry inventory pool (i.e. NPA-NXX-X level information displayed)

•                  Status of the thousands-blocks, i.e., allocated/assigned, available

•                  Identification of the SP to which the thousands-block has been allocated and whether or not a thousands-block is contaminated

•                  A forecast of the number of new codes required in the next 12 months

The National System will come equipped with a report creation capability (included with the Oracle DBMS package) which will allow for all pre-defined reports to be programmed for periodic or on-demand generation.  This capability will also allow for NeuStar personnel to create ad hoc reports, at users’ request.  The System will have the capability to automatically distribute reports to a

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distribution list consisting of email addresses and outbound FTP directories.  Prior to the distribution of reports, the System will be capable of verifying that all data contained in the report falls within certain ranges. System notifies the Senior PAs that the report results should be verified.

3.1.14              Optional Pool Reporting (CLINS 0003, 0102, 0202, 0302, 0402)

Aggregated NPA rate area pool status reports will be accessible to State and Federal Regulators via the public portion of the web site.  As our State System does today, our National System will also be able produce the same NPA rate area pool status reports using disaggregated, service-provider specific data as applicable.  Per FCC Orders, these disaggregated reports will be available to State and Federal Regulators from the private portion of the web site.

If there is a requirement to produce reports that are not a part of the standard suite of aggregated and disaggregated NPA rate area pool reports, commonly referred to as ad hoc reports, during the initial pooling rollout phase or other times during the contract period, and if that requirement has a cost impact on the contract as proposed and awarded, NeuStar will notify the Contracting Officer.

3.2                               NeuStar’s National System Architecture

NeuStar’s National System, designed to amply meet the needs of pooling both now and in the future, is easily scaleable and fully redundant to ensure the requisite level of high availability is maintained.

NeuStar is proud to offer the benefit of our vast experience in providing the Telecommunications Industry with high quality, correctly sized, high availability, mission critical systems.  We will provide the Industry with a solution that suits the needs of pooling administration both now, and into the foreseeable future.  We will provide a System capable of self-monitoring its own performance and efficiency, in order to enable the immediate identification of a need for additional resources.  The proposed architecture is easily and inexpensively scalable, capable of offering any amount of incremental capacity, thanks to highly available and scalable IBM, HP and Cisco hardware platforms.  The System has been configured to offer high availability, in line with and even surpassing the stringent requirement placed upon it.  Where any single component is unable to offer the required availability, redundancy has been added, either locally or through the use of the backup site, which guaranties the System’s high availability.

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To achieve the best solution for the National System, we leveraged our past experience in developing client/server applications with online transaction processing and distribution of information capabilities.  Taking the System Requirements into consideration, NeuStar evaluated several options, as discussed below, and has carefully selected the most logical, cost-effective architecture design to amply meet the FCC’s PA System Requirements—while offering maximal flexibility and scalability in the future.

For hardware, NeuStar considered both a continuously available Stratus Computer Systems-based hardware architecture and an alternative architecture consisting of a combination Hewlett Packard (HP) Unix-based 9000 Series N-Class servers and IBM Netfinity 4500 Pentium-Class servers that will provide high-availability.

Continuous-availability computing, sometimes also described as fault-tolerant computing, is defined as having your computers up 100% of the time.  This type of system must be capable of being maintained while it is running.  Continuous-availability computing is achieved through hardware redundancy, usually within the box.  Stated another way, each critical piece of hardware in the system has multiple backup copies so that if a failure occurs the system will immediately recognize the failure and continue to operate without missing a step.  For example, in a continuously available hardware architecture, multiple CPUs, each with its own memory and resources, execute each instruction simultaneously.  If one of the CPUs experiences some type of failure, another can take over, and the system will continue to operate with no data loss or no ill effects.  Continuous-availability computing is about true redundancy at a physical level where any component can fail and nobody knows about it even for a second.  On the other hand, the term high-availability is used to describe a system that has some amount, even though the amount may be small, of fail-over time.  According to IBM Redbooks, a service level above 99.7% is typically accepted as high availability.

At NeuStar we are highly experienced with the Stratus Computer Systems platform, and we believe it would be a suitable platform for building a continuous availability system.  However, the National System RFP states, “The PA System must exceed 99.9% of scheduled up time, must be down for less than 9 hours per year for unscheduled maintenance, and must be down less than 24 hours per year for scheduled maintenance.”  These requirements, while stringent, do not dictate a continuously available system but rather describe a high availability system.  There is a certain amount, though

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small, of allowable downtime.  This time allows a system that has encountered a failure situation to switchover from a primary to a secondary, or backup site.

Systems able to tolerate even a small amount of downtime are able to enjoy significant cost savings over those that cannot.  The cost curve when moving from high availability toward continuous availability shows a steep incline.  Additionally, high availability configurations are showing continued improvement over time.  Hardware and software vendors have been made aware of the desirability of these configurations.  Hence, it is not cost-effective to build a continuously available system when a high-availability system will meet requirements.  Therefore, NeuStar has engineered a National System that provides the required high-availability, reliability, performance, and capacity needed at a reasonable cost.

This section will describe the development, testing and production environments that will constitute NeuStar’s National System.

3.2.1                     Development Environment

NeuStar is proposing a Development Environment architecture that features the advantage of being an exact replica of the Production System.  This will allow ample capability to develop and later enhance the System.  While having a fully duplicated Production System as a Development environment would normally be considered an expensive luxury, in this case, it is justified by the fact that this environment will, in fact, perform triple duty.  NeuStar proposes that this environment be used as the Test Environment and the Back up Production Environment, in addition to the Development Environment.

The Development Environment, itself, will feature a number of widely accepted development tools, including: Oracle, J2EE, and WebLogic.  These products have been selected for their proven effectiveness and stability.  They are all widely used, both in the Industry, as well as within NeuStar.

The effectiveness and stability of the products making up the Development Environment not withstanding, NeuStar is most proud of our Development staff.  They consist of highly qualified, competent people, experienced and intimately familiar with the platforms and development tools being proposed.  These same people also developed NeuStar’s State System.  Just as NeuStar’s existing State PA personnel are the major factor in what will make the National PA Service a

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success, NeuStar’s Development Team is the major factor in what will make NeuStar’s National System a success for the Industry and NeuStar.

The following subsections describe the hardware, software, communications and security configurations specific to the Development Environment.

3.2.1.1                                   Hardware Configuration—Development Environment

NeuStar’s Development hardware configuration provides ample capability to meet the needs of NeuStar’s developers.  The hardware, listed below, is capable of supporting all of the selected software development tools to be used in building the National System.  The Development Environment hardware will also be used as the Test Environment hardware, as well as the Production Backup System, ensuring that full use is made of the hardware.  The Chicago portion of Exhibit 3-4 illustrates the top-level view of the hardware architecture comprising the National System Development Environment.  Its components include:

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One Cisco 3640 Series Router—The Cisco 3640 was deemed to be very suitable to NeuStar’s high availability/ best value System package.  It is a multi-service router that supports a variety of industry standard routing protocols, including BGP, and implements a suite of security features.  Packet filtering features ensure that only the traffic required by the National System will be allowed to enter the network, and TACACS+ authenticates and logs all user access to the router.  The Cisco 3640 has redundant external power supplies, ensuring continuous operation of the unit in the event of a single power-supply failure.  At 70,000 packets per second, the forwarding rate of the router safely exceeds the requirements of the System.  The architecture of the Cisco 3640 is also scalable, ensuring that as the bandwidth requirement increases, the router will be able to incrementally meet requirements.

One High-performance Hewlett Packard 9000 Unix-based N-Class Enterprise Server—In keeping with our goal of designing a “best value” system that provides the needed capabilities, we have chosen a hardware combination of Hewlett Packard (HP) Unix-based 9000 Series N-Class servers and IBM Netfinity 4500 Pentium-Class servers.  The HP 9000 N-Class server provides a powerful, versatile midrange platform that supports enterprise-class applications, is designed for OLTP (On-Line Transaction Processing) applications, features high availability, and gives top performance at an affordable price.  The HP 9000 N-Class server is also highly scalable, which will ensure that the National System will be responsive to end-users, even as they increase in number and activity level, in the future.  The HP 9000 N-Class server is highly scalable because it can be expanded from 1 to 8 CPUs and from 128 Mb to 32 Gb of physical memory.  It also supports up to 72 Gb of internal storage and up to 71 Tb of external storage.  These are all desirable features for the System and will help ensure its long-term viability.  For the purposes of the National System, this server will be used for the database application. NeuStar has made this choice to ensure that the database server will never get loaded down by auxiliary processes, thereby providing the maximum possible performance for database transactions and ensuring responsiveness to end users.

One RAID Controller for the Database’s Disk Access—Bundled with the HP Server, the RAID controller allows for disk mirroring, thus protecting against data loss by ensuring no single point of failure for the disks.

One 12 GB DAT tape drive—For performing system backups

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Five IBM Netfinity 4500 Pentium-Class Servers (two application servers, two web servers and one System firewall server)—The IBM Netfinity 4500 Pentium-Class servers will be used for all of the other software processes, including proxy web servers, application servers, and firewall.  NeuStar has chosen Pentium-Class servers because they are powerful enough to do the job and are less expensive than Unix-based servers.  There are a number of manufacturers that make Pentium-Class servers that would be suitable, but NeuStar has chosen IBM because of their reputation for building reliable computer hardware.  The IBM Netfinity servers, like the HP 9000 server, are highly scalable, providing for both CPU and memory upgrades for additional capacity.  Each Netfinity 4500 Pentium-Class Server comes standard with 128Mb of RAM and can be upgraded to as much as 4Gb of RAM. Each Netfinity also comes standard with one CPU, but can be upgraded to two CPUs.

One 3com SuperStack II Baseline Switch for the Environment’s LAN—This switch has been selected for its capability, reliability and value.  While there are many suitable products in the marketplace, NeuStar believes in choosing a competitive, established and proven vendor (3com) for our System solutions.

3.2.1.2                                   Software —Development Environment

NeuStar uses object-oriented methodologies and Industry-accepted software architectures, including appropriate analysis and design patterns, to ensure the required functional flexibility of multi-tier application architecture.

Using sound software development tools and using them well are the most important success factors in developing a high quality system.  In order for a System to remain useful over time, the tools used to build it need to be widely used and evolving.  This will guaranty that the tools will continue to meet System Development needs over time, as well as allowing for continuous availability of personnel skilled in the use of the tools.  With these factors in mind, NeuStar has assembled a suite of tools that support all aspects of software development.  These include tools for configuration management, design, modeling, software development, web development, and database development.

[* * *] [2 pages]

•      BEA Systems is one of the world’s leading e-business infrastructure software companies

•      WebLogic Server supports clustering, which automatically provides load-balancing and insulates users from application server failures (a prime consideration for the National System)

•      BEA WebLogic Server Clusters are designed to deliver scalability and high-availability to J2EE applications in a manner that is completely transparent to application developers

•      WebLogic Server is battle-tested, being used by many leading edge e-commerce firms on large scale high visibility projects for Fortune 500 companies and the Federal Government

•      BEA Systems has received numerous Corporate and Product awards, which indicates growing stability and wide Industry acceptance of the Company’s products

•      More than 8,000 companies have chosen the BEA WebLogic E-Business Platform TM as the underpinnings of their business to keep them fast-moving, flexible and future-proofed

Overall, the stability and capabilities of WebLogic Server and BEA’s position as an Industry leader make it an excellent choice for the National System.

[* * *] [3 pages]

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Operating System—The HP 9000 N-Class Server comes bundled with the HP-UX version 11.20, Hewlett Packard’s own Unix-based operating system.  HP-UX is a powerful operating system that supports multi-threading and is well matched with the chosen database of Oracle.

For the Pentium-Class servers, although Windows NT or another Unix-based operating system could be used, NeuStar has chosen Red Hat Linux for a number of reasons.  Firstly, IBM recommends Linux for use in building high availability systems on Netfinity Servers.  In fact, IBM has recently published several papers, available through IBM Redbooks, on the virtues of building high availability clusters with Linux on IBM Netfinity Servers.  Secondly, Linux is “open source” software.  “Open Source” is a new term recently defined to describe software which is available to the public in source code form, and which does not have licensing restrictions limiting use, modification, or redistribution.  The important issue is that everyone saves by choosing Linux because there are no user licenses to purchase, and because the Linux Operating System’s kernel, the core component of the operating system, and many of the utilities that come with Linux are free.  Also, many software development experts believe that Linux, which is an implementation of the Unix operating system and thus has 30 years worth of testing and improvements in multi-user environments behind it, is more reliable than Windows NT.  In addition, choosing Linux means that, in the future, the System will not be restricted to a commercial vendor’s proprietary tools, as would be the case if we were to choose Windows NT.

While we could just get on the Internet and download all of the freely available Linux software we might need, a better option is to purchase Red Hat Linux.  Red Hat Linux is not free but is inexpensive compared to the commercial operating system options such as Windows NT.  What makes Red Hat worth purchasing is its installation program, which makes installing and setting up Linux easy, the documentation that Red Hat provides for Linux, and the technical support available from Red Hat.  Overall, the choice of Red Hat Linux makes the most sense for NeuStar’s “best value” National System.

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3.2.1.3                                   Communications—Development Environment

Access to the National System development environment will be through the local Intranet resources only.  The development environment will be inside the local System firewall.  Additionally, NeuStar’s Intranet firewalls will provide additional protection from the outside world (see shown earlier in Exhibit 3-4).  The development environment, including the Oracle database, the HP-UX Operating System installed on the database server, and the Linux Operating Systems installed on the web server, application server, and firewall server computers will have password and user role/privilege protections.  Only authorized users with valid user IDs and passwords will be granted access, and the actions each user will be allowed to perform will be restricted by roles and privilege protections as well as Unix user and group file permissions.  Architects, designers, and developers will access the development environment through standard Unix/Linux access mechanisms, including terminal emulation programs, Unix/Linux GUIs, and virtual machine software loaded on their PCs.

[* * *] [4 pages]

3.2.3                     Production Environment

NeuStar’s National System Production Environment provides a fully redundant System, offering both a primary site, located in Sterling, Virginia, as well as a fully functional backup site in Chicago, Illinois.  This architecture will allow NeuStar to satisfy the availability requirements outlined in the RFP, given the ability to switchover during any prolonged Primary site outage, and run the System indefinitely, and in a fully functional manner, from the backup site in Chicago.  This switchover is made possible by the fact that a complete and up-to-date database will be kept at the backup site.  This will be made possible using Oracle’s advanced replication capability.

3.2.3.1                                   Hardware Configuration—Production Environment

The hardware configuration for the Production Environment consists of the hardware deployed at the primary site, as well as the Hardware deployed at the backup site (see Exhibit 3-4).  In the event of a prolonged degradation, a failure or a disaster at the primary site, the active Production site would be switched over to the backup site.  Since the backup site facility is shared between Development, Testing and Production backup, any development and/or testing taking place at the backup site would cease until the primary site is made operational again.

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For a description of the hardware configuration at the primary System site, see Section 3.2.1.1, as the primary site configuration, located in Sterling, Virginia, is identical to the Backup /Test/Development site configuration, located in Chicago, Illinois.

From a System sizing perspective, NeuStar considered the requirements for the Pooling Administration system capacity and response times from several possible viewpoints.  The stated requirement for supporting 600 simultaneous users with an average holding time of 0.5 hours could be taken to mean that at least 600 simultaneous connections to the web servers and application servers, supported appropriately by the database server must be accommodated.

One method of evaluating the proposed systems compliance with this requirement is to make use of one or more of the current, widely accepted web performance benchmarks evaluation suites.  The SPECweb99 benchmark suite provides a highly objective and representative benchmark for measuring a system’s ability to act as a web server.  It provides an accurate measurement of expected simultaneous connections (rather than HTTP operations), as defined and agreed to by major participants in the WWW market.  The SPECweb99 result for our proposed machine configuration yields a comfortable support level for up to 1000 simultaneous connects.

Other possible approaches to evaluating the expected workload on the Pooling Administration system include estimation of possible numbers of systems requests over a period of time.  Given the 600 simultaneous users with a 0.5 hour holding time, one might expect up to 28,800 user “sessions” per 24 hour period.  If an assumption is made that a typical user might visit or view 20 web pages during the ½ hour session, a total of 576,000 page view or “hits’ might be expected during a 24 hour period.  This potential workload was modeled, considering factors such as LAN/WAN bandwidth, Max PDU sizes, protocol overhead, the range of page sizes expected in a typical mix, the CPU time per HTTP request, disk response times, and database server response times.  In this modeled scenario, the proposed Pooling Administration system will easily support a workload in excess of 1.5x that imposed by those stated.

The proposed NeuStar solution is also characterized by extraordinary scalability should workload increase in future years.  The Web and Application servers are being proposed in a clustered arrangement (two machines per cluster) initially.  The size of these server clusters may be easily

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increased to provide additional capacity.  The database server proposed can likewise be expanded to accommodate up to 16 processors, and over 70 TB of disk storage capacity.

3.2.3.2                                   Software Configuration—Production Environment

This Section will describe the various software components making up NeuStar’s National PA Production System.  These components include: the operating systems, DB Management System, the Application and Web Servers, and Knowledge Based Software.

3.2.3.2.1                         Operating Systems—The Production Environment will use the identical operating systems described in the Development Environment section (see section 3.2.1.2.5).

3.2.3.2.2                         Database Management System—The database will be a critical component of the PA System’s success. It must be available at least 99.9% of the time throughout the year and must operate in a failsafe manner, providing a switchover capability.  In order to provide a switchover capability, there must be a second database that remotely mirrors the primary database so that the system does not become unavailable should the primary database server experience an outage.  The chosen database must support advanced replication in order to eliminate the Single-Point-Of-Failure that would exist in a system with only one database server.  In light of all of these requirements, NeuStar recommends the use of Oracle8i for the purposes of the National System.

The Oracle8i database is highly scalable.  High scalability is primarily achieved through the use of connection pooling and multiplexing, which allows the database to support a large number of concurrent users, and table partitioning, which allows the database to be split across multiple disk devices, thus sharing the load. Oracle8i’s ability to perform online maintenance and reorganization of the database while the data is being accessed and updated by users dramatically reduces planned downtime.  These online maintenance capabilities improve data availability, query performance, response time, and disk space utilization - all important to the 24x7 Enterprise operation, and thus make it well suited for use in NeuStar’s National System.  Additionally, Oracle8i’s Fast-Start architecture minimizes unplanned downtime, by providing near instantaneous and predictable recovery from system faults.  Oracle8i’s advanced manageability functionality offers the capacity to support an abundance of users from centrally managed servers, reducing total cost of ownership, while ensuring Enterprise-caliber quality of service.

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3.2.3.2.3                         Application Servers—The National System’s J2EE-enabled application servers will run on dual IBM Netfinity 4500R Pentium-Class Servers.  In particular, these machines will run WebLogic Server, the software that NeuStar has chosen to provide the application servers. The production environment will use a total of two Pentium-Class servers as application servers, configured into a WebLogic cluster. A WebLogic cluster is a group of servers that work together to provide a more powerful, more reliable application platform than a single server.  WebLogic clusters provide the following key benefits:

•                  The WebLogic cluster appears to clients as a single application server, but in fact is a group of servers acting as one

•                  The WebLogic cluster serves to insulate clients (end-users) from application server failures.  If one application server in the cluster fails, the other will handle all incoming web requests.  This process is transparent to end users

•                  The WebLogic cluster improves the PA System’s scalability.  The capacity of a cluster can be increased dynamically, simply by adding more application servers.  This allows NeuStar to easily add more capacity should System demand increase in the future.

3.2.3.2.4                         Web Servers—NeuStar has chosen Red Hat’s High Availability (HA) HTTP Server as the web server software for the National System.  Red Hat’s HA Server is based on Apache HTTP Server.  Apache HTTP Server is open-source software and has been the most popular web server on the Internet since April of 1996.  The December 2000 Netcraft Web Server Survey found that over 60% of the web sites on the Internet are using Apache (over 62% if Apache derivatives are included), thus making it more widely used than all other web servers combined.  The Apache project is an effort to develop and maintain an open-source HTTP server for various modern desktop and server operating systems, such as UNIX and Windows NT.  The goal of this project is to provide a secure, efficient and extensible server, which provides HTTP services in sync with the current HTTP standards.

Red Hat’s HA Server adds a number of desirable features to Apache that will be useful for the National System.  Firstly, Red Hat’s HA Server comes with server-side certificates, which enables the National System to implement secure web sessions through public/private key encryption.

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Secondly, Red Hat’s HA Server provides a clustering capability for the web servers.  Red Hat’s HA Server clustering provides the web servers with the same benefits the application servers get from WebLogic clustering, namely, high availability and load balancing, as well as:

•                  The cluster appears to clients as a single web server, but is a group of servers acting as one

•                  The cluster serves to insulate clients (end-users) from web server failures.  If one web server in the cluster fails, the other will handle all incoming web requests.  This process is transparent to end users

•                  The cluster improves the National System’s scalability.  The capacity of a cluster can be increased dynamically, simply by adding more web servers.  This allows NeuStar to easily add more capacity should System demand increase in the future.

Dual IBM Netfinity 4500 Pentium-Class Servers run the Red Hat High Availability HTTP Servers at each site of the National System.  This configuration provides both single and multi-site hardware redundancy.

3.2.3.2.5                         Knowledge-based Software—NeuStar has selected Applied Innovation Management’s “HelpDesk Expert for Customer Service” as the help desk and knowledge-based software solution for the National System.  “HelpDesk Expert for Customer Service” is a web-based external help desk system designed specifically for hardware and software product support.  Customers can use the system 24 hours a day to get answers to frequently asked questions (FAQs); search the knowledge base, application notes, service packs or support news; submit a trouble ticket, submit a service request; or download fixes.  They can also upload error messages or other text to the support desk for faster problem resolution.  Features and benefits of HelpDesk Expert for Customer Service include:

•                  Web-based—Works like any other web page

•                  No learning curve—Anyone who can use a browser can easily learn to use HelpDesk Expert for Customer Service

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•                  Searchable Database—Customers can find out if a problem has been previously submitted by using HelpDesk Expert for Customer Service’s search function. Specific fields or combination of fields can do searched

•                  Searchable Knowledge Database—Customers and Staff can use free text queries to search the knowledgebase of support information.

•                  Uses Relational Databases (Oracle) to store all help desk information.

With the use of the Oracle DB, all information submitted, whether directly by the customer, or by NeuStar personnel, will be replicated to the backup site as well as backed up to tape.  In addition, as with all data on NeuStar’s National System, the data will be kept available on-line for no less than two years, and will also subsequently be archived for no less that five years.

3.2.3.2.6                         Firewall—NsteuStar will employ Checkpoint’s Firewall-1 product.  This product delivers a highly scalable solution that is able to integrate and centrally manage all aspects of network security.  FireWall-1 is based upon Stateful Inspection technology, the de facto standard for firewall security.

[Exhibit 3-7:  Graphic Design]

3.2.3.3                                   Communications—Production Environment

Access facilities into the PA System will be engineered in conjunction with the needs of SPs to optimize their communications requirements and minimize costs without sacrificing availability and security.

Initially, a pair of T1 circuits (one per site) will be provisioned, linking both the primary and the backup site to the Internet.  NeuStar’s research has indicated that this will suit the initial needs of the system.  NeuStar has estimated the following peak activity levels: 1) 600 simultaneous users; 2) Each user averages 1 System transaction per minute (total = 10 transactions/sec); 3) 10 Kb of data per transaction (equivalent to 80,000 bits); and 4) 30% network overhead (average). These levels produce the following bandwidth requirements:

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Bandwidth (bps)	= 10 trans/sec * 80,000 bits/trans * 1.3 (network overhead factor)
= 1,040 ,000 bits/sec

This calculation demonstrates that a T1 (at approximately 1.5 Mbit/sec) should provide adequate capability, based on the stated peak usage levels.  NeuStar is confident that T1 links to the Internet at each site will provide satisfactory throughput for the users of the System.  NeuStar will closely monitor the performance (response time) of the System (see section 3.2.3.7 for details) on an on-going basis, in an effort to ensure a positive user experience on a consistent basis.  Should the communications facilities be found to be, or even projected to become, insufficient at any point in time during the term of the contract, NeuStar will immediately recommend incrementally increasing the throughput capacity to the Internet, not only to the primary site, but to the backup site, as well.

NeuStar’s National System, built on Internet technologies, will provide secure and reliable communications through open standards, and will support SMTP, FTP, HTTP, and HTTPS.

The National Pooling Administration Service will support the diverse set of communications facilities shown in Exhibit 3-7, including those facilities for supporting verbal and automated requests from service providers (SPs) and several methods for distribution of information and reports, such as faxes, e-mail, and regular mail.  The variety of interfaces provided will ensure all users of the System/service can access it, regardless of their level of technological sophistication.

The National System will provide two forms of external interfaces with the users: 1) Web Interface (Secured & Public); and 2) Information Transfer (File Transfer, e-mail).

3.2.3.3.1                         Web Interface—Both a public web interface and a secured web-based automated Interface will be provided for users of the National System.  Access to the System will be available via the Internet; however, the secured System will be protected by firewall technology.  The firewall will ensure security within the System by protecting against all known security threats.  This will provide a web-based GUI environment via a highly secure, fully authenticated facility.  The IBM Netfinity 4500 Pentium-Class Servers, running WebLogic Server in a WebLogic cluster, will act as a dedicated host server to mediate services between the Internet and the System.  To external users, the web interface will appear as one web site.

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Over IP, remote user workstations can use an authorized, readily available secure web browser as the client application supporting the secure http protocol (HTTPS), thereby providing full encryption and authentication (via digital certificates).

The recommended client application for the web interface will be a web browser (Netscape Navigator 4.7 or above, or Microsoft Internet Explorer 5.0 or above) with an Internet connection.  Web browsers are supported on a wide range of hardware platforms and operating systems (Minimum Windows 3.x or above, Mac 7.5 or above, Unix, or Linux Systems), which reduces the user workstation requirements and cost without reducing security.  Secondly, standardizing on a common internal and external user interface technology also significantly reduces development and maintenance cost while offering National System users greater flexibility and redundancy in invoking System services.

3.2.3.3.2                         Information Transfer—The NeuStar designed National System will also allow users to transfer requests and receive responses in a file format.  File Transfer Protocol (FTP from IP family) and e-mail (Simple Mail Transfer Protocol - SMTP from IP family) will be used to transfer reports and bulk data transfers to/from external interfaces.  Over IP, remote user workstations can use File Transfer Protocol (FTP) for the transmission of requests and responses.  Access to the PA System will be available via the Internet using a highly secure, IP firewall/gateway/proxy to ensure security.

Users will be able to transfer requests and responses through readily available web browser client software (e.g. Netscape Navigator 4.7 or above, Microsoft Internet Explorer 5.0 or above) with an Internet connection.  Web browsers are supported on a wide range of hardware platforms and operating systems (Minimum Windows 3.x or above, Mac7.5 or above, Unix, Linux systems).

Users will also be able to transfer requests with an Internet connection using File Transfer Protocol client software available with the TCP/IP component of their operating system (Minimum Windows 3.x or above, Mac7.5 or above, Unix, Linux systems).

3.2.3.3.3                         Interfaces with External Systems—The PA System must be able to accept data in from existing pooling systems.  As the current Pooling Administrator for the vast majority of State trials throughout the US, the task of migrating the State trial data to the National System will be

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automatic, without risk, and without additional expense, as the two Systems’ data structures will be virtually identical.  The handoff of the Service will also be seamless, as the PAs for each of the respective existing State trials will remain the same.  NeuStar believes that this too will offer tremendous value to the Industry, as no potentially painful “break-in” period will be required.  It will essentially be an immediate “business as usual” for a major portion of SPs.  Should any non-NeuStar State Systems exist for any active State trials, NeuStar will conduct meetings with interim state trial contractors and agree upon a data interchange format for transferring existing State level pooling data into our National System.

3.2.3.3.4                         Reports Distribution—The National System will periodically generate reports.  The publicly available web site will provide an exploder list for users to sign up to receive these reports by FTP, email, facsimile or mail. The System will facilitate each of these distribution methods, either by actively routing the reports (FTP or email) or sending reminders to PA staff members to send mail or faxes.

3.2.3.4                                   Security—Production Environment

NeuStar’s application architecture will allow for individual user profiles that enable selective functional and data access security for each type of user, thereby ensuring privacy and integrity of PA data.

3.2.3.4.1                         Physical Security—Please refer to the table titled NeuStar Facilities Environment in Proposal Section 1.1.2, NeuStar’s Pooling Administration Facilities Overview, for a description of the physical environment, including security, for both Sterling (Primary) and Chicago (Backup) computer lab facilities.

3.2.3.4.2                         Electronic Security—The Production Environment’s electronic security capability is identical to that described in the Development and Test Environments, described in sections 3.2.1.4.2 and 3.2.2.4.2.

3.2.3.5                                   System Reliability / Availability—Production Environment

Availability is defined, from the end-user’s perspective, as “The probability that a system or subsystem will perform its intended function at a given instant of time”.  In accordance with the RFP, NeuStar’s proposed National System is designed to meet the following availability guidelines:

140

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•                  System availability: 24 hours a day, seven days a week

•                  Availability shall meet or exceed 99.9% of scheduled up time

•                  Unscheduled maintenance downtime per any 12-month interval shall be less then nine (9) hours.

•                  The MTTR (mean time to repair) for all unscheduled downtime per any 12-month interval shall be less than one hour during core business hours and 4 hours for non-core business hours.

•                  Scheduled maintenance downtime per 12-month interval shall be less than 24 hours.

These specifications describe a high degree of availability, yet do not restrict the system to continuously available hardware.  A continuously available system, by definition, is a system must be accessible 100% of the time and can never be taken down for maintenance.  While continuously available hardware could be used, it would dramatically increase costs.  Therefore, we have designed a high-availability system that meets the specified availability requirements at a reasonable cost.

The proper technique for building a high availability system is to use redundancy to minimize Single Points Of Failure (SPOF) from the architecture and keep Mean Time To Repair (MTTR) to a minimum.  Both of these techniques figure prominently in NeuStar’s architecture.

Availability is derived from MTTR figures, as MTTR basically represents the amount of unavailable time per failure.  The following lists each of the main System components ratings:

	MTTR	Availability	Unavailability
Router:	30 min	99.9%	0.1%
Firewall:	45 min	98.9%	1.1%
Web Server cluster	45 min	99.99%	0.01%
App Server cluster	45 min	99.99%	0.01%
Lan Switch	30 min	99.8%	0.2%
DB Server:	65 min	99.8%	0.2%

It should be noted that the Redundant Array of Independent Disks (RAID) unavailability is assumed to be negligible, as they are mirrored and therefore have a MTTR of virtually zero.  Each of these ratings were taken from each respective vendor’s published product literature.  The figures represent ratings based on a stand-alone configuration, except for the Web and App Servers which, in

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NeuStar’s National System, are clustered, and would therefore require a simultaneous dual outage to fail.  Their rating thereby represents the likelihood of dual failure based on the stand-alone measurements.

In the case of NeuStar’s National System, a full backup site is available, fully functional, and can be put online within 3 minutes.  This thanks to the network setup, capable of pointing to a different destination when instructed to, as well as the use of advanced, real time data replication, which ensures that an up-to-date copy of the database is ready and waiting at the backup site.  Since any National Pooling System outage can now be “fixed” (meaning that the System can be returned to it’s fully functional state) within three minutes, the MTTR for each component can now be assumed to be 3 minutes.

Since the MTTR is directly proportional to a component’s unavailability, and that the incidence of outages has not changed on the individual components, each component’s unavailability rating can be reduced by a factor of its previous MTTR divided by 3 (the new MTTR).  This yields the following results:

	MTTR	Availability	Unavailability
Router:	3 min	99.9%	0.01%
Firewall:	3 min	99.93%	0.07%
Web Server cluster	3 min	99.999%	0.001%
App Server cluster	3 min	99.999%	0.001%
Lan Switch	3 min	99.98%	0.02%
DB Server:	3 min	99.99%	0.01%

The aggregate System availability result, meaning the percentage of the time that all of these items will be up simultaneously, can now be calculated as the product of all of the availability ratings.  This results in an aggregate rating of 99.9%, thus satisfying the requirement of 99.9% availability.  The System’s MTTR of 3 minutes also amply satisfies the requirement of one hour during core business hours and four hours off-core.

3.2.3.6           Back-up/Replication/Switchover—Production Environment

Each N-Class Server is equipped with a 12 Gigabyte DAT tape drive, for database backup purposes.  Database backups will take place nightly at both the primary site and the backup site.  Under normal

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circumstances when both the primary site and the backup site are fully operational, these backups will be identical, since Oracle’s Advanced Replication will automatically keep the PA data consistent between the two sites.  The only times that these backups might not have identical data is when backup is made while one of the sites is off line.  NeuStar will develop and document a set of procedures for the database backups.  The backups taken from the primary site will be stored off-premises in order to protect the data in the event of a site disaster.  Procedures will be provided documenting how full recovery (data and System) will be accomplished.  This will be included in NeuStar’s Disaster/ Continuity of Operations Plan.  The plan will comply with, and in fact improve on, the two business day requirement for re-establishment of service.

[Exhibit 3-8: Graphic Design]

NeuStar has chosen to use Oracle’s Advanced Replication to protect the availability of the PA System’s mission critical database.  Please refer to Exhibit 3-8.  An advanced replication system effectively keeps two copies of the database; when the primary site becomes unavailable due to a system or network outage, the backup database automatically takes over.  Oracle’s Advanced Replication works in the background automatically to converge the data of all table replicas and ensure global transaction consistency and data integrity.  Also, the backup database could also serve as a fully functional database to support application access when the primary site is concurrently operational, assisting the main system during times of peak usage, improving the system’s responsiveness to end-users.  What’s more, by switching to the backup database server beforehand, it will be possible to perform most system maintenance without bringing the system down, enabling us to meet the scheduled and unscheduled maintenance down times (availability) specified in the RFP.  NeuStar has determined that this strategy will ensure high availability and reliability for the National System’s database.

As required, NeuStar’s National System is a high-availability system.  The only way a total system failure (system outage) can occur is if two failures occur simultaneously at the geographically separated and independent sites.   For example, both database servers would have to fail simultaneously.  The odds of such an occurrence, however, are slim.  As required, the System will be designed to recover from failures rapidly without loss of data.  The following describes recovery actions recommended for the main types of failures:

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Hardware Component Failure—Since the System features much locally redundant hardware, a single hardware component failure will rarely result in bringing the system down by itself.  If necessary the system can switch over to the backup site until the repair is conducted.  This may not be necessary and depends on which component fails and its’ estimated time to repair.

Database Server Hard Drive Failure—A hard drive failure cannot bring one of the database servers down because the database servers are using a RAID configuration.  RAID provides an array of disk drives, which eliminates Single Points Of Failure, as all key drives are mirrored locally.

Web Server Hard Drive Failure—A hard drive failure could bring down one of the Pentium-Class servers, but WebLogic clustering makes this type of failure transparent to end users.  In any case, the Pentium-Class servers are not used for PA data storage, so there is no threat of data loss if one of them goes down.  The system could, if necessary, be switched to run at the backup site, which also has dual spare Pentium-Class servers, while the hard drive failure is repaired

Communication Link Failure—The System will monitor the status of all communication links and will be capable of detecting and reporting link failures.  In the event of a link failure, a switchover to the backup site will be initiated.  The National System is also able to continue to process user requests through the other supported interfaces while the link outage is resolved.

Communication Link to ISP Failure—The System has two Internet connections, one at the primary site and one at the backup site.  In order to detect communications failures, each site will ping its ISP every five seconds.  In case of ISP connection failure at the primary site, web requests will be routed through the connection at the backup site.  In the unlikely event of both ISP connections failing simultaneously, no data loss will occur since no web requests will be able to get through.

Power Failure—The System will be supported by a UPS capability, able to temporarily sustain power for at least 24 hours.  Should an extended power failure occur, the System will be switched over to the backup site.  In the highly unlikely event that a power failure occurs and lasts for an extended period of time at both the primary site and backup site simultaneously, the National System will perform an orderly shutdown prior to the exhaustion of UPS power.

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NeuStar will design and document recovery procedures for all foreseeable system failures. Procedures associated with performing a switchover will also be provided in the System Methods and Procedures.

In the event of the System becoming unavailable for any reason, all users will be notified (by email where possible, by fax where not) as soon as the outage information is known.  This notification will indicate the start time of the outage and its’ estimated duration.  In addition, NeuStar will provide a report to the FCC with a periodic report listing all instances of unavailability during that period.  The report will include an explanation of the unavailability incident along with its duration.

3.2.3.7           Performance Monitoring—Production Environment

In accordance with RFP requirements, NeuStar’s National System will be able to verify that it is able to display the entire home page to the user with a 56 KBPS modem within 8 seconds, 95% of the time over any 12-month period. The System will utilize Keynote’s “Consumer Perspective” service in order to monitor the performance of the Web site.  The results collected by this service will allow NeuStar to proactively make adjustments to the Web site in order to offer our customers a consistently high quality of service. This tool will also help to distinguish troubles with the Internet network from those related to web site performance by collecting an assortment of statistics on web site home page response times from 25 different areas in the United States.  Variances in the regional response times usually indicate Internet network lags.

In addition, the System will keep operational statistics including: availability statistics; scheduled maintenance durations; instances and duration of unavailability; simultaneous user measurement by hour; and user session statistics.  These statistics will be used for various management reports periodically produced by the System.  Any measurements of home page response times of greater than 12 seconds, will trigger the opening of a trouble ticket, which will, in turn, initiate an investigation.

Maintenance—Production Environment

Regular maintenance will be performed on the System, as required.  NeuStar will take advantage of various System capabilities, such as switchover, in order to minimize the amount of scheduled System downtime.  It is understood that all scheduled outages will occur during non-core business

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hours, and that all scheduled maintenance will require FCC approval. Duration of the maintenance intervals will be kept under four hours; requests for greater than four hours will be accompanied by specific explanation justifying the time required.  A full description of the recommended System maintenance procedures will be provided with NeuStar’s National System Maintenance Plan.

3.2.4                     Summary of Items to Acquire

SOFTWARE LIST
#	Item	Source	Item Type	Relevant Standards
1	[* * *]	[* * *]	[* * *]	[* * *]
2	WebLogic Server, (dev, test, backup)	BEA Systems	[* * *]	[* * *]
1	HP-UX Operating System (dev, test, backup)	Hewlett-Packard Corp.	[* * *]
2	Red Hat High Availability Server (dev, test, backup)	Red Hat, Inc.	[* * *]	[* * *]
2	[* * *]	[* * *]	[* * *]	[* * *]
2	[* * *]	[* * *]	[* * *]	[* * *]
3	Red Hat Linux Operating System Version 7.0 (dev, test, backup)	Red Hat, Inc.	[* * *]
	[* * *]	[* * *]	[* * *]	[* * *]
	[* * *]	[* * *]	[* * *]
	[* * *]	[* * *]	[* * *]	[* * *]
	[* * *]	[* * *]	[* * *]
	[* * *]	[* * *]	[* * *]
	[* * *]	[* * *]	[* * *]
	[* * *]	[* * *]	[* * *]
1	CheckPoint Firewall VPN-1	CheckPoint Software Technologies Ltd.	[* * *]	[* * *]
15	HelpDesk Expert for Customer Service (Prod)	Applied Innovation Management	[* * *]
10	[* * *]	[* * *]	[* * *]
2	[* * *]	[* * *]	[* * *]	[* * *]
2	[* * *]	[* * *]	[* * *]	[* * *]
1	[* * *]	[* * *]	[* * *]	[* * *]
2	WebLogic Server	BEA Systems	[* * *]	[* * *]
1	HP-UX Operating System	Hewlett Packard Corp., bundled with HP 9000’s	[* * *]
2	Red Hat High Availability Server	Red Hat, Inc.	[* * *]	[* * *]
2	[* * *]	[* * *]	[* * *]	[* * *]
2	[* * *]	[* * *]	[* * *]	[* * *]
3	Red Hat Linux Operating System Version 7.0	Red Hat, Inc.	[* * *]
1	CheckPoint Firewall VPN-1	CheckPoint Software Technologies Ltd.	[* * *]	[* * *]
2	[* * *]	[* * *]	[* * *]	[* * *]
2	[* * *]	[* * *]	[* * *]	[* * *]
1	[* * *]	[* * *]	[* * *]

[* * *]

***This NeuStar proprietary forecasting algorithm will be integrated into the System.  NeuStar will offer the FCC a royalty-free, perpetual license for the exclusive purposes of the National System. The license shall survive the contract, but shall not survive the System.

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HARDWARE LIST*
#	Item	Source	Part Number
1	Cisco 3640 Router (primary)	Cisco Systems, Inc.	SC3640
1	HP 9000 N-Class Database Server (primary)	Hewlett-Packard Corp.
1	[* * *]	[* * *]
1	[* * *]	[* * *]
5	]IBM Netfinity 4500R Pentium-Class Servers (primary)	IBM Corp.	86563RY
1	[* * *]	[* * *]	[* * *]
1	[* * *]	[* * *]	[* * *]
1	[* * *]	[* * *]	[* * *]
1	[* * *]	[* * *]
1	[* * *]	[* * *]
1	[* * *]	[* * *]
5	[* * *]	[* * *]	[* * *]
1	[* * *]	[* * *]	[* * *]
1	SuperStack II Baseline Switch (backup)	3Com	3C16460 Use: PA System LAN

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HIGHLIGHTS

NeuStar’s Demonstrable Record Maximizes Program Success:

•                  Unmatched results in actual pooling administration—over 2,200 requests processed and over 140 CO Codes opened via pooling

•                  On-time implementation of pooling timelines per industry/state guidelines

•                  Three years of excellence and customer commendations in pooling with no written complaints

•                  Established and effective relationships with all program stakeholders

•                  1998 Supercomm Award for Excellence in OSS recipient for our NPAC SMS database

4.0                               Past Performance

NeuStar’s demonstrable record of past performance amply qualifies us to be the National Pooling Administrator.  More importantly, however, our comprehensive pooling administration experience ensures the FCC that the administration of thousands-block pooling will be an incontrovertible success.

For all vendors, past performance is indicative of future accomplishment and our serious, corporate commitment to the neutral, even-handed administration of NANP resources is peerless.  In addition, direct Number Pooling experience is crucial to ensuring a seamless, cost-efficient migration from state to national pooling. Without a clear understanding of Number Pooling combined with an in-depth knowledge of industry guidelines and their standard application, inexperienced vendors with the best intentions can inadvertently make errors that are perceived as partisan and prejudicial.

NeuStar is distinguished from its competition by its experience, its staff, and its organization.  We are the only vendor that has three years of direct experience administering pooling, a staff with practical knowledge of the day-to-day activities associated with pooling, and whose managers have dealt with and resolved problems encountered in an authentic pooling environment. We are the only vendor capable of migrating an entire team of seasoned employees directly from interim to national number pooling ensuring a smooth transition and an unwavering focus on number optimization.  The combination of our past performance as interim pooling administrator, the backgrounds of our Pooling Administration Team, and our corporate commitment to the neutral provisioning of pooling is the NeuStar difference.

We have chosen to rely primarily on our corporate experience directly applicable to pooling rather than upon generic company qualifications.  For the past three years we have served as interim pooling administrator, and we have a demonstrable record of performance. Below we address each of the six critical standards the FCC set out in its RFP and how the NeuStar difference sets us apart.

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1.                                      To develop and field a comparable automated system—The National Pooling Administration System (the National System) requires rich feature functionality, flexible scalability, and high reliability and availability—comparable to NeuStar’s NPAC SMS.  In fact, the NPAC SMS requires continuous availability, a requirement more stringent than that for the National System.  NeuStar is the only selected vendor who could design, develop, and implement on time the NPAC SMS, a master database registry of routing information, to coordinate the porting of local numbers between carriers in North America.  The system serves more than 250 service providers daily and ports more than 700,000 numbers each month.

In 1998, for its innovative design, on-time delivery, and quality database, NeuStar was presented with the Supercomm Award for excellence in Operational Support Systems for its NPAC SMS database.

As ongoing interim pooling administrator in 12 states, we already have extensive experience successfully developing and operating a system that delivers the product this proposal addresses.  The web-based interim pooling system we designed and fielded provides for the prompt, efficient exchange of thousands-blocks in over 1,200 thousands block pools in 35 NPAs across the country.  We not only have experience successfully building sophisticated automated systems, but more importantly, we have experience in developing one specifically designed for pooling administration.  We will leverage this experience to ensure our National System possesses the requisite functionality—both near and long term.

2.                                      To staff, manage, and operate a pooling administration or comparable service operation—At NeuStar, we can not only develop state-of-the-art, complex systems, but we can ensure continuity of service from beginning to end by providing the supporting data center and help desk operations required to administer numbering resources in a neutral third-party fashion. Our existing operational staff presently manages and operates thousands-block pooling in 12 states, and we are the only vendor in the country now operating a functional pooling administration service.  Our pooling administration is not impacted by other functions performed by NeuStar, although we frequently interact with NANPA and NPAC staff to open CO Codes and address porting issues.

Illinois, the first state to implement number pooling, selected NeuStar as its PA through a competitive procurement process.  Under the Illinois contract, as in our pooling contracts with

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other states, our Pooling Team runs a central pooling administration center, manages pooled rate areas, and administers all pooled thousands blocks in the affected NPAs.  We also manage the forecasts for service providers in each rate area to ensure thousands blocks are available when requested.

The Illinois 847 trial was the first thousands-block pooling trial in the world and was followed immediately by the New York trial.  NeuStar (then as Lockheed Martin CIS) worked with the Illinois Commerce Commission, the New York Public Service Commission, and industry to develop guidelines for the deployment and administration of those trials. These guidelines formed the baseline for the development of the existing INC Thousands-Block Pooling Guidelines.  To maintain consistency and uniformity, NeuStar presently uses the INC Guidelines in the administration of a standardized system that utilizes the www.numberpool.com web site to provide carriers with access to the forms they need to obtain blocks.  Carriers can complete and transmit forms to us directly from the web site.  Our PAs process the forms efficiently and before assigning blocks, ensure that the information on them conforms to all regulatory requirements and the applicable sections of the INC Guidelines.  This review ensures that the necessary pre-conditions to assignment have been met.   Additionally, our PAs utilizing the Pool Manager (SM Patent Pending) module of our State System use the information contained in forecast and donation forms to maintain and anticipate adequate pool inventory for both the short and long term. It is our direct experience administering pools, reflected in the following table, that most qualifies us for appointment as the National PA.

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NeuStar’s Thousands-Block Pooling Administration Results

NeuStar’s Results Are Unmatched	Amount
States Served	12
NPAs Served	35
First Implementation Meetings Conducted	27
Service Provider Forecasts Processed	770
Individual Thousands-block Pools Administered	1,232
Individual Thousands-blocks Assigned	1,943
Thousands-block Requests Processed	2,263
CO Codes Opened via Pooling	141

3.                                      To meet schedule requirements and manage contract costs—Since 1998, our staff has consistently met schedule requirements for pooling timelines ordered by state commissions and/or developed by industry consensus.  We have developed internal performance metrics against which we carefully monitor our performance to ensure our industry deliverables are in conformance with guideline directives and in a constant effort to improve our service.   Our conduct is governed not only by regulatory mandates and industry guidelines, but by the content of contracts we have negotiated with the North American Portability Management Limited Liability Corporation (NAPM LLC).  We have managed our contract costs to such an extent that we were able to pass on the economies-of-scale to service providers in the contract renewals recently executed.

NeuStar understands that the FCC will be procuring these services for National PA using a cost plus award fee/fixed fee arrangement.  We understand how vital it is to constantly manage program costs and communicate status to the FCC.  As such, we have staffed our National Pooling Administration Team with a Regulatory Compliance Officer.  This individual, along with our Director of Number Pooling Services, will be responsible for meeting schedule requirements, managing contract costs, ensuring the FCC is fully aware of program status, and ensuring that program costs are accurately reported.  The contracts that presently form the entirety of NeuStar’s business portfolio are firm fixed-price contracts.  This method of operation mandates tight control of expenditures and costs, and constitutes our day-to-day acceptance of higher risk than cost-plus contracts would.  Our viability as an on-going business enterprise is evidence that we have successfully managed our contract costs to date.

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4.                                      To communicate with a wide spectrum of organizations, customers, and stakeholders—Our staff has strong and varied experience in pooling: it participates in the activities of a wide spectrum of organizations, interacts with customers, and provides for the needs of stakeholders including service providers, state commissions, regulatory personnel, and the FCC.  Our staff has over 100 years combined experience working for and with NANPA, NPAC, service providers, and regulatory agencies.  In addition, we have established and maintained relationships with governmental and regulatory bodies in order to successfully deploy pooling in the various states and address their policy directives as contemplated.  Finally, our personnel have frequently chaired or participated in the activities of numerous industry collaborations, committees, and working groups on a range of telecommunications issues, and they continue to do so.  The depth and breadth of our experience is essential to the success of this project.  We have first-hand familiarity with the various perspectives held by critical stakeholders, thus ensuring that the many conflicting interests in this project are understood and addressed.

5.                                      To provide full financial and operational reporting and insight—Because stakeholders have an interest in the financial and operational aspects of this project, we will provide reports and insight to alleviate their concerns.  Customarily, we are not obligated to provide financial insight under our firm fixed price arrangements; however, we understand that this cost-plus firm fixed-price contract calls for full financial and operational reporting.  We are fully prepared to provide the FCC with the contract and necessary accounting records at the level of disclosure required.  A detailed cost breakdown of this project can be found in the separately bound Cost Volume.  We will budget and track against that report.  Because we recognize the importance of managing program costs, we have given the Regulatory Compliance Manager the responsibility of ensuring the FCC is fully apprised of the program status.

Further, NeuStar, responsible for managing a vital public resource as the NANPA and as operator of the NPAC, is subject to public oversight.  The NANPA provides and publishes an annual report to the FCC and the NANC, and remains in constant contact with them about the performance improvement plan.  NeuStar provides a written report in conjunction with an oral presentation every month to the NANC and responds to questions.  We also provide a monthly account of our activities to the NANPA Oversight Working Group (NOWG) and NANC, the industry bodies with oversight of the NANPA. NeuStar conducted a highly successful and intensely public transition of

National Thousands-Block
Pooling Administration	Section 4.0

the NANPA functions from the RBOCs to NeuStar (then Lockheed Martin CIS) under intense oversight.  NeuStar further proved that pooling could work in the highly visible initial pooling trial in Illinois, which was carefully observed by the industry and regulators across the country.

6.                                      To develop and implement escalation procedures—Implementing escalation procedures is a fundamental tenet of NeuStar’s Program Management (NPM).  Escalation procedures are a standard part of all our projects and apply not only within the direct organization, but to NeuStar management projects peripheral to the direct organization.  Our escalation process, like the chain of command in our organization, is short and direct.  This benefits our customers by providing clear lines of communication facilitating rapid problem solving.  Our escalation process is shown, and discussed more thoroughly, in Section 6.0.  This procedure has proven successful in the last three years, and no service provider questions relating to pooling administration have required escalation past the Director level.  Our escalation procedures will be a formal part of our Project and Communication Plans.

Additional factors—While our experience administering existing thousands-block pools for the last three years is the most compelling reason favoring our appointment as National PA, NeuStar has strengths in other areas that support this. Our expertise is not limited to systems development, and we are not merely a systems developer, we actually operate and support the systems we develop.  We do not employ subcontractors or shift administration to subsidiary groups or rely on other organizations to manage our systems.  We do the entire function from start to finish.  Working closely with our clients we design, develop, and create the system.  We then implement and support it, all of which allows us to understand first-hand any issues that arise and address them quickly and intelligently.  It also enables us to recognize and mitigate problems we encounter and readily adapt methods and procedures.  We will assume direct accountability for the National Pooling Administration from beginning to end.  We will be the pooling implementer, the thousands-block administrator, the help desk, the web site management, the technical support, the compliance officer, the media contact, and the systems developer. We will assume and perform these responsibilities as the certified neutral third party we are.

In April 1996, NeuStar was selected by the Illinois LNP Taskforce SMS/RFP Subcommittee, under the direction of the Illinois Commerce Commission, to develop an NPAC SMS and provide supporting turnkey and operational NPAC services for Chicago LATA 358, with probable

National Thousands-Block
Pooling Administration	Section 4.0

expansion throughout the entire Midwest Region. Through competitive procurement processes, NeuStar was selected to provide NPAC SMS services for a five-year term in four regions of the U.S.—Mid-Atlantic, Midwest, Northeast, and Southwest—and a competing vendor was selected in the three remaining U.S. regions—Southeast, Western, and West Coast—and Canada.  In early March 1998, the Southeast, Western, and West Coast regions terminated their vendor contracts due to poor performance and executed contracts with NeuStar for NPAC SMS services. Canada followed soon after.  Consequently, NeuStar now provides NPAC SMS services to all of North America.

After a competitive bidding process, NeuStar was selected by the FCC to administer the NANP for a five-year period.  Our first year of serving as the NANPA was successful, despite a massive and complex transition from the RBOCs to a centralized, neutral third party organization responsible for Numbering Plan Area (NPA) assignment, administration, relief planning, and CO code assignment and administration. On schedule, in conjunction with the industry, NeuStar developed and implemented a comprehensive plan to quickly and efficiently transition CO code administration and NPA relief planning functions.  Number pooling is a similar process to CO code administration, and for the past three years, NeuStar has been providing a neutral, full service comparable to national pooling administration.

NeuStar intends to leverage its experience as the Interim Pooling Administer, its intimate knowledge of the pooling guidelines, and its understanding of the varying needs of pooling stakeholders into a successful transition to National Pooling Administration.

National Thousands-Block
Pooling Administration	Section 4.0

[* * *] [5 pages]

National Thousands-Block
Pooling Administration	Resumes

HIGHLIGHTS

Our staff will leverage three years of hands-on pooling experience and over 100 combined years of relevant industry experience to:

•                  Provide effective, standard applications of industry guidelines to ensure unquestioned neutrality, and overall program acceptance of our service administration and stakeholder interfaces

•                  Develop and deploy a state-of-the-art pooling administration system that fully meets or exceeds all FCC functional requirements

•                  Establish a fully compliant, comprehensive work plan that ensures on-time service delivery and a seamless implementation of the program—including migration from State to National System

5.0                               Qualifications of Key Personnel

NeuStar’s designated key personnel are critical to the successful deployment and management of national pooling adminis-tration to ensure the migration from state systems is seamless and on-going operations are carried out in a neutral, even-handed manner.

The NeuStar Pooling Team (shown in Exhibit 5-1) possesses the experience and expertise to deploy and administer thousands-block pools on a national level. Our staffing profile is based on that experience, not on some theoretical calculation.  Our technical staff has expertise in developing state-of-the-art, feature-rich systems, and created our State System specifically to manage pooling. Improvements to our State System during the past three years have lead to the development of our Pool Manager (SM Patent Pending) module.  This module minimizes the number of NXX codes, which may need to be opened to manage a pool, and directly translates into savings scarce numbering resources. Our staff has administered pooling for the past three years and has more experience with actual number pooling than anyone else in the world.  Additionally, the executives, directors, and managers within NeuStar have extensive telecommunications system development, management, and operations experience.  Our Director of Pooling Services, widely recognized as an LNP expert, has been associated with local number portability since its inception and helped define its initial architecture and standards. Three of our key staff are former employees of Public Utility Commissions.

National Thousands-Block
Pooling Administration	Resumes

Other NeuStar personnel have years of number administration experience and have served the industry in visible and demanding positions.  This highly skilled management team, currently responsible for state administration, will oversee the transition to National Pooling Administration and then assume responsibility for its on-going operation.

We consider the people identified below as the key personnel for this endeavor. They have complementary skill sets that enable them to work together productively for the betterment of the team and also allow them to provide backup for each other when necessary to the benefit of the industry. Copies of their resumes are attached and include their educational backgrounds, job experience, specific efforts they have supported, and references.  A review of those resumes will establish that these individuals possess qualifications and capabilities relevant to the successful database development, system deployment, and on-going operation of national pooling administration.

[* * *] [18 pages]

National Thousands-Block
Pooling Administration	Section 6.0

HIGHLIGHTS

Our Pooling Organization is:

•                  Logically, geographically structured by functional responsibility to optimize efficiency while minimizing costs

•                  Fully supported by NeuStar executives committed to the success of National Pooling Administration

•                  Established within NeuStar with direct and clear channels of communication and escalation to ensure pooling issues are addressed and resolved quickly

6.0                               Organization

Created to serve a need, shaped by experience, and refined for this solicitation, NeuStar’s organization combines logical functional structure, certified neutrality, corporate commitment, and clear lines of escalation to ensure the FCC’s program objectives are met and National Pooling is recognized as successful.

Thousands-block number pooling was implemented to stem the increasing demand for NPAs that were rapidly depleting North America’s numbering resources.  In response, to this increasing demand, pooling administration became an integral part of our basic business and a natural extension of our corporate commitment to safeguard NANP resources and prolong the availability of resources to the industry.  Beginning with the Illinois trial, we committed staff and resources to the number pooling effort.  Within NeuStar, we have a dedicated unit called Numbering Services focused solely on neutral, third-party number administration.  Three years ago, we established our Pooling Administration Team (“Team”) as an independent, freestanding entity under that unit, which is responsible for meeting the needs of the industry for thousands blocks.  Our Team was not established for convenience or assembled to address this proposal.  It has been intact for the past three years, and, in that time, has evolved to address the issues it has encountered and to accommodate the needs of the stakeholders it serves.

Functional Organizational Structure

We established our Pooling Team as a discrete organization to comply with the needs and desires of the marketplace, and our structure has evolved over the past three years as we have carefully tailored it to reflect our experience and accommodate the needs of the industry and regulators.

A successful number pooling organization requires dedicated, experienced individuals who understand how number administration works and appreciate the essential relationship between thousands-block pooling, neutrality, and number portability. In addition, it requires a logical structure, effectively organized, to optimize those individuals and keep costs low.  Our Director of Number Pooling Services, responsible for the overall success of number pooling—meeting performance goals, ensuring proper client interfaces, maintaining industry and regulatory

National Thousands-Block
Pooling Administration	Section 6.0

satisfaction, and budget—has played a critical role in number pooling since its inception, has a strong working relationship with the industry and regulators, and is an authority on number pooling, LNP, and telecommunications operations.  Our Pooling Services team is managed by professionals and already staffed to successfully accomplish all the tasks identified in the solicitation. Our key personnel are already 100% dedicated to pooling; all individuals required for day one have been named and identified. All our pooling personnel will be strategically migrating from the state to national team.

Our detailed project plan was developed to produce a deliberate, thoughtful, and phased-in migration schedule. Given the work load reflected in our plan, we know the headcount and the functional structure required to effectively administer national number pooling. Although we have augmented our current state pooling administration operations team to form our National pooling administration organization, it is essentially the same team that has successfully implemented state pooling administration for the past three years without a single written complaint concerning our operations from any individual or regulatory agency.  It is organized into five primary groups each focused on a different area of thousands-block number pooling and each requiring different skill sets. As shown in Exhibit 6-1, we have identified each portion of our functional organization and clearly delineated each person’s responsibilities within that organization.  In addition, as required, we have provided a table of job descriptions at the end of this section.  The job descriptions detail the roles/responsibilities and the minimum qualifications of each position in our organization.

[* * *] [14 pages]

National Thousands-Block

Pooling Administration

January 31, 2001

Mr. Mark Oakey

Contracting Officer

FCC/Contracts and Purchasing Center

445 12th Street, SW

Washington, DC  20554

RE:	Solicitation No.: SOL01000011
Services to Administer a Thousands-Block Pooling System

Dear Mr. Oakey:

Please find attached the Original and four (4) copies of NeuStar, Inc.’s Cost Proposal, Volume 2, in response to the above-referenced solicitation.  The Proposal is compliant in all respects with the instructions to offerors and the requirements set forth in Section L, and is so certified.  NeuStar, Inc. hereby acknowledges Amendment 0001 to the Solicitation dated December 20, 2000, Amendment 0002 dated January 17, 2001, and Amendment 0003 dated January 25, 2001.

The costs proposed are in contemplation of the award of a Cost Plus Fixed Fee and Cost Plus Award Fee hybrid contract as described in the solicitation.  Comprehensive narrative in support of the proposed costs is included herein, along with traceability of cost to NeuStar’s Technical and Management Proposal (Volume 1), and the proposed allocation of staff hours and labor mix.  Within the Basis of Estimate section of the attached Cost Proposal, NeuStar fully describes the cost model used to present the overall cost of the project and a roll-up of costs thereto from the various SUBCLINS.  Each CLIN and SUBCLIN are also identified so as to facilitate traceability of costs to the Technical and Management Proposal.

NeuStar’s experience for this proposal emanates from its twelve (12) State Pooling Administration Contracts and an FCC Order for NANPA.  Therefore, NeuStar has no cognizant ACO or DCAA office.  All copies of this proposal are forwarded herewith to the FCC.  If so advised by the contracting officer, NeuStar will forward a copy of the proposal to any designated DCAA and/or Contract Administration office.

The attached Cost Proposal is submitted in full compliance with the above-referenced Solicitation, including a descriptive Table of Contents with corresponding Tabs.  A Solution Overview is in Section 1.0.  All underlying assumptions and rationale are included in Section 2.0, Basis of Estimate. The costs and fee are depicted in Section 3.0, Cost Breakdown, and the cost and pricing data is submitted under Section 4.0, Cost Back-Up.  Please find enclosed herewith a signed Standard Form 33, completed Representations and Certifications from the Solicitation, and two signed copies of each Amendment to the solicitation.

National Thousands-Block

Pooling Administration

Mr. Mark Oakey

Contracting Officer

FCC/Contracts and Purchasing Center

445 12th Street, SW

Washington, DC  20554

We are certain you will find our costs realistic.  Our extensive experience in numbering administration as well as our 12 state pooling administration contracts gives us the ability, as the most experienced candidate for this contract, to accurately estimate the activities, manpower, and other direct costs over the five year period of this procurement.  The cost and fees proposed by NeuStar, Inc. are as follows:

NeuStar Cost and Fees

Year	Cost		Fee
Basic Requirement	$	[***]	$	[***]
Option Year 1	$	[***]	$	[***]
Option Year 2	$	[***]	$	[***]
Option Year 3	$	[***]	$	[***]
Option Year 4	$	[***]	$	[***]
TOTAL COST AND FEES: $[***]

NeuStar is so certain that it will develop and deliver a compliant system under CLIN 0001 that it is hereby offering to the Commission an additional forbearance of award fee in the event acceptance of the system is delayed because of the actions or inactions of NeuStar.  If CLIN 0001 is accepted beyond the contract date due to the responsibility of NeuStar, NeuStar will credit twenty percent (20%) of the Award Fee earned to the Fixed Fee earned under CLIN 0002 up to 100% of said Fixed Fee.

All information contained in this cost proposal is Company Confidential and may be used by the recipient only for the purpose intended, i.e., to evaluate the costs and cost realism of NeuStar’s proposal in response to FCC Solicitation SOL01000011, on a need to know basis.

We look forward to bringing our unsurpassed pooling administration experience, our cost efficiency, and our proven system software to bear in the role of National Pooling Administrator.  Should you have any questions, or need any clarification, please do not hesitate to contact me at (202) 533-2690.  I am NeuStar’s authorized negotiator for this proposal, and am further authorized to bind the Corporation to any contract resulting here from.

Very truly yours,

NeuStar, Inc.

Gregory J.A. Roberts

Vice President, Numbering Services

Enclosures.

Attachment.	Confidential

2

National Thousands-Block
Pooling Administration	Solicitation, Offer and Award

SOLICITATION, OFFER AND AWARD	1. THIS CONTRACT IS RATED ORDER UNDER DPAS (15 CFR 700)	RATING
2.	Contract Number
3.	Solicitation Number	SOL010000 11
4.	Type of Solicitation	☐ Sealed Bid (IFB) ☒ Negotiated (RFP)
5.	Date Issued	12/08/2000
6.	Requisition/Purchase Number
7.	Issued By	Code 00001 FCC/Contracts and Purchasing Center 445 12th St., SW Washington, DC 20554 Tel: (202) 418-0930 ext. Fax: (202) 418-0237 ext.
8.	Address Offer To (if other than item 7)
8.	Note: In sealed bid solicitations” offer’ and “offeror” mean “bid” and “bidder”.
Solicitation
9.

Sealed offers in original and 4 copies for furnishing the supplies or services in the Schedule will be received at the place specified in item 8, or if handcarried, in the depository located in Lobby Package Drop off until 2:00 PM local time 01/08/2001

CAUTION – LATE submissions, Modifications, and Withdrawals:  See Section L, Provision No. 52.214-7 or 52.215-1.  All offers are subject to all terms and conditions contained in this solicitation.

10.	For Information Call
A.	Name:	Mark Oakey
B.	Telephone (No collect calls)	(202) 418-0933
C.	Email Address	moakey@fcc.gov
11. Table of Contents
☒	SEC	DESCRIPTION	☒	SEC.	DESCRIPTION
Part I – The Schedule	Part II – Contract Clauses
A.	Solicitation/Contract Form	I.	Contract Clauses
B.	Supplies or Services and Prices/Costs	Part III – List of Documents, Exhibits and Other Attach
C.	Description/Specs/Work Statement	J.	List of Attachments
D.	Packaging an Marking	Part IV. – Representations and Instructions
E.	Inspection and Acceptance	K.	Representations, Certifications,
F.	Deliveries or Performance	and other Statements of Offerors
G.	Contract Administration Data	L.	Instrs., Conds., and Notices to Offerors
H.	Special Contract Requirements	M.	Evaluation Factors For Award
Offer (Must be fully completed by offeror)
Note: Item 12 does not apply if the solicitation includes the provisions at 52.214-15, Minimum Bid Acceptance Period
12.

In compliance with the above, the undersigned agrees, if this offer is acceptable within                      calendar days (60 calendar days unless a different period is inserted by the offeror) from the date for receipt of offers specified above, to furnish any or all items upon which prices are offered at the price set opposite each item delivered at the designated point(s), within the time specified in the schedule.

13.	DISCOUNT FOR PROMPT PAYMENT (See Section 1, Clause No. 52.232-8)	10 Calendar Days (%)	20 Calendar Days (%)	30 Calendar Days (%)	Calendar Days (%)

1

National Thousands-Block
Pooling Administration	Solicitation, Offer and Award

14.	ACKNOWLEDGMENT OF AMENDMENTS	AMENDMENT NO.	DATE	AMENDMENT NO.	DATE
(the offeror acknowledges receipt of amendments to the SOLICITATION for offerors and related documents numbered and dated):
15A.	NAME AND ADDRESS OF OFFEROR	CODE	FACILITY
15B.	Telephone Number
15C.	☐ Check if remittance address is different from above – Enter such address in Schedule
16.	Name and title of Person authorized to sign offer (Type or print)
17.	Signature
18.	Offer Date
19.	Accepted as to items numbered
20.	Amount
21.	Accounting and Appropriation
22.	Authority for using other than full and open competition	☐ 10 U.S.C. 2304 ( ) ☐ 41 U.S.C. 253(c) ( )
23.	Submit invoices to address shown in (copies unless otherwise specified)	ITEM
24.	Administered by (if other than Item 7)	CODE
25.	Payment will be made by	CODE
26.	Name of Contracting Officer (Type or print)
27..	United States of America (Signature of Contracting Officer)
28..	Award Date
IMPORTANT – Award will be made on this Form, or on Standard Form 26, or b other authorized official written notice.

National Thousands-Block
Pooling Administration	Award Contract

AWARD/CONTRACT	1. THIS CONTRACT IS RATED ORDER UNDER DPAS (15 CFR 350)	RATING
2.	Contract Proc. inst. ident.)	NO. CON01000016
3.	Effective Date	06/14/2001
4.	Requisition/Purchase Request Project No.
5.	Issued by	Code 00001 FCC/Contracts and Purchasing Center 445 12th St., SW Washington, DC 20554
6.	Administered by (if other than Item 5)	Code
7.	Name and Address of Contractor (No., street, city, county, State and ZIP Code)	Neustar, Inc. 1120 Vermont Avenue Ave., NW Suite 400 Washington, DC 20005
8.	Delivery	☐ FOB Origin ☒ Other (See below)
9.	Discount for prompt payment.
10 days	%
20 days	%
30 days	%
days	%
10.	Submit Invoices (4 copies unless otherwise specified) to the address shown in:	Item 12
11	Ship to/Mark for	Code
12.	Payment will be made by	Code Inv FCC/Contracts and Purchasing Center 445 12th St., SW Washington, DC 20554
13.	Authority for using other than full and open competition	☐ 10 U.S.C. 2304 ( ) ☐ 41 U.S.C. 253(c) ( )
14.	Accounting and Appropriation Data	No Funding Information
15A.	Item No.
15B.	Supplies/Services	See Line Item Detail
15C.	Quantity
15D.	Unit
15E.	Unit Price
15F.	Amount
15G. TOTAL AMOUNT OF CONTRACT 0.00

☒	SEC	DESCRIPTION	☒	SEC.	DESCRIPTION
Part I – The Schedule	Part II – Contract Clauses
A.	Solicitation/Contract Form	I.	Contract Clauses
B.	Supplies or Services and Prices/Costs	Part III – List of Documents, Exhibits and Other Attach
C.	Description/Specs/Work Statement	J.	List of Attachments
D.	Packaging an Marking	Part IV. – Representations and Instructions
E.	Inspection and Acceptance	K.	Representations, Certifications, and
F.	Deliveries or Performance	other Statements of Offerors
G.	Contract Administration Data	L.	Instrs., Conds., and Notices to Offerors
H.	Special Contract Requirements	M.	Evaluation Factors For Award

1

National Thousands-Block
Pooling Administration	Award Contract

CONTRACTING OFFICER WILL COMPLETE ITEM 17 OR 18 AS APPLICABLE

17.
18.
19A.
19B.
19C.
20A.
20B.
20C.

2

National Thousands-Block
Pooling Administration	Award Contract

National Thousands-Block
Pooling Administration	Amendment/Modification No. 0001

AMENDMENT OF SOLICITATION/MODIFICATION OF CONTRACT		1. CONTRACT ID CODE

2.	AMENDMENT/MODIFICATION NO.	00001
3.	EFFECTIVE DATE	07/09/2001
4.	REQUISITION/PURCHASE REQ. NO.
5.	PROJECT NO. (If applicable
6.	ISSUED BY	CODE 00001 FCC /Contracts and Purchasing Centerr 445 12th St., SW, Washington, DC 20554
7.	ADMINISTERED BY (If other than Item 6)	CODE
8.	NAME AND ADDRESS OF CONTRACTOR	Neustar, Inc.
	(No., street, county, State and ZIP Code)	1120 Vermont Ave., NW Suite 400 Washington, DC 20005
9A.	AMENDMENT OF SOLICITATION NO.
9B.	DATED	(SEE ITEM 11)
10A.	MODIFICATION OF CONTRACT/ORDER NO. CON01000016
10B.	DATED	(SEE ITEM 13)
CODE		FACILITY CODE
11. THIS ITEM ONLY APPLIES TO AMENDMENTS OF SOLICITATIONS

☐                                    The above numbered solicitation Is amended as set forth in Item 14. The hour and date specified for receipt of Offers ☐ is extended, ☐ is not extended.

Offers must acknowledge receipt of this amendment prior to the hour and date specified in the solicitation or as amended, by one of the following methods:

(a) By completing items 8 and 15, and returning                      copies of the amendment; (b) By acknowledging receipt of this amendment on each copy of the offer submitted, or (c) By separate letter or telegram which includes a reference to the solicitation and amendment numbers. FAILURE OF YOUR ACKNOWLEDGMENT TO BE RECEIVED AT THE PLACE DESIGNATED FOR THE RECEIPT OF OFFERS PRIOR TO THE HOUR AND DATE SPECIFIED MAY RESULT IN REJECTION OF YOUR OFFER. If by virtue of this amendment you desire to change an offer already submitted, such change may be made by telegram or letter, provided each telegram or letter makes reference to the solicitation and this amendment, and is received prior to the opening hour and date specified.

12.	ACCOUNTING AND APPROPRIATION DATA (If required)	No Funding Information
13. THIS ITEM ONLY APPLIES TO MODIFICATION OF CONTRACTS/ORDERS. IT MODIFIES THE CONTRACT/ORDER NO. AS DESCRIBED IN ITEM 14.
Check One	A. THIS CHANGE ORDER IS ISSUED PURSUANT TO: (Specify authority) THE CHANGES SET FORTH IN ITEM 14 ARE MADE IN THE CONTRACT ORDER NO. IN ITEM IDA.
☐

B.             THE ABOVE NUMBERED CONTRACT/ORDER IS MODIFIED TO REFLECT THE ADMINISTRATIVE CHANGES (such as changes in paying office, appropriation date, etc.) SET FORTH IN ITEM 14. PURSUANT TO THE AUTHORITY OF AUTHORITY OF FAR 43.103(b).

☐	C. THIS SUPPLEMENTAL AGREEMENT IS ENTERED INTO PURSUANT TO AUTHORITY OF:
☐	D. OTHER (Specify Type of modification and authority) FAR 1.6, “Authority of Contracting Officers”
E. IMPORTANT; Contractor ☒ is not, ☐ is required to sign this document and return copies to the Issuing office.

1

National Thousands-Block
Pooling Administration	Award Contract

14.

DESCRIPTION OF AMENDMENT/MODIFICATION (Organized by UCF section headings, Including solicitation/contract subject matter where feasible.) The above numbered contract is hereby modified to reflect the total award price (exclusive of award fee) at $16,771,690.86 (inclusive of estimated Fixed fee) for the five year period.

15A.	NAME AND TITLE OF SIGNER(Type or print)
15B.	CONTRACTOR/OFFEROR	(Signature of person authorized to sign)
15C.	CONTRACTOR/OFFEROR	DATE SIGNED
16A.	NAME AND TITLE OF CONTRACTING OFFICER (Type or print)	Mark Oakey
16B.	United States of America	BY:	/s/Mark Oakey
(Signature of Contracting Officer)
16C.	DATE SIGNED	07/09/2001

2

National Thousands-Block
Pooling Administration	Award Contract

AMENDMENT OF SOLICITATION/MODIFICATION OF CONTRACT
1.	CONTRACT ID CODE
2.	AMENDMENT/MODIFICATION NO.	0001
3.	EFFECTIVE DATE	07/09/2001
4.	REQUISITION/PURCHASE REQ. NO.
5.	PROJECT NO. (if applicable)
6.	ISSUED BY:	CODE 00001
FCC/Contracts and Purchasing Center 445 12th St., SW Washington, DC 20554
7.		CODE
8.	NAME AND ADDRESS OF CONTRACTOR (No., street, county, State and Zip Code):	CODE FACILITY CODE
Neustar, Inc. 1120 Vermont Ave., N.W., Suite 400 Washington, DC 20005
9A.	AMENDMENT OF SOLICITATION NO.
9B.	DATED (See Item 11)
10A.	☒ MODIFICATION OF CONTRACT/ORDER NO. CON01000016
10B.	☒ DATED (See Item 13)
11.	THIS ITEM ONLY APPLIES TO AMENDMENTS OF SOLICITATIONS
☒

The above numbered solicitation is amended as set forth in Item 14.  The hour and date specified for receipt of Offers
☐ is extended, ☐ is not extended.

Offers must acknowledge receipt of this amendment prior to the hour and date specified in the solicitation or as amended, by one of the following methods:

(a) By completing Items 8 and 15, and returning        copies of the amendment; (b) By acknowledging receipt of this amendment on each copy of the offer submitted; or (c) By separate letter or telegram which includes a reference to the solicitation and amendment numbers.  FAILURE OF YOUR ACKNOWLEDGMENT TO BE RECEIVED AT THE PLACE DESIGNATED FOR THE RECEIPT OF OFFERS PRIOR TO THE HOUR AND DATE SPECIFIED MAY RESULT IN REJECTION OF YOUR OFFER.  If by virtue of this amendment you desire to change an offer already submitted, such change may be made by telegram or letter, provided each telegram or letter makes reference to the solicitation and this amendment, and is received prior to the opening hour and date specified.

12.	ACCOUNTING AND APPROPRIATION DATA (If required) No Funding Information
13.	THIS ITEM ONLY APPLIES TO MODIFICATION OF CONTRACTS/ORDERS. IT MODIFIES THE CONTRACT/ORDER NO. AS DESCRIBED IN ITEM 14.
Check One	A.	THIS CHANGE ORDER IS ISSUED PURSUANT TO: (Specify authority) THE CHANGE SET FORTH IN ITEM 14 ARE MADE IN THE CONTRACT ORDER NO. IN ITEM 10A.
☐	B.

THE ABOVE NUMBERED CONTRACT/ORDER IS MODIFIED TO REFLECT THE ADMINISTRATIVE CHANGES (such as changes in paying office, appropriation date, etc.) SET FORTH IN ITEM 14, PURSUANT TO THE AUTHORITY OF AUTHORITY OF FAR 43.103(b).

☐	C.	THIS SUPPLEMENTAL AGREEMENT IS ENTERED INTO PURSUANT TO AUTHORITY OF:

☐	D.	OTHER (Specify type of modification and authority)
FAR 1.6, “Authority of Contracting Officers”

National Thousands-Block
Pooling Administration	Award Contract

	E.	IMPORTANT: Contractor ☒ is not, ☐ is required to sign this document and return copies to the issuing office.
14.	DESCRIPTION OF AMENDMENT/MODIFICATION (Organized by UCF section headings, including solicitation/contract subject matter where feasible.)

The above numbered contract is hereby modified to reflect the total award price (exclusive of award fee) at $16,771,690.86 (inclusive of estimated fixed fee) for the five year period.

Except as provided herein, all terms and conditions of the document referenced in Item 9A or 10A, as heretofore changed, remains unchanged and in full force and effect.
15A.	NAME AND TITLE OF SIGNER (Type or print):
15B.	CONTRACTOR/OFFEROR

(Signature of person authorized to sign)
16A.	NAME AND TITLE OF CONTRACTING OFFICER (Type or print): Mark Oakey
16B.	United States of America

By
(Signature of person authorized to sign)
16C.	DATE SIGNED: 07/09/2001

NSN 7540-01-152-8070	STANDARD FORM 30 (REV. 10-83)
PREVIOUS EDITION	Prescribed by GSA FAR (48 CFR)
UNUSABLE	53.243

National Thousands-Block
Pooling Administration	Award Contract

LINE ITEM SUMMARY
Document Number: CON01000016/0001		Title: Pooling Administrator – Neustar

No Funding Information

Line Item Number	Description	Delivery Date (Start date to End date)	Quantity	Unit of Issue	Unit Price	Total Cost

No Changed Line Item Fields

Previous Total:
Modification Total:
Grand Total:

National Thousands-Block
Pooling Administration	Award Contract

National Thousands-Block
Pooling Administration	Amendment/Modification No. 0002

AMENDMENT OF SOLICITATION/MODIFICATION OF CONTRACT
1.	CONTRACT ID CODE
2.	AMENDMENT/MODIFICATION NO.	0002
3.	EFFECTIVE DATE	01/10/2002
4.	REQUISITION/PURCHASE REQ. NO.
5.	PROJECT NO. (if applicable)
6.	ISSUED BY:	CODE 00001
FCC/Contracts and Purchasing Center 445 12th St., SW Washington, DC 20554
7.		CODE
8.	NAME AND ADDRESS OF CONTRACTOR (No., street, county, State and Zip Code):	CODE FACILITY CODE
Neustar, Inc. 1120 Vermont Ave., N.W., Suite 400 Washington, DC 20005
9A.	AMENDMENT OF SOLICITATION NO.
9B.	DATED (See Item 11)
10A.	☒ MODIFICATION OF CONTRACT/ORDER NO. CON01000016
10B.	☒ DATED (See Item 13)
11.	THIS ITEM ONLY APPLIES TO AMENDMENTS OF SOLICITATIONS
☐

The above numbered solicitation is amended as set forth in Item 14.  The hour and date specified for receipt of Offers
☐ is extended, ☐ is not extended.

Offers must acknowledge receipt of this amendment prior to the hour and date specified in the solicitation or as amended, by one of the following methods:

(a) By completing Items 8 and 15, and returning        copies of the amendment; (b) By acknowledging receipt of this amendment on each copy of the offer submitted; or (c) By separate letter or telegram which includes a reference to the solicitation and amendment numbers.  FAILURE OF YOUR ACKNOWLEDGMENT TO BE RECEIVED AT THE PLACE DESIGNATED FOR THE RECEIPT OF OFFERS PRIOR TO THE HOUR AND DATE SPECIFIED MAY RESULT IN REJECTION OF YOUR OFFER.  If by virtue of this amendment you desire to change an offer already submitted, such change may be made by telegram or letter, provided each telegram or letter makes reference to the solicitation and this amendment, and is received prior to the opening hour and date specified.

12.	ACCOUNTING AND APPROPRIATION DATA (If required) No Funding Information
13.	THIS ITEM ONLY APPLIES TO MODIFICATION OF CONTRACTS/ORDERS. IT MODIFIES THE CONTRACT/ORDER NO. AS DESCRIBED IN ITEM 14.
Check One ☐	A.	THIS CHANGE ORDER IS ISSUED PURSUANT TO: (Specify authority) THE CHANGE SET FORTH IN ITEM 14 ARE MADE IN THE CONTRACT ORDER NO. IN ITEM 10A.
☐	B.

THE ABOVE NUMBERED CONTRACT/ORDER IS MODIFIED TO REFLECT THE ADMINISTRATIVE CHANGES (such as changes in paying office, appropriation date, etc.) SET FORTH IN ITEM 14, PURSUANT TO THE AUTHORITY OF AUTHORITY OF FAR 43.103(b).

☐	C.	THIS SUPPLEMENTAL AGREEMENT IS ENTERED INTO PURSUANT TO AUTHORITY OF:

National Thousands-Block
Pooling Administration	Award Contract

☒ D.	OTHER (Specify type of modification and authority)
FAR 1.6, “Authority of Contracting Officers”
E.	IMPORTANT: Contractor ☒ is not, ☐ is required to sign this document and return copies to the issuing office.
14.	DESCRIPTION OF AMENDMENT/MODIFICATION (Organized by UCF section headings, including solicitation/contract subject matter where feasible.)

The above numbered contract is hereby modified to approve two change orders (Proposed Change #1 and #2 dated 12/28/01, attached). The two changes are no cost changes to the contract.

Except as provided herein, all terms and conditions of the document referenced in Item 9A or 10A, as heretofore changed, remains unchanged and in full force and effect.
15A.	NAME AND TITLE OF SIGNER (Type or print):
15B.	CONTRACTOR/OFFEROR

(Signature of person authorized to sign)
16A.	NAME AND TITLE OF CONTRACTING OFFICER (Type or print): Mark Oakey
16B.	United States of America

By
(Signature of person authorized to sign)
16C.	DATE SIGNED: 1/10/02

NSN 7540-01-152-8070	STANDARD FORM 30 (REV. 10-83)
PREVIOUS EDITION	Prescribed by GSA FAR (48 CFR)
UNUSABLE	53.243

National Thousands-Block
Pooling Administration	Award Contract

LINE ITEM SUMMARY
Document Number: CON01000016/0002		Title: Pooling Administrator – Neustar

No Funding Information

Line Item Number	Description	Delivery Date (Start date to End date)	Quantity	Unit of Issue	Unit Price	Total Cost

No Changed Line Item Fields

Previous Total:
Modification Total:
Grand Total:

National Thousands-Block
Pooling Administration	Award Contract

ADDRESS DETAIL
Title: Pooling Administrator — Neustar	Document Number: CON01000016/0009

National Thousands-Block
Pooling Administration	Award Contract

National Pooling Administration

Change Order Proposal #2

(LNPA Issue #304 – “NXXs Not Open in the Network by the LERG Effective Date”)

December 28, 2001

NeuStar, Inc.	1120 Vermont Avenue
Suite 400
Washington, DC 20005

National Thousands-Block
Pooling Administration	Award Contract

Nat’l PAS – Change Order # Proposal (LNPA304)	12/28/2001

1	Introduction
1.1 Purpose and Scope
2	Proposed Industry Numbering Committee (INC) Change Order
3	NeuStar’s Proposed Solution
4	Risks and Assumptions
5	Cost Assumptions and Summary
6	Conclusion

© NeuStar, Inc. 2001

iii

National Thousands-Block
Pooling Administration	Award Contract

1                                         Introduction

1.1                                                       Purpose and Scope

In accordance with our contractual agreement, NeuStar’s National Pooling Administration team hereby submits this change order to the FCC for approval.  This change order is in compliance with the requirements as outlined in Attachment B, Section C, Thousands-Block Pooling Contractor, Technical Requirements, November 30, 2000, Section 2.5 “Changes in the Environment,” which reads as follows:

2.5                               Changes in the Environment

The FCC may issue rules, requirements, or policy directives in the future, which may increase, decrease or otherwise modify the functions to be performed by the contractor.  The contractor is additionally subject to the provisions of the changes clause in Section I.

2.5.1 Process

Accordingly, after a contractor is selected, the FCC, the NANC and/or the INC may establish NANP numbering resource plans, administrative directives, assignment guidelines (including modifications to existing assignment guidelines), and procedures that may have an effect on the functions performed by the contractor.

2.5.2 Changes

The contractor shall review changes when numbering resource plans, administrative directives, assignment guidelines, and procedures are initiated or modified to determine if there is any impact on the functions that they must perform.

2.5.3 Notifications

The contractor shall then, within a period of not more than 30 calendar days from said event (e.g., the date INC places an issue into Final Closure), provide the Contracting Officer, state PUCs, and the NANC with written notice regarding these changes and summarize the potential impact of the changes upon service and cost, if any.

2.5.4 Roles

The NANC shall review the notice and provide a recommendation to the FCC regarding the effect of the contractor’s notice and supporting documentation.

The contractor shall comply with state regulatory decisions, rules and orders with respect to pooling, as applicable, as long as they are not in conflict with FCC decisions, orders, and rules and are within state jurisdiction.

This document provides information pertaining to the Industry Numbering Committee’s requirements submitted on November 30, 2001.  This change order document covers the required

1

National Thousands-Block
Pooling Administration	Award Contract

subject matters such as explaining the industry’s requirements, proposed solution, cost and risk and assumptions.

2                                         Proposed Industry Numbering Committee (INC) Change Order

On November 30, 2001, ATIS posted the revised INC Guidelines on their web site reflecting the final chnges incorporated in issue LNPA304.  This issue affects both the Pooling Administration System (PAS) and the Pooling Administration operation.

•                  Issue LNPA304 – NXXs Not Open in the Network by the LERG Effective Date

A)                                               ISSUE STATEMENT

There are instances when NXX’s do not get opened in the network after the LERG effective date.  Now that pooling has started, this is causing problems to carriers who are receiving blocks from a NXX that has not been opened in the network.

Today, carriers turn in a Part 4, six months from the LERG effective date indicating the code is in Service.  There is not a process in place for either the Pooling Administrator or Code Administrator to verify a code in opened in the network prior to assigning a block to another carrier.”

B)                                               FOLLOWING RESOLUTION FROM INC

The following text changes were made to Section 7.5.4 of the TBPAG (Thousand Block Pooling Administrator’s Guidelines):

“Before allocating blocks from a new NXX that was assigned for use in an industry pool, the PA must verify with the LERG Assignee that the code has been activated in the PSTN.  This step ensures that blocks allocated to other SPs will be viable.”

3                                         NeuStar’s Proposed Solution

NeuStar’s National Pooling Administration team reviewed the LNPA304 issue from both the operational and technical perspective and is proposing the recommended solution stated below.

1.               Use the existing INC Donation form, which was recently modified, to include the word:  “Active.”  Therefore, adding a field on our virtual Donation form which will be available in PAS, upon FCC approval of this change order.  This will then note that to the best of the SPs knowledge the code is active in the network.  This is the preferred solution by NeuStar’s National Pooling Administration team.

To implementation of this proposed solution it would be of nominal development effort.

2

National Thousands-Block
Pooling Administration	Award Contract

4                                         Risks and Assumptions

Part of NeuStar’s National Pooling Administration team assessment of this change order as with any change order, is to consider the associated risks and assumptions that can have an impact on the operation and system development.

The proposed solution does not pose any impact to our timeline, and\or system development.

The proposed solution does not have any impact on our operations.

5                                         Cost Assumptions and Summary

NeuStar’s National Pooling Administration team as with any change order also considered the associated costs which will be incurred with either proposed solution.  These cost assumptions include the required resources, and timeline for implementing the change order.  The associated costs include timeline activities such as change order evaluation, proper documentation updates, development, and implementation.

Due to the fact that this change order is minimal and coding of the forms has not been finalized and tested, if the FCC can authorize NeuStar to proceed immediately with the change, there will be no additional cost associated with this change order.

6                                         Conclusion

In conclusion, NeuStar has offered this viable solution to support Issue LNPA304.

In order for NeuStar to continue to be on track for delivery of the Pooling Administration System, we seek immediate approval from the FCC’s for this change order and solution as soon as possible.

3

National Thousands-Block
Pooling Administration	Award Contract

National Pooling Administration

Change Order Proposal #1

(LNPA Issue #328 – “Allocating Blocks Back to Donating Switch”)

December 28, 2001

NeuStar, Inc.	1120 Vermont Avenue
Suite 400
Washington, DC 20005

National Thousands-Block

Pooling Administration

Nat’l PAS – Change Order # Proposal (LNPA328)	12/28/2001

1	Introduction
1.1 Purpose and Scope
2	Proposed Industry Numbering Committee (INC) Change Order
3	NeuStar’s Proposed Solutions
4	NeuStar’s Proposed Solutions
5	Cost Assumptions and Summary
6	Conclusion

National Thousands-Block

Pooling Administration

Nat’l PAS – Change Order # Proposal (LNPA328)	12/28/2001

1                                         Introduction

1.1                                                       Purpose and Scope

In accordance with our contractual agreement, NeuStar’s National Pooling Administration team hereby submits this change order to the FCC for approval.  This change order is in compliance with the requirements as outlined in Attachment B, Section C, Thousands-Block Pooling Contractor, Technical Requirements, November 30, 2000, Section 2.5 “Changes in the Environment,” which reads as follows:

2.5                               Changes in the Environment

The FCC may issue rules, requirements, or policy directives in the future, which may increase, decrease or otherwise modify the functions to be performed by the contractor.  The contractor is additionally subject to the provisions of the changes clause in Section I.

2.5.1 Process

Accordingly, after a contractor is selected, the FCC, the NANC and/or the INC may establish NANP numbering resource plans, administrative directives, assignment guidelines (including modifications to existing assignment guidelines), and procedures that may have an effect on the functions performed by the contractor.

2.5.2 Changes

The contractor shall review changes when numbering resource plans, administrative directives, assignment guidelines, and procedures are initiated or modified to determine if there is any impact on the functions that they must perform.

2.5.3 Notifications

The contractor shall then, within a period of not more than 30 calendar days from said event (e.g., the date INC places an issue into Final Closure), provide the Contracting Officer, state PUCs, and the NANC with written notice regarding these changes and summarize the potential impact of the changes upon service and cost, if any.

2.5.4 Roles

The NANC shall review the notice and provide a recommendation to the FCC regarding the effect of the contractor’s notice and supporting documentation.

The contractor shall comply with state regulatory decisions, rules and orders with respect to pooling, as applicable, as long as they are not in conflict with FCC decisions, orders, and rules and are within state jurisdiction.

This document provides detailed information pertaining to the Industry Numbering Committee’s requirements posted November 30.  This change order document covers the required subject

National Thousands-Block

Pooling Administration

Nat’l PAS – Change Order # Proposal (LNPA328)	12/28/2001

matters such as explaining the industry’s requirements, proposed solution, cost and risk and assumptions.

2                                         Proposed Industry Numbering Committee (INC) Change Order

On November 30, 2001, ATIS posted the revised INC Guidelines on their web site reflecting the final chnges incorporated in issue LNPA328.  This issue affects both the Pooling Administration System (PAS) and the Pooling Administration operation.

•                  Issue LNPA328 Allocating Blocks back to Donating Switch

A)                                               ISSUE STATEMENT

There is no direction in the TBPAG to tell the PA when to allocate blocks back to the same switch from which the blocks were donated.  It is an issue because NPAC 2.0 cannot pool numbers from one switch to another when the donor and recipient have the same SPID.  (NPAC 3.1 relieves this constraint.)  The PA must know when to send the Part 1B to the NPAC so the that the BCD screen and NPAC pool records will be in sync, thus assuring SPs that blocks allocated on the Part 3 are ‘pooled’ by NPAC.

The switch CLLI is already required on Block Donation Identification forms and on the Part 1A for the PA’s use in block allocation, and CLLI is also used by the PA to populate the BCD screen.

B)                                               FOLLOWING RESOLUTION FROM INC

The following text changes were made to Section 8.3.4 of the TBPAG (Thousand Block Pooling Administrator’s Guidelines):

“c)                    In regions using NPAC 2.0, unless the applicant requests a specific thousands-block, the PA should select the thousands-block for assignment based upon the following order:

1)                          SP’s own donated contaminated thousands-blocks back to the same switch;

2)                          SP’s own donated, uncontaminated thousands-blocks (first attempting to use the 0,1,8, and 9 thousands-blocks) back to the same switch;

3)                          uncontaminated thousands-blocks from other SPs (first attempting to use the 0,1,8, and 9 thousands-blocks);

4)                          contaminated blocks from other SPs;

National Thousands-Block

Pooling Administration

Nat’l PAS – Change Order # Proposal (LNPA328)	12/28/2001

5)                          SP’s own donated contaminated thousands-blocks back to a diferent switch; and

6)                          SP’s own donated, uncontaminated thousdands-blocks (first attempting to use the 0,1,8, and 9 thousands-blocks) back to a different switch.

When the applicant requests a specific thousands-block, it should be ntoed if it is being requested for the donating switch.  The PA should assign the requested thousands-block if available in the industry inventory pool.  If not, the PA should follow the procedure outlined above.”

C)                                               ADDITIONAL NEW TEXT

d)                         “In regions using NPAC 3.0 or above, unless the applicant requests a specific thousands-block, the PA should select the thousands-block for assignment based upon the following order:

1)                          SP’s own donated contaminated thousands-blocks;

2)                          SP’s own donated, uncontaminated thousands-blocks (first attempting to use the 0,1,8, and 9 thousands-blocks);

3)                          uncontaminated thousands-blocks from other SPs (first attempting to use the 0,1,8, and 9 thousands-blocks); and

4)                          contaminated blocks from other SPs.

When the applicant requests a specific thousands-block, the PA should assign the block if available in the industry inventory pool.  If not, the PA should follow the procedure outlined above.”

3                                         NeuStar’s Proposed Solutions

NeuStar’s National Pooling Administration team reviewed the LNPA328 issue from both the operational and technical perspective.  Therefore, our proposed solutions as stated below will meet the required needs of the industry in a cost effective and yet operational efficient manner.

With NPAC version 2.0 the code holder in the NPAC can not be the block holder.  If the NPAC tries to build a block table with the same SPID as is assigned to the NXX, the NPAC will get an error message and the 1000 block cannot be ported by the NPAC.  The solution of assigning blocks differently for 2.0 versus 3.0 or 3.1 will only be required temporarily until 3.1 is deployed in all regions.  Based on the NPAC rollout schedule this will be completed by 5/20/02.

1.               Solution A
Operationally, the National Pooling Administrator utilizing the State Pooling System for those regions that are still under NPAC release 2.0 can process these block requests

National Thousands-Block

Pooling Administration

Nat’l PAS – Change Order # Proposal (LNPA328)	12/28/2001

manually.  As regions go live on NPAC 3.1, the regions would be transitioned to the National Pooling Administration System.  The National Pooling Administration System would still be deployed on 3/15/02 with regions that are already on NPAC release 3.0 or 3.1.  This solution would be cost effective since this process would be supported manually and there would be no additional cost or timeline impact on development of the National Pooling Administration System.

2.               Solution B
A second option is to incorporate this change into the Pooling Administration System (PAS).  PAS will automatically assign a block based on the region (and whether or not it is in release 2.0 or 3.1).  hence the processing will be automated and eliminate any manual processing by the Pooling Administrator therefore reducing any possibility of error, which can be caused by human factors.  This method will also ensure that this data is captured and stored in the PAS database.  We suggest that this solution would be a more productive solution in assigning a block based on the NPAC region.

3.               Solution C
A third option would be for the Service Provider requesting a block (where NPAC release 2.0 is in place), is to always indicate which block they would like to receive, and not request one of their own blocks residing in a different switch within the rate center.  Once NPAC release 3.1 is deployed in a region, the INC guidelines relating to this issue can be applied.  This solution would be effective since there would be no additional cost or timeline impact on development of the National Pooling Administration system.

4                                         NeuStar’s Proposed Solutions

Part of NeuStar’s National Pooling Administration team assessment of this change order is to consider the associated risks and assumptions that can have an impact on the operation and system development.

1.               SolutionA
As mentioned above the National Pooling Administrator can process these block requests manually utilizing the existing State Pooling System, for regions, which are on NPAC release 2.0.  Although this process can be achieved it does bring forth some risks.  Some of the associated risks are that as with any manufal process there is an increase in a margin of error due to human factor.  Whiel highly unlikely, the possibility exists that blocks could possibly be assigned incorrectly.  This error could lead to an icnreased number of complaints by the service providers such a risk causes unsatisfactory customer service.  However, this process would only be in effect for approximately 2 months (Up to 5/20/02).

2.               Solution B
With the process being automated as explained with proposed Solution B, although it would be more effective in assigning and tracking these block requests this does have an impact on the National Pooling Administration’s scheduled delivery of the system slated for March 15, 2002.  This change order can be implemented into PAS, but brings forth the following risks scenarios:

National Thousands-Block

Pooling Administration

Nat’l PAS – Change Order # Proposal (LNPA328)	12/28/2001

•                  If it is required that PAS supports this process by March 15, 2002, then this would require an additional developer with additional hours and cost other than mentioned under CLIN0001\SUBCLIN0001AD and 0001AE.

•                  This would also require a waiver of the FCC security clearance for this developer while working on this process, as it is doubtful that the security clearance process could be completed in this time frame.  Non-disclosures would be signed and the developer would meet NeuStar’s internal process for background checks.

•                  This would also require immediate approval for this process to meet the 3/15/02 date.

•                  If it is required that PAS supports this process, but the additional resources are not immediately granted then this would require that original CLIN0001 delivery date of PAS be revised to reflect a new delivery date of April 13, 2002 (to accommodate all NPAC releases) in order to accommodate the additional hours required to implement such a change.

3.               Solution C
The risk with implementing Solution C is that a Service Provider may not request a specific block leading to the possibility of some increased processing time should the system assign a block which ultimately cannot be used and must be exchanged for another block.

In summary, as with any proposed solution there are the risks, which need to be weighed.  For our Solution A, it is the human factor, which could lead to an icnrease margin of error.  For Solutin B, this impacts the timeline and delivery of the National Pooling Administration System (PAS).

For Solution C, it is the possibility of increased processing time.

In all cases whichever solution is selected, it would only be in implementaion until May 20, 2002.

5                                         Cost Assumptions and Summary

NeuStar’s National Pooling Administration team as with any change order also considered the associated costs which will be incurred with either proposed solution.  These cost assumptions include the required resources, and timeline for implementing the change order.  The timeline includes preparation, proper documentation updates, development, and implementation.

For proposed Solution A there are no additional cost incurred, since this is supported thru a manual process.  There would be no associated system development costs.  This would be strictly an operational implementation and would require no additional resources.  Proposed Solution B would incur cost.  This cost includes proper documentation updates (FRD, User Guide, etc.), development and implementation costs.  NeuStar has determined that the costs associated with such an automated implementaion would incur a total cost of $28,830.87.

For proposed Solution C there is no additional cost incurred, since there would be no associated system development costs.  This would be strictly an operational implementation and would require no additional resources.  This would be NeuStar’s recommended solution.

National Thousands-Block

Pooling Administration

Nat’l PAS – Change Order # Proposal (LNPA328)	12/28/2001

6                                         Conclusion

In conclusion, NeuStar has offered three (3) viable solutions to support Issue LNPA328.  All included an operational and technical perspsective.  NeuStar can implement a temporary manual process which would not incur additional cost.  NeuStar can also have the new National Pooling Administraton System automate the process, which would secure accuracy for proper tracking and handling of such block requests.  And ifnally, the process itself may be changed for the interim period.  All viable options would be implemented and in existence only until May 20, 2002.

In order for NeuStar to continue to be on track for delivery of the Pooling Administration System or make changes to the delivery date due to proposed solution B, we seek the FCC’s approval for this change order and solution selection as soon as possible.

National Thousands-Block

Pooling Administration

Nat’l PAS – Change Order # Proposal (LNPA328)	12/28/2001

National Thousands-Block
Pooling Administration	Amendment/Modification No. 0003

AMENDMENT OF SOLICITATION/MODIFICATION OF CONTRACT
1.	CONTRACT ID CODE
2.	AMENDMENT/MODIFICATION NO.	0003
3.	EFFECTIVE DATE	05/03/2002
4.	REQUISITION/PURCHASE REQ. NO.
5.	PROJECT NO. (if applicable)
6.	ISSUED BY:	CODE 00001
FCC/Contracts and Purchasing Center 445 12th St., SW Washington, DC 20554
7.	CODE
8.	NAME AND ADDRESS OF CONTRACTOR (No., street, county, State and Zip Code):	CODE FACILITY CODE
Neustar, Inc. 1120 Vermont Ave., N.W., Suite 400 Washington, DC 20005
9A.	AMENDMENT OF SOLICITATION NO.
9B.	DATED (See Item 11)
10A.	(X)	MODIFICATION OF CONTRACT/ORDER NO. CON01000016
10B.	(X)	DATED (See Item 13)
11.	THIS ITEM ONLY APPLIES TO AMENDMENTS OF SOLICITATIONS
☐

The above numbered solicitation is amended as set forth in Item 14.  The hour and date specified for receipt of Offers
☐ is extended, ☐ is not extended.

Offers must acknowledge receipt of this amendment prior to the hour and date specified in the solicitation or as amended, by one of the following methods:

(a) By completing Items 8 and 15, and returning           copies of the amendment; (b) By acknowledging receipt of this amendment on each copy of the offer submitted; or (c) By separate letter or telegram which includes a reference to the solicitation and amendment numbers.  FAILURE OF YOUR ACKNOWLEDGMENT TO BE RECEIVED AT THE PLACE DESIGNATED FOR THE RECEIPT OF OFFERS PRIOR TO THE HOUR AND DATE SPECIFIED MAY RESULT IN REJECTION OF YOUR OFFER.  If by virtue of this amendment you desire to change an offer already submitted, such change may be made by telegram or letter, provided each telegram or letter makes reference to the solicitation and this amendment, and is received prior to the opening hour and date specified.

12.	ACCOUNTING AND APPROPRIATION DATA (If required) No Funding Information
13.	THIS ITEM ONLY APPLIES TO MODIFICATION OF CONTRACTS/ORDERS. IT MODIFIES THE CONTRACT/ORDER NO. AS DESCRIBED IN ITEM 14.
Check One ☐	A.	THIS CHANGE ORDER IS ISSUED PURSUANT TO: (Specify authority) THE CHANGE SET FORTH IN ITEM 14 ARE MADE IN THE CONTRACT ORDER NO. IN ITEM 10A.
☐	B.

THE ABOVE NUMBERED CONTRACT/ORDER IS MODIFIED TO REFLECT THE ADMINISTRATIVE CHANGES (such as changes in paying office, appropriation date, etc.) SET FORTH IN ITEM 14, PURSUANT TO THE AUTHORITY OF AUTHORITY OF FAR 43.103(b).

☐	C.	THIS SUPPLEMENTAL AGREEMENT IS ENTERED INTO PURSUANT TO AUTHORITY OF:

National Thousands-Block

Pooling Administration

Nat’l PAS – Change Order # Proposal (LNPA328)	12/28/2001

☒ D.	OTHER (Specify type of modification and authority)
FAR 1.6, “Authority of Contracting Officers”
E.	IMPORTANT: Contractor ☒ is not, ☐ is required to sign this document and return copies to the issuing office.
14.	DESCRIPTION OF AMENDMENT/MODIFICATION (Organized by UCF section headings, including solicitation/contract subject matter where feasible.)

The above numbered contract is hereby modified to incorporate change orders #3 and #8 (copies attached). Both change orders are accepted at no additional cost.

Except as provided herein, all terms and conditions of the document referenced in Item 9A or 10A, as heretofore changed, remains unchanged and in full force and effect.
15A.	NAME AND TITLE OF SIGNER (Type or print):
15B.	CONTRACTOR/OFFEROR

(Signature of person authorized to sign)
16A.	NAME AND TITLE OF CONTRACTING OFFICER (Type or print): Mark Oakey
16B.	United States of America

By
(Signature of person authorized to sign)
16C.	DATE SIGNED: 5/3/02
NSN 7540-01-152-8070	STANDARD FORM 30 (REV. 10-83)
PREVIOUS EDITION	Prescribed by GSA FAR (48 CFR)
UNUSABLE	53.243

National Thousands-Block

Pooling Administration

Nat’l PAS – Change Order # Proposal (LNPA328)	12/28/2001

LINE ITEM SUMMARY
Document Number: CON01000016/0003		Title: Pooling Administrator – Neustar

No Funding Information

Line Item Number	Description	Delivery Date (Start date to End date)	Quantity	Unit of Issue	Unit Price	Total Cost

No Changed Line Item Fields

Previous Total:
Modification Total:
Grand Total:

National Thousands-Block

Pooling Administration

Nat’l PAS – Change Order # Proposal (LNPA328)	12/28/2001

National Thousands-Block
Pooling Administration	Amendment/Modification No. 0004

AMENDMENT OF SOLICITATION/MODIFICATION OF CONTRACT
1.	CONTRACT ID CODE
2.	AMENDMENT/MODIFICATION NO.	0004
3.	EFFECTIVE DATE	06/15/2003
4.	REQUISITION/PURCHASE REQ. NO.
5.	PROJECT NO. (if applicable)
6.	ISSUED BY:	CODE 00001
FCC/Contracts and Purchasing Center 445 12th St., SW Washington, DC 20554
7.	CODE
8.	NAME AND ADDRESS OF CONTRACTOR (No., street, county, State and Zip Code):	CODE FACILITY CODE
Neustar, Inc. 1120 Vermont Ave., N.W., Suite 400 Washington, DC 20005
9A.	AMENDMENT OF SOLICITATION NO.
9B.	DATED (See Item 11)
10A.	(X)	MODIFICATION OF CONTRACT/ORDER NO. CON01000016
10B.	(X)	DATED (See Item 13)
11.	THIS ITEM ONLY APPLIES TO AMENDMENTS OF SOLICITATIONS
☐

The above numbered solicitation is amended as set forth in Item 14.  The hour and date specified for receipt of Offers
☐ is extended, ☐ is not extended.

Offers must acknowledge receipt of this amendment prior to the hour and date specified in the solicitation or as amended, by one of the following methods:

(a) By completing Items 8 and 15, and returning           copies of the amendment; (b) By acknowledging receipt of this amendment on each copy of the offer submitted; or (c) By separate letter or telegram which includes a reference to the solicitation and amendment numbers.  FAILURE OF YOUR ACKNOWLEDGMENT TO BE RECEIVED AT THE PLACE DESIGNATED FOR THE RECEIPT OF OFFERS PRIOR TO THE HOUR AND DATE SPECIFIED MAY RESULT IN REJECTION OF YOUR OFFER.  If by virtue of this amendment you desire to change an offer already submitted, such change may be made by telegram or letter, provided each telegram or letter makes reference to the solicitation and this amendment, and is received prior to the opening hour and date specified.

12.	ACCOUNTING AND APPROPRIATION DATA (If required) No Funding Information
13.	THIS ITEM ONLY APPLIES TO MODIFICATION OF CONTRACTS/ORDERS. IT MODIFIES THE CONTRACT/ORDER NO. AS DESCRIBED IN ITEM 14.
Check One ☐	A.	THIS CHANGE ORDER IS ISSUED PURSUANT TO: (Specify authority) THE CHANGE SET FORTH IN ITEM 14 ARE MADE IN THE CONTRACT ORDER NO. IN ITEM 10A.
☐	B.

THE ABOVE NUMBERED CONTRACT/ORDER IS MODIFIED TO REFLECT THE ADMINISTRATIVE CHANGES (such as changes in paying office, appropriation date, etc.) SET FORTH IN ITEM 14, PURSUANT TO THE AUTHORITY OF AUTHORITY OF FAR 43.103(b).

☐	C.	THIS SUPPLEMENTAL AGREEMENT IS ENTERED INTO PURSUANT TO AUTHORITY OF:

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Nat’l PAS – Change Order # Proposal (LNPA328)	12/28/2001

☒ D.	OTHER (Specify type of modification and authority)
FAR 1.6, “Authority of Contracting Officers”
E.	IMPORTANT: Contractor ☒ is not, ☐ is required to sign this document and return copies to the issuing office.
14.	DESCRIPTION OF AMENDMENT/MODIFICATION (Organized by UCF section headings, including solicitation/contract subject matter where feasible.)

The above numbered contract is hereby modified to exercise the second option year effective 6/15/2003 through 6/14/2004.

This modification also incorporates Change Order #19.

All other terms and conditions remain the same.

Except as provided herein, all terms and conditions of the document referenced in Item 9A or 10A, as heretofore changed, remains unchanged and in full force and effect.
15A.	NAME AND TITLE OF SIGNER (Type or print):
15B.	CONTRACTOR/OFFEROR

(Signature of person authorized to sign)
16A.	NAME AND TITLE OF CONTRACTING OFFICER (Type or print): Mark Oakey
16B.	United States of America

By
(Signature of person authorized to sign)
16C.	DATE SIGNED: 6/9/03
NSN 7540-01-152-8070	STANDARD FORM 30 (REV. 10-83)
PREVIOUS EDITION	Prescribed by GSA FAR (48 CFR)
UNUSABLE	53.243

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Nat’l PAS – Change Order # Proposal (LNPA328)	12/28/2001

LINE ITEM SUMMARY
Document Number: CON01000016/0004		Title: Pooling Administrator – Neustar

No Funding Information

Line Item Number	Description	Delivery Date (Start date to End date)	Quantity	Unit of Issue	Unit Price	Total Cost

No Changed Line Item Fields

Previous Total:
Modification Total:
Grand Total:

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Nat’l PAS – Change Order # Proposal (LNPA328)	12/28/2001

National Thousands-Block
Pooling Administration	Amendment/Modification No. 0005

AMENDMENT OF SOLICITATION/MODIFICATION OF CONTRACT
1.	CONTRACT ID CODE
2.	AMENDMENT/MODIFICATION NO.	0005
3.	EFFECTIVE DATE	09/05/2003
4.	REQUISITION/PURCHASE REQ. NO.
5.	PROJECT NO. (if applicable)
6.	ISSUED BY:	CODE 00001
FCC/Contracts and Purchasing Center 445 12th St., SW Washington, DC 20554
7.	CODE
8.	NAME AND ADDRESS OF CONTRACTOR (No., street, county, State and Zip Code):	CODE FACILITY CODE
Neustar, Inc. 46000 Center Oak Plaza Sterling, VA 20166
9A.	AMENDMENT OF SOLICITATION NO.
9B.	DATED (See Item 11)
10A.	(X)	MODIFICATION OF CONTRACT/ORDER NO. CON01000016
10B.	(X)	DATED (See Item 13)
11.	THIS ITEM ONLY APPLIES TO AMENDMENTS OF SOLICITATIONS
☐

The above numbered solicitation is amended as set forth in Item 14.  The hour and date specified for receipt of Offers
☐ is extended, ☐ is not extended.

Offers must acknowledge receipt of this amendment prior to the hour and date specified in the solicitation or as amended, by one of the following methods:

(a) By completing Items 8 and 15, and returning           copies of the amendment; (b) By acknowledging receipt of this amendment on each copy of the offer submitted; or (c) By separate letter or telegram which includes a reference to the solicitation and amendment numbers.  FAILURE OF YOUR ACKNOWLEDGMENT TO BE RECEIVED AT THE PLACE DESIGNATED FOR THE RECEIPT OF OFFERS PRIOR TO THE HOUR AND DATE SPECIFIED MAY RESULT IN REJECTION OF YOUR OFFER.  If by virtue of this amendment you desire to change an offer already submitted, such change may be made by telegram or letter, provided each telegram or letter makes reference to the solicitation and this amendment, and is received prior to the opening hour and date specified.

12.	ACCOUNTING AND APPROPRIATION DATA (If required) No Funding Information
13.	THIS ITEM ONLY APPLIES TO MODIFICATION OF CONTRACTS/ORDERS. IT MODIFIES THE CONTRACT/ORDER NO. AS DESCRIBED IN ITEM 14.
Check One ☐	A.	THIS CHANGE ORDER IS ISSUED PURSUANT TO: (Specify authority) THE CHANGE SET FORTH IN ITEM 14 ARE MADE IN THE CONTRACT ORDER NO. IN ITEM 10A.
☐	B.

THE ABOVE NUMBERED CONTRACT/ORDER IS MODIFIED TO REFLECT THE ADMINISTRATIVE CHANGES (such as changes in paying office, appropriation date, etc.) SET FORTH IN ITEM 14, PURSUANT TO THE AUTHORITY OF AUTHORITY OF FAR 43.103(b).

☐	C.	THIS SUPPLEMENTAL AGREEMENT IS ENTERED INTO PURSUANT TO AUTHORITY OF:

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Nat’l PAS – Change Order # Proposal (LNPA328)	12/28/2001

☒ D.	OTHER (Specify type of modification and authority)
FAR 1.6, “Authority of Contracting Officers”
E.	IMPORTANT: Contractor ☒ is not, ☐ is required to sign this document and return copies to the issuing office.
14.	DESCRIPTION OF AMENDMENT/MODIFICATION (Organized by UCF section headings, including solicitation/contract subject matter where feasible.)

This modification revises the originally issued mod #2 of 7-14-2003.

The above numbered contract is hereby modified to approve change orders 10, 12, 13, 14, 19, 20, 21 and 22 at a total cost of $28,466.80.  The following change orders are specifically rejected:  #6, 11, and 15.  Change order 23 is withdrawn.

Except as provided herein, all terms and conditions of the document referenced in Item 9A or 10A, as heretofore changed, remains unchanged and in full force and effect.
15A.	NAME AND TITLE OF SIGNER (Type or print):
15B.	CONTRACTOR/OFFEROR

(Signature of person authorized to sign)
16A.	NAME AND TITLE OF CONTRACTING OFFICER (Type or print): Mark Oakey
16B.	United States of America

By
(Signature of person authorized to sign)
16C.	DATE SIGNED: 09/05/2003
NSN 7540-01-152-8070	STANDARD FORM 30 (REV. 10-83)
PREVIOUS EDITION	Prescribed by GSA FAR (48 CFR)
UNUSABLE	53.243

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Nat’l PAS – Change Order # Proposal (LNPA328)	12/28/2001

LINE ITEM SUMMARY
Document Number: CON01000016/0005		Title: Pooling Administrator – Neustar

No Funding Information

Line Item Number	Description	Delivery Date (Start date to End date)	Quantity	Unit of Issue	Unit Price	Total Cost

No Changed Line Item Fields

Previous Total:
Modification Total:
Grand Total:

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Nat’l PAS – Change Order # Proposal (LNPA328)	12/28/2001

National Thousands-Block
Pooling Administration	Amendment/Modification No. 0006

AMENDMENT OF SOLICITATION/MODIFICATION OF CONTRACT
1.	CONTRACT ID CODE
2.	AMENDMENT/MODIFICATION NO.	0006
3.	EFFECTIVE DATE	11/24/2003
4.	REQUISITION/PURCHASE REQ. NO.
5.	PROJECT NO. (if applicable)
6.	ISSUED BY:	CODE 00001
FCC/Contracts and Purchasing Center 445 12th St., SW Washington, DC 20554
7.	CODE
8.	NAME AND ADDRESS OF CONTRACTOR (No., street, county, State and Zip Code):	CODE FACILITY CODE
Neustar, Inc. 46000 Center Oak Plaza Sterling, VA 20166
9A.	AMENDMENT OF SOLICITATION NO.
9B.	DATED (See Item 11)
10A.	(X)	MODIFICATION OF CONTRACT/ORDER NO. CON01000016
10B.	(X)	DATED (See Item 13)
11.	THIS ITEM ONLY APPLIES TO AMENDMENTS OF SOLICITATIONS
☐

The above numbered solicitation is amended as set forth in Item 14.  The hour and date specified for receipt of Offers
☐ is extended, ☐ is not extended.

Offers must acknowledge receipt of this amendment prior to the hour and date specified in the solicitation or as amended, by one of the following methods:

(a) By completing Items 8 and 15, and returning           copies of the amendment; (b) By acknowledging receipt of this amendment on each copy of the offer submitted; or (c) By separate letter or telegram which includes a reference to the solicitation and amendment numbers.  FAILURE OF YOUR ACKNOWLEDGMENT TO BE RECEIVED AT THE PLACE DESIGNATED FOR THE RECEIPT OF OFFERS PRIOR TO THE HOUR AND DATE SPECIFIED MAY RESULT IN REJECTION OF YOUR OFFER.  If by virtue of this amendment you desire to change an offer already submitted, such change may be made by telegram or letter, provided each telegram or letter makes reference to the solicitation and this amendment, and is received prior to the opening hour and date specified.

12.	ACCOUNTING AND APPROPRIATION DATA (If required) No Funding Information
13.	THIS ITEM ONLY APPLIES TO MODIFICATION OF CONTRACTS/ORDERS. IT MODIFIES THE CONTRACT/ORDER NO. AS DESCRIBED IN ITEM 14.
Check One ☐	A.	THIS CHANGE ORDER IS ISSUED PURSUANT TO: (Specify authority) THE CHANGE SET FORTH IN ITEM 14 ARE MADE IN THE CONTRACT ORDER NO. IN ITEM 10A.
☐	B.

THE ABOVE NUMBERED CONTRACT/ORDER IS MODIFIED TO REFLECT THE ADMINISTRATIVE CHANGES (such as changes in paying office, appropriation date, etc.) SET FORTH IN ITEM 14, PURSUANT TO THE AUTHORITY OF AUTHORITY OF FAR 43.103(b).

☐	C.	THIS SUPPLEMENTAL AGREEMENT IS ENTERED INTO PURSUANT TO AUTHORITY OF:

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Nat’l PAS – Change Order # Proposal (LNPA328)	12/28/2001

☒ D.	OTHER (Specify type of modification and authority)
FAR 1.6, “Authority of Contracting Officers”
E.	IMPORTANT: Contractor ☒ is not, ☐ is required to sign this document and return copies to the issuing office.
14.	DESCRIPTION OF AMENDMENT/MODIFICATION (Organized by UCF section headings, including solicitation/contract subject matter where feasible.)

1.               The final survey questionnaire to users (Item #3 in the attachment) shall be approved by the Contracting Officer prior to being sent out; and

2.               The costs of the review to the Pooling Administrator shall be addressed as a change order when one full review cycle has been completed.

All other terms and conditions remain the same.

Except as provided herein, all terms and conditions of the document referenced in Item 9A or 10A, as heretofore changed, remains unchanged and in full force and effect.
15A.	NAME AND TITLE OF SIGNER (Type or print):
15B.	CONTRACTOR/OFFEROR

(Signature of person authorized to sign)
16A.	NAME AND TITLE OF CONTRACTING OFFICER (Type or print): Mark Oakey
16B.	United States of America

By
(Signature of person authorized to sign)
16C.	DATE SIGNED: 11/24/2003
NSN 7540-01-152-8070	STANDARD FORM 30 (REV. 10-83)
PREVIOUS EDITION	Prescribed by GSA FAR (48 CFR)
UNUSABLE	53.243

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Nat’l PAS – Change Order # Proposal (LNPA328)	12/28/2001

LINE ITEM SUMMARY
Document Number: CON01000016/0006		Title: Pooling Administrator – Neustar

No Funding Information

Line Item Number	Description	Delivery Date (Start date to End date)	Quantity	Unit of Issue	Unit Price	Total Cost

No Changed Line Item Fields

Previous Total:
Modification Total:
Grand Total:

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Nat’l PAS – Change Order # Proposal (LNPA328)	12/28/2001

ADDRESS DETAIL
Title: Pooling Administrator – Neustar	Document Number: CON01000016/0006

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Nat’l PAS – Change Order # Proposal (LNPA328)	12/28/2001

National Thousand-Block Pooling Administration
PA Process Evaluation

February 27, 2003

The following proposed work plan describes the essential steps necessary to prepare a satisfaction rating and an annual process improvement report on the duties and services provided by the National Thousands Block Pooling Administrator (PA) vendor.  The NANC’s Numbering Oversight Working Group (NOWG) will examine numeric scores and written comments provided by survey respondents.  This input along with its corresponding analysis will be used to ascertain how the PA vendor has performed in its role and identify if the vendor has exceeded requirements or, if there are any process deficiencies.  The survey and corresponding report will focus on the adequacy and appropriateness of the tasks performed by the PA when discharging its duties in accordance with regulatory requirements, numbering resource assignment procedures, and industry guidelines.

Constructive recommendations addressing areas requiring improvement may trigger Pooling Administration System (PAS) Change Orders, modifications to technical requirements and/or industry guidelines.  These recommendations will likely impact how Service Providers (SP) interface with the PA.  However, the changes identified will ensure that the services provided by the PA sufficiently meet the needs of pooling participants as the environment and technological paradigm continues to shift.

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Nat’l PAS – Change Order # Proposal (LNPA328)	12/28/2001

1.                                       Review applicable requirements, regulatory orders and guidelines.

2.                                       Draft annual PA performance assessment survey questions with input by State Commissions and the PA.

3.                                       Present final draft of the annual survey to the NANC/FCC.

4.                                       PA to post the survey to the PA web site and notify State Commissions and telecommunication industry participants.

5.                                       Meet with PA to perform PA Operational Review.

6.                                       Draft report identifying process improvement opportunities and recommendations.

7.                                       Present a draft report to the FCC and the PA.

8.                                       Present the final report to NANC for forwarding to the FCC.

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Nat’l PAS – Change Order # Proposal (LNPA328)	12/28/2001

National Thousands-Block
Pooling Administration	Amendment/Modification No. 0007

AMENDMENT OF SOLICITATION/MODIFICATION OF CONTRACT
1.	CONTRACT ID CODE
2.	AMENDMENT/MODIFICATION NO.	00007
3.	EFFECTIVE DATE	05/03/2004
4.	REQUISITION/PURCHASE REQ. NO.
5.	PROJECT NO. (if applicable)
6.	ISSUED BY:	CODE 00001
FCC/Contracts and Purchasing Center 445 12th St., SW Washington, DC 20554
7.		CODE
8.	NAME AND ADDRESS OF CONTRACTOR (No., street, county, State and Zip Code):	CODE FACILITY CODE
Neustar, Inc. 46000 Center Oak Plaza Sterling, VA 20166
9A.	AMENDMENT OF SOLICITATION NO.
9B.	DATED (See Item 11)
10A.	☒ MODIFICATION OF CONTRACT/ORDER NO. CON01000016
10B.	☒ DATED (See Item 13)
11.	THIS ITEM ONLY APPLIES TO AMENDMENTS OF SOLICITATIONS
☐

The above numbered solicitation is amended as set forth in Item 14.  The hour and date specified for receipt of Offers
☐ is extended, ☐ is not extended.

Offers must acknowledge receipt of this amendment prior to the hour and date specified in the solicitation or as amended, by one of the following methods:

(a) By completing Items 8 and 15, and returning           copies of the amendment; (b) By acknowledging receipt of this amendment on each copy of the offer submitted; or (c) By separate letter or telegram which includes a reference to the solicitation and amendment numbers.  FAILURE OF YOUR ACKNOWLEDGMENT TO BE RECEIVED AT THE PLACE DESIGNATED FOR THE RECEIPT OF OFFERS PRIOR TO THE HOUR AND DATE SPECIFIED MAY RESULT IN REJECTION OF YOUR OFFER.  If by virtue of this amendment you desire to change an offer already submitted, such change may be made by telegram or letter, provided each telegram or letter makes reference to the solicitation and this amendment, and is received prior to the opening hour and date specified.

12.	ACCOUNTING AND APPROPRIATION DATA (If required) No Funding Information
13.	THIS ITEM ONLY APPLIES TO MODIFICATION OF CONTRACTS/ORDERS. IT MODIFIES THE CONTRACT/ORDER NO. AS DESCRIBED IN ITEM 14.
Check One ☐	A.	THIS CHANGE ORDER IS ISSUED PURSUANT TO: (Specify authority) THE CHANGE SET FORTH IN ITEM 14 ARE MADE IN THE CONTRACT ORDER NO. IN ITEM 10A.
☐	B.

THE ABOVE NUMBERED CONTRACT/ORDER IS MODIFIED TO REFLECT THE ADMINISTRATIVE CHANGES (such as changes in paying office, appropriation date, etc.) SET FORTH IN ITEM 14, PURSUANT TO THE AUTHORITY OF AUTHORITY OF FAR 43.103(b).

☐	C.	THIS SUPPLEMENTAL AGREEMENT IS ENTERED INTO PURSUANT TO AUTHORITY OF:

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Nat’l PAS – Change Order # Proposal (LNPA328)	12/28/2001

☐ D.	OTHER (Specify type of modification and authority)

E.	IMPORTANT: Contractor ☒ is not, ☐ is required to sign this document and return copies to the issuing office.
14.	DESCRIPTION OF AMENDMENT/MODIFICATION (Organized by UCF section headings, including solicitation/contract subject matter where feasible.)

The above numbered contract is hereby modified to incorporate change order #26, attached. The cost shall not exceed $900.00. All other terms and conditions remain the same.

Except as provided herein, all terms and conditions of the document referenced in Item 9A or 10A, as heretofore changed, remains unchanged and in full force and effect.
15A.	NAME AND TITLE OF SIGNER (Type or print):
15B.	CONTRACTOR/OFFEROR

(Signature of person authorized to sign)
16A.	NAME AND TITLE OF CONTRACTING OFFICER (Type or print): Mark Oakey
16B.	United States of America

By
(Signature of person authorized to sign)
16C.	DATE SIGNED: 5/3/04
NSN 7540-01-152-8070	STANDARD FORM 30 (REV. 10-83)
PREVIOUS EDITION	Prescribed by GSA FAR (48 CFR)
UNUSABLE	53.243

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Nat’l PAS – Change Order # Proposal (LNPA328)	12/28/2001

LINE ITEM SUMMARY
Document Number: CON01000016/0007		Title: Pooling Administrator – Neustar

No Funding Information

Line Item Number	Description	Delivery Date (Start date to End date)	Quantity	Unit of Issue	Unit Price	Total Cost

No Changed Line Item Fields

Previous Total:
Modification Total:
Grand Total:

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Nat’l PAS – Change Order # Proposal (LNPA328)	12/28/2001

ADDRESS DETAIL
Title: Pooling Administrator – Neustar	Document Number: CON01000016/0007

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Nat’l PAS – Change Order # Proposal (LNPA328)	12/28/2001

National Pooling Administration

Change Order Proposal #26

NOWG Recommendation
(regarding LNPA WG PIM 24 and
CONXX Issue #364)

February 9, 2004

NeuStar, Inc.	46000 Center Oak Plaza
Sterling VA, 20166

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Nat’l PAS – Change Order # 26 Proposal (LNPA PIM 24 and CO/NXX 364)	February 9, 2004

1	Introduction
2	Proposed Changes
3	NeuStar’s Proposed Solution
4	Risks and Assumptions
5	Cost Assumptions and Summary
6	Conclusion
Appendix A

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Nat’l PAS – Change Order # 26 Proposal (LNPA PIM 24 and CO/NXX 364)	February 9, 2004

1                                         Introduction

1.1                               Purpose and Scope

In accordance with our contractual agreement, NeuStar’s National Pooling Administration team hereby submits this change order to the FCC for approval.  This change order is in compliance with contractual requirements as outlined in Attachment B, Section C, Thousands-Block Pooling Contractor, Technical Requirements, November 30, 2000, Section 2.5 “Changes in the Environment,” which reads as follows:

2.5                               Changes in the Environment

The FCC may issue rules, requirements, or policy directives in the future, which may increase, decrease or otherwise modify the functions to be performed by the contractor.  The contractor is additionally subject to the provisions of the changes clause in Section I.

2.5.1 Process

Accordingly, after a contractor is selected, the FCC, the NANC and/or the INC may establish NANP numbering resource plans, administrative directives, assignment guidelines (including modifications to existing assignment guidelines), and procedures that may have an effect on the functions performed by the contractor.

2.5.2 Changes

The contractor shall review changes when numbering resource plans, administrative directives, assignment guidelines, and procedures are initiated or modified to determine if there is any impact on the functions that they must perform.

2.5.3 Notifications

The contractor shall then, within a period of not more than 30 calendar days from said event (e.g., the date INC places an issue into Final Closure), provide the Contracting Officer, state PUCs, and the NANC with written notice regarding these changes and summarize the potential impact of the changes upon service and cost, if any.

2.5.4 Roles

The NANC shall review the notice and provide a recommendation to the FCC regarding the effect of the contractor’s notice and supporting documentation.

The contractor shall comply with state regulatory decisions, rules and orders with respect to pooling, as applicable, as long as they are not in conflict with FCC decisions, orders, and rules and are within state jurisdiction.

This document covers the required subject matters such as explaining the industry’s requirements, proposed solution, cost, risk, and assumptions.

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Nat’l PAS – Change Order # 26 Proposal (LNPA PIM 24 and CO/NXX 364)	February 9, 2004

2                                         Proposed Changes

On July 2, 2003, the Pooling Administrator (PA) submitted Change Order #23 as a result of the Local Number Portable Administration Working Group (LNPA WG) Project Issue Management (PIM) 24.  In Change Order #23, the PA requested FCC approval of the purchase of reports from the NPAC to assess the contamination level of donated blocks.  On July 29, 2003, the Industry Numbering Committee (INC) placed CO/NXX Issue 364 into Final Closure. CO/NXX Issue 364 relates to the transfer of pooled codes from carriers that are proactively shutting down a network or service.  The solutions proposed in Change Order #23 will also meet the requirements of INC CO/NXX Issue 364.  However, as set forth below in the quoted INC Issue Resolution, the changes to the INC Thousands-Block Pooling Administration Guidelines relative to Issue 364 will not be posted until the FCC has approved the related change order.

On August 26, 2003, the PA withdrew Change Order #23 and replaced it with Change Order #24, which requested a similar set of reports, but addressed both PIM 24 and INC CO/NXX issue 364. The NOWG conducted its review of Change Order #24, but did not accept any of the three solutions proposed by the PA. Instead, in a response dated September 19, 2003, the NOWG recommended that the PA select an NPA from each NPAC Region and perform an audit of embedded inventory using the proposed NPA C report to ascertain the type and frequency of error within the PAS embedded base. These results will then be shared with the NOWG to assist in determining if there is value in proceeding with a one-time scrub of the entire PAS embedded base.

In response, the PA is proposing this Change Order #26 to conduct such a one-time trial of the process described in Change Order #24 prior to accepting Change Order #24 or creating a new change order for a one-time scrub as described in their recommendation.  The PA will share the results of this trial with the NOWG as the NOWG has requested.  However, the PA believes that a one-time scrub of the database will not address INC CO/NXX issue 364.  See Appendix A, pp. 10-16.

LNPA WG PIM 24

The issue identified in PIM 24 relates to service providers who cannot use blocks that have been assigned to them either because the NPA NXX has not been activated in the Number Portability Administration Center (NPAC), the thousands-block contamination level is greater than 10%, or the code holder failed to complete its intra-service provider ports prior to donating the blocks.  To address these problems, the PA and AT&T Wireless submitted a joint PIM at the March 2003 LNPA WG meeting, which was accepted as PIM 24. PIM 24 proposed allowing the PA to obtain NPAC reports, which would enable the PA to check for contamination on each donated thousands-block and ensure that the NPA-NXX is opened in the NPAC.

PIM 24, which the PA and AT&T Wireless submitted to the LNPA WG, is reproduced below.

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Nat’l PAS – Change Order # 26 Proposal (LNPA PIM 24 and CO/NXX 364)	February 9, 2004

LNP Problem/Issue Identification and Description Form

Submittal Date (mm/dd/yyyy): 03/07/03	PIM #
Company(s) Submitting Issue: NeuStar Pooling, AT&T Wireless
Contact(s):	Name Barry Bishop, Stephen Sanchez
Contact Number 847-698-6167, 425-288-7051
Email Address barry.bishop@neustar.biz, stephen.sanchez@attws.com
(NOTE: Submitting Company(s) is to complete this section of the form along with Sections 1, 2 and 3.)

1.              Problem/Issue Statement:  (Brief statement outlining the problem/issue.)

Blocks that are being assigned to Service Providers are either contaminated when they are donated as a non-contaminated block or the blocks have been contaminated over 10%.  This is causing customers to be out of service or blocks being exchanged for a less contaminated or non-contaminated block.

In addition when the PA has assigned a block, at times the block is being rejected in the NPAC for not having the NXX as opened in the NPAC as portable.

2.              Problem/Issue Description:                  (Provide detailed description of problem/issue.)

A.           Examples & Impacts of Problem/Issue:

When a SP donates a block they mark the block as either contaminated or not contaminated.  They do not indicate how many TN’s are contaminated.  SP’s are suppose to do a Intra SP port on their contaminated TN’s prior to donating a block so that the block can be ported to the new SP and they can begin using the block on the effective date.  The new SP should query the NPAC prior to assigning any TNs to determine which TN’s are contaminated and exclude those from their inventory assignment.

In one situation what is happening is that a block is assigned, the new SP goes to put those numbers in service, the old SP has not done their Intra SP ports causing their customers to be out of service.  To resolve this, the 1000 block has to be deported, so that the old SP can Intra SP port their numbers then the 1000 block is reported to the new SP.

In another situation a block has been assigned either uncontaminated or contaminated and it is discovered the block has over 10% contamination.  In this case the block has to be deported and a new block has to be assigned to the SP.

When a block is assigned and the NXX is not opened for porting in the NPAC, the block is rejected.  The SP of the code then has to go into the NPAC and add their code as portable so that the block can be then ported.  Even though this may

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Nat’l PAS – Change Order # 26 Proposal (LNPA PIM 24 and CO/NXX 364)	February 9, 2004

take a matter of minutes to add, getting a hold of the correct person at a company to do this may take some time.

B.             Frequency of Occurrence:

Ongoing

C.             NPAC Regions Impacted:

Canada               Mid Atlantic               Midwest               Northeast               Southeast               Southwest

Western               West Coast               ALL   X

D.            Rationale why existing process is deficient:

It is up to the SP’s to do their INTRA SP ports and make sure they take the 1000 block out of their inventories when donating the block.  This is not always happening.

It is up to the SP to add their NXX to the NPAC as a portable NXX prior to donating blocks.  They indicate so on their donation form. However, this has not been the case in many situations.

E.              Identify action taken in other committees / forums:

Issue raised at INC on two different occasions, they felt the guidelines already addressed the issue by leaving the responsibility to the SP to do the necessary work when they donated the blocks.

F.              Any other descriptive items:

3.              Suggested Resolution:

The following actions are proposed to resolve this issue:

Provide the PA access to the NPAC to check for contamination prior to the assignment of a thousands block.

Provide the PA access to the NPAC to check if the code is opened as portable.

LNPA WG: (only) Item Number:

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Issue Resolution Referred to:

Why Issue Referred:

The LNPA WG submitted PIM 24 to the North American Portability Management Limited Liability Corporation (LLC) for approval. The LLC approved permitting the PA to obtain NPAC reports.

The PA subsequently gave the following report requirements to the NPAC:

The report generated from the NPAC should include the NPA-NXX-X, how many intra-SP ports are associated with it, how many total active and pending SVs there are, plus the company name associated with the active and pending SVs in an excel format by region.  If an NPA-NXX is not found in the NPAC as portable, it should still come back to the PA with a note that the NPA-NXX does not exist in the NPAC.

CO/NXX Issue 364

The issue identified in INC CO/NXX Issue 364 relates to service providers who must transfer pooled codes to other carriers, because they are proactively shutting down a network or service.  As with donations, the PA must be able to verify whether and to what degree there is contamination of the affected blocks.

Quoted below are both the INC official issue statement and its final resolution, which can also be found under INC working documents on the ATIS website (http://www.atis.org) for CO/NXX Issue 364 “Modification to Procedures for Code Holder/LERG Assignee Exit:”

A.                                    ISSUE STATEMENT

INC’s newly defined and issued procedures for CO Code transfer process are not sufficient in aiding carriers that are proactively shutting down a network or service.  The existing procedures were mostly developed from the perspective of a carrier going out of business in an unexpected manor (bankruptcy).  The INC CO Code transfer guidelines are not sufficient in aiding carriers that are proactively shutting down a network or service.  There are many independent activities evolving many internal organizations as well as the NANPA and other carriers.

The main problem is a complex timing issue, this because it involves the donating carrier, NANPA, NPAC, and the receiving carrier.  In

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addition all other carriers must update their networks and OSSs to ensure that customers receive calls originating from their networks.

Donating Carrier issues:

•                  Timing of Customer notification, disconnect timing

•                  Timing of Network and trunk engineering disconnect timing

•                  Timing of Support system disconnect

•                  Timing of Co Code transfer/disconnect timing

•                  Determine when the last day a user can port on CO Codes that already have port(s).

•                  Determine when the last day a user can port on CO Code that does NOT already have port(s).

NANPA Issues:

•     The NANPA does not have immediate access to NPAC records to determine if there are ported customers associated with the CO-NXX that are being returned by a carrier.  The North American Portability Management (NAPM), LLC currently does not allow the NANPA access to the NPAC. The NANPA has to request reports from the NPAC to determine if a CO Code has numbers that have been ported.  This requires up to an additional week before a potential carrier can be contacted to takeover CO Code ownership.

•     The NANPA is required to adhere to existing INC guidelines and FCC Orders that may prevent a timely and non-service impacting transfer of CO Codes that require a new CO Code holder.

Examples:

•     Due to neutrality and non-disclosure requirements the NANPA can not identify a carrier that agreed to become the CO Code holder to the donating carrier until it is published in the LERG (up to 30 days).

•     The NANPA denies a disconnect request on a CO Code that has ported number, however the AOCN can enter the LERG effective disconnect date as long as the interval from the request to the LERG effective date is greater than or equal to the required 66 day CO Code interval.

•     NANPA approves CO Code disconnects request that currently do not have ported customers, but have a high probability that a customer will port before the LERG disconnect date.

Receiving Carrier Issues:

•     *Ensure that ported- in customer(s) do not have degraded or no service due to the transfer of the CO Code.

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Attached: NANPA’s Proposed Process for Disconnecting or Finding New LERG Assignees for NXXs Assigned to a Service Provider Seeking to Disconnect Service

B.                                    ISSUE RESOLUTION

INC created the attached new COCAG Appendix C to replace the existing Appendix C.  The new Appendix C also replaces the interim NANPA process document titled “Procedures for Returning NonPooled Codes with Active or Pending Ported Telephone Numbers (TNs)” dated April 25, 2002.  This new Appendix C becomes effective when posted to the ATIS web site.

In addition, INC also created the attached new TBPAG Appendix 7 (attached as Appendix A) replace the existing Appendix 7.  However, this new Appendix 7 will NOT be posted on the ATIS web site because INC anticipates that the PA will be generating a Change Order for FCC approval.  Posting of the document will be held in abeyance until any potential Change Order has been approved by the FCC and implemented by the PA.

This resolves the issue.

3                                         NeuStar’s Proposed Solution(s)

NeuStar’s National Pooling Administration team reviewed the recommendation of the NOWG, and is proposing this Change Order to accommodate the NOWG’s proposed solution.  While this report will allow us to determine the existing number of inaccurately characterized blocks, we do not believe that the NOWG recommendation of a one-time scrub of the database will meet the requirements of LNPA WG PIM 24 and INC CO/NXX Issue 364.  The trial NPAC report would allow the PA to check the contamination level on both donated and returned thousands-blocks that are presently in its inventory.  On a one-time, snapshot basis, the PA could examine those donated and returned blocks that were available in its inventory on the day addressed in the report.  The trial report would also give an idea of the degree to which a one-time scrub of the entire PAS embedded database would be beneficial.  However, that scrub would have no effect on blocks that will be donated and/or returned subsequent to the scrub, as is addressed in LNPA WG PIM 24 and INC CO/NXX Issue 364.

1.                    Solution A

The one-time NPAC report that is the subject of this Change Order (#26) will be created and run in one NPA in each of the NPAC regions.

If this NPAC report indicates that the contamination level in a block is greater than 10%, or the NPA-NXX from which it has been donated has not been activated in the NPAC, the PA

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will return the block to the LERG assignee.  In addition, the PA will share the aggregated information for each NPA with the NOWG.

4                                         Risks and Assumptions

Part of NeuStar’s National Pooling Administration team assessment of this change order is to consider the associated risks and assumptions that can have an impact on our operations.

1.                    Solution A

This proposed solution does not have any ongoing impact on our operations, and will have no impact on the PAS.

5                                         Cost Assumptions and Summary

As with any change order, NeuStar’s National Pooling Administration team also considered the associated costs of the proposed solution.  These cost assumptions are based upon the NPAC’s standard charges to create and run the report.

The cost to implement proposed Solution A would be $900.00.

6                                         Conclusion

In conclusion, NeuStar offers a solution that supports the NOWG’s request for a one-NPA-per-NPAC-region trial report related to LNPA WG PIM 24 and INC CO/NXX Issue 364.  NeuStar asks the FCC to review and approve this change order.

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Appendix A

May 8, 2003	TBPAG Appendix 7

Procedures for Block Holder/LERG Assignee Exit

1.0                               Purpose

This appendix describes the responsibilities of NANPA, service providers, and the PA in situations when a service provider (SP) is returning or abandoning NXX codes/blocks that contain ported telephone numbers and a new LERG assignee must be selected with minimal impact on ported customers.  The specific circumstances addressed cover:

•                  Voluntary Return of Thousands Blocks Containing Ported Numbers

•                  Abandoned Thousands Blocks Containing Ported Numbers

2.0                               Assumptions

2.1                                 Reasonable efforts should be taken to re-establish a LERG assignee in order to maintain default routing.  Should the LERG assignee vacate their responsibilities, calls to the donor switch will not be processed.

2.2                                 The SP returning an NXX code will coordinate with NANPA to ensure that the code is not removed from the LERG as an active code until the Part 3 with the effective date of the disconnect is received.  This is to prevent an adverse effect on ported-out customers.

2.3                                 A LERG assignee must be LNP capable, may put the code/block on any switch in the rate center, and should already be providing service in the rate center.  This should eliminate any potential problems with facilities readiness.

2.4                                 It is desirable to avoid having to designate a new LERG assignee in the NPAC because all ported customers will experience a temporary interruption of incoming service during transition to the new assignee while the Service Provider Identification (SPID) is updated in the Number Portability Administration Center (NPAC).  However, it is a regulatory requirement to allow continued porting of any number in the NXX, a process that requires correct SPID/number association at NPAC for NPAC’s message validation process.(2)

2.5                                 The PA shall work closely with regulatory authorities to obtain timely information about SPs abandoning service or filing bankruptcy.  Such circumstances are under the direction of a regulatory authority or court.

(2)                                  The LNP CO Code Reallocation Process, implemented on August 30, 2001, eliminates the necessity of maintaining the original LERG assignee in the NPAC because it eliminates service disruption that would be caused by changing the SPID in the NPAC. The process involves porting the code in thousands-blocks to the LERG assignee. In this way, the NPAC’s block-ownership tables override the NPAC’s NXX-ownership tables, allowing continued porting of any number in the NXX. The LNP CO Code Reallocation Process allows numbers to snap back to the new LERG assignee, the same as if the SPID had been changed in the NPAC without ported numbers having been taken out of service .

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2.5                                 A SP has the option to refuse a NXX code/block re-allocation.  Refusal will not adversely impact any pending NXX code/block assignment request because it is unrelated to the reallocation.

2.7                                 These guidelines also apply in jeopardy/rationing situations.

2.8                                 It is the responsibility of each SP to provide an accurate E911 record for each of its customers to the E911 Service Provider.  It is essential that the outgoing SP unlock its E911 records in the regional E911 database, and the new SP must transition the affected customers records to its own company ID in the E911 database.

2.9                                 It is the responsibility of the new LERG assignee and new block holder to notify TelcordiaTM to update the AOCN responsibility in BIRRDS for the reallocated NXX code/block(s).

2.10                           The SP returning the NXX code/block has the responsibility to assure that affected parties, especially any end-users, are notified consistent with state or regulatory requirements.

2.11                           It is the responsibility of the SP returning the NXX code/block to disconnect and remove all records related to the LRN and NXX code, including infra SP ported TNs, from the NPAC database.  If a NXX code/block is reassigned and there are still old records in NPAC, the new LERG assignee will encounter problems with the affected numbers from the reassigned NXX code/block, e.g., porting records on TNs not in service.

2.12                           When an NXX code is re-allocated and there are no active or pending ported numbers in the.NPAC, the NPAC, via receipt of the LNP NXX LERG Assignee Transfer Form, should ensure that any existing NXX records of the code are deleted from its database on the effective date of the reallocation.

2.13                           In certain situations the decision to actually change the NPAC code ownership record (i.e., by deleting and subsequently re-creating records for all ported numbers in the returned NXX code and accepting the likely adverse customer service impact) may be acceptable.  This decision should be based on the quantity and type of customers involved, and the agreement of the involved SPs that would have to coordinate the change.

The LNPA WG has developed requirements for the ability to mass update the SPID associated with an NXX code without taking ported customers out of service.  This functionality has been assigned NANC Change Orders 217 and 323 which is expected to be available in Release 3.2.

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2.14                           If there are no active or pending ports on the returned NXX code pending disconnect, the NPAC will use the Part 3 disconnect information received via email from the NANPA in order to remove the capability to port numbers from the returned NXX code 15 business days prior to the effective date of the disconnect.  This removal will cause any new port attempts against the returned NXX code to fail at the user interface, thus avoiding additional impediments to the code return process.

2.15                           It is the responsibility of the new LERG assignee or block holder to notify NECA to update the NECA Tariff FCC No. 4 database with the new OCN for the reallocated NXX code/block(s).  NECA currently requires a copy of the new Part 3 form.

3.0                               Notification Procedures for Returned NXX Codes/Blocks

NANPA is required to post the effective dates of pending NXX code disconnects on the NANPA website in order for SPs to be aware of approved NXX code disconnects.

LERG assignees should notify the PA if they are no longer able to perform default routing functions (e.g., the SP is no longer providing service in the area served by that NXX code).

NANPA must inform the outgoing LERG assignee of their responsibility to update the appropriate routing databases upon receipt of the Part 3.

There are specific actions related to LNP processes to be taken by SPs, the PA, and NPAC during the NXX code reallocation process.  An overall description, including a required form, can be found at:  (http://www.nationalpoolina.com/puidelines/index.htm).(3)

In addition, it is the responsibility of the SP returning the NXX code/block to remove any LRN record it has associated with the returned NXX code and all ported in TNs associated with that LRN, including intra-SP ports. In addition, if the NXX is being disconnected, the NXX should be disconnected in the NPAC as well.  If a block is being reallocated, the SP returning the block should not attempt to disconnect the NXX in the NPAC; it should only remove its LRN and any ported in TNs associated with that LRN, including any intra-SP ports.

If there are no active or pending ports on the NXX code, a Part 3 disconnect should be issued by NANPA to the SP.  The Part 3 disconnect information shall be entered into BIRRDS by the SP’s AOCN.  The NXX code should be included in the Part 3 disconnect report posted on the NANPA web site.

If there are no active or pending ports on the returned NXX code pending disconnect, the NPAC will use the Part 3 disconnect information received via email from the NANPA in order to remove the capability to port numbers from the returned NXX code 15 business days prior to the

(3)                                  See footnote 1.

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effective date of the disconnect.  This removal will cause any new port attempts against the returned NXX code to fail at the user interface, thus avoiding additional impediments to the code return process.

If porting of TNs occurs on a returned NXX code after NANPA has issued a Part 3 disconnect but prior to the 15 business days before the effective date of the disconnect, NPAC should notify NANPA that a port has occurred.  NPAC also will disregard the Part 3 disconnect information and not suspend porting at 15 business day timeframe.

4.0                               Returned Thousands-Blocks Containing Ported Numbers

4.1                                 When Block Holder is not the LERG Assignee

In a pooled area where thousands-blocks are voluntarily returned and there are ported numbers or pending ports contained in those returned blocks, the SP will return the blocks to the PA and the ported customers are not affected.

The PA shall request an ad hoc report from the NPAC to determine if there are any ported TNs or pending ports on the block(s) being returned.  This information will assist the PA in reallocating the block.  If the block is 10% or less contaminated the PA will process the block return.  This will effectively be a contaminated block donation to the pool inventory.  If the contamination level is greater than 10%, the PA will follow the order below to select a new block holder:

a)              The PA will notify SPs with ported TNs, the LERG assignee, SPs with a forecasted need, and the outgoing block holder within the applicable rate center. SPs will have ten business days to respond.  The PA will provide the date and hour the responses are due.  The first SP to respond with a completed and correct Part 1 A and LNP NXX LERG Assignee Transfer Form will become the new block holder.  MTE and utilization requirements are waived for SPs with ported TNs.

b)             If no SPs respond within ten business days or all refuse the block holder functions, the PA will contact the appropriate regulatory authority and seek guidance concerning the return or reassignment of the contaminated block.  Should a new block holder be designated, regulatory authorities may waive MTE and utilization requirements.

The PA will work with the new block holder to determine if a Part 4 submission is necessary.

4.2                                 When Block Holder is also the LERG Assignee

The PA shall request an ad hoc report from the NPAC to determine if there are any ported TNs or pending ports on the block(s) being returned.  The PA will follow the order below to select a new LERG assignee:

a)              The PA will contact SPs with blocks assigned from the affected NXX, SPs with ported TNs and SPs with a forecasted need within the applicable rate center.  SPs will have ten business days to respond.  The PA will provide the date and hour the responses are due.

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•                  The first SP with blocks assigned from the affected NXX to respond with a Part 1 and LNP NXX LERG Assignee Transfer Form will become the new LERG assignee.  MTE and utilization requirements are waived.

•                  If no SPs with blocks assigned from the affected NXX respond or all refuse the LERG assignee functions, the first SP with ported TNs to respond with a Part 1 and LNP NXX LERG Assignee Transfer Form will become the new LERG assignee.  MTE and utilization requirements are waived.

•                  If no SPs with ported TNs respond or all refuse the LERG assignee functions, the first SP with a forecasted need with a Part 1 and LNP NXX LERG Assignee Transfer Form that meets the MTE and utilization requirements will become the new LERG assignee.

NPAC, upon the receipt of the LNP NXX LERG Assignee Transfer Form, will remove the LRN and all ported in TNs of the LRN (including intra-SP ports) in its database associated with the reallocated code after the effective date.

The PA will automatically update the BCD record in BIRRDS with the new LERG assignee’s information upon receipt of the Part 3 from NANPA.

The new LERG assignee shall:

•                  notify the PA via email which blocks assigned to the original LERG assignee are to be reallocated to the new LERG assignee because the contamination level is over 10%.  This notification will take place within 90 calendar days of receiving the Part 3 confirmation.

•                  notify the PA via email which blocks assigned to the original LERG assignee are to be donated by the new LERG assignee because the contamination level is 10% or less.  This notification will take place within 90 calendar days of receiving the Part 3 confirmation.

•                  work with the PA to determine if any Part 4 submissions are necessary.

Blocks that were previously donated by the original LERG assignee will remain in the pool.

It is recommended that the new LERG assignee retain at least one block to ensure that responsibilities in section 4.2.1 of the Thousands-Block Number (NXX-X) Pooling Administration Guidelines (TBPAG) are maintained.  However, once the responsibilities of the SP outlined in section 4.2.1 are fulfilled and the SP determines that the block is not needed, the SP does have the option of returning the block to the PA.

b)             If no SPs respond within ten business days or all refuse to become the new LERG assignee, the PA will proceed with the NXX return, notify those SPs with ported TNs and/or pooled blocks from the affected NXX.  Further, the PA will request that NANPA notify the appropriate regulatory authorities that a NXX code is going to be disconnected and that some working customers will lose service.  NANPA will follow the disconnect process as outlined in Sections 4.0.f through 4.0. h of COCAG Appendix C.

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5.0                               Abandoned Thousands -Blocks Containing Ported Numbers

The difference between an abandoned block and a returned block is that if abandoned, the PA is unable to reach the incumbent block holder to ask it to maintain default routing functions.

5.1                                 When Block Holder is not the LERG Assignee

In the case when the block holder is not the LERG assignee and blocks containing ported numbers or pending ports are abandoned, the ported customers are not affected.  Typically, customer complaints are the catalyst for initiating the steps that follow.  The PA shall request an ad hoc report from the NPAC to determine if there are any pending or completed TN ports.  The PA will contact the appropriate regulatory authority and seek guidance concerning the return or reassignment of the abandoned block.  If the block contamination level is 10% or less, the block is returned to the pool once written confirmation (email or fax) is received from the regulatory authority to reclaim the block.  If the block contamination level is greater than 10%, the PA will follow the order below to select a new block holder unless otherwise directed by the regulatory authority:

a)              The PA will notify SPs with ported TNs, the LERG assignee, SPs with a forecasted need, and the outgoing block holder within the applicable rate center.  SPs will have ten business days to respond.  The PA will provide the date and hour the responses are due.  The first SP to respond with a completed and correct Part lA and LNP NXX LERG Assignee Transfer Form will become the new block holder.  MTE and utilization requirements are waived for SPs with ported TNs.

b)             If no SPs respond within ten business days or all refuse the block holder functions, the PA will contact the appropriate regulatory authority and seek guidance concerning the return or reassignment of the contaminated block.  Should a new block holder be designated, regulatory authorities may waive MTE and utilization requirements.

The PA will work with the new block holder to determine if a Part 4 submission is necessary.

5.2                                 When Block Holder is also the LERG Assignee

In the case when the block holder is the LERG assignee and blocks containing ported numbers or pending ports are abandoned, the PA may not have prior knowledge of the situation.  Typically, customer complaints are the catalyst for initiating the steps that follow.  The PA shall work closely with the appropriate regulatory authority to obtain timely information about SPs abandoning service or filing bankruptcy.  Such circumstances are under the direction of a regulatory authority or court.

The PA shall request the ad hoc report from the NPAC to determine if there are any pending or completed TN ports.  This information will assist the PA in re-allocating the NXX code/blocks.  The PA will follow the order below to select a new LERG assignee unless otherwise directed by the appropriate regulatory authority:

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a)              The PA will contact SPs with blocks assigned from the affected NXX, SPs with ported TNs, and SPs with a forecasted need within the applicable rate center.  SPs will have ten business days to respond.  The PA will provide the date and hour the responses are due.

•                  The first SP with blocks assigned from the affected NXX to respond with a Part 1 and LNP NXX LERG Assignee Transfer Form will become the new LERG assignee.  MTE and utilization requirements are waived.

•                  If no SPs with blocks assigned from the affected NXX respond or all refuse the LERG assignee functions, the first SP with ported TNs to respond with a Part 1 and LNP NXX LERG Assignee Transfer Form will become the new LERG assignee.  MTE and utilization requirements are waived.

•                  If no SPs with ported TNs respond or all refuse the LERG assignee functions, the first SP with a forecasted need with a Part 1 and LNP NXX LERG Assignee Transfer Form that meets the MTE and utilization requirements will become the new LERG assignee.

NPAC, upon the receipt of the LNP NXX LERG Assignee Transfer Form, will remove the LRN and all ported in TNs of the LRN (including intra-SP ports) in its database associated with the reallocated code after the effective date.

The PA will automatically update the BCD record in BIRRDS with the new LERG assignee’s information upon receipt of the Part 3 from NANPA.

The new LERG assignee shall:

•                  notify the PA via email which blocks assigned to the original LERG assignee are to be reallocated to the new LERG assignee because the contamination level is over 10%.  This notification will take place within 90 calendar days of receiving the Part 3 confirmation.

•                  notify the PA via email which blocks assigned to the original LERG assignee are to be donated by the new LERG assignee because the contamination level is 10% or less.  This notification will take place within 90 calendar days of receiving the Part 3 confirmation.

•                  work with the PA to determine if any Part 4 submissions are necessary.

Blocks that were previously donated by the original LERG assignee will remain in the pool.

It is recommended that the new LERG assignee retain at least one block to ensure that responsibilities in section 4.2.1 of the TBPAG are maintained.  However, once the responsibilities of the SP outlined in section 4.2.1 are fulfilled and the SP determines that the block is not needed, the SP does have the option of returning the block to the PA.

b)             If no SPs respond within ten business days or all refuse to become the new LERG assignee, the PA will proceed with the NXX return, notify those SPs with ported TNs and/or pooled blocks from the affected NXX. Further NANPA will follow the disconnect process as outlined in Section 5.0.b of COCAG Appendix C.

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National Thousands-Block
Pooling Administration	Amendment/Modification No. 0008

AMENDMENT OF SOLICITATION/MODIFICATION OF CONTRACT
1.	CONTRACT ID CODE
2.	AMENDMENT/MODIFICATION NO.	00008
3.	EFFECTIVE DATE	06/14/2004
4.	REQUISITION/PURCHASE REQ. NO.
5.	PROJECT NO. (if applicable)
6.	ISSUED BY:	CODE 00001
FCC/Contracts and Purchasing Center 445 12th St., SW Washington, DC 20554
7.		CODE
8.	NAME AND ADDRESS OF CONTRACTOR (No., street, county, State and Zip Code):	CODE FACILITY CODE
Neustar, Inc. 46000 Center Oak Plaza Sterling, VA 20166
9A.	AMENDMENT OF SOLICITATION NO.
9B.	DATED (See Item 11)
10A.	☒ MODIFICATION OF CONTRACT/ORDER NO. CON01000016
10B.	☒ DATED (See Item 13)
11.	THIS ITEM ONLY APPLIES TO AMENDMENTS OF SOLICITATIONS
☐

The above numbered solicitation is amended as set forth in Item 14.  The hour and date specified for receipt of Offers
☐ is extended, ☐ is not extended.

Offers must acknowledge receipt of this amendment prior to the hour and date specified in the solicitation or as amended, by one of the following methods:

(a) By completing Items 8 and 15, and returning           copies of the amendment; (b) By acknowledging receipt of this amendment on each copy of the offer submitted; or (c) By separate letter or telegram which includes a reference to the solicitation and amendment numbers.  FAILURE OF YOUR ACKNOWLEDGMENT TO BE RECEIVED AT THE PLACE DESIGNATED FOR THE RECEIPT OF OFFERS PRIOR TO THE HOUR AND DATE SPECIFIED MAY RESULT IN REJECTION OF YOUR OFFER.  If by virtue of this amendment you desire to change an offer already submitted, such change may be made by telegram or letter, provided each telegram or letter makes reference to the solicitation and this amendment, and is received prior to the opening hour and date specified.

12.	ACCOUNTING AND APPROPRIATION DATA (If required) No Funding Information
13.	THIS ITEM ONLY APPLIES TO MODIFICATION OF CONTRACTS/ORDERS. IT MODIFIES THE CONTRACT/ORDER NO. AS DESCRIBED IN ITEM 14.
Check One ☐	A.	THIS CHANGE ORDER IS ISSUED PURSUANT TO: (Specify authority) THE CHANGE SET FORTH IN ITEM 14 ARE MADE IN THE CONTRACT ORDER NO. IN ITEM 10A.
☐	B.

THE ABOVE NUMBERED CONTRACT/ORDER IS MODIFIED TO REFLECT THE ADMINISTRATIVE CHANGES (such as changes in paying office, appropriation date, etc.) SET FORTH IN ITEM 14, PURSUANT TO THE AUTHORITY OF AUTHORITY OF FAR 43.103(b).

☐	C.	THIS SUPPLEMENTAL AGREEMENT IS ENTERED INTO PURSUANT TO AUTHORITY OF:

	D.	OTHER (Specify type of modification and authority)

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☐	E.	IMPORTANT: Contractor ☒ is not, ☐ is required to sign this document and return copies to the issuing office.

14.	DESCRIPTION OF AMENDMENT/MODIFICATION (Organized by UCF section headings, including solicitation/contract subject matter where feasible.)

The above numbered contract is hereby modified to exercise option year 3 effective June 15, 2004 through June 14, 2005.

System downtime of four hours, August 28, 2004, requested by NeuStar under this contract by letter dated June 2, 2004, is hereby approved.  Sufficient notice to system users will be disseminated in a timely manner.

Except as provided herein, all terms and conditions of the document referenced in Item 9A or 10A, as heretofore changed, remains unchanged and in full force and effect.
15A.	NAME AND TITLE OF SIGNER (Type or print):
15B.	CONTRACTOR/OFFEROR

(Signature of person authorized to sign)
16A.	NAME AND TITLE OF CONTRACTING OFFICER (Type or print): Mark Oakey
16B.	United States of America

By
(Signature of person authorized to sign)
16C.	DATE SIGNED: 6/14/04
NSN 7540-01-152-8070	STANDARD FORM 30 (REV. 10-83)
PREVIOUS EDITION	Prescribed by GSA FAR (48 CFR)
UNUSABLE	53.24

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LINE ITEM SUMMARY
Document Number: CON01000016/0008		Title: Pooling Administrator – Neustar

No Funding Information

Line Item Number	Description	Delivery Date (Start date to End date)	Quantity	Unit of Issue	Unit Price	Total Cost

No Changed Line Item Fields

Previous Total:
Modification Total:
Grand Total:

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National Thousands-Block
Pooling Administration	Amendment/Modification No. 0009

AMENDMENT OF SOLICITATION/MODIFICATION OF CONTRACT
1.	CONTRACT ID CODE	A
2.	AMENDMENT/MODIFICATION NO.	0009
3.	EFFECTIVE DATE	07/19/2004
4.	REQUISITION/PURCHASE REQ. NO.
5.	PROJECT NO. (if applicable)
6.	ISSUED BY:	CODE 00001
FCC/Contracts and Purchasing Center 445 12th St., SW Washington, DC 20554
7.		CODE
8.	NAME AND ADDRESS OF CONTRACTOR (No., street, county, State and Zip Code):	CODE FACILITY CODE
Neustar, Inc. 46000 Center Oak Plaza Sterling, VA 20166
9A.	AMENDMENT OF SOLICITATION NO.
9B.	DATED (See Item 11)
10A.	☒ MODIFICATION OF CONTRACT/ORDER NO. CON01000016
10B.	☒ DATED (See Item 13)
11.	THIS ITEM ONLY APPLIES TO AMENDMENTS OF SOLICITATIONS
☐

The above numbered solicitation is amended as set forth in Item 14.  The hour and date specified for receipt of Offers
☐ is extended, ☐ is not extended.

Offers must acknowledge receipt of this amendment prior to the hour and date specified in the solicitation or as amended, by one of the following methods:

(a) By completing Items 8 and 15, and returning           copies of the amendment; (b) By acknowledging receipt of this amendment on each copy of the offer submitted; or (c) By separate letter or telegram which includes a reference to the solicitation and amendment numbers.  FAILURE OF YOUR ACKNOWLEDGMENT TO BE RECEIVED AT THE PLACE DESIGNATED FOR THE RECEIPT OF OFFERS PRIOR TO THE HOUR AND DATE SPECIFIED MAY RESULT IN REJECTION OF YOUR OFFER.  If by virtue of this amendment you desire to change an offer already submitted, such change may be made by telegram or letter, provided each telegram or letter makes reference to the solicitation and this amendment, and is received prior to the opening hour and date specified.

12.	ACCOUNTING AND APPROPRIATION DATA (If required) No Funding Information
13.	THIS ITEM ONLY APPLIES TO MODIFICATION OF CONTRACTS/ORDERS. IT MODIFIES THE CONTRACT/ORDER NO. AS DESCRIBED IN ITEM 14.
Check One ☐	A.	THIS CHANGE ORDER IS ISSUED PURSUANT TO: (Specify authority) THE CHANGE SET FORTH IN ITEM 14 ARE MADE IN THE CONTRACT ORDER NO. IN ITEM 10A.
☐	B.

THE ABOVE NUMBERED CONTRACT/ORDER IS MODIFIED TO REFLECT THE ADMINISTRATIVE CHANGES (such as changes in paying office, appropriation date, etc.) SET FORTH IN ITEM 14, PURSUANT TO THE AUTHORITY OF AUTHORITY OF FAR 43.103(b).

☐	C.	THIS SUPPLEMENTAL AGREEMENT IS ENTERED INTO PURSUANT TO AUTHORITY OF:

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Nat’l PAS – Change Order # 26 Proposal (LNPA PIM 24 and CO/NXX 364)	February 9, 2004

☒ D.	OTHER (Specify type of modification and authority)
FAR 1.6, “Authority of Contracting Officers”
E.	IMPORTANT: Contractor ☒ is not, ☐ is required to sign this document and return copies to the issuing office.
14.	DESCRIPTION OF AMENDMENT/MODIFICATION (Organized by UCF section headings, including solicitation/contract subject matter where feasible.)

The above numbered contract is hereby modified to approve and incorporate the attached change order #29. Approved Cost: $5,347.36. All other terms and conditions remain the same.

Except as provided herein, all terms and conditions of the document referenced in Item 9A or 10A, as heretofore changed, remains unchanged and in full force and effect.
15A.	NAME AND TITLE OF SIGNER (Type or print):
15B.	CONTRACTOR/OFFEROR

(Signature of person authorized to sign)
16A.	NAME AND TITLE OF CONTRACTING OFFICER (Type or print): Mark Oakey
16B.	United States of America

By
(Signature of person authorized to sign)
16C.	DATE SIGNED: 7/19/04

NSN 7540-01-152-8070	STANDARD FORM 30 (REV. 10-83)
PREVIOUS EDITION	Prescribed by GSA FAR (48 CFR)
UNUSABLE	53.243

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Nat’l PAS – Change Order # 26 Proposal (LNPA PIM 24 and CO/NXX 364)	February 9, 2004

LINE ITEM SUMMARY
Document Number: CON01000016/0009		Title: Pooling Administrator – Neustar

No Funding Information

Line Item Number	Description	Delivery Date (Start date to End date)	Quantity	Unit of Issue	Unit Price	Total Cost

No Changed Line Item Fields

Previous Total:
Modification Total:
Grand Total:

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Nat’l PAS – Change Order # 26 Proposal (LNPA PIM 24 and CO/NXX 364)	February 9, 2004

ADDRESS DETAIL
Title: Pooling Administrator – Neustar	Document Number: CON01000016/0009

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Nat’l PAS – Change Order # 26 Proposal (LNPA PIM 24 and CO/NXX 364)	February 9, 2004

National Pooling Administration

Change Order Proposal #29

(INC Issue #426 – “Usage of Blocked Codes/Blocks
Information from Appendix 2”)

April 6, 2004

NeuStar, Inc.	46000 Center Oak Plaza
Sterling VA, 20166

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Nat’l PAS – Change Order # 26 Proposal (LNPA PIM 24 and CO/NXX 364)	February 9, 2004

Nat’l PAS – Change Order # 26 Proposal (INC Issue 426)	April 6, 2004

1	Introduction
2	Industry Numbering Committee’s Proposed Change
3	The Proposal
4	Risks and Assumptions
5	Cost
6	Conclusion

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Nat’l PAS – Change Order # 26 Proposal (LNPA PIM 24 and CO/NXX 364)	February 9, 2004

1              Introduction

1.1          Purpose and Scope

In accordance with our contractual agreement, NeuStar’s National Pooling Administration team hereby submits this change order to the FCC for approval.  This change order complies with contractual requirements set forth in Attachment B, Section C, Thousands-Block Pooling Contractor, Technical Requirements, November 30, 2000, Section 2.5 “Changes in the Environment,” which reads as follows:

2.5          Changes in the Environment

The FCC may issue rules, requirements, or policy directives in the future, which may increase, decrease or otherwise modify the functions to be performed by the contractor.  The contractor is additionally subject to the provisions of the changes clause in Section I.

2.5.1 Process

Accordingly, after a contractor is selected, the FCC, the NANC and/or the INC may establish NANP numbering resource plans, administrative directives, assignment guidelines (including modifications to existing assignment guidelines), and procedures that may have an effect on the functions performed by the contractor.

2.5.2 Changes

The contractor shall review changes when numbering resource plans, administrative directives, assignment guidelines, and procedures are initiated or modified to determine if there is any impact on the functions that they must perform.

2.5.3 Notifications

The contractor shall then, within a period of not more than 30 calendar days from said event (e.g., the date INC places an issue into Final Closure), provide the Contracting Officer, state PUCs, and the NANC with written notice regarding these changes and summarize the potential impact of the changes upon service and cost, if any.

2.5.4 Roles

The NANC shall review the notice and provide a recommendation to the FCC regarding the effect of the contractor’s notice and supporting documentation.

The contractor shall comply with state regulatory decisions, rules and orders with respect to pooling, as applicable, as long as they are not in conflict with FCC decisions, orders, and rules and are within state jurisdiction.

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Nat’l PAS – Change Order # 26 Proposal (LNPA PIM 24 and CO/NXX 364)	February 9, 2004

This document provides information pertaining to the Industry Numbering Committee’s (INC’s) disposition of Issue 426 on march 9, 2004, and covers the required subject matters, such as explaining the industry’s requirements, proposed solution, cost, risk, and assumptions.

2              Industry Numbering Committee’s Proposed Change

On March 9, 2004, INC placed Issue 426 into Final Closure. In resolving the issue, the INC added language to the guidelines that:  (1) directs carriers to indicate on the donation form, using the Other Information section, if the block they are donating has any special status or requires special treatment, and (2) directs the PA to use this information to notify the recipient SP of any specified restrictions on the block, via the Part 3 Remarks field.  This issue affects the Pooling Administration System (PAS), because PAS does not currently have the capacity to convey information noted by the donating carrier in the Comments field to the receiving carrier using the Remarks field.  Therefore, PAS will need to be modified to automatically populate any notes from the donating service provider for a thousands-block that has any limitations on its use, e.g., restricted use, chat line, etc. on the remarks section of the Part 3 form when a thousands-block is assigned.

•              INC Issue 426 Usage of Blocked Codes/Blocks Information from Appendix 2

A)                ISSUE STATEMENT

This issue addresses the situation where blocks/codes that are donated to the pool have been highlighted by the donating SP as being special (e.g., they are blocked codes).  However, the receiving SP is unaware that these blocks/codes require special handling because the information is not conveyed to the receiving SP.  Problems occur when the numbers are reassigned and the new customer is negatively impacted.

B)                FOLLOWING RESOLUTION FROM INC

6.         RESOLUTION
The following changes to Sections 5.3, 7.2.5, 7.2.7, 7.2.7 f) and 7.4.3 were made to the TBPAG to resolve this issue:

5.3      Assignment Processes

The PA shall:

a)         Using the Pooling Administration System (PAS), receive all applications for thousands-blocks from SPs and validate each field as data is entered to ensure each applicant meets the criteria to be a Block Holder;

b)        Verify that the applicant has completed the appropriate forms containing all of the pertinent information such as OCN (Operating Company Number), parent company OCN, AOCN (Administrative Operating Company Number), switch ID, Block Effective Date and Tandem Homing ID;

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Nat’l PAS – Change Order # 26 Proposal (LNPA PIM 24 and CO/NXX 364)	February 9, 2004

c)         If a paper Part la submission has one or more errors identified, the PA will notify the applicant with a list of all errors on the application.  Upon notification, the application is suspended and the applicant has up to two business days to respond with the corrections back to the PA.  If the application is returned within the two business days with all errors corrected, the PA will lift the suspension and proceed with the assignment process.  If the errors identified by the PA are not corrected by the applicant within two business days, the PA will issue a Part 3 denial;

d)        assist industry inventory pool participants, as necessary, with the completion of all thousands-block number pooling forms;

e)         attempt to satisfy all SP requests for specific thousands-block(s) whenever possible, subject to the criteria identified in Section 8.3.4, item c); if block(s) assigned has any special status or treatment, e.g., restricted use, chatline, etc. (as indicated on the Appendix 2), the recipient SP is to be notified via the Part 3 Remarks field regarding ability to use block(s); (Issue 426)

7.2.5       Block Donation Identification Date

SPs will use the Appendix 2 form to identify all thousands-blocks that will be donated to the industry inventory pool.  An SP should use the Other Information section if block(s) donated have any special status or treatment, e.g., restricted use, chatline, etc. (Issue 426)

7.2.7       Block Donation Date

SPs are required to donate protected thousands-blocks (see Section 7.2.4) at the Block Donation Date.  Intra-SP porting of all unavailable TNs within all thousands-blocks that are being donated to the industry inventory pool by SPs is to be completed by the Block Donation Date.  SPs should notify the PA in writing if the activities required in the thousands-block donation phase have not occurred by the Block Donation date.  SPs should not donate any thousands-blocks that will be required to maintain their inventory for 6 months beyond the Pool Start/Allocation Date.  Thousands-blocks donated by SPs to the PA to initialize the industry inventory pool will be summarized by the PA, per NPA.  The PA will provide this summarized data(4) to Telcordia™ Routing Administration (TRA), in a format agreed upon between the PA and TRA after the Block

(4)  From this data, the identification of thousands-blocks that have been retained by the Code Holders can be determined.  TRA will then initialize the data for the retained thousands-blocks in BIRRDS resulting in creation of the BCD records.  Within this process, the LERG Assignee is the CO Code Holder donating the thousands-blocks. All appropriate data associated with the CO Code Holder will be used to build the BCD records for those thousands-blocks retained by the SP.  The Effective Date for all thousands-block(s) retained by the LERG Assignee will be the same as the Block Donation Date.

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Nat’l PAS – Change Order # 26 Proposal (LNPA PIM 24 and CO/NXX 364)	February 9, 2004

Donation Date and prior to Pool Start/Allocation Date that takes into consideration a time flame requirement for the PA to compile the data.  This data should be provided within 2 business days.

After the Block Donation Date:

•      If block donations are submitted using Appendix 2 via PAS, the PA shall process the donation within 7 calendar days.  If donations are submitted by any other method, the PA has an additional two business days for processing.

•      For any donations from ‘a non-pooled NXX, the AOCN is responsible for entering its specified routing and rating information for those retained thousands-blocks. The retained thousands-block will not appear in the LERG Routing Guide until the AOCN has performed this task.

For any subsequent donations of previously retained blocks from a pooled NXX, the block(s) to be donated must be disconnected by the AOCN in BIRRDS before donation.  An SP should use the Other Information section in Appendix 2 if block(s) donated have any special status or treatment, e.g., restricted use, chatline, etc. (Issue 426)

Prior to donating the thousands-block(s)/NXX code(s) to the industry inventory pool, SPs must confirm that:

a)     all unavailable TNs within contaminated thousands-block(s)/NXX(s) have been infra-service provider ported;

b)    the associated NPA/NXX is currently available for call routing and is flagged as LNP capable in the LERG Routing Guide and the NPAC, and the NPA-NXX query triggers are applied in all switches and reflected in the appropriate network databases (e.g., STP routing tables);

c)     the NXX assigned switch is currently LNP-capable and will process terminating traffic appropriately; and

a)     interconnection facilities have been established between the NXX-assigned switch and other interconnecting networks.

b)    a Part 4 is returned to the same administrator (NANPA or PA) with whom the SP initiated the Part 1 request.

d)    an SP should use the Other Information section if block(s)-donated have any special status or treatment, e.g., restricted use, chatline, etc. (Issue 426)

7.4.3       Prior to requesting a new NXX code(s) from the CO Code Administrator to replenish the industry inventory pool, the PA may send a request via email asking that SPs voluntarily return (using Part 1A) any thousands-blocks or donate (via Appendix 2) any thousands-blocks or non-pooled NXX codes that are no longer needed based on their 6-month inventory forecast.

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Nat’l PAS – Change Order # 26 Proposal (LNPA PIM 24 and CO/NXX 364)	February 9, 2004

Prior to donating the thousands-block(s)/NXX code(s) to the industry inventory pool, SPs must confirm that:

a)     all unavailable TNs within contaminated thousands-block(s)/NXX(s) have been intra-service provider ported;

b)    the associated NPA/NXX is currently available for call routing and is flagged as LNP capable in the LERG Routing Guide and the NPAC, and the NPA NXX query triggers are applied in all switches and reflected in the appropriate network databases (e.g., STP routing tables);

c)     the NXX assigned switch is currently LNP-capable and will process terminating traffic appropriately; and

d)    interconnection facilities have been established between the NXX-assigned switch and other interconnecting networks.

e)     an SP should use the Other Information section if block(s) donated have any special status or treatment, e.g., restricted use, chatline, etc. (Issue 426)

3              The Proposal

NeuStar’s National Pooling Administration team reviewed INC Issue 426 from both the operational and technical perspectives.  The proposal set firth below will conform to the changes in the INC Guidelines and meet the requirements of the industry in a cost-effective and efficient manner.

1.     Solution A

When thousands-blocks are donated to the pool, the donating service provider should now note on the Thousands-Block Donation Form (Appendix 2) in the Pooling Administration System (PAS) that the donated thousands-block has a special status or requires special treatment, e.g., restricted use, chat line, etc.  Currently PAS does not have the capacity to convey this information to the receiving service provider when a thousands-block is assigned through PAS.  Therefore, PAS will need to be modified to automatically populate any notes from the donating service provider for a thousands-block that has a special status or requires special treatment, on the remarks section of the Part 3 form when a thousands-block is assigned.

4              Risks and Assumptions

Part of NeuStar’s National Pooling Administration team assessment of this change order is to consider the associated risks and assumptions that can have an impact on our operations.

1.     Solution A

The proposed solution does not have any impact on our operations.

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Nat’l PAS – Change Order # 26 Proposal (LNPA PIM 24 and CO/NXX 364)	February 9, 2004

5              Cost

As with any change order, NeuStar’s National Pooling Administration team also considered the associated costs, which will be incurred in implementing the proposed solution.  These costs include the resources required to complete the milestones on a timeline for implementing the change order.  The timeline includes preparation, proper documentation updates, development, and execution.

The cost to implement proposed Solution A would be $5,347.36.

6              Conclusion

In conclusion, NeuStar has offered a viable proposal to conform the PAS to INC Issue 426, and in accordance with contract temms, requests that the FCC review and approve this change order.

National Thousands-Block
Pooling Administration	Section K

Nat’l PAS – Change Order # 26 Proposal (LNPA PIM 24 and CO/NXX 364)	February 9, 2004

SECTION K – REPRESENTATIONS, CERTIFICATIONS AND OTHER STATEMENTS OF OFFERORS

Clause	Title	Date
52.203-11	Certification And Disclosure Regarding Payment to Influence Certain Federal Transactions	April 1991
52.237-08	Restriction on Severance Payments to Foreign Nationals	October 1995

K.2 52.204-03	TAXPAYER IDENTIFICATION	OCTOBER 1998

(a)  Definitions.

“Common parent,” as used in this provision, means that corporate entity that owns or controls an affiliated group of corporations that files its Federal income tax returns on a consolidated basis, and of which the offeror is a member.

“Taxpayer Identification Number (TIN),” as used in this provision, means the number required by the Internal Revenue Service (IRS) to be used by the offeror in reporting income tax and other returns.  The TIN may be either a Social Security Number or an Employer Identification Number.

(b)  All offerors must submit the information required in paragraphs (d) through (f) of this provision to comply with debt collection requirements of 31 U.S.C. 7701(c) and 3325(d), reporting requirements of 26 U.S.C. 6041, 6041A, and 6050M, and implementing regulations issued by the IRS.  If the resulting contract is subject to the payment reporting requirements described in Federal Acquisition Regulation (FAR) 4.904, the failure or refusal by the offeror to furnish the information may result in a 31 percent reduction of payments otherwise due under the contract.

(c)  The TIN may be used by the Government to collect and report on any delinquent amounts arising out of the offeror’s relationship with the Government (31 U.S.C. 7701(c)(3)).  If the resulting contract is subject to the payment reporting requirements described in FAR 4.904, the TIN provided hereunder may be matched with IRS records to verify the accuracy of the offeror’s TIN.

(d)  Taxpayer Identification Number (TIN).

☒            TIN:  52-2141938.

☐            TIN has been applied for.

☐            TIN is not required because:

☐            Offeror is a nonresident alien, foreign corporation, or foreign partnership that does not have income effectively connected with the conduct of a trade or business in the United States and does not have an office or place of business or a fiscal paying agent in the United States;

☐            Offeror is an agency or instrumentality of a foreign government;

☐            Offeror is an agency or instrumentality of the Federal Government.

(e)  Type of organization.

☐            Sole proprietorship;

☐            Partnership;

☒            Corporate entity (not tax-exempt);

☐            Corporate entity (tax-exempt);

☐            Government entity (Federal, State, or local);

☐            Foreign government;

☐            International organization per 26 CFR 1.6049-4;

☐            Other ____________________________.

(f)  Common parent.

☒            Offeror is not owned or controlled by a common parent as defined in paragraph (a) of this provision.

☐            Name and TIN of common parent:

Name

TIN

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Nat’l PAS – Change Order # 26 Proposal (LNPA PIM 24 and CO/NXX 364)	February 9, 2004

K.3 52.209-05	CERTIFICATION REGARDING DEBARMENT, SUSPENSION, PROPOSED DEBARMENT, AND OTHER RESPONSIBILITY MATTERS	MARCH 1996

(A)(1)  The Offeror certifies, to the best of its knowledge and belief, that—

(i)  The Offeror and/or any of its Principals—

(A)  Are ☐are not ☒ presently debarred, suspended, proposed for debarment, or declared ineligible for the award of contracts by any Federal agency;

(B)  Have ☐ have not ☒, within a three-year period preceding this offer, been convicted of or had a civil judgment rendered against them for: commission of fraud or a criminal offense in connection with obtaining, attempting to obtain, or performing a public (Federal, state, or local) contract or subcontract; violation of Federal or state antitrust statutes relating to the submission of offers; or commission of embezzlement, theft, forgery, bribery, falsification or destruction of records, making false statements, tax evasion, or receiving stolen property; and

(C)  Are ☐ are not ☒ presently indicted for, or otherwise criminally or civilly charged by a governmental entity with, commission of any of the offenses enumerated in subdivision (a)(1)(i)(B) of this provision.

(ii)  The Offeror has ☐ has not ☒, within a three-year period preceding this offer, had one or more contracts terminated for default by any Federal agency.

(2)  “Principals,” for the purposes of this certification, means officers; directors; owners; partners; and, persons having primary management or supervisory responsibilities within a business entity (e.g., general manager; plant manager; head of a subsidiary, division, or business segment, and similar positions).

THIS CERTIFICATION CONCERNS A MATTER WITHIN THE JURISDICTION OF AN AGENCY OF THE UNITED STATES AND THE MAKING OF A FALSE, FICTITIOUS, OR FRAUDULENT CERTIFICATION MAY RENDER THE MAKER SUBJECT TO PROSECUTION UNDER SECTION 1001, TITLE 18, UNITED STATES CODE.

(B)  The Offeror shall provide immediate written notice to the Contracting Officer if, at any time prior to contract award, the Offeror learns that its certification was erroneous when submitted or has become erroneous by reason of changed circumstances.

(c)  A certification that any of the items in paragraph (a) of this provision exists will not necessarily result in withholding of an award under this solicitation.  However, the certification will be considered in connection with a determination of the Offeror’s responsibilities.  Failure of the Offeror to furnish a certification or provide such additional information as requested by the Contracting Officer may render the Offeror nonresponsible.

(d)  Nothing contained in the foregoing shall be construed to require establishment of a system of records in order to render, in good faith, the certification required by paragraph (a) of this provision.  The knowledge and information of an Offeror is not required to exceed that which is normally possessed by a prudent person in the ordinary course of business dealings.

(e)  The certification in paragraph (a) of this provision is a material representation of fact upon which reliance was placed when making award.  If it is later determined that the Offeror knowingly rendered an erroneous certification, in addition to other remedies available to the Government, the Contracting Officer may terminate the contract resulting from this solicitation for default.

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Nat’l PAS – Change Order # 26 Proposal (LNPA PIM 24 and CO/NXX 364)	February 9, 2004

K.4 52.215-07	ANNUAL REPRESENTATIONS AND CERTIFICATIONS— NEOGTIATION	OCTOBER 1997

The offeror has [check the appropriate block]:

             (a)  Submitted to the contracting office issuing this solicitation, annual representations and certifications dated                [insert date of signature on submission] that are incorporated herein by reference, and are current, accurate, and complete as of the date of this proposal, except as follows [insert changes that affect only this proposal; if “none,” so state]:

☒  (b)  Enclosed its annual representations and certifications.

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Nat’l PAS – Change Order # 26 Proposal (LNPA PIM 24 and CO/NXX 364)	February 9, 2004

Clause	52.219-1 – Small Business Program Representations	Oct., 2000

(a) Small Business Program Representations

(1) The North American Industry Classification System (NAICS) code for this acquisition is    561499   .

(2) The small business size standard is    $5.0 M   .

(3) The small business size standard for a concern which submits an offer in its own name, other than on a construction or service contract, but which proposes to furnish a product which it did not itself manufacture, is 500 employees.

(b) Representations.

(1) The offeror represents as part of its offer that it ☐ is ☒ is not a small business concern.

(2) (Complete only if the offeror represented itself as a small business concern in paragraph (b)(1) of this provision.)  The offeror represents, for general statistical purposes, that it ☐ is, ☐ is not a small disadvantaged business concern as defined in 13 CFR 124.1002.

(3) (Complete only if the offeror represented itself as a small business concern in paragraph (b)(1) of this provision.)  The offeror represents as part of its offer that it ☐ is, ☐ is not a women-owned small business concern.

(4) (Complete only if the offeror represented itself as a small business concern in paragraph (b)(1) of this provision.)  The offeror represents as part of its offer that it ☐ is, ☐ is not a veteran-owned small business concern.

(5) (Complete only if the offeror represented itself as a veteran-owned small business concern in paragraph (b)(4) of this provision.)  The offeror represents as part of its offer that it ☐ is, ☐ is not a service-disabled veteran-owned small business concern.

(c) Definitions.  As used in this provision—

“Service-disabled veteran-owned small business concern”-

(1) Means a mall business concern-

(i) Not less than 51 percent of which is owned by one or more service-disabled veterans or, in the case of any publicly owned business, not less than 51 percent of the stock of which is owned by one or more service-disabled veterans; and

(ii) The management and daily business operations of which are controlled by one or more service-disabled veterans or, in the case of a veteran with permanent and severe disability, the spouse or permanent caregiver of such veteran.

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(2) Service-disabled veteran means a veteran, as defined in 38 U.S.C. 101(2), with a disability that is service-connected, as defined in 38 U.S.C. 101(16).

“Small business concern,” means a concern, including its affiliates, that is independently owned and operated, not dominant in the field of operation in which it is bidding on Government contracts, and qualified as a small business under the criteria in 13 CFR Part 121 and the size standard in paragraph (a) of this provision.

“Veteran-owned small business concern” means a small business concern-

(1) Not less than 51 percent of which is owned by one or more veterans (as defined at 38 U.S.C. 101(2)) or, in the case of any publicly owned business, not less than 51 percent of the stock of which is owned by one or more veterans; and

(2) The management an daily business operations of which are controlled by one or more veterans.

“Women-owned small business concern,” means a small business concern –

(1) Which is at least 51 percent owned by one or more women or, in the case of any publicly owned business, at least 51 percent of the stock of which is owned by one or more women; and

(2) Whose management and daily business operations are controlled by one or more women.

(d) Notice.

(1) If this solicitation is for supplies and has been set aside, in whole or in part, for small business concerns, then the clause in this solicitation providing notice of the set-aside contains restrictions on the source of the end items to be furnished.

(2) Under 15 U.S.C. 645(d), any person who misrepresents a firm’s status as a small, HUBZone small, small disadvantaged, or women-owned small business concern in order to obtain a contract to be awarded under the preference programs established pursuant to section 8(a), 8(d), 9, or 15 of the Small Business Act or any other provision of Federal law that specifically references section 8(d) for a definition of program eligibility, shall –

(i) Be punished by imposition of fine, imprisonment, or both;

(ii) Be subject to administrative remedies, including suspension and debarment; and

(iii) Be ineligible for participation in programs conducted under the authority of the Act.

(End of Provision)

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K.6 52.219.22	SMALL DISADVANTAGED BUSINESS STATUS	OCTOBER 1999

☒            THIS SECTION IS NOT APPLICABLE TO NEUSTAR

(a) General.  This provision is used to assess an offeror’s small disadvantaged business status for the purpose of obtaining a benefit on this solicitation.  Status as a small business and status as a small disadvantaged business for general statistical purposes is covered by the provision at FAR 52.219-1, Small Business Program Representation.

(b) Representations.  (1) General.  The offeror represents, as part of its offer, that it is a small business under the size standard applicable to this acquisition; and either—

☐  (i) It has received certification by the Small Business Administration as a small disadvantaged business concern consistent with 13 CFR 124, Subpart B; and

(A) No material change in disadvantaged ownership and control has occurred since its certification;

(B) Where the concern is owned by one or more disadvantaged individuals, the net wroth of each individual upon whom the certification is based does not exceed $750,000 after taking into account the applicable exclusions set forth at 13 CFR 124.104(c)(2); and

(C) It is identified, on the date of its representation, as a certified small disadvantaged business concern in the database maintained by the Small Business Administration (PRO-Net); or

☐  (ii) It has submitted a completed application to the Small Business Administration or a Private Certifier to be certified as a small disadvantaged business concern in accordance with 13 CFR 124, Subpart B, and a decision on that application is pending, and that no material change in disadvantaged ownership and control has occurred since its application was submitted.

(2) ☐ For Joint Ventures.  The offeror represents, as part of its offer, that it is a joint venture that complies with the requirements at 13 CFR 124.1002(f) and that the representation in paragraph (b)(1) of this provision is accurate for the small disadvantaged business concern that is participating in the joint venture.  [The offeror shall enter the name of the small disadvantaged business concern that is participating in the joint venture:                                 .]

(c) Penalties and Remedies.  Anyone who misrepresents any aspects of the disadvantaged status of a concern for the purposes of securing a contract or subcontract shall—

(1) Be punished by imposition of a fine, imprisonment, or both;

(2) Be subject to administrative remedies, including suspension and debarment; and

(3) Be ineligible for participation in programs conducted under the authority of the Small Business Act.

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K.7 52.219.22	SMALL DISADVANTAGED BUSINESS STATUS – ALT. I	OCTOBER 1998
ALT I

☒            THIS SECTION IS NOT APPLICABLE TO NEUSTAR

(a) General.  This provision is used to assess an offeror’s small disadvantaged business status for the purpose of obtaining a benefit on this solicitation.  Status as a small business and status as a small disadvantaged business for general statistical purposes is covered by the provision at FAR 52.219-1, Small Business Program Representation.

(b) Representations.  (1) General.  The offeror represents, as part of its offer, that it is a small business under the size standard applicable to this acquisition; and either—

*(i) It has received certification by the Small Business Administration as a small disadvantaged business concern consistent with 13 CFR 124, Subpart B; and

(A) No material change in disadvantaged ownership and control has occurred since its certification;

(B) Where the concern is owned by one or more disadvantaged individuals, the net wroth of each individual upon whom the certification is based does not exceed $750,000 after taking into account the applicable exclusions set forth at 13 CFR 124.104(c)(2); and

(C) It is identified, on the date of its representation, as a certified small disadvantaged business concern in the database maintained by the Small Business Administration (PRO-Net); or

☐  (ii) It has submitted a completed application to the Small Business Administration or a Private Certifier to be certified as a small disadvantaged business concern in accordance with 13 CFR 124, Subpart B, and a decision on that application is pending, and that no material change in disadvantaged ownership and control has occurred since its application was submitted.

(2) * For Joint Ventures.  The offeror represents, as part of its offer, that it is a joint venture that complies with the requirements at 13 CFR 124.1002(f) and that the representation in paragraph (b)(1) of this provision is accurate for the small disadvantaged business concern that is participating in the joint venture.  [The offeror shall enter the name of the small disadvantaged business concern that is participating in the joint venture:                                   .]

(3) Address.  The offeror represents that its address ☐ is, ☐ is not in a region for which a small disadvantaged business procurement mechanism is authorized and its address has not changed since its certification as a small disadvantaged business concern or submission of its application for certification.  The list of authorized small disadvantaged procurement mechanisms and regions is posted at http://www.arnet.gov/References/sdbadjustments.htm.  The offeror shall use the list in effect on the date of this solicitation.  “Address,” as used in this provision, means the address of the offeror as listed on the Small Business Administration’s register of small disadvantaged business concerns or the address on the completed application that the concern has submitted to the Small Business Administration or Private Certifier in accordance with 13 CFR part 124, subpart B.  For joint ventures, “address” refers to the address of small disadvantaged business concern that is participating in the joint venture.

(c) Penalties and Remedies.  Anyone who misrepresents any aspects of the disadvantaged status of a concern for the purposes of securing a contract or subcontract shall—

(1) Be punished by imposition of a fine, imprisonment, or both;

(2) Be subject to administrative remedies, including suspension and debarment; and

(3) Be ineligible for participation in programs conducted under the authority of the Small Business Act.

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K.8 52.222-22	PREVIOUS CONTRACTS AND COMPLIANCE REPORTS	FEBRUARY 1999

The offeror represents that—

(a) It ☐ has, ☒ has not participated in a previous contract or subcontract subject to the Equal Opportunity clause of this solicitation;

(b) It ☒ has ☐ has not filed all required compliance reports; and

(c) Representations indicating submission of required compliance reports, signed by proposed subcontractors, will be obtained before subcontract awards.

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K.9 52.222-25	AFFIRMATIVE ACTION COMPLIANCE	APRIL 1984

The offeror represents that (a) ☐ it has developed and has on file, ☐ has not developed and does not have on file, at each establishment, affirmative action programs required by the rules and regulations of the Secretary of Labor (41 CFR 60-1 and 60-2), or (b) ☒ has not previously had contracts subject to the written affirmative action programs requirement of the rules and regulations of the Secretary of Labor.

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K.10 52.223-01	CLEAN AIR AND WATER CERTIFICATION	APRIL 1984

The offeror represents that—

(a) Any facility to be used in the performance of this proposed contract ☐ is,  ☒ is not listed on the Environmental Protection Agency List of Violating Facilities;

(b) The Offeror will immediately notify the Contracting Officer, before award, of the receipt of any communication from the Administrator, or a designee, of the Environmental Protection Agency, indicating that any facility that the Offeror proposes to use for the performance of the contract is under consideration to be listed on the EPA List of Violating Facilities; and

(c) The Offeror will include a certification substantially the same as this certification, including this paragraph (c), in every nonexempt subcontract.

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K.11 52.223-13	CERTIFICATION OF TOXIC CHEMICAL RELEASE REPORTING	OCTOBER 1996

(a) Submission of this certification is a prerequisite for making or entering into this contract imposed by Executive Order 12969, August 8, 1995.

(b) By signing this offer, the offeror certifies that—

(1) As the owner or operator of facilities that will be used in the performance of this contract that are subject to the filing and reporting requirements described in section 313 of the Emergency Planning and Community Right-to-Know Act of 1986 (EPCRA) (42 U.S.C. 11023) and section 6607 of the Pollution Prevention Act of 1990 (PPA) (42 U.S.C. 13106), the offeror will file and continue to file for such facilities for the life of the contract the Toxic Chemical Release Inventory Form (Form R) as described in sections 313(a) and (g) of EPCRA and section 6607 of PPA; or

(2) None of its owned or operated facilities to be used in the performance of this contract is subject to the Form R filing and reporting requirements because each such facility is exempt for at least one of the following reasons:  [Check each block that is applicable.]

☒ (i) The facility does not manufacture, process, or otherwise use any toxic chemicals listed under section 313(c) of EPCRA, 42 U.S.C. 11023(c);

☐ (ii) The facility does not have 10 or more full-time employees as specified in section 313(b)(1)(A) of EPCRA, 42 U.S.C. 11023(b)(1)(A);

☒ (iii) The facility does not meet the reporting thresholds of toxic chemicals established under section 313(f) of EPCRA, 42 U.S.C. 11023(f) (including the alternate thresholds at 40 CFR 372.27, provided an appropriate certification form has been filed with EPA);

☒ (iv) The facility does not fall within Standard Industrial Classification Code (SIC) designations 20 through 39 as set forth in section 19.102 of the Federal Acquisition Regulation; or

☐ (v) The facility is not located within any State of the United States, the District of Columbia, the Commonwealth of Puerto Rico, Guam, American Samoa, the United States Virgin Islands, the Northern Mariana Islands, or any other territory or possession over which the Untied States has jurisdiction.

(a) The offeror, by signing this offer, certifies that –

☒ (1) To the best of its knowledge and belief, it is not subject to the filing and reporting requirements described in Emergency Planning and Community Right-to-Know Act of 1986 (EPCRA) sections 313(a) and (g) and Pollution Prevention Act (PPA) section 6607 because none of its owned or operated facilities to be used in the performance of this contract currently —

☒ (i) Manufacture, process or otherwise use any toxic chemicals listed under section 313(c) of EPCRA, 42 U.S.C. 11023(c).

☐ (ii) Have more than 10 or more full-time employees as specified in section 313(b)(1)(A) of EPCRA, 42 U.S.C. 11023(b)(1)(A).

☒ (iii) Meet the reporting thresholds in toxic chemicals established under section 313(f) of EPCRA, 42 U.S.C. 11023(f) (including the alternate thresholds at 40 CFR 372.27, provided an appropriate certification form has been filed with EPA).

☒ (iv) Fall within Standard Industrial Classification Code (SIC) designations 20 through 39 as set forth in FAR section 19.102.

☒ (2) If awarded a contract resulting from this solicitation, its owned or operated facilities to be used in the performance of this contract, unless otherwise exempt, will file and continue to file for th elife of the contract the Toxic Chemical Release Inventory Form (Form R) as described in EPCRA sections 313(a) and (g) and PPA section 6607 (42 U.S.C. 13106).

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(b) Submission of this certification is a prerequisite for making or entering into this contract imposed by Executive order 12969, August 8, 1995 (60 FR 40989-40992).

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K.12 52.227-15	REPRESENTATION OF LIMITED RIGHTS DATA AND RESTRICTED COMPUTER SOFTWARE	MAY 1999

(a) This solicitation sets forth the work to be performed if a contract award results, and the Government’s known delivery requirements for data (as defined in FAR 27.401).  Any resulting contract may also provide the Government the option to order additional data under the Additional Data Requirements clause at 52.227-16 of the FAR, if included in the contract.  Any data delivered under the resulting contract will be subject to the Rights in Data-General clause at 52.227-14 that is to be included in this contract.  Under the latter clause a Contractor may withhold from delivery data that qualify as limited rights data or restricted computer software, and deliver form, f          and function data in lieu thereof.  The latter clause also may be used with its Alternates II and/or III to obtain delivery of limited rights data or restricted computer software, marked with limited rights or restricted rights notices, as appropriate.  In addition, use of Alternate V with this latter clause provides the Government the right to inspect such data at the Contractor’s facility.

(b) As an aid in determining the Government’s need to include Alternate II or Alternate III in the clause at 52.227-14, Rights in Data-General, the offeror shall complete paragraph (c) of this provision to either state that none of the data qualify as limited rights data or restricted computer software, or identify, to the extent feasible, which of the data qualifies as limited rights data or restricted computer software.  Any identification of limited rights data or restricted computer software in the offeror’s response is not determinative of the status of such data should a contract be awarded to the offeror

(c) The offeror has reviewed the requirements for the delivery of data or software and states [offeror check appropriate block] –

☐ None of the data proposed for fulfilling such requirements qualifies as limited rights data or restricted computer software.

☒ Data proposed for fulfilling such requirements qualify as limited rights data or restricted computer software and are identified as follows:

NeuStar’s State Pooling Administration System including Pool Manager™

NeuStar’s Pooling Assessment™ Tool (PAT™)

NOTE: “Limited rights data” and “Restricted computer software” are defined in the contract clause entitled “Rights in Data-General.”

1. This is restricted rights – computer software.

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K.13 52.230-01	COST ACCOUNTING STANDARDS NOTICES AND CERTIFICATION	APRIL 1998

Note:  This notice does not apply to small businesses or foreign governments.  This notice is in three parts, identified by Roman numerals I through III.

Offerors shall examine each part and provide the requested information in order to determine Cost Accounting Standards (CAS) requirements applicable to any resultant contract.

If the offeror is an educational institution, Part II does not apply unless the contemplated contract will be subject to full or modified CAS coverage pursuant to 48 CFR 9903.201-2(c)(5) or 9903.201-2(c)(6), respectively.

I. DISCLOSURE STATEMENT—COST ACCOUNTING PRACTICES AND CERTIFICATION

(a) Any contract in excess of $500,000 resulting from this solicitation will be subject to the requirements of the Cost Accounting Standards Board (48 CFR Chapter 99), except for those contracts which are exempt as specified in 48 CFR 9903.201-1.

(b) Any offeror submitting a proposal which, if accepted, will result in a contract subject to the requirements of 48 CFR Chapter 99 must, as a condition of contracting, submit a Disclosure Statement as required by 48 CFR 9903.202.  When required, the Disclosure Statement must be submitted as a part of the offeror’s proposal under this solicitation unless the offeror has already submitted a Disclosure Statement disclosing the practices used in connection with the pricing of this proposal.  If an applicable Disclosure Statement has already been submitted, the offeror may satisfy the requirement for submission by providing the information requested in paragraph (c) of Part I of this provision.

Caution:  In the absence of specific regulations or agreement, a practice disclosed in a Disclosure Statement shall not, by virtue of such disclosure, be deemed to be a proper, approved, or agreed-to practice for pricing proposals or accumulating and reporting contract performance cost data.

Check the appropriate box below:

☐ (1) Certificate of Concurrent Submission of Disclosure Statement.

The offeror hereby certifies that, as a part of the offer, copies of the Disclosure Statement have been submitted as follows:  (i) original and one copy to the cognizant Administrative Contracting Officer (ACO) or cognizant Federal agency official authorized to act in that capacity (Federal official), as applicable, and (ii) one copy to the cognizant Federal auditor.

(Disclosure must be on Form No. CASB DS-1 or CASB DS-2, as applicable.  Forms may be obtained from the cognizant ACO or Federal official and/or from the loose-leaf version of the Federal Acquisition Regulation.)

Date of Disclosure Statement:

Name and Address of Cognizant ACO or Federal Official Where Filed:

The offeror further certifies that the practices used in estimating costs in pricing this proposal are consistent with the cost accounting practices disclosed in the Disclosure Statement.

☐ (2) Certificate of Previously Submitted Disclosure Statement.

The offeror hereby certifies that the required Disclosure Statement was filed as follows:

Date of Disclosure Statement:

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Name and Address of Cognizant ACO or Federal Official Where Filed:

The offeror further certifies that the practices used in estimating costs in pricing this proposal are consistent with the cost accounting practices disclosed in the applicable Disclosure Statement.

☒ (3) Certificate of Monetary Exemption.

The offeror hereby certifies that the offeror, together with all divisions, subsidiaries, and affiliates under common control, did not receive net awards of negotiated prime contracts and subcontracts subject to CAS totaling more than $25 million (of which at least one award exceeded $1 million) in the cost accounting period immediately preceding the period in which this proposal was submitted.  The offeror further certifies that if such status changes before an award resulting from this proposal, the offeror will advise the Contracting Officer immediately.

☐ (4) Certificate of Interim Exemption.

The offeror hereby certifies that (i) the offeror first exceeded the monetary exemption for disclosure, as defined in (3) of this subsection, in the cost accounting period immediately preceding the period in which this offer was submitted and (ii) in accordance with 48 CFR 9903.202-1, the offeror is not yet required to submit a Disclosure Statement.  The offeror further certifies that if an award resulting from this proposal has not been made within 90 days after the end of that period, the offeror will immediately submit a revised certificate to the Contracting Officer, in the form specified under subparagraph (c)(1) or (c)(2) of Part I of this provision, as appropriate, to verify submission of a completed Disclosure Statement.

Caution:  Offerors currently required to disclose because they were awarded a CAS-covered prime contract or subcontract of $25 million or more in the current cost accounting period may not claim this exemption (4).  Further, the exemption applies only in connection with proposals submitted before expiration of the 90-day period following the cost accounting period in which the monetary exemption was exceeded.

II. COST ACCOUNTING STANDARDS—ELIGIBILITY FOR MODIFIED CONTRACT COVERAGE

If the offeror is eligible to use the modified provisions of 48 CFR 9903.201-2(b) and elects to do so, the offeror shall indicate by checking the box below.  Checking the box below shall mean that the resultant contract is subject to the Disclosure and Consistency of Cost Accounting Practices clause in lieu of the Cost Accounting Standards clause.

The offeror hereby claims an exemption from the Cost Accounting Standards clause under the provisions of 48 CFR 9903.201-2(b) and certifies that the offeror is eligible for use of the Disclosure and Consistency of Cost Accounting Practices clause because during the cost accounting period immediately preceding the period in which this proposal was submitted, the offeror received less than $25 million in awards of CAS-covered prime contracts and subcontracts, or the offeror did not receive a single CAS-covered award exceeding $1 million.  The offeror further certifies that if such status changes before an award resulting from this proposal, the offeror will advise the Contracting Officer immediately.

Caution:  An offeror may not claim the above eligibility for modified contract coverage if this proposal is expected to result in the award of a CAS-covered contract of $25 million or more or if, during its current cost accounting period, the offeror has been awarded a single CAS-covered prime contract or subcontract of $25 million or more.

III. ADDITIONAL COST ACCOUNTING STANDARDS APPLICABLE TO EXISTING CONTRACTS

The offeror shall indicate below whether award of the contemplated contract would, in accordance with subparagraph (a)(3) of the Cost Accounting Standards clause, require a change in established cost accounting practices affecting existing contracts and subcontracts.

☐ yes     ☒ no

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K.14 52.230-01	COST ACCOUNTING STANDARDS NOTICES AND CERTIFICATION	APRIL 1996
ALT I

Note:  This notice does not apply to small businesses or foreign governments.  This notice is in three parts, identified by Roman numerals I through III.

Offerors shall examine each part and provide the requested information in order to determine Cost Accounting Standards (CAS) requirements applicable to any resultant contract.

If the offeror is an educational institution, Part II does not apply unless the contemplated contract will be subject to full or modified CAS coverage pursuant to 48 CFR 9903.201-2(c)(5) or 9903.201-2(c)(6), respectively.

I. DISCLOSURE STATEMENT—COST ACCOUNTING PRACTICES AND CERTIFICATION

(a) Any contract in excess of $500,000 resulting from this solicitation, except contracts in which the price negotiated is based on (1) established catalog or market prices of commercial items sold in substantial quantities to the general public, or (2) prices set by law or regulation, will be subject to the requirements of the Cost Accounting Standards Board (48 CFR Chapter 99), except for those contracts which are exempt as specified in 48 CFR 9903.201-1.

(b) Any offeror submitting a proposal which, if accepted, will result in a contract subject to the requirements of 48 CFR Chapter 99 must, as a condition of contracting, submit a Disclosure Statement as required by 48 CFR 9903.202.  When required, the Disclosure Statement must be submitted as a part of the offeror’s proposal under this solicitation unless the offeror has already submitted a Disclosure Statement disclosing the practices used in connection with the pricing of this proposal.  If an applicable Disclosure Statement has already been submitted, the offeror may satisfy the requirement for submission by providing the information requested in paragraph (c) of Part I of this provision.

Caution:  In the absence of specific regulations or agreement, a practice disclosed in a Disclosure Statement shall not, by virtue of such disclosure, be deemed to be a proper, approved, or agreed-to practice for pricing proposals or accumulating and reporting contract performance cost data.

(c) Check the appropriate box below:

☒ (1) Certificate of Concurrent Submission of Disclosure Statement.

The offeror hereby certifies that, as a part of the offer, copies of the Disclosure Statement have been submitted as follows:  (i) original and one copy to the cognizant Administrative Contracting Officer (ACO) or cognizant Federal agency official authorized to act in that capacity (Federal official), as applicable, and (ii) one copy to the cognizant Federal auditor.

(Disclosure must be on Form No. CASB DS-1 or CASB DS-2, as applicable.  Forms may be obtained from the cognizant ACO or Federal official and/or from the loose-leaf version of the Federal Acquisition Regulation.)

Date of Disclosure Statement:

Name and Address of Cognizant ACO or Federal Official Where Filed:

The offeror further certifies that the practices used in estimating costs in pricing this proposal are consistent with the cost accounting practices disclosed in the Disclosure Statement.

☐ (2) Certificate of Previously Submitted Disclosure Statement.

The offeror hereby certifies that the required Disclosure Statement was filed as follows:

Date of Disclosure Statement:

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Name and Address of Cognizant ACO or Federal Official Where Filed:

The offeror further certifies that the practices used in estimating costs in pricing this proposal are consistent with the cost accounting practices disclosed in the applicable Disclosure Statement.

☒ (3) Certificate of Monetary Exemption.

The offeror hereby certifies that the offeror, together with all divisions, subsidiaries, and affiliates under common control, did not receive net awards of negotiated prime contracts and subcontracts subject to CAS totaling more than $25 million (of which at least one award exceeded $1 million) in the cost accounting period immediately preceding the period in which this proposal was submitted.  The offeror further certifies that if such status changes before an award resulting from this proposal, the offeror will advise the Contracting Officer immediately.

☐ (4) Certificate of Interim Exemption.

The offeror hereby certifies that (i) the offeror first exceeded the monetary exemption for disclosure, as defined in (3) of this subsection, in the cost accounting period immediately preceding the period in which this offer was submitted and (ii) in accordance with 48 CFR 9903.202-1, the offeror is not yet required to submit a Disclosure Statement.  The offeror further certifies that if an award resulting from this proposal has not been made within 90 days after the end of that period, the offeror will immediately submit a revised certificate to the Contracting Officer, in the form specified under subparagraph (c)(1) or (c)(2) of Part I of this provision, as appropriate, to verify submission of a completed Disclosure Statement.

(5) Certificate of Disclosure Statement Due Date by Educational Institution.  If the offeror is an educational institution that, under the transition provisions of 48 CFR 9903.202-1(f), is or will be required to submit a Disclosure Statement after receipt of this award, the offeror hereby certifies that (check one and complete):

☐ (i) A Disclosure Statement Filing Due Date of                           has been established with the cognizant Federal agency.

☐ (ii) The Disclosure Statement will be submitted within the 6-month period ending                    months after receipt of this award.

Name and Address of Cognizant ACO or Federal Official Where Disclosure Statement is to be Filed:

Caution:  Offerors currently required to disclose because they were awarded a CAS-covered prime contract or subcontract of $25 million or more in the current cost accounting period may not claim this exemption (4).  Further, the exemption applies only in connection with proposals submitted before expiration of the 90-day period following the cost accounting period in which the monetary exemption was exceeded.

II. COST ACCOUNTING STANDARDS—ELIGIBILITY FOR MODIFIED CONTRACT COVERAGE

If the offeror is eligible to use the modified provisions of 48 CFR 9903.201-2(b) and elects to do so, the offeror shall indicate by checking the box below.  Checking the box below shall mean that the resultant contract is subject to the Disclosure and Consistency of Cost Accounting Practices clause in lieu of the Cost Accounting Standards clause.

The offeror hereby claims an exemption from the Cost Accounting Standards clause under the provisions of 48 CFR 9903.201-2(b) and certifies that the offeror is eligible for use of the Disclosure and Consistency of Cost Accounting Practices clause because during the cost accounting period immediately preceding the period in which this proposal was submitted, the offeror received less than $25 million in awards of CAS-covered prime contracts and subcontracts, or the offeror did not receive a single CAS-covered award exceeding $1 million.  The offeror further certifies that if such status changes before an award resulting from this proposal, the offeror will advise the Contracting Officer immediately.

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Caution:  An offeror may not claim the above eligibility for modified contract coverage if this proposal is expected to result in the award of a CAS-covered contract of $25 million or more or if, during its current cost accounting period, the offeror has been awarded a single CAS-covered prime contract or subcontract of $25 million or more.

III. ADDITIONAL COST ACCOUNTING STANDARDS APPLICABLE TO EXISTING CONTRACTS

The offeror shall indicate below whether award of the contemplated contract would, in accordance with subparagraph (a)(3) of the Cost Accounting Standards clause, require a change in established cost accounting practices affecting existing contracts and subcontracts.

☐ yes     ☒ no

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COVER LETTER/FORMS

1.0	SOLUTION OVERVIEW

2.0	BASIS OF ESTIMATE

2.1	Definitions

2.1.1	CLIN Definitions

2.1.2	Cost Model Definition

2.2	Assumptions

2.2.1	Labor Hours

2.2.2	System Hardware

2.2.3	System Software

2.2.4	Facilities and Furnishings

2.2.5	Travel

2.2.6	Other Direct Costs

2.2.7	Uncompensated Overtime

2.3	Rates

3.0	COST BREAKDOWN

3.1	Total Estimated Cost and Fees

3.2	Section B - CLINS and Fees

3.3	Cost Build-up

3.4	FY01 Costs

3.5	FY02 Costs

3.6	FY03 Costs

3.7	FY04 Costs

3.8	FY05 Costs

4.0	COST BACKUP

4.1	Bill of Material

4.2	Quotes

4.3	Product Literature

APPENDICES

Uncompensated Overtime Policy

LIST OF EXHIBITS

Exhibit 2.2-1 NeuStar Thousands-Block Demand Estimates

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HIGHLIGHTS

•                  Unmatched pooling administration experience and service with a proven record of performance

•                  State-of-the-art, feature-rich, scalable, and reliable National System

•                  Innovative plan for a guaranteed seamless and timely migration of state trials to the national framework

•                  Unquestioned neutrality

•                  Reasonable and realistic cost with low fees

1.0          SOLUTION OVERVIEW

NeuStar’s pooling administration services epitomizes best value from our unmatched pooling administration experience, proposed state-of-the-art National Pooling Administration System, guaranteed seamless migration of state pooling trials, innovative tools, and realistic cost with low fees.

The role of the Pool Administrator (PA) is critical to successful implementation of thousands-block pooling.  The thousands-block pool administrator is at the hub of activity and must interact effectively with all stakeholders.  The tasks are many.  The level of coordination required is high.  Indeed, the overall effectiveness of thousands-block pooling is dependent upon the experience and expertise of the PA due to the administrator’s highly visible role and critical responsibilities.  As such, the FCC is faced with the crucial decision of selecting the right National PA who provides the best overall value.

Unmatched Pooling Administration Experience and Demonstrated Performance

NeuStar’s pooling experience is unsurpassed and is the key enabler to providing best value.

Thousands-block pooling administration is not a new activity.  Nearly one third of the states have ordered pooling trials, and an administrator’s success in administering these trials is an excellent proxy for evaluating an administrator’s likely performance as the National PA and the value they will provide.  By assessing an administrator’s prior state pooling experience, the Commission can gain insight on, and evaluate, the vendor’s demonstrated neutrality; the maturity, expertise, and commitment of the vendor’s organization; and the quality of the vendor’s services.

We are industry pioneers.  We were the first administrator chosen, beginning with the first thousands-block pooling trials in Illinois’ 847 and New York’s 212 NPAs.  Since the beginning, we have worked with the states and SPs to create, refine, and manage effective processes for pooling.  This work has centered on building strong ongoing relationships with state regulatory agencies, and

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working directly with commissioners and staff members, as well as with the service provider community.  We will continue this level of commitment and service as the National PA.

Our pooling services have expanded to encompass 12 states covering 35 individual NPAs.  We have conducted and facilitated 27 First Implementation Meetings, established 1,232 thousands-block pools, answered over 2,200 telephone calls and questions about thousands-block pooling from SPs and regulators, accepted over 770 service provider forecasts, administered over 2,263 thousands-block requests, and assigned over 1,943 individual thousands-blocks.  All of the vendors combined cannot match these results.  In fact, none of the other vendors has ever processed a single thousands-block request or assigned a single thousands-block.

NeuStar’s pooling experience is unmatched, and so is our performance.  NeuStar has an established operations performance plan in which, each month, we record and track over a dozen performance measurements.  Our Pooling Team (“Team”) continuously meets the target thresholds for each pooling performance measurement modeled after Industry Guidelines.  In fact, we have achieved 100% conformance on 12 of 13 measurements for the last six months and processed all thousands-block applications with a 98+% on-time rate—100% for the last six months.  The systematic establishment and capturing of performance measurements in a rigorous fashion is just one more example of how advanced NeuStar’s pooling services are, and it clearly distinguishes us from others vendors, demonstrating our better value.

Finally, since the beginning, our Pooling Team has never received an official written complaint or dispute concerning our administration—an extraordinary feat.  On the contrary, there have been numerous letters of commendation for our pooling staff.

Unequalled Neutral, Third-Party Number Administration Service Deployment Experience on a National Scale

NeuStar’s successful deployment of NANPA and NPAC sets us apart and demonstrates our ability to deploy a nationwide, mission critical numbering administration service in a timely fashion.

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The vendor’s demonstrated record of implementing a nationwide, neutral, third-party number administration service and developing and operating a supporting system is another factor that must be given consideration when evaluating a vendor’s value.  To date, only two such examples exist—NANPA and NPAC.

Beginning in April 1996, NeuStar successfully developed and deployed a complex, turnkey service from scratch to serve as the NPAC/LNP administrator for all of North America.  NeuStar’s NPAC SMS passed a comprehensive FCC Field Trial in Illinois to prove the viability of LNP.

Soon thereafter, commencing in November 1997, NeuStar, as the NANPA, successfully transitioned previous RBOC functions in the first 90 days after selection, receiving high grades from a NANC customer service survey.  We developed and implemented—on schedule, in concert with the industry—a comprehensive plan to quickly and efficiently transition CO code administration and NPA relief planning functions from 16 incumbents over the next 15 months without interrupting the flow of numbers.

We understand that the National PA is a comprehensive service, not just a system.  Others are limited to merely designing and building systems, but at NeuStar, we build sophisticated administrative systems, support these systems 24 x 7 in our world-class data centers, and actually use the systems we build to administer numbers and number portability in a neutral and evenhanded fashion.  NeuStar will bring this same level of expertise, performance, and success to our development and deployment of the National pooling service.

Unquestioned Neutrality

At NeuStar, neutrality is not a platitude; it is our identity.  Our neutrality ensures the timely, fair, and even-handed administration of thousands-blocks.

The neutrality of the National PA is critical to the effective administration of thousands-block pooling and an essential component of a vendor’s value.

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NeuStar satisfies all of the Commission’s strict criteria for being a neutral third party.  Our neutrality has been confirmed in FCC Order 99-346.  At NeuStar, neutrality is paramount.  It is who we are.  Our neutrality is not sheltered, fenced-off, or confined to certain groups and organizations, but is deeply ingrained throughout the entire company and fundamental to our existence.  Because our entire company is neutral, the qualifications and experience that we cite are directly relevant.

No other entity goes to the lengths we do to ensure neutrality.  With the selection of NeuStar, the Commission can be assured that pooling will be conducted in a fair and evenhanded manner, and no neutrality concerns will arise.

Experienced Pooling Administration Organization Optimized for Productivity

NeuStar’s existing experienced, dedicated, free-standing pooling administration organization currently serves as the Interim PA for 12 states, and will migrate completely to serve as the National PA, ensuring sound operations and high quality from the outset of the project.

Another example of NeuStar’s unparalleled value is the 100% leveraging and migration of our existing pooling administration organization, including the development and support staff of the State Pooling Administration System (State System), to serve as the National PA.  Personnel within this organization, led by Mr. Barry Bishop, have over 60 years of combined telecommunications industry and telecommunications regulatory experience and over 10 years of actual pooling administration experience.  They are a veteran team; they have been working together cohesively for three years; and they are widely recognized as industry experts.

We are expanding this team to serve as the National PA.  All proposed Key Staff are already on board and all staff needed on day one have been named and are ready to commence work immediately to ensure a timely start.  We have structured our National PA organization based on the same logical and streamlined structure that has served us so well for the state pooling trials.  This National PA organizational structure has been optimized to keep costs low without sacrificing quality. In addition, the National PA organization will be placed “high” in the NeuStar company structure, reporting to a company officer just like the current Interim PA organization does now.  Any problems will be diagnosed quickly, escalated through a short chain, and resolved expeditiously.

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Another byproduct of our unmatched pooling experience is that we have realistically determined the quantity of staff necessary for each function throughout the term of the contract.  Our staffing estimates have been determined by our proprietary PATsm software and our experience and take necessary factors into consideration such as the total number of block requests anticipated each year, the mix (growth vs. initial) of block requests, current productivity of our PAs, and the expected productivity provided by the NeuStar National Pooling Administration System (National System).

Feature-rich, State-of-the-art, Right-sized, Scalable National PA System

NeuStar’s state-of-the-art National System will be built on the proven components of our State System to reduce development cost and risk; its effort-saving features will also keep productivity high to reduce day-to-day operational costs.

We built and enhanced our current State System to directly evolve and migrate to a National System. We have recently introduced a major new release of our State System.  All components of our current State System will be re-used for the National System.  This re-usability provides a lower cost to the Commission and avoids a more risky start-from-scratch software development effort.

As offered by NeuStar, the National System will include the following productivity-enhancing features:

•                  Fully automate and fulfill “growth” block requests

•                  Contain advanced, self-calibrating algorithms to effectively forecast the quantities of blocks required within each pool to maintain proper inventory levels

•                  Automate and track the selection of LERG Assignee when requesting NXXs for pool replenishment

•                  Auto-populate form fields based on user profile information; track all thousands-block requests with tracking numbers

•                  Fully automate block disconnect, change, reclaim, and donate functions

•                  Fully automate certain NPA relief activities that affect pools like NPA splits, complete overlays, and simple rate center consolidations.

Other vendors who have not proposed these features do not truly understand the specific functionality that the National PA must possess to provide best value, and, they have most likely shortchanged the development effort and underestimated the costs for CLIN 0001.

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Pooling Administration

We have specifically designed and will provide a National System that meets the required specifications.  Our system engineers have painstakingly reviewed the system architecture and reliability, capacity, throughput, and availability requirements contained in the solicitation.  In response, we have proposed a system architecture that is easily and inexpensively scalable, capable of offering any amount of incremental capacity, by using highly available and scalable IBM, HP and Cisco hardware platforms.  The system has been configured to offer high availability in line with and, even surpassing, the stringent requirement placed upon it.  Where any single component is unable to offer the required availability, redundancy has been added, either locally or through the use of the backup site within our Chicago world-class data center, which guarantees the system’s high availability.

We believe that when the Commission reviews the National PA Systems proposed by all vendors, ours will rate among the best in terms of functionality and value.

Guaranteed Seamless and Timely Migration of State Trials to the National Framework

NeuStar’s innovative plan, combined with our current position as the only administrator actually assigning thousands-blocks, ensures a smooth and error-free migration from the state trials to the national framework.

Nearly one third of all the states have orders requiring implementation of thousands-block pooling and several NeuStar-administered state trials are in “live” operation.  Hence, successful migration from the existing state trials is paramount.  This is a formidable task, especially for vendors other than NeuStar.  With the selection of NeuStar as the National PA, a risky and complex migration is avoided due to our innovative plan that is centered around a direct, timely, and error-free migration of state trial data within our State System to the National System as the two systems’ data structures will be virtually identical.  For state trials that are not administered by NeuStar, migration of their operations is simplified as these states have not yet commenced “live” operations.

With the selection of NeuStar as the National PA, the handoff of the service will also be seamless, as the PAs for each of the respective existing state trials will remain the same.  NeuStar believes that

National Thousands-Block

Pooling Administration

this too will offer tremendous value to the Industry, as no potentially painful “break-in” period will be required and blocks will be processed without interruption.

Our approach also calls for migrating the existing state trials within the nine-month National System Development, Deployment, and Acceptance period, allowing us to implement pooling in other NPAs immediately after the National System is operational.  This approach brings the benefits of pooling to more NPAs faster and is a vital step to proactively preserving the NANP.

Extra Innovative Pooling Administration Tools at No-Cost

Our unmatched pooling experience allows NeuStar to provide innovative tools and components like our Pooling Assessment Toolsm and Pool Managersm for even greater value.

For this contract, at no cost to the Government, we are providing our patent-pending Pooling Assessment Toolsm and Pool Managersm tools.  Our Pooling Assessment Tool is the first-of-its-kind and uses publicly available information combined with user-specified parameters and specialized algorithms to assess the value of number pooling in stemming NPA exhaust.  The tool was used to develop the National Pooling Roll-out Schedule that was provided in the Technical and Management Proposal (Volume I) and will prove to be invaluable in predicting the effects of pooling for extending the life of a NPA.

Our experience has allowed us to develop a tool called Pool Managersm, which contains a self-calibrating model, allowing it to become increasingly more accurate over time as historical forecast data is accumulated.  We will integrate Pool Managersm into the National System.

Reasonable and Realistic Cost with Low Fees

To provide the most realistic cost, we will leverage our prior work as much as possible.

In every area of pooling administration, we have worked strenuously to accomplish more with less to provide the best value.  As highlighted above, we will develop and implement a National System that contains specific features to improve productivity and save operational costs.  In addition, the underlying architecture cost-effectively satisfies the solicitation’s stringent reliability, availability, and

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response time requirements.  We offer a streamlined National PA organizational structure that has been optimized to keep costs low without sacrificing quality, and our staffing estimates have been determined by experience and take the necessary factors into consideration.  Further, we have carefully analyzed, scrutinized, and estimated other direct costs and compared them with our current actuals for reasonableness. Finally, our desire to provide the best value is further reinforced by our proposed low award fee for CLIN 0001 and low fixed fee for the other CLINs.

NeuStar has priced this proposal to win the best value analysis.  Therefore, the Award Fee proposed for CLIN 0001 of 6.9% and the Fixed Fee proposed for all other CLINs in the contract and its options of 4.9% are deliberately below market value and are significantly less than would be derived from a structured approach for determining fee.  All the professional, technical, and management resources committed to perform the contract are NeuStar employees, making this effort a high-risk venture in terms of investment.  Hardware and software acquisitions, though COTS items, will be converted through the skill and ingenuity of NeuStar’s direct labor into a fully compliant, state-of-the-art pooling administration system with excess of 99.9% availability.  Further, risk is assumed by NeuStar due to the penalty imposed on system downtime.  These risks point to higher fees than proposed.  As mentioned above, NeuStar has recognized these risks and has a program plan to ameliorate them.  In so far as supporting Federal socioeconomic programs through subcontracting is concerned, this contract does not provide any subcontracting opportunity.  All system development and pooling administration system operations will be performed by NeuStar direct labor and all purchased system hardware and software is being acquired through the manufacturer at GSA prices.

National Thousands-Block
Pooling Administration	Section 2.0

HIGHLIGHTS

•      Creation of additional, contractor-defined SUBCLINS within CLINS to better categorize and estimate costs

•      Detailed assumptions, based on actual experience, support all cost estimates

•      All rates and their basis are fully detailed; low fees are proposed

2.0          BASIS OF ESTIMATE

On the following Tabs in this Section of the Cost proposal is NeuStar’s basis of estimating the costs and proposing the fees for the National PA contract.  The information provided on separate sub-tabs includes: Definitions, Assumptions, and Explanation of Rates.

For ease of evaluation, definitions of the CLINs and the pricing model used in Tab 3 for presentation of the costs are set forth in Tab 2.1.

In Tab 2.2, the assumptions used to estimate labor, system hardware and software, facilities and furnishings, travel, and other direct costs, are provided.

NeuStar’s labor rates, labor burden rate and G&A rate are discussed in Tab 2.3, as well as the rates and sources for escalation of labor, air travel, and other direct costs.

National Thousands-Block
Pooling Administration	Section 2.1

2.1          DEFINITIONS

Below are two definitions that will assist the evaluator in reviewing NeuStar’s cost proposal:

Contract Line Item Numbers (CLINs) are defined in narrative form.  If the title of the CLIN is self-explanatory, no further description is provided; and

The Cost Model used to develop, roll-up, and present the costs and fees for this contract with four (4) options.  The model is described in sufficient detail to allow the evaluator to ascertain labor costs and hours, cost build up, other direct costs (ODCs), escalation rates, and fees in both a time phased burn rate by quarter by option period, and for the total contract with options.

2.1.1       CLIN DEFINITIONS

CONTRACT LINE ITEM NUMBER DEFINITIONS

CLIN/Task	Activity/Definition
CLIN 0001 – Pooling Administration System Development, Deployment, and Acceptance
CLIN 0001AA– Revise and Finalize National PA System Project Development Plan	Activities associated with the development and maintenance of the system project development plan
CLIN 0001AAA – Revise Internal Plan and Schedule	Tasks for the preparation and presentation internally of the project plan and schedule
CLIN 0001AAB – Final Internal Plan and Schedule Completed	Developing necessary reports and documentation for obtaining all internal approvals of the project plan and schedule
CLIN 0001AB – System Functional Requirements	Activities associated with the development and presentation of the system functional requirements
CLIN 0001ABA – Requirements Finalization	Tasks associated with the assembly of the system functional requirements
CLIN 0001ABB – Final Document Review	Tasks associated with the review of the system functional requirements document
CLIN 0001ABC – Final Document Edits	Editing of the system functional requirements document
CLIN 0001ABD – Final System Functional Requirements Document Completed (Sign Off)	Activities associated with the final preparation of the system functional requirements document and obtaining sign-off
CLIN 0001AC – System Design	Activities associated with the development and preparation of the system design
CLIN 0001ACA – High-Level Design Meeting	All activities in preparation for and attendance at all high-level design meetings
CLIN 0001ACB – Final Document Review	Tasks associated with the review of the design document

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CLIN/Task	Activity/Definition
CLIN 0001ACC – Final Document Edits	Editing tasks for the high-level design document draft
CLIN 0001ACD – Final High-Level Design Document Completed (Sign off)	All activities associated with completing the design document and gaining final approval
CLIN 0001ACE – Detail Design Meeting	All activities associated with the detail design document meeting
CLIN 0001ACF – Detail Design Document 1st Draft Review	Tasks of reviewing the first draft of the detail design document
CLIN 0001ACG – Detail Design Document 1st Draft Edits	Editing of the detail document design document
CLIN 0001AGH – Detail Design Document 2nd Draft Review	All tasks associated with the second round of review of the detail design document
CLIN 0001AGI – Detail Design Document 2nd Draft Edits	All activities associated with the editing of the second draft of the detail design document
CLIN 0001AGJ – Final Detail Design Document Completed (Sign-off)	All activities associated with the completion and approval of the detail design document
CLIN 0001AD – System Development	Activities associated with the development of the system
CLIN 0001ADA – Coding	All coding activities
CLIN 0001ADB – Unit Code Testing	All unit code testing
CLIN 0001AE – System/Integration Testing	Tasks associated with the testing of the system
CLIN 0001AEA – Individual Functional Testing	Individual functional testing activities
CLIN 0001AEB – Regression Testing	Regression testing activities
CLIN 0001AEC – Performance Testing	Performance testing activities
CLIN 0001AED – Data Migration Testing	Data migration testing activities
CLIN 0001AEE – Load Balancing Testing	Load balancing testing activities
CLIN 0001AEF – Functional Requirements Testing	Functional requirements testing activities
CLIN 0001AEG – Fail-Over Testing	All fail-over testing activities
CLIN 0001AF – System Acceptance	Tasks associated with gaining system acceptance
CLIN 0001AFA – Functional Testing	Functional testing activities
CLIN 0001AFB – Performance Testing	Performance testing activities
CLIN 0001AG – PA Service Implementation	Tasks associated with the development and deployment of the PA Service
CLIN 0001AGA – Internal Project Planning	All tasks associated with the development and approval of the internal project plan
CLIN 0001AGB – Equipment and Materials Acquisition	All activities associated with the acquisition of all equipment and materials
CLIN 0001AGC – Facilities Preparation	All activities for planning, designing, negotiating and leasing facilities in Concord, Chicago, Sterling and Washington, DC; obtaining furniture, office space preparation

National Thousands-Block

Pooling Administration

CLIN/Task	Activity/Definition
CLIN 0001AGD – Staffing	Staffing activities for staff required prior to system deployment
CLIN 0001AGE – Training	All activities associated with training
CLIN 0001AGF – Migrate State Pooling Trials	All activities associated with migrating State pooling trials
CLIN 0001AH – Data Requirements List (CDRLs) –
CLIN 0001AHA – Implementation Plan	Activities relating to the preparation and filing of the implementation roll out plan
CLIN 0001AHB – Security Plan	Activities relating to the preparation and filing of the security plan
CLIN 0001AHC – System Documentation Plan	Activities relating to the preparation and filing of the system documentation plan
CLIN 0001AHD – Disaster/Continuity of Operations Plan	Activities relating to the preparation and filing of the disaster/continuity of operations plan
CLIN 0001AHE – Statistical Forecasting Plan	Activities relating to the preparation and filing of the statistical forecasting plan
CLIN 0001AHF – Management Reporting Plan	Activities relating to the preparation and filing of the management reporting plan
CLIN 0001AHG – System Acceptance Plan	Activities relating to the preparation and filing of the system acceptance plan
CLIN 0001AHH – Software QA Plan	Activities relating to the preparation and filing of the software quality assurance plan
CLIN 0001AHI – Transition Plan	Activities relating to the preparation and filing of the transition plan
CLIN 0001AHJ – Maintenance Plan	Activities relating to the preparation and filing of the maintenance plan
CLIN 0001AI – Other Direct Costs and Travel for CLIN 0001
CLIN 0001AJ – Program Management and Administration for CLIN 0001
CLINS 0002, 0101, 0201, 0301, 0401 – Services in Support of the Thousands Block Pooling Administrator Requirements
CLINS 0002AA, 0101AA, 0201AA, 0301AA, 0401AA – Pool Administration Management Fee	General management, legal and administrative tasks relating to pooling
Program/Contract Management (Management and Administration, Quality Assurance, Neutrality, Data Security and Privacy Requirements, Staffing, and Training)

Overall operations/contract management, supervisory tasks, staffing, performance evaluations, corporate personnel duties, neutrality compliance, data security compliance, quality assurance, and training.

FCC and State Filings & Other Legal	Legal research; drafting and filing testimony and other documents for filing with state and federal regulatory agencies, attendance at hearings, witness preparation.
Industry, Regulatory & Media Contacts	Contact with industry and regulatory staff, interface with media, drafting press releases, giving interviews,

National Thousands-Block

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CLIN/Task	Activity/Definition

regulatory and contract compliance. Participation in dispute resolution arising from industry numbering activities and answer questions regarding thousands-block number pooling administration processes, procedures, interfaces, and services

NRUF Reports	Tasks are associated with the preparation, receipt and processing of NRUF data
Other Administrative Functions	Administrative functions not included in or associated with other categories, e.g., Time reporting, general office duties, mail preparation and distribution
CLINS 0002AB, 0101AB, 0201AB, 0301AB, 0401AB – Pool Implementation Meeting	All tasks related to planning, preparation and facilitating pooling implementation meetings
Preparation and Notification of Implementation Meetings

Providing proper and complete notification to carriers and regulators, arranging location and site availability or conference bridge; determination of lnp-capable carriers and rate areas, preparation of presentation and handouts for the meeting.

Conduct and Facilitate Meetings and Conference Calls	Facilitating all pooling implementation meetings, providing training in pooling guidelines and pooling forms at implementation meetings
Meeting Follow-Up	Prepare and distribute meeting minutes, follow-up questions, posting of implementation schedule to web site.
CLINS 0002AC, 0101AC, 0201AC, 0301AC, 0401AC – Pool Establishment	All Tasks Associated With The Establishment Of The Pool
Collection and Verification of Forecasts and Donations

All Tasks Associated With The Receipt Of Service Provider Forecasts And Donations: Verification For Accuracy, Managing The Integrity Of The Data Base For Forecasts And Donations, Assessment Of The Initial Pool

Pool Setup in System Database	Initial Setup Of Database For Each Pool, Implementation Timeline, Specific Rate Area Pools
System User ID Setup	Establishing And Verifying User Ids And Passwords For Each Pool
CLINS 0002AD, 010AD, 0201AD, 0301AD, 0401AD – Block Application Processing	All Tasks Associated With Processing Applications From Service Providers
Verification of Form Completeness	Verifying That All Essential Information Is Supplied By The Service Providers On Applications For Thousands Blocks And Providing Assistance To Customers In Making Corrections
Verification of Certification and Proof of Readiness	Verifying That All Service Providers Demanding Resources Or Participating In The Pool Have The Required Certification From The Jurisdiction From Which They Are Requesting Resources

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CLIN/Task	Activity/Definition
Verification of MTE	Verifying The Provision And Completeness Of All Service Provider Months-To-Exhaust Forecasts Prior To Issuing Thousands Blocks
Part 3 Response/Verification	Activities Associated With The Actual Notification Of The Assignment Of Thousands Blocks To Service Providers, Provision Of Part 3 Notification, Verification Of Assignment.
Part 4 Reclamation	Activities Associated With The Receiving Of Part 4 Forms From Service Providers, Tasks Associated With The Reclamation Process
LERG Input	Tasks Associated With The Transfer Of Pooling Data To The LERG-TRA For Loading Into RDBS.
NPAC Notification	Tasks Associated With Updates To The Number Portability Administration Center (NPAC) For Pooling Data
CLINS 0002AE, 0101AE, 0201AE, 0301AE, 0401AE – Pool Forecasting	Forecasting and managing the pool and CO code requests to the NANPA
Analysis, Forecast, Donations and Demand	Analyzing the aggregate service provider forecasts and donations, determining the forecasted demand for CO codes in each pooled rate area
Opening of CO codes	Tasks associated with requesting CO codes from NANPA, MTE forecasts, communications with service providers to verify forecasts, communications with states to inform of CO code openings
CLINS 0002AF, 0101AF, 0201AF, 0301AF, 0401AF – System Maintenance	All tasks associated with the ongoing maintenance of the system (web, LAN, database, and network)
Software Updates	Tasks associated with updating software per the Maintenance Plan
Daily System Backups	Tasks associated with backing up the system on a daily basis per the Maintenance Plan
Web	Tasks associated with the maintenance and improvement of the pooling administration web site, uploading files, responding to webmaster emails, metrics, communications with internet service provider
LAN Administration	Tasks associated with the administration of the local area network used by the pooling administrator, email, server administration and maintenance
Database Administration	Maintenance of the pooling system database systems and software
Network Monitoring	Maintenance and troubleshooting all network issues, interface with appropriate service providers for telecommunications services
Customer Service / Quality Assurance	Providing help desk and trouble ticket tracking, quality assurance, methods and procedures
CLINS 0002AG, 0101AG, 0201AG, 0301AG, 0401AG –	Tasks associated with the preparation and provision of

National Thousands-Block

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CLIN/Task	Activity/Definition
Data Requirements	all specified reports from the pooling administration system
Publishing and Preparing Standard Monthly, Quarterly, Semi-Annual, and Annual Reports

Activities associated with the preparation of required standard reports, preparing data, preparing the publication, modification and maintenance of all standard monthly., quarterly, semi-annual, and annual reports in accordance with Section 4 of Section C (Technical Requirements) of the Solicitation

CLINS 0002AH, 0101AH, 0201AH, 0301AH, 0401AH – Help Desk	The activities associated with managing the help desk, receiving and processing trouble tickets, reporting service-affecting activities to customers, and developing and maintaining necessary reports
CLINS 0002AI, 0101AH, 0201AH, 0301AH, 0401AH – Industry Meetings	All activities associated with active participation in all industry meetings affecting number pooling
Industry Forums	Preparation for and attendance at industry forums such as INC, CIGRR, NANC, etc; active participation in and providing contributions to the forums
CLINS 0003, 0102, 0202, 0302, 0402 – Optional Pool Reporting	All costs associated with research, preparation, and distribution of optional, to be determined, ad hoc reports
Additional Initial Pooling Rollout Phase Reports	There may be a requirement to produce more reports for regulatory agencies during the initial pooling rollout phase to ensure thousands-block implementation results

[* * *]

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[* * *] [11 pages]

2.2.3   System Software

The software components of NeuStar’s National Production System include: the operating systems, DB Management System, the Application and Web Servers,  and Knowledge Based Software.

The HP 9000 N-Class Server comes bundled with the HP-UX version 11.20, Hewlett Packard’s own Unix-based operating system.  HP-UX supports multi-threading and is well-matched with the chosen database (Oracle).

For the Pentium-Class servers, although Windows NT or another Unix-based operating system could be used, NeuStar has chosen Red Hat Linux for a number of reasons.  Foremost among them is the fact that IBM recommends Linux for use in building high availability systems on Netfinity Servers.  In fact, IBM has recently published several papers, available through IBM Redbooks, on the virtues of building high availability clusters with Linux on IBM Netfinity Servers.

The database will be a critical component of the Pooling Administration System's success: it must be available at least 99.9% of the time throughout the year and must operate in a failsafe manner, providing a switchover capability.  In order to provide a switchover capability, there must be a second database that remotely mirrors the primary database so that the system does not become unavailable should the primary database server experience an outage.  The chosen database must support advanced replication in order to eliminate the Single-Point-Of-Failure that would exist in a system with only one database server.  In light of these requirements, NeuStar has selected the use of Oracle8i as the database management system.

The Oracle8i database is highly scalable.  High scalability is primarily achieved through the use of connection pooling and multiplexing, which allows the database to support a large number of concurrent users, and table partitioning, which allows the database to be split across multiple disk devices, thus sharing the load. Oracle8i’s ability to perform online maintenance and reorganization of the database while the data is being accessed and updated by users dramatically reduces planned downtime.  These online maintenance capabilities improve data availability, query performance, response time, and disk space utilization - all important to the 24x7 Enterprise operation, and thus make it well suited for use in NeuStar’s National System.  Additionally, Oracle8i's Fast-Start architecture minimizes unplanned downtime, by providing near instantaneous and predictable recovery from system faults.  Oracle8i's advanced manageability functionality offers the capacity to support an abundance of users from centrally managed servers, reducing total cost of ownership, while ensuring Enterprise-caliber quality of service.

The IBM Netfinity 4500 Pentium-Class Servers will run the National System’s J2EE-enabled application servers.  In particular, these machines will run WebLogic Server, the software that NeuStar has chosen to provide the application servers.  [* * *]  A WebLogic cluster is a group of servers that work together to provide a more powerful, more reliable application platform than a single server.

[* * *]

Applied Innovation Management’s “HelpDesk Expert for Customer Service” has been selected as the help desk and knowledge-based software solution for the National System.  “HelpDesk Expert for Customer Service” is a web-based external help desk system designed specifically for hardware and software product support.  Customers can use the system 24 hours a day to get answers to frequently asked questions (FAQs); search the knowledge base, application notes, service packs or support news; submit a service request; or download fixes.  They can also upload error messages or other text to the support desk for faster problem resolution.  Features and benefits of “HelpDesk Expert for Customer Service” include:

•         Web-based – It works like any other web page.

•         No learning curve – Anyone who can use a browser can easily learn to use “HelpDesk Expert for Customer Service.”

•         Searchable Database – Customers can find out if a problem has been previously submitted by using “HelpDesk Expert for Customer Service's” search function

•         Searchable Knowledge Database – Customers and Staff can use free text queries to search the knowledgebase of support information

•         Uses Relational Databases (Oracle) to store all help desk information

NeuStar has selected Checkpoint’s FireWall-1 product.  This software delivers a highly scalable solution that is able to integrate and centrally manage all aspects of network security.  FireWall-1 is based upon Stateful Inspection technology, the de facto standard for firewall security.

[* * *]  [6 pages]

Section 2.3

[* * *]  [3 pages]

National Thousands-Block
Pooling Administration	Section 3.1

3.1 Total Estimated Cost and Fees

[Inserted From Tab C]

National Thousands-Block

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April 12, 2001

NEUSTAR

Total Estimated Value of Contract

CLINs	Estimated Costs		Estimated Fee		Total Value
CLIN 0001	$	[* * *]	$	[* * *]	$	[* * *]
CLIN 0002	$	[* * *]	$	[* * *]	$	[* * *]
CLIN 0003	$	[* * *]	$	[* * *]	$	[* * *]
CLIN 0101	$	[* * *]	$	[* * *]	$	[* * *]
CLIN 0102	$	[* * *]	$	[* * *]	$	[* * *]
CLIN 0201	$	[* * *]	$	[* * *]	$	[* * *]
CLIN 0202	$	[* * *]	$	[* * *]	$	[* * *]
CLIN 0301	$	[* * *]	$	[* * *]	$	[* * *]
CLIN 0302	$	[* * *]	$	[* * *]	$	[* * *]
CLIN 0401	$	[* * *]	$	[* * *]	$	[* * *]
CLIN 0402	$	[* * *]	$	[* * *]	$	[* * *]
Total	$	[* * *]	$	[* * *]		$16,771,690.86

OPTIONAL CLIN	$	[* * *]	$	[* * *]	$	[* * *]

National Thousands-Block
Pooling Administration	Section 3.2

3.2 Section B – CLINS and Fees

[Inserted From Tab C]

National Thousands-Block

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SECTION B – SUPPLIES OR SERVICES AND PRICES	NEUSTAR

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National Thousands-Block
Pooling Administration	Section 3.3

3.3 Cost Build-up

[Inserted From Tab C]

April 12, 2001	NEUSTAR

FY 1 – FY5	Hourly Rate		Labor Burden [* * *]%		Labor + Burden		G & A [* * *]%		Loaded Labor FY 1 – FY5
[* * *]	$	[* * *]	$	[* * *]	$	[* * *]	$	[* * *]	$	[* * *]
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[* * *]	$	[* * *]	$	[* * *]	$	[* * *]	$	[* * *]	$	[* * *]
[* * *]	$	[* * *]	$	[* * *]	$	[* * *]	$	[* * *]	$	[* * *]
[* * *]	$	[* * *]	$	[* * *]	$	[* * *]	$	[* * *]	$	[* * *]
[* * *]	$	[* * *]	$	[* * *]	$	[* * *]	$	[* * *]	$	[* * *]
[* * *]	$	[* * *]	$	[* * *]	$	[* * *]	$	[* * *]	$	[* * *]
[* * *]	$	[* * *]	$	[* * *]	$	[* * *]	$	[* * *]	$	[* * *]
[* * *]	$	[* * *]	$	[* * *]	$	[* * *]	$	[* * *]	$	[* * *]
[* * *]	$	[* * *]	$	[* * *]	$	[* * *]	$	[* * *]	$	[* * *]
[* * *]	$	[* * *]	$	[* * *]	$	[* * *]	$	[* * *]	$	[* * *]
[* * *]	$	[* * *]	$	[* * *]	$	[* * *]	$	[* * *]	$	[* * *]
[* * *]	$	[* * *]	$	[* * *]	$	[* * *]	$	[* * *]	$	[* * *]
[* * *]	$	[* * *]	$	[* * *]	$	[* * *]	$	[* * *]	$	[* * *]
[* * *]	$	[* * *]	$	[* * *]	$	[* * *]	$	[* * *]	$	[* * *]
[* * *]	$	[* * *]	$	[* * *]	$	[* * *]	$	[* * *]	$	[* * *]
[* * *]	$	[* * *]	$	[* * *]	$	[* * *]	$	[* * *]	$	[* * *]
[* * *]	$	[* * *]	$	[* * *]	$	[* * *]	$	[* * *]	$	[* * *]
[* * *]	$	[* * *]	$	[* * *]	$	[* * *]	$	[* * *]	$	[* * *]
[* * *]	$	[* * *]	$	[* * *]	$	[* * *]	$	[* * *]	$	[* * *]
[* * *]	$	[* * *]	$	[* * *]	$	[* * *]	$	[* * *]	$	[* * *]
[* * *]	$	[* * *]	$	[* * *]	$	[* * *]	$	[* * *]	$	[* * *]
[* * *]	$	[* * *]	$	[* * *]	$	[* * *]	$	[* * *]	$	[* * *]
[* * *]	$	[* * *]	$	[* * *]	$	[* * *]	$	[* * *]	$	[* * *]

[* * *: 4 pages]

National Thousands-Block
Pooling Administration	Section 3.4

3.4 FY01 Costs

[Inserted From Tab C]

National Thousands-Block

Pooling Administration

CLIN 0001 – CLIN 0003AB

[* * *]	NEUSTAR

April 12, 2001 Description	Rate		Quarter 1			Quarter 2			Quarter 3			Quarter 4			Total
			Hours	Amount		Hours	Amount		Hours	Amount		Hours	Amount		Hours	Amount
[* * *]	$	[* * *]	[* * *]	$	[* * *]	[* * *]	$	[* * *]	[* * *]	$	[* * *]	[* * *]	$	[* * *]	[* * *]	$	[* * *]
[* * *]	$	[* * *]	[* * *]	$	[* * *]	[* * *]	$	[* * *]	[* * *]	$	[* * *]	[* * *]	$	[* * *]	[* * *]	$	[* * *]
[* * *]	$	[* * *]	[* * *]	$	[* * *]	[* * *]	$	[* * *]	[* * *]	$	[* * *]	[* * *]	$	[* * *]	[* * *]	$	[* * *]
[* * *]	$	[* * *]	[* * *]	$	[* * *]	[* * *]	$	[* * *]	[* * *]	$	[* * *]	[* * *]	$	[* * *]	[* * *]	$	[* * *]
[* * *]	$	[* * *]	[* * *]	$	[* * *]	[* * *]	$	[* * *]	[* * *]	$	[* * *]	[* * *]	$	[* * *]	[* * *]	$	[* * *]
[* * *]	$	[* * *]	[* * *]	$	[* * *]	[* * *]	$	[* * *]	[* * *]	$	[* * *]	[* * *]	$	[* * *]	[* * *]	$	[* * *]
[* * *]	$	[* * *]	[* * *]	$	[* * *]	[* * *]	$	[* * *]	[* * *]	$	[* * *]	[* * *]	$	[* * *]	[* * *]	$	[* * *]
[* * *]	$	[* * *]	[* * *]	$	[* * *]	[* * *]	$	[* * *]	[* * *]	$	[* * *]	[* * *]	$	[* * *]	[* * *]	$	[* * *]
[* * *]	$	[* * *]	[* * *]	$	[* * *]	[* * *]	$	[* * *]	[* * *]	$	[* * *]	[* * *]	$	[* * *]	[* * *]	$	[* * *]
[* * *]	$	[* * *]	[* * *]	$	[* * *]	[* * *]	$	[* * *]	[* * *]	$	[* * *]	[* * *]	$	[* * *]	[* * *]	$	[* * *]
[* * *]	$	[* * *]	[* * *]	$	[* * *]	[* * *]	$	[* * *]	[* * *]	$	[* * *]	[* * *]	$	[* * *]	[* * *]	$	[* * *]
[* * *]	$	[* * *]	[* * *]	$	[* * *]	[* * *]	$	[* * *]	[* * *]	$	[* * *]	[* * *]	$	[* * *]	[* * *]	$	[* * *]
[* * *]	$	[* * *]	[* * *]	$	[* * *]	[* * *]	$	[* * *]	[* * *]	$	[* * *]	[* * *]	$	[* * *]	[* * *]	$	[* * *]
[* * *]	$	[* * *]	[* * *]	$	[* * *]	[* * *]	$	[* * *]	[* * *]	$	[* * *]	[* * *]	$	[* * *]	[* * *]	$	[* * *]
[* * *]	$	[* * *]	[* * *]	$	[* * *]	[* * *]	$	[* * *]	[* * *]	$	[* * *]	[* * *]	$	[* * *]	[* * *]	$	[* * *]
[* * *]	$	[* * *]	[* * *]	$	[* * *]	[* * *]	$	[* * *]	[* * *]	$	[* * *]	[* * *]	$	[* * *]	[* * *]	$	[* * *]
[* * *]	$	[* * *]	[* * *]	$	[* * *]	[* * *]	$	[* * *]	[* * *]	$	[* * *]	[* * *]	$	[* * *]	[* * *]	$	[* * *]
[* * *]	$	[* * *]	[* * *]	$	[* * *]	[* * *]	$	[* * *]	[* * *]	$	[* * *]	[* * *]	$	[* * *]	[* * *]	$	[* * *]
[* * *]	$	[* * *]	[* * *]	$	[* * *]	[* * *]	$	[* * *]	[* * *]	$	[* * *]	[* * *]	$	[* * *]	[* * *]	$	[* * *]
[* * *]	$	[* * *]	[* * *]	$	[* * *]	[* * *]	$	[* * *]	[* * *]	$	[* * *]	[* * *]	$	[* * *]	[* * *]	$	[* * *]
[* * *]	$	[* * *]	[* * *]	$	[* * *]	[* * *]	$	[* * *]	[* * *]	$	[* * *]	[* * *]	$	[* * *]	[* * *]	$	[* * *]
[* * *]	$	[* * *]	[* * *]	$	[* * *]	[* * *]	$	[* * *]	[* * *]	$	[* * *]	[* * *]	$	[* * *]	[* * *]	$	[* * *]
[* * *]	$	[* * *]	[* * *]	$	[* * *]	[* * *]	$	[* * *]	[* * *]	$	[* * *]	[* * *]	$	[* * *]	[* * *]	$	[* * *]
[* * *]	$	[* * *]	[* * *]	$	[* * *]	[* * *]	$	[* * *]	[* * *]	$	[* * *]	[* * *]	$	[* * *]	[* * *]	$	[* * *]
[* * *]	$	[* * *]	[* * *]	$	[* * *]	[* * *]	$	[* * *]	[* * *]	$	[* * *]	[* * *]	$	[* * *]	[* * *]	$	[* * *]
[* * *]	$	[* * *]	[* * *]	$	[* * *]	[* * *]	$	[* * *]	[* * *]	$	[* * *]	[* * *]	$	[* * *]	[* * *]	$	[* * *]
Total Labor Costs				$	[* * *]		$	[* * *]		$	[* * *]		$	[* * *]		$	[* * *]
Total Material Costs				$	[* * *]		$	[* * *]		$	[* * *]		$	[* * *]		$	[* * *]
Total Travel Costs				$	[* * *]		$	[* * *]		$	[* * *]		$	[* * *]		$	[* * *]
Total Costs				$	[* * *]		$	[* * *]		$	[* * *]		$	[* * *]		$	[* * *]

[* * *: 98 pages]

National Thousands-Block
Pooling Administration	Section 3.5

3.5 FY02 Costs

[Inserted From Tab C]

National Thousands-Block

Pooling Administration

CLIN 0101 - 0102

[* * *]	NEUSTAR

April 12, 2001 Description			Quarter 1			Quarter 2			Quarter 3			Quarter 4			Total
	Rate		Hours	Amount		Hours	Amount		Hours	Amount		Hours	Amount		Hours	Amount
[* * *]	$	[* * *]	[* * *]	$	[* * *]	[* * *]	$	[* * *]	[* * *]	$	[* * *]	[* * *]	$	[* * *]	[* * *]	$	[* * *]
[* * *]	$	[* * *]	[* * *]	$	[* * *]	[* * *]	$	[* * *]	[* * *]	$	[* * *]	[* * *]	$	[* * *]	[* * *]	$	[* * *]
[* * *]	$	[* * *]	[* * *]	$	[* * *]	[* * *]	$	[* * *]	[* * *]	$	[* * *]	[* * *]	$	[* * *]	[* * *]	$	[* * *]
[* * *]	$	[* * *]	[* * *]	$	[* * *]	[* * *]	$	[* * *]	[* * *]	$	[* * *]	[* * *]	$	[* * *]	[* * *]	$	[* * *]
[* * *]	$	[* * *]	[* * *]	$	[* * *]	[* * *]	$	[* * *]	[* * *]	$	[* * *]	[* * *]	$	[* * *]	[* * *]	$	[* * *]
[* * *]	$	[* * *]	[* * *]	$	[* * *]	[* * *]	$	[* * *]	[* * *]	$	[* * *]	[* * *]	$	[* * *]	[* * *]	$	[* * *]
[* * *]	$	[* * *]	[* * *]	$	[* * *]	[* * *]	$	[* * *]	[* * *]	$	[* * *]	[* * *]	$	[* * *]	[* * *]	$	[* * *]
[* * *]	$	[* * *]	[* * *]	$	[* * *]	[* * *]	$	[* * *]	[* * *]	$	[* * *]	[* * *]	$	[* * *]	[* * *]	$	[* * *]
[* * *]	$	[* * *]	[* * *]	$	[* * *]	[* * *]	$	[* * *]	[* * *]	$	[* * *]	[* * *]	$	[* * *]	[* * *]	$	[* * *]
[* * *]	$	[* * *]	[* * *]	$	[* * *]	[* * *]	$	[* * *]	[* * *]	$	[* * *]	[* * *]	$	[* * *]	[* * *]	$	[* * *]
[* * *]	$	[* * *]	[* * *]	$	[* * *]	[* * *]	$	[* * *]	[* * *]	$	[* * *]	[* * *]	$	[* * *]	[* * *]	$	[* * *]
[* * *]	$	[* * *]	[* * *]	$	[* * *]	[* * *]	$	[* * *]	[* * *]	$	[* * *]	[* * *]	$	[* * *]	[* * *]	$	[* * *]
[* * *]	$	[* * *]	[* * *]	$	[* * *]	[* * *]	$	[* * *]	[* * *]	$	[* * *]	[* * *]	$	[* * *]	[* * *]	$	[* * *]
[* * *]	$	[* * *]	[* * *]	$	[* * *]	[* * *]	$	[* * *]	[* * *]	$	[* * *]	[* * *]	$	[* * *]	[* * *]	$	[* * *]
[* * *]	$	[* * *]	[* * *]	$	[* * *]	[* * *]	$	[* * *]	[* * *]	$	[* * *]	[* * *]	$	[* * *]	[* * *]	$	[* * *]
[* * *]	$	[* * *]	[* * *]	$	[* * *]	[* * *]	$	[* * *]	[* * *]	$	[* * *]	[* * *]	$	[* * *]	[* * *]	$	[* * *]
[* * *]	$	[* * *]	[* * *]	$	[* * *]	[* * *]	$	[* * *]	[* * *]	$	[* * *]	[* * *]	$	[* * *]	[* * *]	$	[* * *]
[* * *]	$	[* * *]	[* * *]	$	[* * *]	[* * *]	$	[* * *]	[* * *]	$	[* * *]	[* * *]	$	[* * *]	[* * *]	$	[* * *]
[* * *]	$	[* * *]	[* * *]	$	[* * *]	[* * *]	$	[* * *]	[* * *]	$	[* * *]	[* * *]	$	[* * *]	[* * *]	$	[* * *]
[* * *]	$	[* * *]	[* * *]	$	[* * *]	[* * *]	$	[* * *]	[* * *]	$	[* * *]	[* * *]	$	[* * *]	[* * *]	$	[* * *]
[* * *]	$	[* * *]	[* * *]	$	[* * *]	[* * *]	$	[* * *]	[* * *]	$	[* * *]	[* * *]	$	[* * *]	[* * *]	$	[* * *]
[* * *]	$	[* * *]	[* * *]	$	[* * *]	[* * *]	$	[* * *]	[* * *]	$	[* * *]	[* * *]	$	[* * *]	[* * *]	$	[* * *]
[* * *]	$	[* * *]	[* * *]	$	[* * *]	[* * *]	$	[* * *]	[* * *]	$	[* * *]	[* * *]	$	[* * *]	[* * *]	$	[* * *]
[* * *]	$	[* * *]	[* * *]	$	[* * *]	[* * *]	$	[* * *]	[* * *]	$	[* * *]	[* * *]	$	[* * *]	[* * *]	$	[* * *]
[* * *]	$	[* * *]	[* * *]	$	[* * *]	[* * *]	$	[* * *]	[* * *]	$	[* * *]	[* * *]	$	[* * *]	[* * *]	$	[* * *]
[* * *]	$	[* * *]	[* * *]	$	[* * *]	[* * *]	$	[* * *]	[* * *]	$	[* * *]	[* * *]	$	[* * *]	[* * *]	$	[* * *]
Total Labor Costs				$	[* * *]		$	[* * *]		$	[* * *]		$	[* * *]		$	[* * *]
Total Material Costs				$	[* * *]		$	[* * *]		$	[* * *]		$	[* * *]		$	[* * *]
Total Travel Costs				$	[* * *]		$	[* * *]		$	[* * *]		$	[* * *]		$	[* * *]
Total Costs				$	[* * *]		$	[* * *]		$	[* * *]		$	[* * *]		$	[* * *]

[* * *: 37 pages]

National Thousands-Block
Pooling Administration	Section 3.6

3.6 FY03 Costs

[Inserted From Tab C]

National Thousands-Block

Pooling Administration

CLIN 0201 – CLIN 0202AB

[* * *]	NEUSTAR

April 12, 2001 Description			Quarter 1			Quarter 2			Quarter 3			Quarter 4			Total
	Rate		Hours	Amount		Hours	Amount		Hours	Amount		Hours	Amount		Hours	Amount
[* * *]	$	[* * *]	[* * *]	$	[* * *]	[* * *]	$	[* * *]	[* * *]	$	[* * *]	[* * *]	$	[* * *]	[* * *]	$	[* * *]
[* * *]	$	[* * *]	[* * *]	$	[* * *]	[* * *]	$	[* * *]	[* * *]	$	[* * *]	[* * *]	$	[* * *]	[* * *]	$	[* * *]
[* * *]	$	[* * *]	[* * *]	$	[* * *]	[* * *]	$	[* * *]	[* * *]	$	[* * *]	[* * *]	$	[* * *]	[* * *]	$	[* * *]
[* * *]	$	[* * *]	[* * *]	$	[* * *]	[* * *]	$	[* * *]	[* * *]	$	[* * *]	[* * *]	$	[* * *]	[* * *]	$	[* * *]
[* * *]	$	[* * *]	[* * *]	$	[* * *]	[* * *]	$	[* * *]	[* * *]	$	[* * *]	[* * *]	$	[* * *]	[* * *]	$	[* * *]
[* * *]	$	[* * *]	[* * *]	$	[* * *]	[* * *]	$	[* * *]	[* * *]	$	[* * *]	[* * *]	$	[* * *]	[* * *]	$	[* * *]
[* * *]	$	[* * *]	[* * *]	$	[* * *]	[* * *]	$	[* * *]	[* * *]	$	[* * *]	[* * *]	$	[* * *]	[* * *]	$	[* * *]
[* * *]	$	[* * *]	[* * *]	$	[* * *]	[* * *]	$	[* * *]	[* * *]	$	[* * *]	[* * *]	$	[* * *]	[* * *]	$	[* * *]
[* * *]	$	[* * *]	[* * *]	$	[* * *]	[* * *]	$	[* * *]	[* * *]	$	[* * *]	[* * *]	$	[* * *]	[* * *]	$	[* * *]
[* * *]	$	[* * *]	[* * *]	$	[* * *]	[* * *]	$	[* * *]	[* * *]	$	[* * *]	[* * *]	$	[* * *]	[* * *]	$	[* * *]
[* * *]	$	[* * *]	[* * *]	$	[* * *]	[* * *]	$	[* * *]	[* * *]	$	[* * *]	[* * *]	$	[* * *]	[* * *]	$	[* * *]
[* * *]	$	[* * *]	[* * *]	$	[* * *]	[* * *]	$	[* * *]	[* * *]	$	[* * *]	[* * *]	$	[* * *]	[* * *]	$	[* * *]
[* * *]	$	[* * *]	[* * *]	$	[* * *]	[* * *]	$	[* * *]	[* * *]	$	[* * *]	[* * *]	$	[* * *]	[* * *]	$	[* * *]
[* * *]	$	[* * *]	[* * *]	$	[* * *]	[* * *]	$	[* * *]	[* * *]	$	[* * *]	[* * *]	$	[* * *]	[* * *]	$	[* * *]
[* * *]	$	[* * *]	[* * *]	$	[* * *]	[* * *]	$	[* * *]	[* * *]	$	[* * *]	[* * *]	$	[* * *]	[* * *]	$	[* * *]
[* * *]	$	[* * *]	[* * *]	$	[* * *]	[* * *]	$	[* * *]	[* * *]	$	[* * *]	[* * *]	$	[* * *]	[* * *]	$	[* * *]
[* * *]	$	[* * *]	[* * *]	$	[* * *]	[* * *]	$	[* * *]	[* * *]	$	[* * *]	[* * *]	$	[* * *]	[* * *]	$	[* * *]
[* * *]	$	[* * *]	[* * *]	$	[* * *]	[* * *]	$	[* * *]	[* * *]	$	[* * *]	[* * *]	$	[* * *]	[* * *]	$	[* * *]
[* * *]	$	[* * *]	[* * *]	$	[* * *]	[* * *]	$	[* * *]	[* * *]	$	[* * *]	[* * *]	$	[* * *]	[* * *]	$	[* * *]
[* * *]	$	[* * *]	[* * *]	$	[* * *]	[* * *]	$	[* * *]	[* * *]	$	[* * *]	[* * *]	$	[* * *]	[* * *]	$	[* * *]
[* * *]	$	[* * *]	[* * *]	$	[* * *]	[* * *]	$	[* * *]	[* * *]	$	[* * *]	[* * *]	$	[* * *]	[* * *]	$	[* * *]
[* * *]	$	[* * *]	[* * *]	$	[* * *]	[* * *]	$	[* * *]	[* * *]	$	[* * *]	[* * *]	$	[* * *]	[* * *]	$	[* * *]
[* * *]	$	[* * *]	[* * *]	$	[* * *]	[* * *]	$	[* * *]	[* * *]	$	[* * *]	[* * *]	$	[* * *]	[* * *]	$	[* * *]
[* * *]	$	[* * *]	[* * *]	$	[* * *]	[* * *]	$	[* * *]	[* * *]	$	[* * *]	[* * *]	$	[* * *]	[* * *]	$	[* * *]
[* * *]	$	[* * *]	[* * *]	$	[* * *]	[* * *]	$	[* * *]	[* * *]	$	[* * *]	[* * *]	$	[* * *]	[* * *]	$	[* * *]
[* * *]	$	[* * *]	[* * *]	$	[* * *]	[* * *]	$	[* * *]	[* * *]	$	[* * *]	[* * *]	$	[* * *]	[* * *]	$	[* * *]
Total Labor Costs				$	[* * *]		$	[* * *]		$	[* * *]		$	[* * *]		$	[* * *]
Total Material Costs				$	[* * *]		$	[* * *]		$	[* * *]		$	[* * *]		$	[* * *]
Total Travel Costs				$	[* * *]		$	[* * *]		$	[* * *]		$	[* * *]		$	[* * *]
Total Costs				$	[* * *]		$	[* * *]		$	[* * *]		$	[* * *]		$	[* * *]

[* * *: 40 pages]

National Thousands-Block
Pooling Administration	Section 3.7

3.7 FY04 Costs

[Inserted From Tab C]

National Thousands-Block

Pooling Administration

CLIN 0301 – CLIN 0401

NEUSTAR

April 12, 2001 Description			Quarter 1			Quarter 2			Quarter 3			Quarter 4			Total
	Rate		Hours	Amount		Hours	Amount		Hours	Amount		Hours	Amount		Hours	Amount
[* * *]	$	[* * *]	[* * *]	$	[* * *]	[* * *]	$	[* * *]	[* * *]	$	[* * *]	[* * *]	$	[* * *]	[* * *]	$	[* * *]
[* * *]	$	[* * *]	[* * *]	$	[* * *]	[* * *]	$	[* * *]	[* * *]	$	[* * *]	[* * *]	$	[* * *]	[* * *]	$	[* * *]
[* * *]	$	[* * *]	[* * *]	$	[* * *]	[* * *]	$	[* * *]	[* * *]	$	[* * *]	[* * *]	$	[* * *]	[* * *]	$	[* * *]
[* * *]	$	[* * *]	[* * *]	$	[* * *]	[* * *]	$	[* * *]	[* * *]	$	[* * *]	[* * *]	$	[* * *]	[* * *]	$	[* * *]
[* * *]	$	[* * *]	[* * *]	$	[* * *]	[* * *]	$	[* * *]	[* * *]	$	[* * *]	[* * *]	$	[* * *]	[* * *]	$	[* * *]
[* * *]	$	[* * *]	[* * *]	$	[* * *]	[* * *]	$	[* * *]	[* * *]	$	[* * *]	[* * *]	$	[* * *]	[* * *]	$	[* * *]
[* * *]	$	[* * *]	[* * *]	$	[* * *]	[* * *]	$	[* * *]	[* * *]	$	[* * *]	[* * *]	$	[* * *]	[* * *]	$	[* * *]
[* * *]	$	[* * *]	[* * *]	$	[* * *]	[* * *]	$	[* * *]	[* * *]	$	[* * *]	[* * *]	$	[* * *]	[* * *]	$	[* * *]
[* * *]	$	[* * *]	[* * *]	$	[* * *]	[* * *]	$	[* * *]	[* * *]	$	[* * *]	[* * *]	$	[* * *]	[* * *]	$	[* * *]
[* * *]	$	[* * *]	[* * *]	$	[* * *]	[* * *]	$	[* * *]	[* * *]	$	[* * *]	[* * *]	$	[* * *]	[* * *]	$	[* * *]
[* * *]	$	[* * *]	[* * *]	$	[* * *]	[* * *]	$	[* * *]	[* * *]	$	[* * *]	[* * *]	$	[* * *]	[* * *]	$	[* * *]
[* * *]	$	[* * *]	[* * *]	$	[* * *]	[* * *]	$	[* * *]	[* * *]	$	[* * *]	[* * *]	$	[* * *]	[* * *]	$	[* * *]
[* * *]	$	[* * *]	[* * *]	$	[* * *]	[* * *]	$	[* * *]	[* * *]	$	[* * *]	[* * *]	$	[* * *]	[* * *]	$	[* * *]
[* * *]	$	[* * *]	[* * *]	$	[* * *]	[* * *]	$	[* * *]	[* * *]	$	[* * *]	[* * *]	$	[* * *]	[* * *]	$	[* * *]
[* * *]	$	[* * *]	[* * *]	$	[* * *]	[* * *]	$	[* * *]	[* * *]	$	[* * *]	[* * *]	$	[* * *]	[* * *]	$	[* * *]
[* * *]	$	[* * *]	[* * *]	$	[* * *]	[* * *]	$	[* * *]	[* * *]	$	[* * *]	[* * *]	$	[* * *]	[* * *]	$	[* * *]
[* * *]	$	[* * *]	[* * *]	$	[* * *]	[* * *]	$	[* * *]	[* * *]	$	[* * *]	[* * *]	$	[* * *]	[* * *]	$	[* * *]
[* * *]	$	[* * *]	[* * *]	$	[* * *]	[* * *]	$	[* * *]	[* * *]	$	[* * *]	[* * *]	$	[* * *]	[* * *]	$	[* * *]
[* * *]	$	[* * *]	[* * *]	$	[* * *]	[* * *]	$	[* * *]	[* * *]	$	[* * *]	[* * *]	$	[* * *]	[* * *]	$	[* * *]
[* * *]	$	[* * *]	[* * *]	$	[* * *]	[* * *]	$	[* * *]	[* * *]	$	[* * *]	[* * *]	$	[* * *]	[* * *]	$	[* * *]
[* * *]	$	[* * *]	[* * *]	$	[* * *]	[* * *]	$	[* * *]	[* * *]	$	[* * *]	[* * *]	$	[* * *]	[* * *]	$	[* * *]
[* * *]	$	[* * *]	[* * *]	$	[* * *]	[* * *]	$	[* * *]	[* * *]	$	[* * *]	[* * *]	$	[* * *]	[* * *]	$	[* * *]
[* * *]	$	[* * *]	[* * *]	$	[* * *]	[* * *]	$	[* * *]	[* * *]	$	[* * *]	[* * *]	$	[* * *]	[* * *]	$	[* * *]
[* * *]	$	[* * *]	[* * *]	$	[* * *]	[* * *]	$	[* * *]	[* * *]	$	[* * *]	[* * *]	$	[* * *]	[* * *]	$	[* * *]
[* * *]	$	[* * *]	[* * *]	$	[* * *]	[* * *]	$	[* * *]	[* * *]	$	[* * *]	[* * *]	$	[* * *]	[* * *]	$	[* * *]
[* * *]	$	[* * *]	[* * *]	$	[* * *]	[* * *]	$	[* * *]	[* * *]	$	[* * *]	[* * *]	$	[* * *]	[* * *]	$	[* * *]
Total Labor Costs				$	[* * *]		$	[* * *]		$	[* * *]		$	[* * *]		$	[* * *]
Total Material Costs				$	[* * *]		$	[* * *]		$	[* * *]		$	[* * *]		$	[* * *]
Total Travel Costs				$	[* * *]		$	[* * *]		$	[* * *]		$	[* * *]		$	[* * *]
Total Costs				$	[* * *]		$	[* * *]		$	[* * *]		$	[* * *]		$	[* * *]

[* * *: 41 pages]

National Thousands-Block
Pooling Administration	Section 3.8

3.8 FY05 Costs

[Inserted From Tab C]

National Thousands-Block

Pooling Administration

CLIN 0401AA – CLIN 0402AB

[* * *]	NEUSTAR

April 12, 2001 Description			Quarter 1			Quarter 2			Quarter 3			Quarter 4			Total
	Rate		Hours	Amount		Hours	Amount		Hours	Amount		Hours	Amount		Hours	Amount
[* * *]	$	[* * *]	[* * *]	$	[* * *]	[* * *]	$	[* * *]	[* * *]	$	[* * *]	[* * *]	$	[* * *]	[* * *]	$	[* * *]
[* * *]	$	[* * *]	[* * *]	$	[* * *]	[* * *]	$	[* * *]	[* * *]	$	[* * *]	[* * *]	$	[* * *]	[* * *]	$	[* * *]
[* * *]	$	[* * *]	[* * *]	$	[* * *]	[* * *]	$	[* * *]	[* * *]	$	[* * *]	[* * *]	$	[* * *]	[* * *]	$	[* * *]
[* * *]	$	[* * *]	[* * *]	$	[* * *]	[* * *]	$	[* * *]	[* * *]	$	[* * *]	[* * *]	$	[* * *]	[* * *]	$	[* * *]
[* * *]	$	[* * *]	[* * *]	$	[* * *]	[* * *]	$	[* * *]	[* * *]	$	[* * *]	[* * *]	$	[* * *]	[* * *]	$	[* * *]
[* * *]	$	[* * *]	[* * *]	$	[* * *]	[* * *]	$	[* * *]	[* * *]	$	[* * *]	[* * *]	$	[* * *]	[* * *]	$	[* * *]
[* * *]	$	[* * *]	[* * *]	$	[* * *]	[* * *]	$	[* * *]	[* * *]	$	[* * *]	[* * *]	$	[* * *]	[* * *]	$	[* * *]
[* * *]	$	[* * *]	[* * *]	$	[* * *]	[* * *]	$	[* * *]	[* * *]	$	[* * *]	[* * *]	$	[* * *]	[* * *]	$	[* * *]
[* * *]	$	[* * *]	[* * *]	$	[* * *]	[* * *]	$	[* * *]	[* * *]	$	[* * *]	[* * *]	$	[* * *]	[* * *]	$	[* * *]
[* * *]	$	[* * *]	[* * *]	$	[* * *]	[* * *]	$	[* * *]	[* * *]	$	[* * *]	[* * *]	$	[* * *]	[* * *]	$	[* * *]
[* * *]	$	[* * *]	[* * *]	$	[* * *]	[* * *]	$	[* * *]	[* * *]	$	[* * *]	[* * *]	$	[* * *]	[* * *]	$	[* * *]
[* * *]	$	[* * *]	[* * *]	$	[* * *]	[* * *]	$	[* * *]	[* * *]	$	[* * *]	[* * *]	$	[* * *]	[* * *]	$	[* * *]
[* * *]	$	[* * *]	[* * *]	$	[* * *]	[* * *]	$	[* * *]	[* * *]	$	[* * *]	[* * *]	$	[* * *]	[* * *]	$	[* * *]
[* * *]	$	[* * *]	[* * *]	$	[* * *]	[* * *]	$	[* * *]	[* * *]	$	[* * *]	[* * *]	$	[* * *]	[* * *]	$	[* * *]
[* * *]	$	[* * *]	[* * *]	$	[* * *]	[* * *]	$	[* * *]	[* * *]	$	[* * *]	[* * *]	$	[* * *]	[* * *]	$	[* * *]
[* * *]	$	[* * *]	[* * *]	$	[* * *]	[* * *]	$	[* * *]	[* * *]	$	[* * *]	[* * *]	$	[* * *]	[* * *]	$	[* * *]
[* * *]	$	[* * *]	[* * *]	$	[* * *]	[* * *]	$	[* * *]	[* * *]	$	[* * *]	[* * *]	$	[* * *]	[* * *]	$	[* * *]
[* * *]	$	[* * *]	[* * *]	$	[* * *]	[* * *]	$	[* * *]	[* * *]	$	[* * *]	[* * *]	$	[* * *]	[* * *]	$	[* * *]
[* * *]	$	[* * *]	[* * *]	$	[* * *]	[* * *]	$	[* * *]	[* * *]	$	[* * *]	[* * *]	$	[* * *]	[* * *]	$	[* * *]
[* * *]	$	[* * *]	[* * *]	$	[* * *]	[* * *]	$	[* * *]	[* * *]	$	[* * *]	[* * *]	$	[* * *]	[* * *]	$	[* * *]
[* * *]	$	[* * *]	[* * *]	$	[* * *]	[* * *]	$	[* * *]	[* * *]	$	[* * *]	[* * *]	$	[* * *]	[* * *]	$	[* * *]
[* * *]	$	[* * *]	[* * *]	$	[* * *]	[* * *]	$	[* * *]	[* * *]	$	[* * *]	[* * *]	$	[* * *]	[* * *]	$	[* * *]
[* * *]	$	[* * *]	[* * *]	$	[* * *]	[* * *]	$	[* * *]	[* * *]	$	[* * *]	[* * *]	$	[* * *]	[* * *]	$	[* * *]
[* * *]	$	[* * *]	[* * *]	$	[* * *]	[* * *]	$	[* * *]	[* * *]	$	[* * *]	[* * *]	$	[* * *]	[* * *]	$	[* * *]
[* * *]	$	[* * *]	[* * *]	$	[* * *]	[* * *]	$	[* * *]	[* * *]	$	[* * *]	[* * *]	$	[* * *]	[* * *]	$	[* * *]
[* * *]	$	[* * *]	[* * *]	$	[* * *]	[* * *]	$	[* * *]	[* * *]	$	[* * *]	[* * *]	$	[* * *]	[* * *]	$	[* * *]
Total Labor Costs				$	[* * *]		$	[* * *]		$	[* * *]		$	[* * *]		$	[* * *]
Total Material Costs				$	[* * *]		$	[* * *]		$	[* * *]		$	[* * *]		$	[* * *]
Total Travel Costs				$	[* * *]		$	[* * *]		$	[* * *]		$	[* * *]		$	[* * *]
Total Costs				$	[* * *]		$	[* * *]		$	[* * *]		$	[* * *]		$	[* * *]

[* * *: 41 pages]

National Thousands-Block PoolingAdministration

Section 4.0

4.0  Cost Backup

The following sub-tabs of this section contain the cost and pricing data in support of the material cost estimates.  They include the Bill of Material, the supporting quotes, and the product literature for the system hardware and software to be acquired.

4.1  Bill of Material—The Bill of Materials provides a listing of equipment (i.e., hardware, software, and maintenance) and other materials required for the proposal.  Included with each item, as appropriate, is the quantity, part number, description of the item, individual and total price, vendor and type (e.g., Commercial Off-the-Shelf - COTS).

4.2:  Supporting Quotes—For each item listed on the Bill of Material, a price quote provided by the vendor is included.  Because the contemplated contract is cost reimbursement, GSA pricing, where available, was obtained.  Quotes for these prices were obtained either from the GSA web site or directly from the manufacturer.  In instances where the GSA price was not available or the GSA price was higher than the commercially offered price, a commercial price quote was obtained.  All quotes provided are determined to be fair and reasonable based on GSA or catalog pricing, or, in the case of office furnishings, price analysis.

4.3:  Product Literature—Manufacturer’s literature describing the significant items of equipment in the system hardware configuration and its associated operating system and applications software is provided for further evaluation and information of the contracting officer.

National Thousands-Block
PoolingAdministration

Appendix A           Uncompensated Overtime Policy

The following was extracted from the NeuStar Employee Handbook.

[* * *]

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April 13, 2001

Mr. Mark Oakey
Contracting Officer
FCC/Contract and Purchasing Center
445 12th Steet, S.W.
Washington, DC 20554

Re:          Solicitation No.: SOL01000011

Services to Administer a Thousand Block Pooling System

Dear Mr. Oakey,

This letter is written in response to your e-mail to me dated March 30, 2001, wherein you requested from NeuStar a Revised Proposal in response to the above-referenced solicitation. Please accept this letter and its appendices (Tabs) as such revised proposal.

At our discussion meeting in your offices on March 30th, you requested certain clarifications of our original submission.

NeuStar’s revised proposal mirrors our discussions on March 30th, as follows:

I.              Technical Points of Clarification;

II.            Cost & Pricing Points of Clarification;

III.           The DCAA Audit Report;

IV.           Restricted Software Licensing; and

V.            Option to Accelerate the Schedule

I.              Technical Points of Clarification.

1.             After review of our original submission, NeuStar confirms that it proposed ten (10) Key Personnel. They are:

[***]

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The Organization Chart, Exhibit 5.1, page 165 of the Technical and Management Volume, is accurate in that it depicts “Key Personnel” in pink blocks. All above personnel are shown in such blocks. However, two of the key personnel, [***] and [***] do not have “(KEY)” written in the pink block, creating some confusion. Additionally, although all ten (10) resumes were included on pages 171 through 180 of the proposal, [***] was omitted from the synopsis of key personnel on pages 166 through 170, again causing some confusion.

Please find in Tab A a revised Organization Chart, Exhibit 5.1, accurately depicting “(KEY)” and non-key personnel proposed for the contract and incorporating the changes described in paragraphs II(1)(a) through II(1)(n) below, along with [***]’s synopsis.

Job descriptions and labor categories for all personnel proposed for the contract, as required by the Commission’s answer to Question #18 attached to Amendment 0002 to the Solicitation, was provided in NeuStar’s original Technical and Management Volume in Section 6.0 on pages 189 through 196. Annotated changes to job descriptions, page 195, indicating the correct nomenclature of the [***], is included in Tab A.

2.             Also included in Tab A is a revised staffing matrix resulting from the questions posed by the Commission concerning the staffing levels for [***]. (Refer to paragraph II.1.e below.)

3.             [***]

As discussed, NeuStar’s record of pooling administration is outstanding. We have developed a highly useful State PA System and have provided neutral, even-handed interim pooling administration services on time for over three years without a written complaint or formal dispute concerning our PA operations.

[***]

It is critical to note that Release 3.0 is the most complex NPAC SMS release ever, including the first release of the NPAC SMS system that NeuStar developed, deployed, and successfully passed a FCC field trial during 1996 and early 1997. The first release of the NPAC SMS was highly complex and NeuStar was the only successful vendor to implement the NPAC SMS system. The other LNP Administrator, comprising a team of multi-billion dollar system development and switch manufacturers, tried to develop the original release of the NPAC SMS and failed; their contracts were subsequently terminated.

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The complexity of the NPAC SMS system is several orders of magnitude greater than the National PA System contemplated under this solicitation. [***] Prior to Release 3.0, NeuStar’s past record on the delivery of NPAC SMS releases was excellent.

4.             On page 187 of its Technical and Management Volume, NeuStar provided its corporate commitment and clean lines of issue escalation. Due to page limitations, the narrative was constrained to escalation procedures within the proposed National Pooling Administration Services Organization and senior management of NeuStar. An escalation procedure that includes two of the entities with which the National Pooling Administrator interface is included in Tab B. [***]

II.            Cost & Pricing Points of Clarification

1.             NeuStar has reviewed and clarified the staffing of CLIN 0001 with respect to the questions raised during discussions. As a result, the Technical and Management Volume of NeuStar’s proposal remains virtually the same. [***] But for this change, described in item #e below, we found that in all questioned cases, the Technical and Management Volume and Section 3.0 of the Cost Volume, Cost Breakdown, were consistent and accurate with respect to staffing levels. Section 2.2.1 of the Cost Volume, Basis of Estimate, was inaccurate regarding the time phasing of staffing these positions. Clarification of each position questioned follows, and, for ease of review, appear in the order of your question, with the question displayed, followed by NeuStar’s clarification:

a.     [***]

[***] This level of effort is confirmed in the revised Staffing Matrix included in Tab A of this Revised Proposal.

Our original Cost Volume Section 3.0, Cost Breakdown, reflects the associated labor costs for this labor category correctly. Please see the spreadsheet for CLIN 0001AJ (Page 124) and the spreadsheet for the total CLIN 0001 roll-up (Page 66). The associated labor costs are confirmed in the revised Cost Volume Section 3.0, Cost Breakdown, included in Tab C of this Revised Proposal.

The discrepancy occurred within Section 2.2.1, Labor Hours, of the original Cost Volume. A revised Section 2.2.1 is included in Tab C of this Revised Proposal.

b.     [***]

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This level of effort is confirmed in the revised Staffing Matrix included in Tab A of this Revised Proposal.

This position will be full-time for two quarters and phased out during the 3rd quarter of CLIN 0001. Our original Cost Volume Section 3.0, Cost Breakdown, reflects the associated labor costs of this position correctly. Please see the spreadsheets for CLIN 0001AC (Page 75), CLIN 0001AD (Page 86), and CLIN 0001AJ (Page 124) as well as the spreadsheet for the total CLIN 0001 roll-up (Page 66). The associated labor costs are confirmed in the revised Section 3.0, Cost Breakdown, included in Tab C of this Revised Proposal.

We have revised Section 2.2.1 of our Cost Volume to reflect the level effort of this position. The revised Section 2.2.1 is included in Tab C of this Revised Proposal.

c.     [***]

[***] This level of effort is confirmed in the revised Staffing Matrix included in Tab A of this Revised Proposal.

[***] Our original Cost Volume Section 3.0, Cost Breakdown, reflects the associated labor costs for these engineers correctly. Please see the spreadsheets for CLIN 0001AB (Page 70), CLIN 0001AC (Page 75), CLIN 0001AD (Page 86), CLIN 0001AE (Page 89), CLIN 0001AF (Page 97), and CLIN 0001AJ (Page 124) as well as the spreadsheet for the total CLIN 0001 roll-up (Page 66). The associated labor costs are confirmed in the revised Section 3.0, Cost Breakdown, included in Tab C of this Revised Proposal.

We have revised Section 2.2.1 of our Cost Volume to clarify the levels of effort of these positions. The revised Section 2.2.1 is included in Tab C of this Revised Proposal.

d.     [***]

[***] This level of effort is confirmed in the revised Staffing Matrix included in Tab A of this Revised Proposal.

Our original Cost Volume Section 3.0, Cost Breakdown, reflects the associated labor costs for this position correctly. Please see the spreadsheets for CLIN 0001AE (Page 89), CLIN 0001AF (Page 97), and CLIN 0001AJ (Page 124) as well as the spreadsheet for the total CLIN 0001 roll-up (Page 66). The associated labor costs are confirmed in the revised Section 3.0, Cost Breakdown, included in Tab C of this Revised Proposal.

We have revised Section 2.2.1 of our Cost Volume and page 195 of our Technical and Management Volume to clarify the level of effort and job title of this position. The revised Section 2.2.1 and page 195 is included in Tab C of this Revised Proposal.

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e.     [***]

[***] The revised Exhibit 5-1 and page 195 have been included in Tab A of this Revised Proposal.

[***] Accordingly, we have included the additional hours in the revised Staffing Matrix, which is included in Tab A of this Revised Proposal. In addition, we have revised Section 2.2.1 of our Cost Volume to reflect the correct level of effort of this labor category. The revised Section 2.2.1 is included in Tab C of this Revised Proposal. Finally, we have revised Section 3.0, Cost Breakdown, of our original Cost Volume. The revised Cost Volume Section 3.0, Cost Breakdown, is in Tab C of this Revised Proposal.

f.      [***]

[***] This level of effort is confirmed in the revised Staffing Matrix included in Tab A of this Revised Proposal.

Our original Cost Volume Section 3.0, Cost Breakdown reflects the associated labor costs for this position correctly. Please see the spreadsheets for CLIN 0001AB (Page 70), CLIN 0001AC (Page 75), and CLIN 0001AH (Page 107) as well as the spreadsheet for the total CLIN 0001 roll-up (Page 66). The associated labor costs are confirmed in the revised Section 3.0, Cost Breakdown, included in Tab C of this Revised Proposal.

We have revised Section 2.2.1 of our Cost Volume to clarify the level of effort of this position. The revised Section 2.2.1 is included in Tab C of this Revised Proposal.

g.     [***]

[***] This level of effort is confirmed in the revised Staffing Matrix included in Tab A of this Revised Proposal.

Our original Cost Volume Section 3.0, Cost Breakdown, reflects the associated labor costs for this position correctly. Please see the spreadsheets for the total CLIN 0001 roll-up (Page 66), the total CLIN 0002 roll-up (Page 125), the total CLIN 0101 roll-up (Page 166), the total CLIN 0201 roll-up (Page 208), the total CLIN 0301 roll-up (Page 250), and the total CLIN

93

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0401 roll-up (Page 292). The associated labor costs are confirmed in the revised Section 3.0, Cost Breakdown, included in Tab C of this Revised Proposal.

We have revised Section 2.2.1 of our Cost Volume to clarify the level of effort of this position. The revised Section 2.2.1 is included in Tab C of this Revised Proposal.

h.     [***]

[***] This level of effort is confirmed in the revised Staffing Matrix included in Tab A of this Revised Proposal.

Our original Cost Volume Section 3.0, Cost Breakdown, reflects the associated labor costs for this position correctly. Please see the spreadsheets for the total CLIN 0001 roll-up (Page 66), the total CLIN 0002 roll-up (Page 125), the total CLIN 0101 roll-up (Page 166), the total CLIN 0201 roll-up (Page 208), the total CLIN 0301 roll-up (Page 250), and the total CLIN roll-up (Page 292). The associated labor costs are confirmed in the revised Section 3.0, Cost Breakdown, included in Tab C of this Revised Proposal.

We have revised Section 2.2.1 of our Cost Volume to clarify the level of effort of this position. The revised Section 2.2.1 is included in Tab C of this Revised Proposal.

i.    [***]

[***] The revised Section 2.2.1 is included in Tab C of this Revised Proposal.

[***] This level of effort is confirmed in the revised Staffing Matrix included in Tab A of this Revised Proposal.

Our original Cost Volume Section 3.0, Cost Breakdown, reflects the associated labor costs for this position correctly. Please see the spreadsheets for CLIN 0001AJ (Page 124), the total CLIN 0001 roll-up (Page 66), the total CLIN 0002 roll-up (Page 125), the total CLIN 0101 roll-up (Page 166), the total CLIN 0201 roll-up (Page 208), the total CLIN 0301 roll-up (Page 250), and the total CLIN roll-up (Page 292). The associated labor costs are confirmed in the revised Section 3.0, Cost Breakdown, included in Tab C of this Revised Proposal.

94

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j.      [***]

[***] As the volume of work warrants, additional Pooling Administrators will be assigned in the out years. This level of effort is confirmed in the revised Staffing Matrix included in Tab A of this Revised Proposal.

Our original Cost Volume Section 3.0, Cost Breakdown, reflects the associated labor costs for these positions correctly. Please see the spreadsheets for the total CLIN 0001 roll-up (Page 66), the total CLIN 0002 roll-up (Page 125), the total CLIN 0101 roll-up (Page 166), the total CLIN 0201 roll-up (Page 208), the total CLIN 0301 roll-up (Page 250), and the total CLIN 0401 roll-up (Page 292). This level of effort is confirmed in the revised Section 3.0, Cost Breakdown, included in Tab C of this Revised Proposal.

We have revised Section 2.2.1 of our Cost Volume to clarify the level of effort of these labor categories. The revised Section 2.2.1 is included in Tab C of this Revised Proposal.

k.    [***]

[***] This level of effort is confirmed in the revised Staffing Matrix included in Tab A of this Revised Proposal.

Our original Cost Volume Section 3.0, Cost Breakdown, reflects the associated labor costs for this position correctly. Please see the spreadsheets for the total CLIN 0002 roll-up (Page 125), the total CLIN 0101 roll-up (Page 166), the total CLIN 0201 roll-up (Page 208), the total CLIN 0301 roll-up (Page 250), and the total CLIN 0401 roll-up (Page 292). This level of effort is confirmed in the revised Section 3.0, Cost Breakdown, included in Tab C of this Revised Proposal.

We have revised Section 2.2.1 of our Cost Volume to clarify the level of effort of this position. The revised Section 2.2.1 is included in Tab C of this Revised Proposal.

l.      [***]

[***] The level of effort is confirmed in the revised Staffing Matrix included in Tab A of this Revised Proposal.

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Our original Cost Volume Section 3.0, Cost Breakdown, reflects the associated labor costs for this position correctly. Please see the spreadsheets for CLIN 0001AC (Page 75), CLIN 0001AD (Page 86), and CLIN 0001AJ (Page 124) as well as the total CLIN 0001 roll-up (Page 66). This level of effort is confirmed in the revised Section 3.0, Cost Breakdown, included in Tab C of this Revised Proposal.

We have revised Section 2.2.1 of our Cost Volume to include an explanation of this position. The revised Section 2.2.1 is included in Tab C of this Revised Proposal.

m.    [***]

[***] The level of effort of this position is confirmed in the revised Staffing Matrix included in Tab A of this Revised Proposal.

Our original Cost Volume Section 3.0, Cost Breakdown, reflects the associated labor costs for this position correctly. Please see the spreadsheets for CLIN 0001AJ (Page 124), the total CLIN 0001 roll-up (Page 66), the total CLIN 0002 roll-up (Page 125), the total CLIN 0101 roll-up (Page 166), the total CLIN 0201 roll-up (Page 208), the total CLIN 0301 roll-up (Page 250), and the total CLIN 0401 roll-up (Page 292). The associated costs are confirmed in the revised Section 3.0, Cost Breakdown, included in Tab C of this Revised Proposal.

We have revised Section 2.2.1 of our Cost Volume to include an explanation of this position. The revised Section 2.2.1 is included in Tab C of this Revised Proposal.

n.     [***]

[***] Section 2.2.1 of our Cost Volume has been revised to reflect this title change from Help Desk operator to Customer Service Representative. The Customer Service Representative’s level of effort has been appropriately determined per our response to item #i above.

2.             Portions of NeuStar’s Cost Volume are resubmitted as Tab C. These portions include: the NeuStar Cost and Fees table within the Cover Letter, Section 2.2.1, Labor Hour assumptions (to clarify the phasing of personnel above), Section 2.3, Rates (to update any changes in rates included in the Revised Proposal), and Section 3.0, Cost Breakdown (to depict the changes to the cost resulting from clarification of staffing and the application of indirect cost rates as well as reduced fee percentages). The remainder of the Cost Volume is unchanged.

3.             [***]

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It is recognized that after the first year of performing a cost type contract, the burden and G&A rates will be adjusted for actual costs and a reconciliation invoice will be processed. Approved billing rates will be established for the succeeding year, for all contracts. As we discussed, however, NeuStar is concerned that its rationale for establishing its burden rate may have been too conservative, thereby creating the possibility of a large credit invoice to reconcile proposed rates to actual rates, and also placing NeuStar at a disadvantage in the FCC’s “Best Value” determination in this solicitation. NeuStar currently believes that it can reduce its proposed burden rate with little reservation of underestimating the costs to perform the contract.

Independent of the above, the DCAA Auditor discovered that there was an application error in NeuStar’s cost proposal. Instead of applying G&A to all costs except G&A, NeuStar inadvertently applied G&A to unburdened labor and other direct costs only. [***]

The revised proposal in Tab C applies G&A to all costs, excluding G&A, as accepted by the DCAA audit. To more closely reflect current expectations of fringe benefit usage across the board in the Company, thereby lessening the impact of the year-end reconciliation invoice, and maintaining the overall cost of the revised proposal in keeping with the estimated cost of the original proposal, [***]

III.   DCAA Audit Report

NeuStar has reviewed DCAA Audit Report No. 6221-2001A28000022, dated February 20, 2001, prepared for the Federal Communications Commission, re: Application of Agreed-Upon Procedures under RFP No. SOL01000011, accepts the report as written, and has made the necessary adjustments to its Solomon IV accounting system to correct all deficiencies identified in the report. NeuStar is committed to performing U.S. Government contracts in full compliance with all laws and regulations, including the accurate, complete, and current collection, accounting, and reporting of allowable and unallowable costs.

1.     It was noted in the Report that NeuStar, at the time of the audit, was in the process of making a transition from Peachtree Software, which was used for the entire accounting period ending December 31, 2000, to Solomon IV software, which has been implemented effective January 1, 2001. All appropriate cost data for review by DCAA was contained in the Peachtree software system, which was not structured to be a cost accounting system for use in U.S. Government contracts. (As you know, NeuStar has not competed for a U.S. Government contract prior to this While NANPA provides fixed price services under the auspices of an FCC Order, NeuStar has primarily been doing business in the commercial fixed price arena.)  The Solomon IV software, among other attributes, addresses these requirements. The selection process for a fully compliant mid-level accounting system left NeuStar with the final decision between the Solomon and Great Plains software packages. After the Solomon IV system was selected, and implementation

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commenced, Great Plains and Solomon merged. Subsequent to that, Great Plains Solomon was acquired by Microsoft, bringing the resources of that software giant to bear in the event of any unforeseen implementation or operational difficulty. NeuStar has implemented a fully compliant accounting system, which addresses the issues raised by DCAA in its review of CY 2000 cost data, specifically:

a.     NeuStar has developed and is maintaining a chart of accounts and general ledger. Expense accounts are segregated, clearly grouping homogeneous expenses. Direct costs and fringe benefit expenses are separately identified from G&A accounts;

b.     The accounting system is designed to segregate the costs that are unallowable in accordance with FAR. Separate accounts in the chart of accounts accumulate and segregate the various items of unallowable costs;

c.     NeuStar has developed a logical method of allocating its indirect costs to intermediate and final cost objectives, as required by FAR. Company-wide indirect cost rates have been established. As agreed to in the Audit exit conference, NeuStar allocates its Fringe Benefit rate over total productive labor, and its G&A rate over total contract costs excluding G&A.

In support of the above, NeuStar provides herewith as Tab D the following accounting system documentation:

i.      NeuStar 2001 FAR Compliant General Ledger and Burden Calculations document, with explanatory cover sheet, including lists of General Ledger accounts (with unallowable cost accounts), sub-account structure by line of business, G&A calculation by sub-account, and labor burden rate calculation by sub-account;

ii.     NeuStar, Inc. Policies NSACCTG-1-1, Acceptable Accounting System Policy, NSACCTG-2-1, Direct & Indirect Costs Policy, NSACCTG-3-1, Unallowable Costs Policy;

iii.    Letter from Great Plains Solomon re: Solomon for Government Contractors;

iv.    Partial list of U.S. Government contractors currently utilizing Solomon IV accounting system software, provided by Solomon;

v.     NeuStar Interoffice Memorandum, dated March 8, 2001, Subject: Solomon Reference, with name of DCAA Denver Office auditor who reviewed Solomon IV software; and

vi.    Sample Interoffice Memorandum from [***], to program personnel, which provides all relevant time reporting information for the National Pooling Administration contract, including account codes, in the event NeuStar is selected for award of the contract.

2.     DCAA has visited NeuStar’s offices on Thursday, April 12th to confirm the acceptability of our accounting system in 2001, using Solomon IV software. We fully expect a favorable report.

IV.   Restricted Computer Software

NeuStar proposes to use proprietary software as modules in the National Pooling Administration System to be developed in CLIN 0001 of the resulting contract. This software, identified as Pooling

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Assessment Toolsm (PATsm) and Pool Managersm (PM), is offered to the Government as Restricted Rights Software as defined in FAR 52.227-14, Rights in Data – General. The reason NeuStar represented PATsm and Pool Managersm to be Restricted Rights Software is that these modules were developed entirely at private expense. These software modules have been assigned service marks by the U.S. Patent & Trademark Office, and NeuStar has applied for patents on algorithms in each module. Tab E contains information concerning the ownership of this software.

[***], NeuStar proposes to license this proprietary software to the FCC, upon acceptance of CLIN 0001, for its use in the National Pooling Administration system, so long as the system is employed, no matter which contractor may be employed by the FCC to operate the system.

NeuStar will grant to the FCC a royalty-free, perpetual, nonexclusive license in the Licensed Code restricted to use, and to have used, the Licensed Code for the purpose of National Pooling Administration. “Licensed Code” shall mean embedded code in the NeuStar Pooling Administration System (PAS) software, consisting of modules of the NeuStar Pooling Assessment Tool (PATsm) software, and the NeuStar Pool Manager (PMsm) software in executable form, in the version accepted by the FCC under the contract, and any modification thereto made by NeuStar during its performance of the National Pooling Administration contract.

A form of license agreement is included in Tab E for your review.

V.    Option to Accelerate the Schedule

[***]

Finally, NeuStar greatly appreciates the Commission’s continued consideration of our proposal.

Sincerely,

Gregory J.A. Roberts
Vice President, Numbering Services
202.533.2690
NeuStar, Inc.
1120 Vermont Avenue, NW
Suite 400
Washington, DC 20005

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Revised Proposal

VI.	Technical Points of Clarification
VII.	Cost & Pricing Points of Clarification
VIII.	The DCAA Audit Report
IX.	Restricted Software Licensing
X.	Option to Accelerate the Schedule

Tab A

Revised Organization Chart, Exhibit 5.1

Gary Zahn’s Synopsis

Annotated Changes to Job Descriptions (Page 195 of Original Submission)

Revised Staffing Matrix (Page 94 of Original Submission)

Tab B

Replacement of Issue Resolution/Escalation Approach

Tab C

Revised NeuStar Cost and Fees Table within the Cost Cover Letter of Original Submission

Revised Cost Volume Section 2.2.1 of Original Submission

Revised Cost Volume Section 2.3, Rates of Original Submission

Revised Cost Volume Section 3.0, Cost Breakdown of Original Submission

Tab D

NeuStar 2001 FAR Compliant General Ledger and Burden Calculations Document

NeuStar, Inc. Policies NSACCTG-1-1, Acceptable Accounting System Policy, NSACCTG-2-1, Direct & Indirect Costs Policy, NSACCTG-3-1, Unallowable Costs Policy;

Letter from Great Plains Solomon re: Solomon for Government Contractors and Partial list of U.S. Government Contractors Currently Utilizing Solomon IV Accounting System Software

NeuStar Interoffice Memorandum, dated March 8, 2001, Subject: Solomon Reference

Sample Interoffice Memorandum Provides All Relevant Time Reporting Information

Tab E

Form of License Agreement for PATsm and PMsm

Copies of Documents Confirming Ownership of PATsm and PMsm Software Modules

Tab F

Option to Accelerate the Schedule

Staffing Matrix for Option to Accelerate the Schedule

Cost Breakdown for Option to Accelerate the Schedule

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TAB A

[* * *: 9 pages]

1

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TAB B

[* * *: 17 pages]

1

National Thousands-Block Pooling Administration	Tab C

TAB C

[Portions of Tab C have been incorporated into Sections 3.1-3.8 of the main document]

NeuStar Cost and Fees

Year	Cost		Fee
Basic Requirement	$	[***]	$	[***]
Option Year 1	$	[***]	$	[***]
Option Year 2	$	[***]	$	[***]
Option Year 3	$	[***]	$	[***]
Option Year 4	$	[***]	$	[***]
TOTAL COST AND FEES: $16,771,690.86

[* * *: 324 pages]

2.2.3     System Software

The software components of NeuStar’s National Production System include: the operating systems, DB Management System, the Application and Web Servers,  and Knowledge Based Software.

The HP 9000 N-Class Server comes bundled with the HP-UX version 11.20, Hewlett Packard’s own Unix-based operating system.  HP-UX supports multi-threading and is well-matched with the chosen database (Oracle).

For the Pentium-Class servers, although Windows NT or another Unix-based operating system could be used, NeuStar has chosen Red Hat Linux for a number of reasons.  Foremost among them is the fact that IBM recommends Linux for use in building high availability systems on Netfinity Servers.  In fact, IBM has recently published several papers, available through IBM Redbooks, on the virtues of building high availability clusters with Linux on IBM Netfinity Servers.

The database will be a critical component of the Pooling Administration System’s success: it must be available at least 99.9% of the time throughout the year and must operate in a failsafe manner, providing a switchover capability.  In order to provide a switchover capability, there must be a second database that remotely mirrors the primary database so that the system does not become unavailable should the primary database server experience an outage.  The chosen database must support advanced replication in order to eliminate the Single-Point-Of-Failure that would exist in a system with only one database server.  In light of these requirements, NeuStar has selected the use of Oracle8i as the database management system.

The Oracle8i database is highly scalable.  High scalability is primarily achieved through the use of connection pooling and multiplexing, which allows the database to support a large number of concurrent users, and table partitioning, which allows the database to be split across multiple disk devices, thus sharing the load. Oracle8i’s ability to perform online maintenance and reorganization of the database while the data is being accessed and updated by users dramatically reduces planned downtime.  These online maintenance capabilities improve data availability, query performance, response time, and disk space utilization - all important to the 24x7 Enterprise operation, and thus make it well suited for use in NeuStar’s National System.  Additionally, Oracle8i’s Fast-Start architecture minimizes unplanned downtime, by providing near instantaneous and predictable recovery from system faults.  Oracle8i’s advanced manageability functionality offers the capacity to support an abundance of users from centrally managed servers, reducing total cost of ownership, while ensuring Enterprise-caliber quality of service.

The IBM Netfinity 4500 Pentium-Class Servers will run the National System’s J2EE-enabled application servers.  In particular, these machines will run WebLogic Server, the software that NeuStar has chosen to provide the application servers.  [* * *]  A WebLogic cluster is a group of servers that work together to provide a more powerful, more reliable application platform than a single server.

[* * *]

Applied Innovation Management’s “HelpDesk Expert for Customer Service” has been selected as the help desk and knowledge-based software solution for the National System.  “HelpDesk Expert for Customer Service” is a web-based external help desk system designed specifically for hardware and software product support.  Customers can use the system 24 hours a day to get answers to frequently asked questions (FAQs); search the knowledge base, application notes, service packs or support news; submit a service request; or download fixes.  They can also upload error messages or other text to the support desk for faster problem resolution.  Features and benefits of “HelpDesk Expert for Customer Service” include:

•         Web-based — It works like any other web page.

•         No learning curve — Anyone who can use a browser can easily learn to use “HelpDesk Expert for Customer Service.”

•         Searchable Database — Customers can find out if a problem has been previously submitted by using “HelpDesk Expert for Customer Service’s” search function

•         Searchable Knowledge Database — Customers and Staff can use free text queries to search the knowledgebase of support information

•         Uses Relational Databases (Oracle) to store all help desk information

NeuStar has selected Checkpoint’s FireWall-1 product.  This software delivers a highly scalable solution that is able to integrate and centrally manage all aspects of network security.  FireWall-1 is based upon Stateful Inspection technology, the de facto standard for firewall security.

National Thousands-Block Pooling Administration	Tab D

Tab D

[* * * : 45 pages]

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TAB E

[* * *: 43 pages]

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TAB F

[* * *: 45 pages]